                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                           SCHEDULE 14A INFORMATION



Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. 3)

Filed by the Registrant  [X]

Filed by a party other than the Registrant [ ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ] Soliciting Material Pursuant to Rule Section Sign 240.14a-11(c) or Section Sign 14a-12

[X]      Definitive Proxy Statement

[ ]      Definitive Additional Materials


                                     FOHP, Inc.
          -------------------------------------------------------------
         (Name of Registrant as Specified in its Charter)


         --------------------------------------------------------------
         (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
         and 0-11



1)       Title of each class of securities to which transaction applies:

         __________________________________________________________________



2)       Aggregate number of securities to which transaction applies:

         __________________________________________________________________


3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         ___________________________________________________________________

4)       Proposed maximum aggregate value of transaction: __________________


5)       Total fee paid: ___________________________________________________


[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)       Amount Previously Paid: ___________________________________________

2)       Form, Schedule or Registration Statement No.: _____________________

3)       Filing Party: _____________________________________________________

4)       Date Filed: _______________________________________________________

                                  FOHP, INC.
                                2 Bridge Avenue
                                  Building 6
                        Red Bank, New Jersey 07701-1106



Dear Shareholder:


         You are cordially invited to attend the 1996 Annual Meeting of Shareholders (the "Annual Meeting") of FOHP, Inc. (the "Holding Company") to be held at the CNA Building, 3501 State Highway 66, Neptune, New Jersey 07753 on April 16, 1997 commencing at 5:00 p.m. local time. The matters to be considered and voted upon at the Annual Meeting are important to your investment in and to the future of the Holding Company and its subsidiaries, including First Option Health Plan of New Jersey, Inc. ("FOHP-NJ").

         At the Annual Meeting, you will be asked to (i) consider and approve the Amended and Restated Securities Purchase Agreement, as amended (the "Amended Securities Purchase Agreement"), by and among the Holding Company, FOHP-NJ and Health Systems International, Inc. ("HSI"), and the transactions contemplated thereby (collectively, the "Transaction"), (ii) consider and approve certain amendments to the Certificate of Incorporation of the Holding Company relating to changes in the classes of securities authorized for issuance by the Holding Company, (iii) consider and approve certain amendments to the Certificate of Incorporation of the Holding Company relating to changes in the rights of shareholders of the Holding Company, (iv) consider and approve certain amendments to the Certificates of Incorporation and By-laws of the Holding Company and FOHP-NJ relating to the Boards of Directors of the Holding Company and FOHP-NJ and changes in the composition thereof (the amendments described in clauses (ii), (iii) and (iv) are collectively referred to herein as the "Amendments"), and (v) elect ten directors to serve on the Holding Company's Board of Directors for the following year, or until their successors have been elected and qualify.


         As of December 31, 1996, FOHP-NJ was approximately $45,300,000 below 125% of the statutory net worth requirement applicable to it. The Board of Directors of the Holding Company and I have carefully considered multiple alternatives to address this deficiency and correct the current operational shortfalls of the Holding Company and FOHP-NJ. We believe the Transaction will achieve each of those objectives and is in the best interest of the Holding Company and its shareholders, providers, members and employees. However, before the Transaction may be consummated, the approval of shareholders holding at least 75% of the Holding Company's outstanding Common Stock-NJ is required. Therefore, it is imperative that you vote on the Transaction and the Amendments.

         THE NEW JERSEY DEPARTMENT OF BANKING AND INSURANCE (THE "DOI") HAS INFORMED HSI THAT, IF THE TRANSACTION IS NOT CONSUMMATED (WHICH CONSUMATION REQUIRES THE APPROVAL OF THE HOLDING COMPANY'S SHAREHOLDERS OF THE TRANSACTION AND AMENDMENTS) ON OR BEFORE APRIL 30, 1997, THE DOI INTENDS TO PETITION THE NEW JERSEY SUPERIOR COURT FOR AN ORDER TO ALLOW THE DOI TO PLACE FOHP-NJ INTO REHABILITATION. IT IS ALSO THE UNDERSTANDING OF THE HOLDING COMPANY'S BOARD OF DIRECTORS THAT IT IS THE DOI'S INTENTION TO PLACE FOHP-NJ INTO REHABILITATION IF THE TRANSACTION IS NOT CONSUMMATED BY SUCH DATE. IF FOHP-NJ IS PLACED INTO REHABILITATION, IT IS LIKELY THAT NONE OF THE SHAREHOLDERS OF THE HOLDING COMPANY WILL RECEIVE ANY DISTRIBUTION ON THE SHARES OF COMMON STOCK-NJ HELD BY THEM SINCE ALL THE ASSETS OF THE HOLDING COMPANY WILL BE USED TO PAY THE LIABILITIES AND OTHER DEBTS OF FOHP-NJ AND THE HOLDING COMPANY BEFORE ANY DISTRIBUTIONS ARE MADE TO SHAREHOLDERS.

         Below are the highlights of the proposed Transaction:

         1. HSI will infuse up to $50,000,000 (plus an amount, currently estimated at $1,700,000, equal to the phase-in management fee described below) into the Holding Company through the purchase of convertible debentures (the "Debentures"), of which approximately $43,300,000 will be infused at the initial closing and the remaining $8,400,000, less all adjustments, will be infused on or prior to December 31, 1997. At the initial closing, HSI will be paid a phase-in management fee, based on certain administrative services provided by HSI to the Holding Company since January 1, 1997.

         2. The principal amount of the Debentures is convertible into 71% of the Holding Company's outstanding equity (calculated on a fully-diluted basis, assuming the conversion of all securities convertible into Holding Company capital stock and the exercise of any options exercisable for shares of Holding Company capital stock), subject to adjustment under certain circumstances. Immediately after the initial closing, HSI will convert the principal amount of the Debentures relating to the management fees described in paragraph 1 above into shares of Holding Company common stock representing approximately 2.3% of the Holding Company's outstanding equity (based on $1,700,000 principal amount of Debentures).

         3. During 1999, HSI may, at its option, acquire, through a tender offer or a merger, all the then outstanding shares of Holding Company capital stock at a purchase price per share that is determined by independent appraisers. The shareholders of the Holding Company would receive for their shares of Holding Company capital stock, at HSI's option, either HSI common stock or cash.


         4. Prior to December 31, 1998, HSI may, at its option, acquire, through a tender offer, any or all of the then outstanding shares of Holding Company capital stock (a) at any purchase price, provided that HSI will then be required to subsequently effect the 1999 offer described in paragraph 3 above, (b) at a purchase price per share that is determined by independent appraisers, or (c) at any purchase price, if the tender offer described in clause (b) shall have previously been made.

         5. HSI and the Holding Company will enter into an agreement, pursuant to which HSI would have full power and authority for the management of all administrative services of the Holding Company.

         6. HSI and the Holding Company will enter into an agreement, pursuant to which HSI, upon the satisfaction of certain conditions in the agreement, would provide all claims processing, recordkeeping and data processing services to all FOHP-NJ health plans, provided that such agreement shall only become effective at the option of HSI.

         7. HSI will be entitled to designate that number of directors on the Board of Directors of the Holding Company as is commensurate with its equity interest in the Holding Company; provided, however, that prior to conversion of the Debentures, HSI will be entitled to designate not less than 15% of the Board of Directors of the Holding Company.

         Although the Board of Directors believes that the consummation of the Transaction is necessary for the continuation of the Holding Company's business, the Board recognizes that the founding principle of the Holding Company, i.e., the provision of health care services by an organization owned and governed exclusively by health care providers, will be abandoned as a result of the Transaction. If the Transaction is consummated, HSI will manage the Holding Company and have significant influence over administrative and policy decisions. As a result, the health care providers in the FOHP-NJ provider network who are shareholders of the Holding Company will no longer control the management or operations of the Holding Company. Consequently, HSI could implement procedures and policies which are not as favorable to the health care providers in the FOHP-NJ provider network as those currently in place.

         In addition, if the Transaction is consummated, HSI will have the ability to effect, in the future, a transaction which would result in each shareholder of the Holding Company, other than HSI, being required to exchange or sell his, her or its shares of Holding Company capital stock for cash or securities of an issuer other than the Holding Company. At such time, HSI has informed the Holding Company that it will comply with applicable disclosure obligations under the Securities Exchange Act of 1934, as amended, including without limitation applicable requirements under Rule 13e-3.

         HSI is well known on the west coast; however it is just beginning to establish a presence on the east coast. Set forth below is information that we believe will give you a better understanding of HSI:

        o HSI is a national, well-capitalized managed health care organization with more than 1.9 million health maintenance organization ("HMO") and administrative services only members, $3.5 billion in annual revenues and $350 million in stockholder equity. HSI has been built by a succession of acquisitions, many of which involved intensive turnarounds of financially troubled HMOs. The business of HSI is subject to risks applicable generally to managed health care organizations, including limitations on control over and predictability of health care costs, high levels of competition, dependence on ability to attract and retain qualified health care providers, substantial government regulation, dependence on effective information systems, the possibility of the adoption of adverse legislation and regulatory health care reform measures and exposure to evolving theories of recovery for desired coverage. HSI is poised to make an immediate capital infusion into the Holding Company and will use its management expertise to strengthen the Holding Company.

         o While HSI's proposed merger with Foundation Health Corporation involves customary uncertainties relating to the integration of two companies that have previously operated independently, such merger also has the potential to create an organization that will be well-positioned for accelerated growth in the health care industry throughout the United States. The new company will be named Foundation Health Systems, Inc.

         o HSI was formed through the January 1994 merger of Health Net, the second largest HMO in California, and QualMed, Inc., the parent of a system of HMOs with operations in six western states.

         o HSI, headquartered in Pueblo, Colorado and Woodland Hills, California, provides a wide range of health care services through HMOs located in California, Connecticut, Pennsylvania, New Jersey, Washington, Oregon, Idaho, Colorado and New Mexico. Health Net, HSI's HMO subsidiary in California, with approximately 1.33 million members, is the second largest provider of managed health care services in the state. HSI operates a Preferred Provider Organization network, which provides access to health care services to over 4.6 million persons in 38 states, and also owns two health and life insurance companies licensed to sell insurance in 33 states and the District of Columbia.

         o As a result of acquisitions in Philadelphia (Greater Atlantic Health Plan) and Connecticut (M.D. Health Plans), HSI has a strategic interest in New Jersey, as well as a significant and growing presence in the northeastern United States.

         As a condition to the consummation of the Transaction, the shareholders of the Holding Company must approve certain amendments to the Certificates of Incorporation and By-laws of the Holding Company and FOHP-NJ.
If the Amendments are approved by the shareholders, the Certificates of Incorporation and By-laws of the Holding Company and FOHP-NJ will be amended by, among other things, (i) deleting each class of Holding Company capital stock currently authorized, and substituting therefor 110,000,000 shares of capital stock consisting of 100,000,000 shares of Common Stock, par value $.01 per share ("New Common Stock"), and 10,000,000 shares of Preferred Stock, par value $1.00 per share, (ii) eliminating certain of the special shareholder voting rights afforded shareholders of the Holding Company with respect to matters such as amendments to the Certificate of Incorporation or By-laws of the Holding Company or the certificate of incorporation or by-laws of any subsidiary thereof, (iii) providing preemptive rights to the holders of New Common Stock, (iv) permitting HSI to purchase shares of capital stock issued by the Holding Company, (v) providing HSI and the Holding Company with certain rights of first refusal with respect to the offer and sale of shares of New Common Stock by the holders thereof, (vi) providing for cumulative voting in connection with the election of directors,
(vii) deleting current provisions with respect to the composition of the Boards of Directors of the Holding Company and FOHP-NJ, (viii) including the percentage of the Boards of Directors of the Holding Company and FOHP-NJ which is required to be designated by HSI, (ix) including a requirement that at least 80% of the directors serving on the Boards of Directors of the Holding Company and FOHP-NJ must approve specified transactions and a requirement that a majority of the non-HSI designated directors must approve specified transactions involving HSI. Upon the filing of the Certificate of Incorporation of the Holding Company, as proposed to be amended, with the Office of the Secretary of State of the State of New Jersey, each outstanding share of Holding Company Common Stock-NJ will automatically convert into one share of New Common Stock.

         Please note that if all three proposals relating to the proposed amendments to the Certificates of Incorporation and By-laws of the Holding Company and FOHP-NJ are not approved by the shareholders of the Holding Company, none of the proposed amendments will be made to the Certificates of Incorporation and By-laws of the Holding Company and FOHP-NJ, and the Transaction will not be consummated.

         Finally, if the Transaction and Amendments are approved by the shareholders of the Holding Company, the shareholders will elect at the Annual Meeting ten directors to serve on the Holding Company's Board of Directors for the following year or until their successors have been duly elected and qualify.

         The Board of Directors has fixed the close of business on March 5, 1997 as the record date for determining shareholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment thereof.

         A full description of the Transaction, the Amendments and nominees for director, and certain related information, is provided in the attached Notice of Special Meeting of Shareholders and Proxy Statement which you are urged to read.

         In order to answer any questions you may have with respect to the Transaction, the Amendments or the completion and return of a proxy card, a special shareholder hotline has been established which will provide you direct access to members of our senior management during the hours of 8:00 a.m.-7:00 p.m., Monday through Friday, commencing March 20, 1997 and ending April 16, 1997. Please call 1-800-876-6306.

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO APPROVE THE TRANSACTION, THE PROPOSALS TO APPROVE THE AMENDMENTS AND THE NOMINEES FOR DIRECTOR NAMED IN THE PROXY STATEMENT ACCOMPANYING THIS LETTER.

                                      By Order of the Board of Directors


                                      /s/ DONALD PARISI


                                      DONALD PARISI
                                      Acting President and
                                      Chief Executive Officer

Red Bank, New Jersey
March 19, 1997


         YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, HOWEVER, YOU
ARE URGED TO SIGN AND DATE THE ACCOMPANYING PROXY AND MAIL IT
AT ONCE IN THE ENCLOSED ENVELOPE. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.

                                    [LOGO]


                                PROXY STATEMENT

                                  FOHP, INC.
                                2 Bridge Avenue
                                  Building 6
                        Red Bank, New Jersey 07701-1106
                     --------------------------------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


                               April 16, 1997
                     -------------------------------------


To the Shareholders of FOHP, Inc.:


         The Annual Meeting of the Shareholders (the "Annual Meeting") of FOHP, Inc. (the "Holding Company") will be held at the CNA Building, 3501 State Highway 66, Neptune, New Jersey 07753, on Wednesday, April 16, 1997, commencing at 5:00 p.m. local time, for the following purposes:

         1. To consider and vote upon a proposal to approve the Amended and Restated Securities Purchase Agreement (the "Amended Securities Purchase Agreement") by and among the Holding Company, First Option Health Plan of New Jersey, Inc., a wholly-owned subsidiary of the Holding Company ("FOHP-NJ"), and Health Systems International, Inc., a Delaware corporation ("HSI"), and the transactions contemplated thereby, including, among others:

                  (a) the sale to HSI of convertible debentures in the aggregate principal amount of up to $50,000,000 (plus an amount, currently estimated to be $1,700,000, equal to the phase-in management fee described below), of which approximately $43,300,000 will be infused at the initial closing and the remaining $8,400,000, less all adjustments, will be infused on or prior to December 31, 1997 in one or more tranches. At the initial closing, HSI will be paid a phase-in management fee, based on certain administrative services provided by HSI to the Holding Company since January 1, 1997. The principal amount of the debentures will be convertible, at the option of HSI, into 71% of the Holding Company's capital stock, on a fully-diluted basis, subject to adjustment under certain circumstances;

                  (b) the execution by HSI and the Holding Company of a General Administrative Services Management Agreement, pursuant to which HSI will be engaged to manage all of the Holding Company's administrative services; and

                  (c) the execution by HSI and the Holding Company of a Management Information Systems and Claims Processing Services Management Agreement, pursuant to which HSI would provide claims processing, record keeping and data processing services to all of the health plans offered, or to be offered, by the Holding Company's subsidiaries. (Such agreement will become effective at HSI's option and upon the occurrence of certain other conditions precedent.)

         2. To consider and vote upon a proposal to approve certain amendments to the Certificate of Incorporation of the Holding Company which, if approved, will result in the deletion of each class of Holding Company capital stock currently authorized and the substitution therefor of 110,000,000 shares of capital stock consisting of 100,000,000 shares of Common Stock, par value $.01 per share ("New Common Stock"), and 10,000,000 shares of Preferred Stock, par value $1.00 per share, and the conversion of each outstanding share of Holding Company Common Stock-NJ into one share of New Common Stock.

         3. To consider and vote upon a proposal to approve certain amendments to the Certificate of Incorporation of the Holding Company relating to changes in the rights of shareholders of the Holding Company, which, if approved, will result in, among other things:

                  (a) the elimination of certain of the special shareholder voting rights afforded shareholders of the Holding Company with respect to matters such as amendments to the Certificate of Incorporation or By-laws of the Holding Company or the certificate of incorporation or by-laws of any subsidiary thereof;

                  (b) the holders of New Common Stock having certain preemptive rights;

                  (c) HSI and the Holding Company having certain rights of first refusal with respect to the offer and sale of shares of New Common Stock by the holders thereof;

                  (d) HSI being able to purchase Holding Company capital stock; and

                  (e) cumulative voting in connection with the election of directors to the Holding Company's Board of Directors.

         4. To consider and vote upon a proposal to approve certain amendments to the Certificates of Incorporation and By-laws of the Holding Company and FOHP-NJ relating to the Boards of Directors of the Holding Company and FOHP-NJ, which, if approved, will result in, among other things:

                  (a) a change in the composition of the Boards of Directors of the Holding Company and FOHP-NJ;

                  (b) HSI being entitled to designate a specified percentage of the Boards of Directors of the Holding Company and FOHP-NJ; and

                  (c) 80% of the persons serving on the Boards of Directors of the Holding Company and FOHP-NJ having to approve certain specified transactions and a majority of the non-HSI designated directors having to approve certain transactions involving HSI.

         5. To elect ten directors to serve on the Holding Company's Board of Directors for the following year or until their successors have been elected and qualify; provided, that the proposals in paragraphs 1 through 4 above are approved by the shareholders of the Holding Company.

         6. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

         Please note that if all three proposals set forth in paragraphs 2, 3 and 4 above are not approved by the shareholders of the Holding Company, none of the proposed amendments will be made to the Certificates of Incorporation and By-laws of the Holding Company and FOHP-NJ, and the Transaction will not be consummated.

         The Board of Directors has fixed the close of business on March 5, 1997, as the record date for determining shareholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment thereof.



         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ABOVE PROPOSALS AND THE NOMINEES FOR DIRECTOR NAMED IN THE PROXY STATEMENT ACCOMPANYING THIS NOTICE.

                                 By Order of the Board of Directors

                                 /s/ DONALD PARISI

                                 DONALD PARISI
                                 Acting President and
                                 Chief Executive Officer
Red Bank, New Jersey
March 19, 1997





         YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, HOWEVER, YOU
ARE URGED TO SIGN AND DATE THE ACCOMPANYING PROXY AND MAIL IT AT ONCE IN THE ENCLOSED ENVELOPE. PROMPT RESPONSE IS HELPFUL AND
YOUR COOPERATION WILL BE APPRECIATED.

                                  FOHP, INC.

                      -----------------------------------

                                PROXY STATEMENT
                      -----------------------------------

GENERAL INFORMATION


         This Proxy Statement is furnished to the holders of Common Stock-NJ, par value $.01 per share ("Common Stock-NJ"), of FOHP, Inc. ("FOHP" or the "Holding Company") in connection with the solicitation of proxies for use at the annual meeting of shareholders of the Holding Company to be held at the CNA Building, 3501 State Highway 66, Neptune, New Jersey 07753, on April 16, 1997, at 5:00 p.m. local time, and at any adjournment thereof (the
"Meeting" or "Annual Meeting"), pursuant to the accompanying Notice of Annual Meeting of Shareholders. A form of proxy for use at the Meeting is also enclosed. The Holding Company anticipates mailing this Proxy Statement to its shareholders on or about March 19, 1997. The principal executive offices of the Holding Company are located at 2 Bridge Avenue, Red Bank, New Jersey 07701-1106.

         At the Meeting, the shareholders of FOHP will be asked to consider and vote upon a proposal to approve the Amended and Restated Securities
Purchase Agreement, as amended (the "Amended Securities Purchase Agreement"), by and among the Holding Company, First Option Health Plan of New Jersey,
Inc., a New Jersey corporation and wholly-owned subsidiary of the Holding Company which operates as a health maintenance organization ("HMO") in New Jersey ("FOHP-NJ"), and Health Systems International, Inc., a Delaware corporation ("HSI"), and the transactions contemplated thereby, including the sale by FOHP to HSI of convertible debentures (the "Debentures") in the aggregate principal amount of $50,000,000 (plus an amount (the
"Phase-In Period Management Fee Amount"), currently estimated to be
$1,700,000, equal to the phase-in management fee described below), subject to adjustment under certain circumstances. Approximately $43,300,000 in principal amount of Debentures will be initially issued and the remaining $8,400,000, less all adjustments, will be issued in one or more tranches on or prior to December 31, 1997. At the Initial Closing
(as hereinafter defined), HSI will be paid a phase-in management fee equal to the Phase-In Period Management Fee Amount, based on certain administrative services of the Holding Company since January 1, 1997. The issuance and sale of the Debentures to HSI and the other transactions contemplated by the Amended Securities Purchase Agreement are collectively referred to herein as the "Transaction." In addition, if the Transaction is approved by the shareholders of FOHP, the shareholders will be asked at the Meeting to consider and vote upon (i) amendments to the Certificate of Incorporation of the Holding Company relating to changes in the classes of securities authorized for issuance by the Holding Company, (ii) amendments to the Certificate of Incorporation of the Holding Company relating to changes in the rights of shareholders of the Holding Company, and (iii) amendments to the Certificates of Incorporation and By-laws of the Holding Company and FOHP-NJ relating to the Boards of Directors of the Holding Company and FOHP-NJ and changes in the composition thereof (the amendments described in clauses (i), (ii) and (iii) are collectively referred to herein as the "Amendments"). Approval of the Amendments by the shareholders of FOHP is a condition to the consummation of the transactions contemplated by the Amended Securities Purchase Agreement. If the Transaction and Amendments are approved by the shareholders of the Holding Company, the shareholders will then vote for and elect ten directors to serve on the Holding Company's Board of Directors (the "Board" or the "Board of Directors") until their successors have been duly elected and qualify. If the Transaction and Amendments are not approved by the shareholders of the Holding Company, the Board will hold a special meeting of the shareholders as soon as practicable after the date of the Meeting for the purpose of electing a Board of Directors in accordance with the Holding Company's existing Certificate of Incorporation and By-laws.

         THE NEW JERSEY DEPARTMENT OF BANKING AND INSURANCE (THE "DOI") HAS INFORMED HSI THAT, IF THE TRANSACTION IS NOT CONSUMMATED (WHICH CONSUMMATION REQUIRES THE APPROVAL OF THE HOLDING COMPANY'S SHAREHOLDERS OF THE TRANSACTION AND AMENDMENTS) ON OR BEFORE APRIL 30, 1997, THE DOI INTENDS TO PETITION THE NEW JERSEY SUPERIOR COURT FOR AN ORDER TO ALLOW THE DOI TO PLACE FOHP-NJ INTO REHABILITATION. IT IS ALSO THE UNDERSTANDING OF THE BOARD OF DIRECTORS THAT IT IS THE DOI'S INTENTION TO PLACE FOHP-NJ INTO REHABILITATION IF THE TRANSACTION IS NOT CONSUMMATED BY SUCH DATE. IF FOHP-NJ IS PLACED INTO REHABILITATION, IT IS LIKELY THAT NONE OF THE SHAREHOLDERS OF THE HOLDING COMPANY WILL RECEIVE ANY DISTRIBUTION ON THE SHARES OF COMMON STOCK-NJ HELD BY THEM SINCE ALL THE ASSETS OF THE HOLDING COMPANY WILL BE USED TO PAY THE LIABILITIES AND OTHER DEBTS OF FOHP-NJ AND THE HOLDING COMPANY BEFORE ANY DISTRIBUTIONS ARE MADE TO SHAREHOLDERS.

         Shareholders may revoke the authority granted by their execution of proxies at any time before the effective exercise of proxies by filing written notice of such revocation with the secretary of the Meeting. Presence at the Meeting does not in and of itself revoke the proxy. Also, any grant by a shareholder of a proxy subsequent to an earlier grant of a proxy, revokes the earlier proxy. All shares represented by executed and unrevoked proxies will be voted in accordance with the specifications therein. Proxies submitted without specification will be voted FOR the proposal to approve the Transaction, FOR all of the proposals to approve the Amendments and FOR the nominees for director named herein. Management is not aware, at the date hereof, of any matter to be presented at the Meeting other than the matters described herein, but, if any other matter is properly presented, the persons named in the proxy will vote thereon according to their best judgment.



         Proxies for use at the Meeting are being solicited by the Board of Directors. The cost of preparing, assembling and mailing the proxy material is to be borne by the Holding Company. It is not anticipated that any compensation will be paid for soliciting proxies, and the Holding Company does not intend to employ specially engaged personnel in the solicitation of proxies. It is contemplated that proxies will be solicited principally through the mail, but directors, officers and employees of the Holding Company or its subsidiaries may, without additional compensation, solicit proxies, personally or by telephone, telegraph, facsimile transmission or special letter.


SUMMARY OF THE PROPOSED TRANSACTION

         During the first quarter of 1996, the Holding Company learned that FOHP-NJ's statutory net worth as of December 31, 1995 may have been below 125% of the minimum requirement. FOHP-NJ's Certificate of Authority ("COA") provides that if its net worth is, or is expected to be, less than 125% of the minimum requirement, FOHP-NJ is required to submit to the DOI a plan of action to address the deficiency or expected deficiency. FOHP-NJ addressed this potential deficiency by submitting in April 1996 a plan of action to the DOI which outlined the actions which had been taken and measures to be used by FOHP-NJ to correct the potential deficiency.

         Although the operational changes implemented by the Holding Company to increase capital in 1996 enabled the Holding Company to reduce operating losses, the Board recognized that such changes would not allow the Holding Company to adequately address FOHP-NJ's statutory net worth deficiency. In order to adequately address FOHP-NJ's statutory net worth deficiency, the Board believed that the Holding Company needed to infuse approximately $25,000,000 of capital into FOHP-NJ. To raise the required capital, the Holding Company considered offering, in a public offering, securities to the providers in the FOHP-NJ network. A public offering of securities was ultimately rejected by the Board because the Board did not believe that the Holding Company could raise the capital needed in a public offering, given the Holding Company's deteriorating financial condition.


         To raise the capital necessary for FOHP-NJ to remain in compliance with its statutory net worth requirements, the Board determined that the Holding Company needed to effect a private placement of capital to an investor interested in acquiring a significant equity position in the Holding Company. In that connection, the Holding Company engaged PaineWebber Incorporated ("PaineWebber") to assist it in soliciting potential investors.

         In August 1996, PaineWebber contacted 15 potential investors to discuss an investment in the Holding Company. On August 19, 1996, PaineWebber presented to the Board the letters of intent which had been received from six potential investors. The Board reviewed and discussed the terms of each of the letters of intent and determined that management should pursue discussions with three of the potential investors, including HSI, and to contact a fourth potential investor should one of the other three proposals be withdrawn.

         In late August 1996, the three potential investors selected by the Board commenced due diligence investigations of the Holding Company, including a review of the Holding Company's business plans, budgets and capital requirements. Subsequent to such investigations, two of the potential investors withdrew their proposals and, as a result, the Holding Company sent due diligence materials to the fourth potential investor on September 6, 1996. The fourth potential investor failed to pursue its initial interest in the Holding Company.

         During the period the Holding Company reviewed the various proposals from the potential investors, the DOI closely monitored the operations of the Holding Company and reviewed each proposal that was submitted to the Holding Company by a prospective investor. The DOI made it clear to the Board that the Holding Company had to enter into a definitive agreement with a potential investor by October 1996 or the DOI would take whatever action it deemed necessary to ensure the continued health coverage of the members of the FOHP-NJ health plans, including placing FOHP-NJ into rehabilitation or liquidation.

         Recognizing that it must enter into a definitive agreement by the end of October 1996, the Holding Company and HSI, the only prospective investor that had made an offer which had not been withdrawn or rejected, began negotiating the terms of a definitive agreement in late September 1996. After several weeks of negotiations between the Holding Company and HSI, on October 24, 1996, the Holding Company and FOHP-NJ entered into a Securities Purchase Agreement with HSI (the "Original Securities Purchase Agreement").

         As a result of a significant increase in medical claims expenses during the fourth quarter of 1996, due to more complete claim payment data that was not available to the Holding Company's actuaries prior to such quarter, HSI was no longer obligated to consummate the Transaction, as was contemplated in the Original Securities Purchase Agreement. HSI notified the Holding
Company that, since the significant increase in medical claims expenses resulted in a material adverse effect to the financial condition of the Holding Company and negatively affected the value ascribed to the Holding Company by HSI, HSI was not willing to consummate the Transaction on the terms set forth in the Original Securities Purchase Agreement, but that it would be willing to renegotiate certain terms of the Transaction. In mid-January 1997, HSI and the Holding Company began to discuss the renegotiation of the terms of the Original Securities Purchase Agreement. During such negotiations, the DOI informed the Holding Company and HSI that it viewed any delay in the consummation of the Transaction as a threat to the health care coverage of the lives covered in the FOHP-NJ health plans, and that a lengthy delay would prompt the DOI to take whatever action it deemed necessary to ensure the health care coverage of such covered lives. The Board considered, among other factors, the DOI's concerns, the financial position of the Holding Company, the potential long-term benefits to the shareholders and the ramifications of not consummating the Transaction, when negotiating the terms of the Amended Securities Purchase Agreement with HSI.


         On February 6, 1997, the DOI sent HSI a letter approving the Transaction and the Amended Securities Purchase Agreement (in substantially the final form) and stating that, if HSI, the Holding Company and FOHP-NJ executed the Amended Securities Purchase Agreement on or prior to February 10, 1997, the DOI would not, absent unforeseen circumstance, petition the New Jersey Superior Court for an order to allow the DOI to rehabilitate FOHP-NJ prior to March 31, 1997. The letter also stated that, if the Initial Closing does not occur on or before March 31, 1997, and a rehabilitation order is sought by the DOI and subsequently granted by the New Jersey Superior Court, the DOI may consider petitioning the New Jersey Superior Court to allow the DOI to either (i) enter into agreements substantially identical to the Administrative Management Agreement and the Amended Securities Purchase Agreement with HSI, or (ii) solicit bids for the purchase of FOHP-NJ.

         On February 10, 1997, the Original Securities Purchase Agreement was terminated and the Amended Securities Purchase Agreement was executed. On March 13, 1997, the Amended Securities Purchase Agreement was amended to clarify certain provisions therein and in the proposed Certificate of Incorporation of the Holding Company attached as an exhibit thereto. See "Proposals to Approve the Amendments - Proposed Amendments - Proposal to Approve Amendments to the Certificate of Incorporation of the Holding Company Relating to Changes in the Rights of Shareholders of the Holding Company - Covenants of NJ Institutional Shareholders" and "The Amended Securities Purchase Agreement - New York Subsidiary." The Amended Securities Purchase Agreement did not become effective, however, until March 14, 1997. See "Proposals to Approve the Transaction--The Amended Securities Purchase Agreement--Modified Provider Agreements; Conditions Precedent to Effectiveness." The major differences between the Original Securities Purchase Agreement and the Amended Securities Purchase Agreement are as follows:

         o The principal amount of Debentures which the Holding Company will issue, and HSI will purchase, was increased from $30,000,000 to $50,000,000 (plus the Phase-In Period Management Fee Amount, currently estimated to be $1,700,000) of which approximately $43,300,000 will be initially issued
(the "Initial Debenture Advance Amount") at an initial closing (the "Initial Closing") and the remaining $8,400,000 (the "Additional Debenture Advance Amount"), less all Additional Debenture Advance Adjustments (as hereinafter defined), will be issued at one or more later closings to occur on or prior to December 31, 1997 (each, an "Additional Debenture Advance Closing"; any one of the Initial Closing or an Additional Debenture Advance Closing shall be referred to herein as a "Closing"). At the Initial Closing, HSI will be paid a management fee equal to the Phase-In Period Management Fee Amount, based on certain administrative services provided by HSI to the Holding Company since January 1, 1997.

         o The Debentures will now be convertible, at the option of HSI, into shares of common stock, par value $.01 per share ("New Common Stock"), of the Holding Company which will represent 71% (increased from 40%) of the Holding Company's outstanding common equity (after taking into account the conversion of the Debentures and the exercise of all outstanding options and warrants exercisable for shares of New Common Stock), subject to adjustment under certain circumstances. Immediately after the Initial Closing, HSI will convert the principal amount of the Debentures evidenced by the Phase-In Period Management Fee Amount into shares of common stock representing approximately 2.3% of the Holding Company's outstanding equity (based on $1,700,000 principal amount of Debentures).

         o The Option (as hereinafter defined) to acquire 11% of the Holding Company's outstanding common equity has been deleted from the Amended Securities Purchase Agreement.

         o It is now a closing condition that the Sierra Agreement (as hereinafter defined) shall be terminated prior to the Initial Closing without any residual liability or obligations to the Holding Company or FOHP-NJ.

         o The Original Purchase Offer and the Original Holding Company Offer (each as hereinafter defined) concepts have been deleted from the Amended Securities Purchase Agreement.

         o During 1999, HSI may, at its option, acquire, through a tender offer or a merger, all of the then outstanding shares of New Common Stock at a purchase price per share that is determined by independent appraisers. The shareholders of the Holding Company would receive for their shares of New Common Stock, at HSI's option, either HSI Common Stock or cash.

         o Prior to December 31, 1998, HSI may, at its option, acquire, through a tender offer, any or all of the then outstanding shares of New Common Stock (a) at any purchase price, provided that HSI will then be required to subsequently effect the 1999 offer described in the preceding paragraph, (b) at a purchase price per share that is determined by independent appraisers or (c) at any purchase price, if the tender offer described in clause (b) shall have previously been made.

         o The terms of the Original Administrative Management Agreement and the Original MIS Management Agreement (each as hereinafter defined) have been revised (as revised, the "Administrative Management Agreement" and the "MIS Management Agreement," respectively), primarily to increase the fees payable to HSI under the Administrative Management Agreement.


         o HSI's obligation to consummate the transactions contemplated by the Amended Securities Purchase Agreement is subject to the satisfaction of various conditions, including the execution by the Holding Company of the Administrative Management Agreement and the MIS Management Agreement. Such conditions, including the aforementioned condition, may be waived in writing by HSI.

         o If the transactions contemplated by the Amended Securities Purchase Agreement are effected, HSI could acquire between 59.5% and 100% of the outstanding capital stock of the Holding Company, with the likelihood that HSI would acquire between 71% and 100% of the outstanding capital stock of the Holding Company.

         THE DOI HAS INFORMED HSI THAT, IF THE TRANSACTION IS NOT CONSUMMATED (WHICH CONSUMATION REQUIRES THE APPROVAL OF THE HOLDING COMPANY'S SHAREHOLDERS OF THE TRANSACTION AND AMENDMENTS) ON OR BEFORE APRIL 30, 1997, THE DOI INTENDS TO PETITION THE NEW JERSEY SUPERIOR COURT FOR AN ORDER TO ALLOW THE DOI TO PLACE FOHP-NJ INTO REHABILITATION. IT IS ALSO THE UNDERSTANDING OF THE HOLDING COMPANY'S BOARD OF DIRECTORS THAT IT IS THE DOI'S INTENTION TO PLACE FOHP-NJ INTO REHABILITATION IF THE TRANSACTION IS NOT CONSUMMATED BY SUCH DATE. IF FOHP-NJ IS PLACED INTO REHABILITATION, IT IS LIKELY THAT NONE OF THE SHAREHOLDERS OF THE HOLDING COMPANY WILL RECEIVE ANY DISTRIBUTION ON THE
SHARES OF COMMON STOCK-NJ HELD BY THEM SINCE ALL THE ASSETS OF THE HOLDING COMPANY WILL BE USED TO PAY THE LIABILITIES AND OTHER DEBTS OF FOHP-NJ AND THE HOLDING COMPANY BEFORE ANY DISTRIBUTIONS ARE MADE TO SHAREHOLDERS.

         Although the Board of Directors believes that the consummation of the Transaction is necessary for the continuation of the Holding Company's business, the Board recognizes that the founding principle of the Holding Company, i.e. the provision of health care services by an organization owned and governed exclusively by health care providers, will be abandoned as a result of the Transaction. If the Transaction is consummated, HSI will manage the Holding Company and have significant influence over administrative and policy decisions. As a result, the health care providers in the FOHP-NJ network who are shareholders of the Holding Company will no longer control the management or operations of the Holding Company. Consequently, HSI could implement procedures and policies which are not as favorable to the health care providers in the FOHP-NJ network as those currently in place.

         In addition, if the Transaction is consummated, HSI will have the ability to effect, in the future, a transaction which would result in each shareholder of the Holding Company, other than HSI, being required, through a merger, to exchange or sell his, her or its shares of Holding Company New Common Stock for cash or securities of an issuer other than the Holding Company. HSI has informed the Holding Company that, at such time, it will comply with applicable disclosure obligations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including without limitation applicable requirements under Rule 13e-3. See "Proposal to Approve the Transaction - The Amended Securities Purchase Agreement - Merger."

         Except as discussed in "Proposal to Approve the Transaction - Federal Income Tax Consequences," the Holding Company does not believe that the transactions contemplated by the Amended Securities Purchase Agreement will result in any material federal income tax consequences to the Holding Company or its shareholders. However, if any shares of New Common Stock are tendered by a shareholder to the Holding Company or HSI for cash in excess of the amount paid for such shares, the difference in the amount the shareholder paid for the shares and the amount he, she or it receives for the shares from the Holding Company or HSI generally will be taxed as a capital gain or ordinary income.

         HSI's obligation to consummate the Initial Closing is subject to the satisfaction of various conditions, any of which may be waived by HSI in writing, including, among others: (i) the representations and warranties of the Holding Company and FOHP-NJ contained in the Amended Securities Purchase Agreement shall be true and correct in all material respects as of the Initial Closing Date (as hereinafter defined), (ii) all corporate and other proceedings required to be taken by the Holding Company in connection with the transactions contemplated by the Amended Securities Purchase Agreement, including, but not limited to, approval by the shareholders of the Holding Company, shall have been taken or obtained, (iii) the Amendments shall have been approved by the shareholders and the Amended and Restated Certificates of Incorporation of the Holding Company and FOHP-NJ shall have been filed with the Office of the Secretary of State of the State of New Jersey, (iv) the delivery of Debentures having an aggregate principal amount equal to approximately $43,300,000 by the Holding Company, (v) the Holding Company shall have received the Minimum Number of Modified Provider Agreements (as hereinafter defined), (vi) all authorizations, approvals, consents and waivers of any governmental authority necessary for the consummation of any and all of the transactions contemplated by the Amended Securities Purchase Agreement shall have been obtained on terms satisfactory to HSI and remain in full force and effect, and consents or waivers from parties other than governmental bodies (including shareholders of the Holding Company) that are required in connection with the consummation of the transactions contemplated by the Amended Securities Purchase Agreement shall have been obtained on terms satisfactory to HSI and remain in full force and effect, (vii) the Holding Company shall have performed and complied in all material respects with all obligations, agreements and covenants required to be performed by it pursuant to the Amended Securities Purchase Agreement prior to or on the Initial Closing Date, and (viii) none of the letters of credit currently available to the Holding Company or the guarantees of portions of the Holding Company's capital obligation to FOHP-NJ shall have expired or terminated. HSI's obligation to consummate an Additional Debenture Advance Closing is subject to the satisfaction of various conditions, any of which may be waived by HSI in writing including, among others: the conditions set forth in (vi) and (vii) above shall be satisfied and the Administrative Management Agreement, and the MIS Agreement (if effective), shall be in full force and effect or shall have been terminated without cause by HSI. See "Proposal to Approve the Transaction - The Amended Securities Purchase Agreement - Conditions Precedent to Closing."

         In addition to the closing conditions set forth in the preceding paragraph, the Holding Company is required to negotiate the termination of the agreement dated January 16, 1995 (the "Sierra Agreement"), between Sierra Health Services, Inc. ("Sierra") and FOHP-NJ, pursuant to which, among other things, FOHP-NJ is currently required to pay Sierra a variable annual percentage (.5% to 1%) of the Medicare revenue generated by FOHP-NJ through the year 2003. The Sierra Agreement must be terminated without any residual liability or obligations to the Holding Company or FOHP-NJ. See "Proposal to Approve the Transaction - The Amended Securities Purchase Agreement - Sierra Agreement."

         In the event that all of the conditions for an Additional Debenture Advance Closing are not satisfied with respect to any given Additional Debenture Advance Amount, then HSI may, at its option: (a) elect in writing to not advance such Additional Debenture Advance Amount (the "No Additional Advance Option"); or (b) elect to deduct from such Additional Debenture Advance Amount an amount equal to the Additional Debenture Advance Adjustment relating to the conditions for an Additional Debenture Advance Closing not so satisfied (the "Advance Adjustment Option"). "Additional Debenture Advance Adjustment" is defined as the amount of all losses, claims, obligations, demands, assessments, penalties, liabilities, costs, damages, attorneys' fees and expenses asserted against or incurred by HSI by reason of or resulting from the nonsatisfaction of the conditions for an Additional Debenture Advance Closing. In calculating the amount of the downward adjustment to the Additional Debenture Advance Amount in connection with the Advance Adjustment Option, HSI is required in good faith to promptly (and prior to the applicable Additional Debenture Advance Closing) prepare a reasonable estimate of any Additional Debenture Advance Adjustment in consultation with the directors of the Holding Company not affiliated with HSI (the "Non-HSI Directors"). In the event HSI and the Non-HSI Directors are unable to agree on the correct amount of any Additional Debenture Advance Adjustment, HSI's estimate of such adjustment will be used for purposes of determining the Additional Debenture Advance Amount for the Additional Debenture Advance Closing, and any dispute with respect to the amount of such adjustment is required to be resolved by binding arbitration.

         The Amended Securities Purchase Agreement may be terminated at any time prior to the Initial Closing (i) by the mutual written consent of the parties, (ii) by HSI, if any conditions set forth in the Amended Securities Purchase Agreement to be performed by the Holding Company or FOHP-NJ have not been satisfied or waived on or before the Initial Closing, or if there has been a material breach on or before the Initial Closing of any of the representations or warranties of the Holding Company and FOHP-NJ contained in the Amended Securities Purchase Agreement, (iii) by the Holding Company, if any conditions set forth in the Amended Securities Purchase Agreement to be performed by HSI have not been satisfied or waived on or before the Initial Closing, or if there has been a material breach on or before the Initial Closing of any of HSI's representations or warranties contained in the Amended Securities Purchase Agreement, or (iv) by either party, if the Initial Closing is not consummated before July 31, 1997. See "Proposal to Approve the Transaction - The Amended Securities Purchase Agreement - Termination Provisions."

         No shareholder of the Holding Company, including any shareholder who is an executive officer, director or affiliate of the Holding Company, will receive any benefit from the Transaction which is not shared on a pro rata basis by all the other shareholders of the Holding Company. In addition, shareholders of the Holding Company will have no dissenters' rights in connection with the closing under the Amended Securities Purchase Agreement. See "Proposal to Approve the Transaction - No Dissenters' Rights; Interest of Executive Officers, Directors and Affiliates in the Transaction."

         For a more detailed description of the Transaction, please see the section of this Proxy Statement captioned "Proposal to Approve the Transaction."

SUMMARY OF THE PROPOSED AMENDMENTS

         As described herein under the caption "Proposals to Approve the Amendments," as a condition to consummating the transactions contemplated by the Amended Securities Purchase Agreement, the shareholders of the Holding Company must approve the Amendments. If the Amendments are approved by the shareholders, the Certificates of Incorporation and By-laws of the Holding Company and FOHP-NJ will be amended by, among other things:

         o deleting each class of Holding Company capital stock currently authorized, and substituting therefor 110,000,000 shares of capital stock consisting of 100,000,000 shares of New Common Stock and 10,000,000 shares of Preferred Stock, par value $1.00 per share ("Preferred Stock");

         o eliminating certain of the special shareholder voting rights afforded shareholders of the Holding Company with respect to matters such as amendments to the Certificate of Incorporation or By-laws of the Holding Company or the certificate of incorporation or by-laws of any subsidiary thereof;

         o providing certain preemptive rights to the holders of New Common
Stock;

         o providing HSI and the Holding Company with certain rights of first refusal with respect to the offer and sale of shares of New Common Stock by the holders thereof;

         o permitting HSI to purchase shares of capital stock issued by the Holding Company;

         o providing for cumulative voting in connection with the election of directors;

         o deleting current provisions with respect to the composition of the Boards of Directors of the Holding Company and FOHP-NJ;

         o providing that the persons comprising the Board of Directors of the Holding Company also shall comprise the Board of Directors of FOHP-NJ;

         o including the percentage of the Boards of Directors of the Holding Company and FOHP-NJ which is required to be designated by HSI; and

         o including a requirement that at least 80% of the directors serving on the Boards of Directors of the Holding Company and FOHP-NJ must approve specified transactions and a requirement that a majority of the non-HSI designated directors must approve specified transactions involving HSI.


         If the Amendments are approved by the shareholders, the Holding Company's Certificate of Incorporation will be amended to delete most of the special voting rights afforded to shareholders of the Holding Company. Accordingly, certain actions which currently require approval of the shareholders of the Holding Company could be effected by the Board of Directors after the consummation of the Transaction without first being approved by the providers in the FOHP-NJ network who are shareholders of the Holding Company. In addition, except for Business Combinations (as hereinafter defined) and issuances of New Common Stock to persons not named in the Holding Company's Certificate of Incorporation as proposed to be amended, matters that are voted on by the shareholders of the Holding Company will be approved by such shareholders if a majority of the votes cast are voted for the matter. Consequently, if HSI were to acquire a significant percentage of outstanding New Common Stock, HSI could either influence or control the vote on any matter voted on by the shareholders. See "Proposals to Approve the Amendments - Proposed Amendments - Proposal to Approve Amendments to the Certificate of Incorporation of the Holding Company Relating to Changes in the Rights of Shareholders of the Holding Company - Voting Rights."

         The Certificate of Incorporation of the Holding Company, as proposed to be amended, includes a provision with respect to preemptive rights.
Pursuant to the preemptive rights to be afforded HSI upon its acquisition of New Common Stock, HSI shall have the right to acquire any shares of capital stock proposed to be issued by the Holding Company which are not purchased by the shareholders of the Holding Company who have not exercised their preemptive rights. Therefore, not only will HSI be able to maintain its ownership interest in the Holding Company, if any, upon issuance of Holding Company capital stock, but may increase such ownership interest in the event that other shareholders do not exercise their preemptive rights. See "Proposals to Approve the Amendments - Proposed Amendments - Proposal to Approve Amendments to the Certificate of Incorporation of the Holding Company Relating to Changes in the Rights of Shareholders of the Holding Company - Preemptive Rights."

         Generally, if the Transaction is consummated, the existing restrictions on transfer provisions contained in the Certificate of Incorporation of the Holding Company will be modified to allow provider shareholders to sell shares of New Common Stock to any provider or to HSI without first having to offer such shares to specific providers. The Certificate of Incorporation of the Holding Company, as proposed to be amended, also affords HSI and the Holding Company with certain rights of first refusal with respect to the offer and sale of shares of Holding Company capital stock by the holders thereof. See "Proposals to Approve the Amendments
- Proposed Amendments - Proposal to Approve Amendments to the Certificate of Incorporation of the Holding Company Relating to Changes in the Rights of Shareholders of the Holding Company - Restriction on Transfer; Rights of
First Refusal."

         Inasmuch as the Boards of Directors of the subsidiaries of the Holding Company will not designate the directors to serve on the Board of Directors of the Holding Company if the Transaction is consummated, the provisions in the Certificate of Incorporation of the Holding Company currently in effect, with respect to the composition of the Board of Directors, will be deleted in their entirety. In addition, the Certificate of Incorporation of the Holding Company, as proposed to be amended, provides for cumulative voting in connection with the election of directors. See "Proposals to Approve the Amendments - Proposed Amendments - Proposal to Approve Amendments to the Certificate of Incorporation of the Holding Company Relating to Changes in the Rights of Shareholders of the Holding Company - Cumulative Voting."

         The By-laws of the Holding Company are proposed to be amended to provide that HSI shall have the right to designate such number of directors on the Board as is represented by the percentage ownership by HSI of all of the then outstanding shares of New Common Stock. In addition, the Bylaws of the Holding Company will be amended to provide that for so long as HSI holds the Debentures, HSI shall be entitled to designate not less than 15% of the directors serving on the Board. As a result, if HSI acquires more than 50% of the outstanding shares of New Common Stock, HSI will have majority representation on the Board of Directors of the Holding Company. Two-thirds of the directors on the Board of Directors of the Holding Company who are not designees of HSI shall be NJ Practitioners (as hereinafter defined) and representatives of NJ Acute Care Institutions (as hereinafter defined). In addition, at all times, the number of NJ Practitioners serving on the Board and the number of representatives of NJ Acute Care Institutions serving on the Board shall be equal. See "Proposals to Approve the Amendments
- Proposed Amendments - Proposal to Approve Amendments to the Certificates of Incorporation and By-laws of the Holding Company and FOHP-NJ Relating to the Boards of Directors of the Holding Company and FOHP-NJ and Changes in the Composition thereof - Board of Directors of the Holding Company."

         If the Amendments are approved by the shareholders, the Certificate of Incorporation and By-laws of FOHP-NJ will no longer afford each NJ Acute Care Institution owning shares of Holding Company Common Stock, either directly or through an affiliate, or NJ Practitioners, with the right to designate representatives to the Board of Directors of FOHP-NJ. The By-laws of FOHP-NJ are proposed to be amended to provide that the Board of Directors of FOHP-NJ shall be comprised of the persons who are elected to the Board of Directors of the Holding Company. Consequently, the providers in the FOHP-NJ network will no longer have a right to direct representation on the Board of Directors of FOHP-NJ. See "Proposals to Approve the Amendments - Proposed Amendments - Proposal to Approve Amendments to the Certificates of Incorporation and By-laws of the Holding Company and FOHP-NJ Relating to the Boards of Directors of the Holding Company and FOHP-NJ and Changes in the Composition thereof - Board of Directors of FOHP-NJ."

         For a more detailed description of the Amendments, please see the section of this Proxy Statement captioned "Proposals to Approve the Amendments."


         THE DOI HAS INFORMED HSI THAT, IF THE TRANSACTION IS NOT CONSUMMATED (WHICH CONSUMATION REQUIRES THE APPROVAL OF THE HOLDING COMPANY'S SHAREHOLDERS OF THE TRANSACTION AND AMENDMENTS) ON OR BEFORE APRIL 30, 1997, THE DOI INTENDS TO PETITION THE NEW JERSEY SUPERIOR COURT FOR AN ORDER TO ALLOW THE DOI TO PLACE FOHP-NJ INTO REHABILITATION. IT IS ALSO THE UNDERSTANDING OF THE HOLDING COMPANY'S BOARD OF DIRECTORS THAT IT IS THE DOI'S INTENTION TO PLACE FOHP-NJ INTO REHABILITATION IF THE TRANSACTION IS NOT CONSUMMATED BY SUCH DATE. IF FOHP-NJ IS PLACED INTO REHABILITATION, IT IS LIKELY THAT NONE OF THE SHAREHOLDERS OF THE HOLDING COMPANY WILL RECEIVE ANY DISTRIBUTION ON THE
SHARES OF COMMON STOCK-NJ HELD BY THEM SINCE ALL THE ASSETS OF THE HOLDING COMPANY WILL BE USED TO PAY THE LIABILITIES AND OTHER DEBTS OF FOHP-NJ AND THE HOLDING COMPANY BEFORE ANY DISTRIBUTIONS ARE MADE TO SHAREHOLDERS.

VOTING SECURITIES


         The voting securities entitled to vote at the Annual Meeting consist of shares of Common Stock-NJ, with each share entitling its owner to one vote per share. On March 5, 1997, the number of outstanding shares of Common Stock-NJ was 2,086,839. Only shareholders of record on the books of the Holding Company at the close of business on March 5, 1997 will be entitled to vote at the Meeting.

         The holders of 75% of the outstanding shares of Common Stock-NJ, present in person or by proxy and entitled to vote, will constitute a quorum at the Meeting for purposes of acting upon the proposal to approve the Transaction and the proposals to approve the Amendments and for electing directors. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present at the Meeting.

         The proposals to approve the Transaction and Amendments must be approved by the holders of at least 75% of the outstanding shares of Common Stock-NJ. If the Transaction and Amendments are approved by the shareholders, directors will be elected by a plurality of the votes cast at the Annual Meeting by the holders of shares of Common Stock-NJ present in person or represented by proxy and entitled to vote. The proxy card provides space for a shareholder to withhold votes for any or all nominees for the Board of Directors.

         All votes will be tabulated by the inspector of election appointed for the Meeting who will separately tabulate affirmative votes, negative votes, authority withheld for any nominee for director and any abstentions or broker non-votes. Authority withheld will be counted toward the tabulation of total votes cast in the election for directors and will have the same effect as a negative vote. Any proxy submitted and containing an abstention or a broker non-vote will not be counted as a vote cast on any matter to which it relates.


PRINCIPAL SHAREHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

         The following table sets forth information as of March 5, 1997, with respect to the beneficial ownership (as defined in Rule 13d-3 of the Exchange Act) of the Holding Company's Common Stock-NJ, which is the only class of the Holding Company's capital stock with shares issued and outstanding, by each director of the Holding Company, each nominee for director, each of the Named Officers (as defined in the section herein captioned "Executive Compensation"), each person or group of persons known by the Holding Company to be the beneficial owner of more than 5% of Common Stock-NJ, and all directors, nominees for director and executive officers of the Holding Company as a group:


                                                           Beneficial Ownership of
                                                               Common Stock-NJ
                                                    -------------------------------------

         Name of                                                               Percent of
         Beneficial Owner                            No. of Shares (1)           Class
         ----------------                            -----------------         ----------
Saint Barnabas Corporation (2) ..............           206,677(3)               9.9%

William Roberts (4) .........................              --

John L. Adessa (5) ..........................              --

Michael W. Azzara (4) .......................              --

Christopher Dadlez (4)(6) ...................              --

Dr. Mark Engel (4)(6) .......................             7,017(7)                (8)

Dr. Stephen D. Feldman (4) ..................             2,000                   (8)

Dr. Thomas J. Feneran (4)(6) ................             4,100                   (8)

John R. Kopicki (4) .........................              --

Dr. Joel F. Lehrer (4) ......................             1,717                   (8)

Dr. Paul F. Low (4) .........................            12,400                   (8)

Barry H. Ostrowsky (4) ......................              --





                                      10

                                                           Beneficial Ownership of
                                                               Common Stock-NJ
                                                    -------------------------------------

         Name of                                                               Percent of
         Beneficial Owner                            No. of Shares (1)           Class
         ----------------                            -----------------         ----------


Mark D. Pilla (4) ...........................              --

Dr. Om P. Sawhney (4)(6) ....................             5,800(9)                (8)

Roger Birnbaum (6) ..........................              --

Dr. John F. Bonamo (6) ......................             1,500                   (8)

Sister Jane Frances Brady (6) ...............              --

Bruce G. Coe (6) ............................              --

John Gantner (6) ............................              --

Laurence M. Merlis (6) ......................              --

Donald Parisi (4)(10) .......................              --

John W. Rohfritch (11) ......................              --

Dr. Joseph Singer (10) ......................             8,000                   (8)

Paul J. Kimmins (12) ........................              --

James S. Vaccaro (13) .......................              --

Sharon Seitzman (14) ........................               266(15)

All Directors, Nominees for
Director and Executive Officers
as a Group (20 persons) .....................            42,534(7)(9)            2.0%


---------------

(1) Except as otherwise indicated, all of the shares of Common Stock-NJ are held beneficially and of record.

(2) Saint Barnabas Corporation's principal executive offices are located at Old Short Hills Road, Livingston, New Jersey 07039.

(3)      Saint Barnabas Corporation, on behalf of Saint Barnabas Medical
         Center, owns 33,335 shares of Common Stock-NJ. In addition, Saint Barnabas Corporation is the sole member of seven other hospitals located in New Jersey which provide health care services to the members of FOHP-NJ health plans and own shares of Common Stock-NJ, either directly or through an affiliate. The hospitals affiliated with Saint Barnabas Corporation owning shares of Common Stock-NJ, other than Saint Barnabas Medical Center, and the number of shares of Common Stock-NJ owned by them either directly or indirectly are as follows:
         Community Medical Center - 33,335 shares; Irvington General Hospital - 13,334 shares; Kimball Medical Center - 33,335 shares; Monmouth Medical Center - 33,335 shares; Newark Beth Israel Medical Center - 33,335 shares; Union Hospital - 13,334 shares; and West Hudson Hospital - 13,334 shares. Each hospital affiliated with Saint Barnabas Corporation disclaims any beneficial interest in the shares of Common Stock-NJ held by Saint Barnabas Corporation and the other hospitals affiliated with Saint Barnabas Corporation.

(4)      Such person currently serves as a director of the Holding Company.

(5) Mr. Adessa served as the President and Chief Executive Officer and as a director of the Holding Company from its inception in May 1994 to June 1996.

(6)      Such person is a nominee for director.

(7) Includes an aggregate of 417 shares of Common Stock-NJ held by Dr. Barbara Engel, Dr. Mark Engel's wife, as to which shares he disclaims any beneficial interest.

(8) Shares beneficially owned do not exceed 1% of the Holding Company's outstanding Common Stock-NJ.

(9) Includes an aggregate of 500 shares of Common Stock-NJ held by Dr. Veena Sawhney, Dr. Om Sawhney's wife, as to which shares he disclaims any beneficial interest.

(10)     Such person is an executive officer of the Holding Company.



(11) Mr. Rohfritch served as acting President and Chief Executive Officer of the Holding Company from June 1996 to December 1996 and served as an Executive Vice President of the Holding Company from June 8, 1995 to June 1996.

(12) Mr. Kimmins served as an Executive Vice President of the Holding Company from June 1995 to January 1997.

(13) Mr. Vaccaro served as an Executive Vice President and as the Chief Operating Officer of the Holding Company from June 1995 to June 1996.

(14) Ms. Seitzman served as an Executive Vice President of the Holding Company, and as President and a director of FOHP-NJ, from June 8, 1995 to May 1996.

(15) Represents all the shares held by Dr. Lawrence Seitzman, Ms. Sietzman's husband, as to which shares Ms. Seitzman disclaims any beneficial interest.

                     PROPOSAL TO APPROVE THE TRANSACTION


BACKGROUND AND REASONS FOR THE TRANSACTION

         The New Jersey Health Maintenance Organization Act (the "NJHMO Act") requires HMOs such as the Holding Company's wholly-owned subsidiary, FOHP-NJ, to maintain a minimum net worth. In addition, to operate in the State of New Jersey, an HMO must obtain a COA from the New Jersey Departments of Banking and Insurance and Health and Senior Services. A COA issued to an HMO may impose on the HMO requirements and conditions not specified in the NJHMO Act. For example, FOHP-NJ's COA provides that if its net worth is, or is expected to be, less than 125% of the minimum requirement, FOHP-NJ is required to submit to the DOI a plan of action to address the deficiency or expected deficiency.

         During the first quarter of 1996, the Holding Company learned that FOHP-NJ's statutory net worth as of December 31, 1995 may have been below 125% of the minimum requirement. FOHP-NJ addressed this potential deficiency by submitting in April 1996 a plan of action to the DOI which outlined the actions which had been taken and measures to be used by FOHP-NJ to correct the potential deficiency. The plan of action also outlined the actions which would be taken by the Holding Company and FOHP-NJ to ensure that FOHP-NJ would remain in compliance with applicable statutory net worth requirements during 1996.


         The plan of action submitted by FOHP-NJ provided that in the event that either the DOI or the New Jersey Department of Health and Senior Services ("DOH") required that FOHP-NJ obtain additional capital to remain in compliance with the statutory net worth and other capital requirements applicable to FOHP-NJ as an HMO licensed in New Jersey, the Holding Company would contribute such capital to FOHP-NJ. To assure that the Holding Company would have sufficient capital to contribute to FOHP-NJ in the event that FOHP-NJ was required to obtain additional capital to remain in compliance with the statutory net worth and other capital requirements applicable to it, certain directors and shareholders of the Holding Company either (i) arranged for the issuance of letters of credit by various banks, against which the Holding Company could draw if required to fund the payment of its obligations to FOHP-NJ, or (ii) guaranteed a portion of the Holding Company's capital obligation to FOHP-NJ. In addition, pursuant to the plan of action, the Holding Company effected several operational changes in order to increase capital in 1996, including (a) the implementation of a modified provider reimbursement schedule which became effective on April 1, 1996, for purposes of reducing medical costs, (b) the implementation of a hiring freeze and suspension of bonus payments and the use of consultants in order to control the Holding Company's administrative costs, (c) the implementation of a program to generate increased operating profits by requiring certain acute care shareholders which had not met their enrollment commitments to meet such commitments if they wanted to remain shareholders of the Holding Company and providers in the FOHP-NJ network, and (d) the discontinuance of expansion efforts in states other than New Jersey.

         On June 12, 1996, the DOI and the DOH approved FOHP-NJ's plan of action subject to certain reporting and other conditions. Such conditions included, among other things: (i) a prohibition against the Holding Company and FOHP-NJ from entering into any joint venture, acquisition, merger, inter-company related party transaction, or other material transaction without the prior written approval of the DOI; (ii) a prohibition against the declaration or application by the Holding Company or FOHP-NJ of any dividends or bonuses or distributions other than in the ordinary course of business without the prior written approval of the DOI; (iii) a requirement that the proceeds from any sale of stock by the Holding Company to New Jersey providers be used first to pay the payable from the Holding Company to FOHP-NJ; (iv) a requirement that prior written approval of the Commissioner of the DOI be obtained before either the Holding Company or FOHP-NJ makes any expenditure related to activities in jurisdictions other than New Jersey; and (v) a requirement that on or before October 1, 1996, at least one-third of the directors serving on the Boards of Directors of the Holding Company and FOHP-NJ, and at least one-third of the members of each committee of the Boards of Directors of the Holding Company and FOHP-NJ, be persons who are not affiliated with the Holding Company or FOHP-NJ or any subsidiary thereof, and who do not have any contractual relationship with the Holding Company or FOHP-NJ or any subsidiary thereof, including any health care provider in the FOHP-NJ provider network. The DOI and the DOH advised the Holding Company that the conditions described above are to continue until the DOI and the

DOH issue a written determination that (a) FOHP-NJ has had two consecutive quarters with a net gain from operations in each quarter of at least $2,000,000, (b) FOHP-NJ surplus equals or exceeds 125% of its minimum net worth requirement for the same two consecutive quarters, and (c) the payable from the Holding Company to FOHP-NJ has been paid in full.

         Although the operational changes implemented by the Holding Company to increase capital in 1996 enabled the Holding Company to reduce operating losses, the Board recognized that such changes would not allow the Holding Company to adequately address FOHP-NJ's statutory net worth deficiency. In order to adequately address FOHP-NJ's statutory net worth deficiency, the Board believed that the Holding Company needed to infuse approximately $25,000,000 of capital into FOHP-NJ. To raise the required capital, the Holding Company considered offering, in a public offering, securities to the providers in the FOHP-NJ network. However, because FOHP-NJ's statutory net worth as of December 31, 1995 may have been below 125% of the minimum requirement, the Holding Company's independent accountants issued a "going concern" opinion in connection with their audit of the Holding Company's financial statements for the year ended December 31, 1995. The Board recognized that the "going concern" opinion would have a significant chilling effect on its ability to raise capital through the sale of its securities to the providers in the FOHP-NJ network. In addition, even if the Holding Company did not receive a "going concern" opinion from its independent accountants, the Board did not believe that the Holding Company could raise $25,000,000 from the providers in the FOHP-NJ network.

         To raise the capital necessary for FOHP-NJ to remain in compliance with the statutory net worth requirements, the Board determined that the Holding Company needed to effect a private placement of capital to an investor interested in acquiring a significant equity position in the Holding Company. However, prior to soliciting any potential investors, the Holding Company was approached in July and August 1996 by three separate parties interested in discussing a potential investment in the Holding Company. On August 13, 1996, the Holding Company engaged PaineWebber to assist the Holding Company in (i) responding to the three potential investors who had contacted the Holding Company, (ii) soliciting additional potential investors, and (iii) managing the sale of a minority interest in the Holding Company. In August 1996, the DOI advised PaineWebber and the Holding Company that it was imperative that a transaction with a capital partner be consummated by December 31, 1996 to remedy FOHP-NJ's net worth issue. In addition, the DOI advised the Holding Company and PaineWebber that the Holding Company would be required to establish a deadline of August 19, 1996 for potential investors to submit letter of intent proposals.

         In August 1996, PaineWebber contacted 15 potential investors to discuss an investment in the Holding Company, including the three potential investors who had contacted the Holding Company. Eight of the 15 potential investors entered into confidentiality agreements with the Holding Company. In selecting the 15 potential investors, PaineWebber used its knowledge, understanding and experience in the health care industry to identify those companies who had (i) a history of either acquiring or investing in other health care companies, (ii) the ability to infuse approximately $25,000,000 into the Holding Company, and (iii) a philosophy similar to that of the Holding Company's with respect to the provision of medical services and profitability objectives.

         In August 1996, PaineWebber had received letters of intent from six potential investors, including HSI. Of the six letters of intent received by PaineWebber, four were from large health care corporations which own and operate HMOs in various regions of the United States, one was from an insurer with affiliations to a provider-owned HMO, and one was from a private investor group that is in the business of making direct equity investments in companies, including those companies offering health care products. On August 19, 1996, PaineWebber presented to the Holding Company's Board of Directors the letters of intent which had been received from six potential investors. The Board reviewed and discussed the terms of each of the letters of intent and considered numerous factors regarding each letter of intent including (i) the amount of capital to be contributed to the Holding Company by the potential investor, (ii) the value attributed to the Holding Company by the potential investor, (iii) the extent to which a potential investor could provide management and information system expertise, (iv) the interest of the potential investor in acquiring less than a majority position in the Holding Company, at least initially, (v) the similarity of views held by the potential investor and the provider owners with respect to such things as the provision of medical services and profitability objectives. Based on such considerations, the Board determined that management should pursue discussions with three of the potential investors, HSI, another large health care corporation and an insurer with affiliations to a provider-owned HMO, and to contact a fourth potential investor should one of the other three proposals be withdrawn. The three letters of intent that the Board decided not to pursue were rejected because either the value attributed to the Holding Company by a potential investor was not consistent with the value attributed to the Holding Company by the three potential investors selected by the Board or the potential investor did not have the ability to provide the management and information system expertise the Board believed critical to the future success of the Holding Company. At the meeting, the Board of Directors did not consider any potential investor who failed to provide a letter of intent. On August 19, 1996, the DOI advised the Holding Company and PaineWebber that it had established a tentative deadline of September 20, 1996 for the submission to the DOI of a definitive agreement between the Holding Company and one of the potential investors.

         In late August 1996, the three potential investors selected by the Board commenced due diligence investigations of the Holding Company, including reviews of the Holding Company's business plans, budgets and capital requirements. Subsequent to such investigations, two of the potential investors withdrew their proposals and, as a result, the Holding Company sent due diligence materials to the fourth potential investor on September 6, 1996. The fourth potential investor failed to pursue its initial interest in the Holding Company.

         On September 20, 1996, HSI submitted an outline of the terms and conditions of its proposal to invest capital in the Holding Company. Shortly thereafter, the Holding Company and HSI commenced negotiation of a purchase agreement providing for, among other things, the sale by the Holding Company to HSI of the Debentures.

         On September 21, 1996, the Holding Company reviewed a new letter of intent submitted by an investor group (the "Investor Group"). Although the Holding Company had not solicited the Investor Group for a proposal, certain participants in the Investor Group were participants in a letter of intent submitted to the Board of Directors on August 19, 1996 (the "Original Investor Group"). Such participants included several physician shareholders of the Holding Company and a former officer and director of the Holding Company. The Original Investor Group was one of three potential investors who had contacted the Holding Company in July and August 1996 about a possible investment in the Holding Company. The Original Investor Group's letter of intent was rejected by the Board because the Original Investor Group could not provide the management information system expertise that was deemed critical for the future success of the Holding Company. On October 3, 1996, the Investor Group commenced a due diligence investigation of the Holding Company and its financial advisor executed a confidentiality agreement with the Holding Company. The Investor Group withdrew its proposal on October 11, 1996.

         On September 25, 1996, the DOI had advised the Holding Company that it must enter into a definitive agreement with a potential investor by October 11, 1996. However, DOI later permitted the Board of Directors of the Holding Company to act on the proposed investment by HSI at a Special Meeting of the Board of Directors held on October 15, 1996.

         Negotiations between the Holding Company and HSI continued through October 11, 1996, leading to the preparation of the Original Securities Purchase Agreement. On October 15, 1996, the Holding Company's Board of Directors met to consider the Original Securities Purchase Agreement and the transactions contemplated thereby. Representatives of PaineWebber made presentations to the Board and discussed with the Board their views and analysis of the proposed Transaction. The Board reviewed and considered, among other things, the background of the Transaction; background information concerning HSI, including its financial condition; the Holding Company's strategic alternatives; the terms of the Original Securities Purchase Agreement and the potential consequences to the Holding Company if the Original Securities Purchase Agreement was not consummated. The Board noted that the proposed Original Securities Purchase Agreement provided a means for the shareholders of the Holding Company to divest a portion of their holdings in the Holding Company shortly after the Closing of the Original Securities Purchase Agreement, which the Board believed would be very attractive to those shareholders of the Holding Company who wanted to liquidate a portion of their investment in the Holding Company.

         In reviewing the HSI proposal, the Board recognized that if the Holding Company entered into the Original Securities Purchase Agreement, the Holding Company would be prohibited from soliciting other possible capital infusions. The Board determined that the restriction placed on the Holding Company with respect to the solicitation of other capital infusions was customary in the sale of businesses or securities and, in any event, if the Holding Company did not agree to such restriction and HSI refused to enter an agreement with the Holding Company, it was extremely unlikely that the Holding Company would be able to find a suitable investor by the end of October 1996 as required by DOI.

         At the meeting held on October 15, 1996, the Board authorized a special committee (the "Special Committee") to negotiate the final terms of the Original Securities Purchase Agreement and authorized the officers of the Holding Company to execute and deliver the Original Securities Purchase Agreement after the Special Committee approved the final terms and conditions thereof. The Special Committee was comprised of Christopher Dadlez, Dr. Mark Engel and Dr. Om P. Sawhney, each a director of the Holding Company, John Gantner, Chairman of the Holding Company's Finance Committee, and Laurence Merlis, a director of FOHP-NJ. In forming the Special Committee, the Board believed that the negotiations with respect to the Original Securities Purchase Agreement would require many meetings between the Holding Company and HSI and that it was not practicable for the Holding Company's 13 member Board of Directors to participate in each meeting.

         On October 17, 1996, a physician shareholder of the Holding Company submitted a letter of intent from a new investor group (the "New Investor Group"). Representatives of PaineWebber, Holding Company management and its counsel met with the representatives of the New Investor Group on the morning of October 18, 1996. At that meeting, it was apparent to the Holding Company that the New Investor Group did not have the management and information expertise that the Holding Company believed was necessary to improve the Holding Company's operating results. In any event, after speaking with the representatives of the Holding Company, the New Investor Group decided to withdraw its proposal because it did not believe it could finalize such proposal and enter into definitive documents with the Holding Company within a time frame that would allow the Holding Company to adequately address FOHP-NJ's statutory net worth issue.

         On October 22, 1996, the Special Committee approved the final terms and conditions of the Original Securities Purchase Agreement. On October 24, 1996, the Holding Company, FOHP-NJ and HSI entered into the Original Securities Purchase Agreement which contemplated, among other things, that, subject to the approval of the shareholders of the Holding Company:

         o The Holding Company would have issued, and HSI would have purchased, Debentures in the initial aggregate principal amount of $30,000,000 (the "Original Debentures") that (i) would have been convertible, at the option of HSI, into shares of New Common Stock which would have represented 40% of the Holding Company's outstanding common equity (after taking into account the exercise of the Option described below, the conversion of the Original Debentures and the exercise of all outstanding options and warrants exercisable for shares of New Common Stock), and (ii) would bear interest at a rate (the "Rate") per annum equal to the rate charged to HSI under its existing credit facility with a consortium of commercial banks (as the Rate may be adjusted from time to time).

         o HSI would have been granted an option (the "Option") to purchase shares of New Common Stock representing 11% of the Holding Company's outstanding common equity (after taking into account the exercise of the Option, the conversion of the Original Debentures and the exercise of all outstanding options and warrants exercisable for shares of New Common Stock) for an aggregate purchase price of (i) either $8,250,000 or, under certain circumstances, $11,250,000, minus, in either case, (ii) the product of $3.93 multiplied by the number of shares of New Common Stock purchased by HSI in the Original Purchase Offer or redeemed by the Holding Company in the Original Holding Company Offer, as the case may be.

         o If the Option was exercised by HSI, the proceeds could have been distributed to the shareholders of the Holding Company (other than HSI) as a dividend. In the event that the rights of Sierra under the Sierra Agreement were assigned to HSI, the proceeds received by the Holding Company upon the exercise of the Option, less the product of $3.93 multiplied by the number of shares of New Common Stock purchased by HSI in the Original Purchase Offer or redeemed by the Holding Company in the Original Holding Company Offer, as the case may be, would have been distributed to the shareholders of the Holding Company other than HSI; provided, however, that the Board of Directors of the Holding Company determined that any such distribution was permitted under New Jersey law. In the event that Sierra did not assign its rights in the Sierra Agreement to HSI, the proceeds received by the Holding Company upon the exercise of the Option, less the product of $3.93 multiplied by the number of shares of New Common Stock purchased by HSI in the Purchase Offer or redeemed by the Holding Company in the Original Holding Company Offer, as the case may be, would have been distributed to the Holding Company's shareholders as soon as practicable following the accumulation of retained earnings by the Holding Company from and after the closing of the Original Securities Purchase Agreement in excess of (x) the amount required for full satisfaction of all payments due Sierra under the Sierra Agreement or (y) the amounts of a reserve established by the Holding Company and HSI for payment due to Sierra under the Sierra Agreement; provided, however, that the Board of Directors of the Holding Company determined that any such distribution was permitted under New Jersey law.

         o After the closing of the Original Securities Purchase Agreement, HSI was obligated to either (i) make a pro rata offer to all of the Holding Company's shareholders to purchase up to 857,284 shares of New Common Stock at a per share value of $21.43 (referred to herein as the "Original Purchase Offer"), or (ii) require the Holding Company to offer to repurchase from all shareholders of the Holding Company for cash (which cash shall have been provided by HSI for convertible debentures having terms substantially similar to the terms of the Original Debentures), up to 857,284 shares of New Common Stock at a per share price of $21.43 (referred to herein as the "Original Holding Company Offer").

         o After January 1, 1999, but prior to May 31, 1999, HSI was obligated to initiate an offer to the Holding Company's shareholders pursuant to which all shareholders of the Holding Company would have been entitled to exchange their shares of New Common Stock for (i) Class A Common Stock of HSI (or the common stock of a successor corporation of HSI) ("HSI Common Stock") or, at HSI's option, (ii) cash. The amount of consideration a shareholder of the Holding Company would have received for each share of New Common Stock offered for exchange would have been agreed upon by the Holding Company and HSI or, if no such agreement was reached, determined by an independent appraisal of the New Common Stock; provided, however, that if the Holding Company's revenues exceeded $62,500,000 for the quarter preceding HSI's offer, the value that a shareholder would have received for one share of New Common Stock would have, at the very least, reflected an aggregate valuation of the Holding Company of $75,000,000 (or $21.43 per share).

         o The Holding Company and HSI would have entered into a General Administrative Services Management Agreement (the "Original Administrative Management Agreement") pursuant to which HSI would have been engaged to manage all of the Holding Company's administrative services.

         o The Holding Company and HSI would have entered into a Management Information Systems and Claims Processing Services Management Agreement (the "Original MIS Management Agreement") pursuant to which HSI would have provided claims processing, record keeping and data processing services to all of the health plans offered, or to be offered, by the Holding Company and its subsidiaries (collectively, the "FOHP Health Plans"). The Original MIS Management Agreement would have become effective at HSI's option and upon the occurrence of certain other conditions precedent.

         o If all the transactions contemplated by the Original Securities Purchase Agreement were effected, HSI could have acquired between 51% and 100% of the outstanding capital stock of the Holding Company.

         o The Holding Company would have amended its Certificate of Incorporation and Bylaws, and FOHP-NJ would have amended its Certificate of Incorporation and By-laws in a manner substantially similar to that described in this Proxy Statement under the captions "Summary of the Proposed Amendments" and "Proposals to Approve the Amendments."

         As a result of a significant increase in medical claims expenses during the fourth quarter of 1996, due to more complete claim payment data that was not available to the Holding Company's actuaries prior to such quarter, HSI was no longer obligated to consummate the Transaction, as was contemplated in the Original Securities Purchase Agreement. HSI notified the Holding Company that since the significant increase in medical claims expenses resulted in a material adverse effect to the financial condition of the Holding Company and negatively affected the value ascribed to the Holding Company by HSI, HSI was not willing to consummate the Transaction on the terms set forth in the Original Securities Purchase Agreement but that it would be willing to renegotiate certain terms of the Transaction. In mid-January 1997, HSI and the Holding Company began to discuss the renegotiation of the terms of the Original Securities Purchase Agreement. During such negotiations, the DOI informed the Holding Company and HSI that it viewed any delay in the consummation of the Transaction as a threat to the health care coverage of the lives covered in the FOHP-NJ health plans, and that a lengthy delay would prompt the DOI to take whatever action it deemed necessary to ensure the health care coverage of such covered lives. The Board considered, among other factors, the DOI's concerns, the financial position of the Holding Company, the potential long-term benefits to the shareholders and the ramifications of not consummating the Transaction, when negotiating the terms of the Amended Securities Purchase Agreement with HSI.

         On February 6, 1997, the DOI sent HSI a letter approving the Transaction and the Amended Securities Purchase Agreement (in substantially the final form) and stating that, if HSI, the Holding Company and FOHP-NJ executed the Amended Securities Purchase Agreement on or prior to February 10, 1997, the DOI would not, absent unforeseen circumstance, petition the New Jersey Superior Court for an order to allow the DOI to rehabilitate FOHP-NJ prior to March 31, 1997. The letter also stated that, if the Initial
Closing does not occur on or before March 31, 1997, and a rehabilitation order is sought by the DOI and subsequently granted by the New Jersey Superior Court, the DOI may consider petitioning the New Jersey Superior Court to allow the DOI to either (i) enter into agreements substantially identical to the Administrative Management Agreement and the Amended Securities Purchase Agreement with HSI, or (ii) solicit bids for the purchase of FOHP-NJ.

         The February 6, 1997 DOI letter also stated that, if the Initial Closing occurs on or prior to March 31, 1997, and FOHP-NJ increases its statutory net worth to 100% of the minimum level required by law, as expected in the Transaction, the DOI would immediately rescind the FOHP-NJ plan of action approved by the DOI on June 12, 1996, subject to a guaranty by HSI that FOHP-NJ will maintain surplus equal to or in excess of 100% of the minimum net worth level required by law through December 31, 1997.

         The DOI later informed HSI that it extended the March 31, 1997 deadline set forth in the February 6, 1997 letter to April 30, 1997.

         On February 10, 1997, the Holding Company, FOHP-NJ and HSI entered into the Amended Securities Purchase Agreement. On March 13, 1997, the
Amended Securities Purchase Agreement was amended to (i) clarify the Holding Company's right to redeem its stock from certain NJ Institutional Shareholders (as hereinafter defined) which are not in compliance with the provisions of the Holding Company's Certificate of Incorporation applicable to such institutions, (ii) clarify the redemption price to be paid in any redemption described in clause (i), and (iii) provide, at HSI's option, for the transfer of all the stock or assets of First Option Health Plan of New York, Inc., a New York corporation and wholly-owned subsidiary of the Holding Company ("FOHP-NY"), to HSI or an affiliate of HSI. See "Proposals to Approve the Amendments - Proposed Amendments - Proposal to Approve Amendments to the Certificate of Incorporation of the Holding Company Relating to Changes in the Rights of Shareholders of the Holding Company - Covenants of NJ Institutional Shareholders" and "The Amended Securities Purchase Agreement - New York Subsidiary." The Amended Securities Purchase Agreement did not become effective, however, until March 14, 1997. See "The Amended Securities Purchase Agreement - Modified Provider Agreements; Conditions Precedent to

Effectiveness." The terms of the Transaction were determined on the basis of arm's-length negotiations and have been approved by the DOI.

         THE DOI HAS INFORMED HSI THAT, IF THE TRANSACTION IS NOT CONSUMMATED (WHICH CONSUMATION REQUIRES THE APPROVAL OF THE HOLDING COMPANY'S SHAREHOLDERS OF THE TRANSACTION AND AMENDMENTS) ON OR BEFORE APRIL 30, 1997, THE DOI INTENDS TO PETITION THE NEW JERSEY SUPERIOR COURT FOR AN ORDER TO ALLOW THE DOI TO
PLACE FOHP-NJ INTO REHABILITATION. IT IS ALSO THE UNDERSTANDING OF THE HOLDING COMPANY'S BOARD OF DIRECTORS THAT IT IS THE DOI'S INTENTION TO PLACE FOHP-NJ INTO REHABILITATION IF THE TRANSACTION IS NOT CONSUMMATED BY SUCH DATE. IF FOHP-NJ IS PLACED INTO REHABILITATION, IT IS LIKELY THAT NONE OF THE SHAREHOLDERS OF THE HOLDING COMPANY WILL RECEIVE ANY DISTRIBUTION ON THE
SHARES OF COMMON STOCK-NJ HELD BY THEM SINCE ALL THE ASSETS OF THE HOLDING COMPANY WILL BE USED TO PAY THE LIABILITIES AND OTHER DEBTS OF FOHP-NJ AND THE HOLDING COMPANY BEFORE ANY DISTRIBUTIONS ARE MADE TO SHAREHOLDERS. CONSEQUENTLY, THE BOARD OF DIRECTORS OF THE HOLDING COMPANY BELIEVES THAT THIS CONSUMMATION OF THE TRANSACTION WOULD BE IN THE BEST INTERESTS OF THE SHAREHOLDERS OF THE HOLDING COMPANY.

         THE BOARD OF DIRECTORS OF THE HOLDING COMPANY HAS APPROVED THE TRANSACTION AND RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR
THE PROPOSAL TO APPROVE THE TRANSACTION.


THE AMENDED SECURITIES PURCHASE AGREEMENT


         The Holding Company, FOHP-NJ and HSI have entered into the Amended Securities Purchase Agreement, pursuant to which, among other things, the Holding Company has agreed to issue and sell to HSI the Debentures. Presented below is a summary of certain provisions of the Amended Securities Purchase Agreement, which is attached as Appendix A to this Proxy Statement. Although the following summary includes all the material features of the Amended Securities Purchase Agreement, it does not purport to be complete and is qualified in its entirety by reference to the Amended Securities Purchase Agreement.

         General The Amended Securities Purchase Agreement provides that the Holding Company will issue and sell, and HSI will purchase, Debentures in the aggregate principal amount of $50,000,000 (plus the Phase-In Period Management Fee Amount, currently estimated to be $1,700,000), subject to adjustment under certain circumstances. Principal amount of the Debentures of approximately $43,300,000 will be initially issued at the Initial Closing and the remaining $8,400,000, less all Additional Debenture Advance Adjustments, will be issued in one or more tranches on or prior to December 31, 1997. At the Initial Closing, HSI will be paid a management fee equal to the Phase-In Period Management Fee Amount, based on certain administrative services provided by HSI to the Holding Company since January 1, 1997. See "Proposal to Approve the Transaction - The Amended Securities Purchase Agreement - Conditions Precedent to Closing" and "Description of the Debentures."

         The Initial Closing shall occur on a date (the "Initial Closing Date") that is two business days after the satisfaction or waiver of all conditions to the Initial Closing set forth in the Amended Securities Purchase Agreement or (ii) such other date as shall be agreed upon by the Holding Company and HSI. An Additional Debenture Advance Closing shall occur on a date (an "Additional Debenture Advance Closing Date") which is on (i) the later of
(A) such date during the 1997 calendar year as shall be determined by HSI in its sole discretion or (B) two business days after the satisfaction of waiver of all conditions to such Additional Debenture Advance Closing set forth in the Amended Securities Purchase Agreement or (ii) such other date as shall be agreed upon by the Holding Company and HSI.

         Standstill HSI has agreed that, prior to December 31, 1998, it will not, without the prior written consent of the Holding Company, purchase or acquire any New Common Stock, other than (i) in connection with the conversion of the Debentures, (ii) the exercise by HSI of its rights under the Holding Company's Certificate of Incorporation, as proposed to be amended, including HSI's right of first refusal and preemptive rights contained therein, or (iii) any purchase or acquisition of New Common Stock effected in connection with a tender offer made by the Purchaser to holders of New Common Stock if such tender offer (A) is accompanied by an irrevocable commitment to make an Exchange Offer or Cash Offer during 1999,
(B) determines the consideration to be offered in the same manner as is required by an Exchange Offer or Cash Offer, or (C) is preceded by a tender offer as described in clause (B) (the "Standstill Agreement").

         No Solicitation of Other Offers The Holding Company has agreed that neither it nor its subsidiaries will directly or indirectly through any of their respective officers, directors, employees, agents or anyone else solicit, initiate or encourage submission of any inquiry, proposal or offer relating to any acquisition, purchase or sale of the assets or securities of, or any merger, consolidation or business combination, liquidation, reorganization or similar transaction with, the Holding Company or, subject to fiduciary obligations under applicable law as advised by counsel, participate in any discussions or negotiations regarding, or furnish to any other person any information with respect to, any unsolicited effort or attempt by any other person to make such a proposal.

         Amendment of Certificates of Incorporation and By-laws The Holding Company has agreed that subject to the receipt of necessary shareholder approval, it will (i)(a) use all reasonable efforts to file an Amended and Restated Certificate of Incorporation in the form attached to this Proxy Statement as Appendix E with the Office of the Secretary of State of the State of New Jersey, prior to the Initial Closing, and (b) adopt By-laws in the form attached to this Proxy Statement as Appendix F, and (ii) if requested by HSI, cause each of the subsidiaries of the Holding Company to file an amended and restated certificate of incorporation in its jurisdiction of incorporation and to adopt amended by-laws, which amended and restated certificates of incorporation and amended by-laws shall in no way breach, violate or conflict with the transactions contemplated by the Amended Securities Purchase Agreement. In addition, FOHP-NJ has agreed that, prior to the Initial Closing, it will (i) use all reasonable efforts to file an Amended and Restated Certificate of Incorporation in the form attached to this Proxy Statement as Appendix G, and (ii) adopt By-laws in the form attached to this Proxy Statement as Appendix H.

         HSII Agreement The Holding Company has agreed to allow HSI to evaluate the Holding Company's current Managed Care Management Information Services Agreement (the "HSII Agreement") between the Holding Company and Health Systems Integration, Inc. ("HSII"), and has agreed to terminate such agreement at or subsequent to the Initial Closing if (i) HSI so requests and
(ii) the Holding Company is presented the opportunity to enter into an agreement with HSI or a third party pursuant to which the Holding Company would be provided services substantially similar to those set forth in the HSII Agreement for a fee no higher than that set forth in the HSII Agreement.

         Letters of Credit; Guarantees The Holding Company and FOHP-NJ have agreed that prior to the Initial Closing they shall not draw any amounts under any letter of credit, or incur any obligations under any other reimbursement or other agreement relating to credit support therefor unless so required by either the DOI or the DOH, in which event all amounts so drawn or received by the Holding Company or FOHP-NJ shall be placed and maintained in a separate and segregated account from which funds shall be used to satisfy in full all obligations relating to such letters of credit or reimbursement or other agreement, as the case may be. The Holding Company or FOHP-NJ, as the case may be, shall immediately provide written notice to HSI should they later become required by the DOI or the DOH to draw any amounts under any letter of credit, or incur any obligations under any other reimbursement or other agreement relating to credit support therefor.

         Capital Requirements The Holding Company and HSI have agreed that, based on reasonable projections prepared by HSI or the Holding Company of the Holding Company's net worth and statutory surplus relating to the net worth requirements applicable thereto, as are determined by the DOI and the DOH, from time to time, if it is determined that the Holding Company needs capital to satisfy such net worth requirements ("Net Capital Shortfall"), then HSI shall have the right to advance funds to the Holding Company so that the Holding Company will satisfy the Net Capital Shortfall in exchange for subordinated debentures, in form substantially similar to the Debentures, provided that in the event any such Net Capital Shortfall is the result of payments made by HSI in the 1998 calendar year under the Administrative Management Agreement that would have qualified as Deferred Management Fees (as hereinafter defined) had such payments not been made, the principal amount (and interest thereon) of such additional convertible debenture related to such payments shall only be convertible into New Common Stock if such principal amount (and interest thereon) is not repaid to HSI on or before the end of the calendar quarter immediately following such payments. If HSI does not, within seven days of the receipt of any projections prepared by the Holding Company, determine to advance funds to the Holding Company, then the Board of Directors of the Holding Company shall have the right to initiate a pro rata New Common Stock offering to all then-current shareholders of the Holding Company to raise capital to satisfy the Net Capital Shortfall.

         Sierra Agreement FOHP-NJ shall have terminated the Sierra Agreement without any residual liability or obligations to the Holding Company or FOHP-NJ and otherwise on terms acceptable to HSI. If the Sierra
Agreement is not terminated without any residual liability or obligations to the Holding Company of FOHP-NJ and otherwise on terms acceptable to HSI, HSI could elect, in its sole discretion, not to consummate the Transaction.

         New York Subsidiary HSI shall have the option, exercisable in its sole discretion at any time within five years after the date of the Initial Closing, to cause the Holding Company to transfer to HSI or one of its affiliates all or a portion of the capital stock or assets of FOHP-NY, or to cause FOHP-NY to merge with or into HSI or one of HSI's affiliates, all for no additional payment or consideration by HSI or any of HSI's affiliates.

         Exchange/Cash Offer for Shares HSI may at any time during 1999, at its option, either make an offer to shareholders of the Holding Company to exchange shares of HSI Common Stock (referred to herein as the "Exchange Offer") or make an offer to pay cash (referred to herein as the "Cash Offer") for the shares of New Common Stock of the Holding Company held by the Holding Company's shareholders. HSI is required to furnish the Holding Company with ten days written notice of its intention to promptly make such Exchange Offer or Cash Offer, as the case may be (the date of such notification to be referred to herein as the "Offer Notice Date"). In the Exchange Offer, HSI would agree to exchange, for each outstanding share of New Common Stock, the number of shares of HSI Common Stock as shall have a Purchaser Stock Market Value (as hereinafter defined) equal to the Holding Company Stock Value (as hereinafter defined) of the share of New Common Stock that is being exchanged. In the Cash Offer, HSI would agree to pay in cash, for each outstanding share of New
Common Stock, a purchase price equal to the Holding Company Stock Value of the share of New Common Stock being purchased.

         The term "Purchaser Stock Market Value" means the average closing sales price of the HSI Common Stock on the New York Stock Exchange, Inc. (or, if such HSI Common Stock is not at such time listed on the New York Stock Exchange, Inc., on such other national securities exchange as the HSI Common Stock shall at such time be listed or quoted) for the five consecutive trading days immediately preceding the date on which the Exchange Offer is commenced by HSI; provided, however, that, in the event HSI Common Stock shall at such time not be listed or quoted on any national securities exchange, "Purchaser Stock Market Value" shall be determined in accordance with the procedures for the determination of Holding Company Stock Value as described below.

         The "Holding Company Stock Value" shall be determined as follows: HSI and the Holding Company (through the Non-HSI Directors) shall, within ten days after the Offer Notice Date, each select an independent qualified appraiser to appraise the Holding Company Stock Value. The two independent qualified appraisers shall exchange their respective appraisals within ten business days and submit such appraisals to the Holding Company and HSI. If the two independent qualified appraisers agree on an appraisal for the Holding Company Stock Value, the Holding Company Stock Value shall be the agreed-upon amount. If only one of such appraisers so submits an appraisal within the ten business day period, the Holding Company Stock Value shall be the amount set forth in such appraisal. If the two independent qualified appraisers submit their appraisals within the ten business day period but cannot agree upon a Holding Company Stock Value, the two independent qualified appraisers shall select a third independent qualified appraiser to appraise the Holding Company Stock Value. The third independent qualified appraiser shall submit its appraisal with ten business days to HSI and the Holding Company. The Holding Company Stock Value shall be determined by taking the average of the two appraisals which are closest to each other; provided, however, that if the appraisal amount which is less than the highest appraisal and greater than the lowest appraisal is greater or less than the average amount of the other appraisals by an amount representing no more than 7.5%, then the average of all three appraisals will be the Holding Company Stock Value. The following is an example of the valuation method described above. Assuming that HSI's independent qualified appraiser valued the aggregate Holding Company Stock Value at $50,000,000, the Holding Company's independent qualified appraiser valued the aggregate Holding Company Stock Value at $150,000,000 and the third independent qualified appraiser valued the aggregate Holding Company Stock Value at $125,000,000, the aggregate Holding Company Stock Value would be $137,500,000 (the average of the two closest appraisals); if, however, the third independent qualified appraiser appraised the Holding Company Stock Value at $105,000,000 (greater than $100,000,000 by an amount less than 7.5% of $100,000,000), the aggregate Holding Company Stock Value would be approximately $101,700,000 (the average of all three). After determining the aggregate Holding Company Stock Value, the value of each share of New Common Stock will be determined by dividing the Holding Company Stock Value by the number of then outstanding shares of New Common Stock.

         Merger At any time during the 1999 calendar year, HSI may effect a merger, business combination or consolidation transaction involving the Holding Company for the purpose of obtaining 100% of the then outstanding equity of the Holding Company (the "Merger"), which Merger has been approved by the Board of Directors of the Holding Company and therefore is not prohibited by the New Jersey Shareholders Protection Act, subject to the following terms and conditions:

                  (a) the amount of consideration to be paid or distributed to the shareholders of the Holding Company in respect of each share of New Common Stock in connection with the Merger will either be (i) cash in an amount equal to the Holding Company Stock Value of such share of New Common Stock or (ii) such number of shares of HSI Common Stock as shall have a Purchaser Stock Market Value equal to the Holding Company Stock Value of such share of New Common Stock;

                  (b) the shareholders of the Holding Company, other than HSI, shall be afforded dissenters' rights in the same manner and under the same terms and conditions as is provided under Chapter 11 of the New Jersey Business Corporation Act, regardless of whether such shareholders would otherwise have been entitled to such rights under the New Jersey Business Corporation Act;

                  (c) the Holding Company, or any successor thereto, shall provide in its By-laws indemnification provisions substantially similar to those currently contained in the Holding Company's By-laws for the period ending six years from the date of the Merger, or, if earlier, for the period ending on the date on which the statute of limitations has expired with respect to the Holding Company's Board of Directors' approval of the Amended Securities Purchase Agreement and the Merger contemplated thereby; and

                  (d) the Holding Company, or any successor thereto, shall maintain officer and director insurance with terms and conditions substantially similar to those contained in the officer and director insurance currently maintained by the Holding Company for the period ending six years from the date of the Merger, or, if earlier, for the period ending on the date on which the statute of limitations has expired with respect to the Holding Company's Board of Directors' approval of the Amended Securities Purchase Agreement and the Merger contemplated thereby, which insurance shall provide coverage for former directors of the Holding Company.

         Certain Pre-Closing Covenants Each of the Holding Company and FOHP-NJ has agreed that between the date of the Amended Securities Purchase Agreement and the Initial Closing, unless HSI shall have consented in writing thereto and except as otherwise provided for in the Amended Securities Purchase Agreement, the Holding Company, FOHP-NJ and each other subsidiary of the Holding Company (i) shall not take any action that would cause the representations and warranties contained in the Amended Securities Purchase Agreement to be untrue in any material respect; (ii) shall not authorize for issuance, issue or deliver any additional shares of any stock of any class or securities convertible into shares of stock or issue or grant any right, option, warrant or other commitment for the issuance of shares of stock or securities, or any stock appreciation rights, other than under the terms of the Amended Securities Purchase Agreement; (iii) shall not amend its certificate of incorporation or by-laws, except as provided for in the Amended Securities Purchase Agreement; (iv) shall not split, combine or reclassify any shares of its capital stock or declare, set aside or pay any dividend (whether in cash, stock or property) in respect of its capital stock or redeem or otherwise acquire any of its capital stock; (v) shall not sell marketable securities owned by it, if any, or purchase marketable securities, except in the ordinary course of business;
(vi) shall not prepay its expenses or obligations except in accordance with the terms of applicable contracts, commitments and arrangements and in the ordinary course of business (and in any case, not to exceed $50,000); (vii) shall not increase compensation or benefits for, or pay any bonuses to, or enter into any severance or change of control arrangements with, any of its directors, officers, employees, consultants or agents outside of the ordinary course of business; (viii) shall not offer employment to or employ any person not currently employed by it other than on an at will basis in the ordinary course of business or enter into any written employment contract or any collective bargaining agreement; (ix) shall not create, amend, extend, renew, assume, incur or guarantee any indebtedness either involving amounts in excess of $50,000 individually or in excess of $100,000 in the aggregate, or not in the ordinary course of its business; (x) shall not, except as otherwise permitted in the Amended Securities Purchase Agreement, enter into or amend any contract, commitment or arrangement or engage in any transaction which is not in the ordinary course of its business; (xi) shall not create any stock option or other stock-based incentive plan or grant any stock option, phantom stock, stock appreciation right or other similar security or instrument;
(xii) shall not acquire any other business or interest therein; (xiii) shall not enter into any contract, commitment or arrangement or engage in any transaction with any of its affiliates, shareholders, directors, officers or employees which is not in the ordinary course of business and consistent with past practices; (xiv) shall not enter into any amendment or modification of any of its agreements with providers, other than amendments or modifications expressly contemplated by the Amended Securities Purchase Agreement or with respect to which HSI shall have provided its prior written consent; (xv) shall not make any contractual commitment (including by way of renewal) with respect to any single account involving projected annual premium revenues or health care costs in excess of $1,000,000; (xvi) shall not make any change in its accounting practices other than as required by the Financial Accounting Standards Board (in which event such change shall be reported promptly to HSI in writing); (xvii) shall not, except as otherwise specifically disclosed in the Amended Securities Purchase Agreement, fail to comply with any laws and regulations applicable to it or the conduct of its business, the noncompliance with which would, individually or in the aggregate, have a material adverse effect on the business, conditions, prospects, properties, or results of operations of the Holding Company and its subsidiaries, taken as a whole ("Material Adverse Effect"); and (xviii) shall not enter into any contract, commitment or arrangement to do any of the things described in clauses (ii) through (xvii) above.

         In addition, each of the Holding Company and FOHP-NJ has agreed that between the date of the Amended Securities Purchase Agreement and the Initial Closing it will (a) promptly notify HSI of any Material Adverse Effect or any material litigation or material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), affecting, as the case may be, the Holding Company or any of its subsidiaries;
(b) promptly deliver to HSI true and correct copies of any press release, and any report, statement or schedule filed with the Securities and Exchange Commission ("SEC") subsequent to the date of the Amended Securities Purchase Agreement; and (c) confer on a regular basis with one or more representatives of HSI to report operational matters of materiality and any proposals to engage in material transactions.

         Further, each of the Holding Company and FOHP-NJ has agreed that between the date of the Amended Securities Purchase Agreement and the Initial Closing, unless HSI shall have consented in writing thereto and except as otherwise provided for in the Amended Securities Purchase Agreement, it will, among other things, use all reasonable good faith efforts to (i) conduct its operations only according to its usual, regular and ordinary course in substantially the same manner as heretofore conducted, and (ii) preserve intact its business organization and goodwill, keep available the services of its officers and employees and maintain satisfactory relationships with those persons having business relationships with it. The Holding Company also has agreed to use all reasonable efforts to cause the consummation of the transactions contemplated by the Amended Securities Purchase Agreement and to secure, as soon as practicable, all necessary approvals and consents of third parties, including without limitation the DOH and the DOI, to the consummation of the transactions contemplated by the Amended Securities Purchase Agreement.

         Modified Provider Agreements; Conditions Precedent to Effectiveness The Holding Company agreed, as a condition to the effectiveness of the Amended Securities Purchase Agreement, to deliver to HSI, on or prior to March 7, 1997, evidence, satisfactory to HSI in its sole discretion, that the Holding Company and FOHP-NJ shall have modified, in a legally binding manner, FOHP-NJ's provider contracts so that (i) at least 90% of individual physician providers who contract directly with FOHP-NJ and at least 80% of the remaining individual physician providers (who contract with FOHP-NJ through physician groups) are obligated to accept rates of reimbursement which will result in aggregate payments of no more than (a) 115% of RBRVS with respect to all commercial members, (b) 100% of RBRVS with respect to all Medicare members and (c) 65% of RBRVS with respect to all Medicaid members and (ii) with respect to institutional providers, the aggregate rate of reimbursement among all FOHP-NJ institutional providers would reflect a reduction (compared to calendar 1996 rates) of (x) 5% in in-patient costs (solely as a result of rate reductions and not through utilization or medical management efforts) and (y) 10% in out-patient costs (solely as a result of rate reductions and not through utilization or medical management efforts). In addition, as conditions to the Initial Closing, (i) individual institutional providers representing at least 80% of FOHP-NJ's health care costs (as measured with respect to the 1996 calendar year) shall have agreed to the modifications to their provider contracts with FOHP-NJ as described in clause (ii) above, and (ii) (a) each of the hospitals or acute care institution providers which currently offers to its employees as its exclusive health benefits plan a FOHP-NJ health benefits plan (each, an "Exclusive Plan Hospital Provider") shall have delivered to the Holding Company and FOHP-NJ legally binding commitments that all of their employees will continue to be covered by a FOHP-NJ health benefits plan through the end of 1999 and that such employees will constitute an aggregate of at least 1,614,660 "member-months" over the terms of such respective commitments, including (I)(x) at least 621,100 "member-months" for the 1997 calendar year, (y) at least 496,780 "member-months" for the 1998 calendar year and (z) at least 496,780 "member-months" for the 1999 calendar year and (b) each of the hospitals or acute care institution providers which currently offers to its employees on a non-exclusive basis a FOHP-NJ health benefits plan (each, a "Non-Exclusive
Plan Hospital Provider") shall have delivered to the Holding Company and FOHP-NJ satisfactory commitments that (I) employees representing a minimum of annualized 238,800 member-months will continue to be covered by a FOHP-NJ health benefits plan through the end of the 1997 calendar year and
(II) employees representing a minimum of annualized 382,080 member-months will be covered by a FOHP-NJ health benefits plan for the 1998 and 1999 calendar years. These agreements are collectively referred to herein as the "Modified Provider Agreements" and the number of contracts required to be modified as described above is referred to in this Proxy Statement as the "Minimum Number of Modified Provider Agreements." The Holding Company also had agreed, as a further condition to the effectiveness of the Amended Securities Purchase Agreement, to deliver to HSI, on or prior to February 21, 1997, evidence, satisfactory to HSI in its sole discretion, that the Holding Company and FOHP-NJ had obtained a specified number of the Modified Provider Agreements (less than the Minimum Number of Modified Provider Agreements).

         In addition to the foregoing, the Holding Company agreed, as a condition to the effectiveness of the Amended Securities Purchase Agreement, to deliver to HSI, on or prior to March 7, 1997, evidence, satisfactory to HSI in its sole discretion, of insurance coverage relating to all potential losses, claims, obligations, demands, assessments, penalties, liabilities, costs, damages, attorneys' fees and expenses due to any actions or lawsuits brought by any person or entity, (including, without limitation, past or present shareholders of the Holding Company) relating to actions or events occurring prior to the execution of, or relating to the transactions contemplated by, the Amended Securities Purchase Agreement, which insurance coverage shall (i) cover the Holding Company and the past and present directors of the Holding Company, (ii) be in the amount of $20,000,000 in coverage per event and (iii) provide the Holding Company with the ability to purchase tail coverage to survive until the earlier to occur of (A) six years from the Initial Closing or (B) the expiration of all applicable statutes of limitations, at rates representing no more than 75% of the current premiums paid during the first year of such coverage.

         The above conditions to the effectiveness of the Amended Securities Purchase Agreement were extended by HSI from March 7, 1997 to March 14, 1997, and, on that date, HSI declared the Amended Securities Purchase Agreement effective. If HSI had not declared effective the Amended Securities Purchase Agreement on or prior to March 14, 1997 (unless extended by HSI in its sole discretion), the Amended Securities Purchase Agreement would have become null and void.

         Representations and Warranties The Amended Securities Purchase Agreement contains various representations and warranties of the Holding Company, FOHP-NJ and HSI, certain of which are qualified as to materiality. The representations and warranties of the Holding Company and FOHP-NJ relate to, among other things, due organization and good standing of the Holding Company and its subsidiaries; corporate power and authority; enforceability of the Amended Securities Purchase Agreement, the Debentures, and the Management Agreements (as hereinafter defined); capitalization; financial statements; compliance with law and other instruments; litigation; governmental proceedings; compliance with laws; material contracts; consents; licenses, permits and governmental approvals; certain Exchange Act reports supplied to HSI; environmental matters; title to properties and assets; taxes; DOI reports; certain business practices and regulations; insurance; labor issues; employment and severance matters; absence of certain undisclosed liabilities; intellectual property; employee benefit plans; brokers; and the accuracy of information furnished.

         The representations and warranties of HSI relate to, among other things, due organization and good standing of HSI; corporate power and authority; investment intent; limitations on disposition of securities to be acquired; access to data; brokers; availability of funds required to purchase the Debentures; litigation; the quality of HSI's claims processing system; and certain SEC reports supplied to the Holding Company.

         The representations and warranties of the Holding Company, FOHP-NJ and HSI shall survive until the date that is the earlier of (i) the date that is the later of (A) eighteen months following the Initial Closing Date and (B) with respect to representations and warranties made by the Holding Company or FOHP-NJ twelve months following the latest Additional Debenture Advance Closing Date (in each case, except for certain representations and warranties by the Holding Company and FOHP-NJ with respect to environmental matters and taxes, which will survive for a period of six years from the Initial Closing Date or 66 months following the applicable Additional Debenture Advance Closing Date, as the case may be) or (ii) such time as at least 50% of the initial principal amount of the Debentures shall have been converted into shares of New Common Stock. Notwithstanding the foregoing, the rights and obligations of the Holding Company and HSI (other than rights and obligations with respect to the Exchange Offer, Cash Offer, Merger, Standstill Agreement, indemnification and certain other post-closing agreements) shall cease and terminate at such time as at least 50% of the initial principal amount of the Debentures have been converted into shares of New Common Stock.

         Conditions Precedent to Closing HSI's obligation to consummate the Initial Closing is subject to the satisfaction of the following conditions, any of which may be waived by HSI in writing, including, among others: (i) the delivery of Debentures having an aggregate principal amount equal to the Initial Debenture Advance Amount by the Holding Company; (ii) the representations and warranties of the Holding Company and FOHP-NJ contained in the Amended Securities Purchase Agreement shall be true and correct in all material respects as of the Initial Closing Date; (iii) all corporate and other proceedings required to be taken by the Holding Company in connection with the transactions contemplated by the Amended Securities Purchase Agreement, including, but not limited to, approval by the shareholders of the Holding Company, shall have been taken or obtained;
(iv) the Amended and Restated Certificates of Incorporation of the Holding Company and FOHP-NJ shall have been filed with the Office of the Secretary of State of the State of New Jersey, and the amended By-laws of the Holding Company and FOHP-NJ shall have been adopted; (v) HSI shall have received a copy of the Holding Company's Certificate of Incorporation certified by the Secretary of State of the State of New Jersey and certificates as of a recent date of the Secretary of State of each state in which the Holding Company or any subsidiaries organized or qualified to do business as a foreign corporation to the extent that such corporation is in existence and otherwise is in good standing to transact business in such state; (vi) HSI shall have received certificates of the Secretary of each of the Holding Company and FOHP-NJ certifying the accuracy of the By-laws of each of the Holding Company and FOHP-NJ and the names and signatures of each officer of the Holding Company and FOHP-NJ authorized to execute and deliver the Amended Securities Purchase Agreement; (vii) the Holding Company shall have entered into the Management Agreements; (viii) the Holding Company shall have received the Minimum Number of Modified Provider Agreements; (ix) the Holding Company shall have entered into the agreement (the "Investors Agreement") described in this Proxy Statement under the caption "Certain Voting Arrangements;" (x) HSI shall have received opinions of counsel from counsel to the Holding Company and FOHP-NJ; (xi) all authorizations, approvals, consents and waivers of any governmental authority necessary for the consummation of any or all of the transactions contemplated in the Amended Securities Purchase Agreement shall have been obtained on terms satisfactory to HSI and remain in full force and effect; and consents or waivers from parties other than governmental bodies (including shareholders of the Holding Company) that are required in connection with the consummation of the transactions contemplated by the Amended Securities Purchase Agreement shall have been obtained on terms satisfactory to HSI and remain in full force and effect;
(xii) the Holding Company shall have performed and complied in all material respects with all obligations, agreements and covenants required to be performed by it pursuant to the Amended Securities Purchase Agreement prior to or on the Initial Closing Date; (xiii) the Sierra Agreement shall have been terminated without any residual liability or obligations to the Holding Company or FOHP-NJ; (xiv) none of the letters of credit currently available to the Holding Company or the guarantees of portions of the Holding Company's capital obligation to FOHP-NJ shall have expired or terminated; (xv) no injunction or similar order shall be effective which enjoins, prohibits or restrains the purchase and sale of the Debentures or the transactions contemplated by the Amended Securities Purchase Agreement; and (xvi) there shall not be any action or proceeding by or before any court or any other governmental body seeking to restrain, prohibit or invalidate the transactions contemplated by the Amended Securities Purchase Agreement or any action or proceeding seeking a material amount of damages by reason of the consummation of the Amended Securities Purchase Agreement or any of the transactions contemplated thereby.

         HSI's obligation to consummate an Additional Debenture Advance Closing is subject to the satisfaction of various conditions, any of which may be waived by HSI in writing, including, among others: the conditions set forth in (v), (vi), (xi), (xii) and (xvi) above shall be satisfied as of the Additional Debenture Advance Closing Date. In addition (A) the representations and warranties of the Holding Company and FOHP-NJ contained in the Amended Securities Purchase Agreement shall have been true and correct in all material respects as of the Initial Closing Date and shall be true and correct in all material respects on and as of the Additional Debenture Advance Closing Date with respect to certain items to be set forth on a certificate of an executive officer of the Holding Company to be dated as of such Additional Debenture Advance Closing Date; and (B) the Administrative Management Agreement, and the MIS Management Agreement (if effective), shall be in full force and effect or shall have been terminated without cause by HSI.

         In the event that all of the conditions for an Additional Debenture Advance Closing are not satisfied with respect to any given Additional Debenture Advance Amount, then HSI may, at its option: (a) elect the No Additional Advance Option; or (b) elect the Advance Adjustment Option. In calculating the amount of the downward adjustment to the Additional Debenture Advance Amount in connection with the Advance Adjustment Option, HSI is required in good faith to promptly (and prior to the applicable Additional Debenture Advance Closing) prepare a reasonable estimate of any Additional Debenture Advance Adjustment in consultation with the Non-HSI Directors. In the event HSI and the Non-HSI Directors are unable to agree on the correct amount of any Additional Debenture Advance Adjustment, HSI's estimate of such adjustment will be used for purposes of determining the Additional Debenture Advance Amount for the Additional Debenture Advance Closing, and any dispute with respect to the amount of such adjustment is required to be resolved by binding arbitration.

         The Holding Company's obligation to sell the Debentures to HSI and to consummate the transactions contemplated by the Amended Securities Purchase Agreement shall be subject to the satisfaction of the following conditions, any of which may be waived by the Holding Company in writing: (i) the Holding Company shall have received payment of the Initial Debenture Purchase Price;
(ii) the representations and warranties of HSI contained in the Amended Securities Purchase Agreement shall be true and correct in all material respects as of the Initial Closing Date; (iii) all corporate and other proceedings required to be taken by HSI in connection with the transactions contemplated by the Amended Securities Purchase Agreement shall have been taken or obtained; (iv) HSI shall have performed or complied in all material respects with all obligations, agreements and covenants required to be performed by it under the Amended Securities Purchase Agreement prior to or on the Initial Closing Date; (v) no injunction or similar order shall be effective which enjoins, prohibits or restrains the purchase and sale of the Debentures or the transactions contemplated by the Amended Securities Purchase Agreement; (vi) all authorizations, approvals, consents and waivers of shareholders of the Holding Company or any governmental authority or third party, shall have been obtained and shall not be terminated, suspended or withdrawn as of the Initial Closing Date; (vii) the Holding Company shall have received an opinion of counsel from counsel to HSI; and (viii) HSI shall have entered into the Investors Agreement.

         Indemnification The Holding Company and FOHP-NJ have agreed, jointly and severally, to indemnify, defend and hold HSI and its directors, officers, agents and affiliates harmless from and against all losses, claims, obligations, demands, assessments, penalties, liabilities, costs, damages, attorneys' fees and expenses (collectively, "Damages"), asserted against or incurred by such indemnitees by reason of or resulting from a breach of any representation, warranty or covenant of the Holding Company or FOHP-NJ contained in the Amended Securities Purchase Agreement, in any exhibit, schedule, certificate or financial statement delivered under the Amended Securities Purchase Agreement, or in any agreement executed in connection with the transactions contemplated thereby.

         Neither the Holding Company nor FOHP-NJ shall have any obligation to indemnify HSI and its directors, officers, agents and affiliates in respect of any Damages unless the aggregate amount of such Damages exceeds $250,000 (the "Minimum Threshold Requirement"), and then the Holding Company and FOHP-NJ shall be liable only to the extent that the aggregate amount of such Damages exceeds $250,000.

         HSI has agreed to indemnify, defend and hold the Holding Company and FOHP and their respective directors, officers, agents and affiliates harmless from and against all Damages asserted against or incurred by any such indemnitees by reason of or resulting from a breach of any representation, warranty or covenant of HSI contained in the Amended Securities Purchase Agreement, or in any exhibit, schedule or certificate delivered pursuant to the Amended Securities Purchase Agreement, or in any agreement executed in connection with the transactions contemplated thereby. HSI shall have no obligation to indemnify the Holding Company or FOHP-NJ and their respective directors, officers, agents and affiliates in respect of any Damages unless the aggregate amount of such Damages exceeds the Minimum Threshold Requirement, in which case HSI shall be liable only to the extent that the aggregate amount of such Damages exceeds $250,000.

         Termination Provisions The Amended Securities Purchase Agreement may be terminated at any time prior to the Initial Closing (i) by the mutual written consent of the parties, (ii) by HSI, if any conditions set forth in the Amended Securities Purchase Agreement to be performed by the Holding Company or FOHP-NJ have not been satisfied or waived on or before the Initial Closing, or if there has been a material breach on or before the Initial Closing of any of the representations and warranties of the Holding Company and FOHP-NJ contained in the Amended Securities Purchase Agreement, except that the execution and delivery of the Amended Securities Purchase Agreement and the exhibits thereto shall not be deemed to constitute a breach of any such representation, warranty or covenant; provided, however, that HSI shall during the 20 day period following receipt of any written update furnished by the Holding Company to HSI pursuant to the Amended Securities Purchase Agreement, with respect to certain Material Contracts (as defined in the Amended Securities Purchase Agreement) entered into in the ordinary course of business subsequent to the date of the Amended Securities Purchase Agreement and with respect to any changes in representations and warranties of the Holding Company relating to regulatory compliance resulting from regulatory action occurring after the date of the Amended Securities Purchase Agreement, consider in good faith whether it will ultimately in any case be willing to proceed with the transactions contemplated by the Amended Securities Purchase Agreement in light of the information provided in such update, in which case HSI may inform the Holding Company in writing that such written update is not satisfactory (in which case the Amended Securities Purchase Agreement will terminate if the Holding Company fails to cure such written update to HSI's satisfaction within two business days of the delivery of such written notice),
(iii) by the Holding Company if any conditions set forth in the Amended Securities Purchase Agreement to be performed by HSI have not been satisfied or waived on or before the Initial Closing, or if there has been a material breach on or before the Initial Closing of any of HSI's representations or warranties contained in the Amended Securities Purchase Agreement; provided, however, that the Holding Company shall, during the 20 day period following receipt of any written update furnished by HSI to the Holding Company pursuant to the Amended Securities Purchase Agreement, consider in good faith whether it will ultimately in any case be willing to proceed with the transactions contemplated by the Amended Securities Purchase Agreement in light of the information provided in such written update, in which case the Holding Company may inform HSI that such written notice is not satisfactory (in which case the Amended Securities Purchase Agreement will terminate if HSI fails to cure such written update to the Holding Company's satisfaction within two business days of the delivery of such written notice), or (iv) by either party if the Initial Closing is not consummated before July 31, 1997.

         The Holding Company has agreed that if HSI terminates the Amended Securities Purchase Agreement as a result of the failure of the Holding Company to satisfy a condition to the Initial Closing or either the Holding Company or HSI terminates the Amended Securities Purchase Agreement pursuant to the provision which permits either party to terminate the agreement if the Initial Closing has not occurred prior to July 31, 1997, and, in either case a Competing Transaction (as hereinafter defined) is entered into at any time within twelve months after the date of the Amended Securities Purchase Agreement and then consummated within twelve months of its commencement, then on the Payment Date (as hereinafter defined), the Holding Company shall be liable to pay to HSI an amount equal to the greater of (i) $2,500,000 or
(ii) the actual costs incurred by HSI in connection with the transactions contemplated by the Amended Securities Purchase Agreement prior to the termination thereof. The "Payment Date" is the date ten days following the consummation of a Competing Transaction.

         A "Competing Transaction" shall mean any of the following, or any agreement or widely disseminated public announcement or communication by the Holding Company or FOHP-NJ or any other person of a proposed plan or intention to do any of the following (other than the transactions contemplated by the Amended Securities Purchase Agreement): (a) any merger, consolidation, share exchange functionally equivalent to a merger, business combination or other similar transaction; (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 20% or more of the assets of the Holding Company and its subsidiaries, taken as a whole, in a single transaction or a series of related transactions; (c) any tender offer or exchange offer for 20% or more of the outstanding shares of capital stock of the Holding Company, in the event the Board of Directors of the Holding Company shall have changed its recommendation to shareholders of the Holding Company to approve the Amended Securities Purchase Agreement, whether or not the transactions contemplated thereby are consummated; (d) the filing of a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), registering 20% or more of the outstanding shares of capital stock of the Holding Company, whether or not consummated; or (e) any other transaction, in the event the Board of Directors of the Holding Company shall have changed its recommendation to the shareholders of the Holding Company to approve the Amended Securities Purchase Agreement, by which any person or group becomes the beneficial owner of or has the right to acquire 20% or more of the outstanding capital stock of the Holding Company and such person or group infuses cash or other capital into the Holding Company or any of its subsidiaries (or provides guarantees) of at least $2,500,000.

         The Holding Company and HSI have agreed that the payment described in the preceding paragraph shall be the sole and exclusive remedy of the parties upon any termination of the Amended Securities Purchase Agreement followed by the occurrence or existence of a Competing Transaction, and such remedies shall be limited to the sum described in that paragraph; provided, however, that with respect to any termination of the Amended Securities Purchase Agreement followed by the occurrence or existence of a Competing Transaction as a direct result of a material, intentional breach by the Holding Company of any of its representations, warranties, covenants or agreements contained in such agreement, all remedies available to HSI either in law or equity shall be preserved and survive the termination of the Amended Securities Purchase Agreement.

DESCRIPTION OF THE DEBENTURES

         Presented below is a summary of certain provisions of the Debentures, the form of which is attached as Appendix B to this Proxy Statement. Although the following summary includes all the material features of the Debentures, it does not purport to be complete and is qualified in its entirety by reference to the form of Debentures.

         General The Debentures will be issued in the aggregate principal amount equal to the sum of (i) $50,000,000 and (ii) the Phase-In Period Management Fee Amount (currently estimated to approximate $1,700,000) (collectively, the "Principal Amount"), of which the initial principal amount will be the sum (such sum being referred to herein as the "Initial Debenture Amount") of (A) $41,600,000 plus (B) the Phase-In Period Management Fee Amount and the additional principal amount will be the remaining $8,400,000 (the "Additional Debenture Advance Amount"), less all Additional Debenture Advance Adjustments. The Principal Amount will be increased by the aggregate amount of Defaulted Interest (as hereinafter defined), the aggregate amount of Unpaid Management Fees (as hereinafter defined) and Indemnification Obligations (as hereinafter defined) and such other amounts as shall become additional Principal Amount pursuant to the terms of the Debentures, plus accrued and unpaid interest thereon. The Principal Amount and the interest thereon shall be payable on the fifth anniversary of the Initial Closing Date, subject to the provisions described below under the caption "Ranking of Debentures" (the "Maturity Date").

         Interest The Principal Amount shall bear interest at an annual rate equal to the Rate, which is the rate charged to HSI under its credit facility (the "BA Facility") issued by a consortium of commercial banks led by Bank of America, National Trust & Savings Association or such credit facility as is used to refinance the BA Facility, which Rate shall be subject to adjustment at the beginning of each calendar quarter and shall become due and payable, subject to the provisions of the Debentures, with respect to any given calendar quarter within ten days after the end of such quarter. Any such interest not paid when due and payable shall be considered "Defaulted Interest" and shall be included in the Principal Amount.

         Conversion Unless HSI elects the No Additional Advance Option, or if HSI commits to not exercise the No Additional Advance Option in the future, then the Initial Debenture Amount, together with the Additional Debenture Advance Amount, shall be convertible in its entirety, at any time on or before the Maturity Date, at the option of HSI or any subsequent holder thereof, into such number of shares (referred to herein as "Conversion Shares") of New Common Stock of the Holding Company as is equal to 71% of the total equity of the Holding Company as of the date of the Debentures (as such total equity may be increased from time to time to reflect any securities expressly contemplated to be issued under the Amended Securities Purchase Agreement) on a fully-diluted basis (i.e., taking into account the conversion of the Initial Debenture Amount and the Additional Debenture Advance Amount of the Debentures, the exercise of all warrants and options exercisable for shares of New Common Stock and the conversion of all other securities convertible into shares of New Common Stock). In the event HSI elects the No Additional Advance Option, with regard to any given Additional Debenture Advance Amount, the Initial Principal Amount shall be convertible at any time on or before the Maturity Date, at the option of HSI or any subsequent holder thereof, into such number of Conversion Shares as is equal to 59.5% of the total equity of the Holding Company as of the date of the Debentures (as such total equity may be increased from time to time to reflect any securities expressly contemplated to be issued under the Amended Securities Purchase Agreement) on a fully-diluted basis (i.e., taking into account the conversion of such Initial Principal Amount and Additional Debenture Advance Amounts, the conversion of all other securities convertible into shares of New Common
Stock and the exercise of all warrants and options exercisable for shares of New Common Stock), and all other Additional Debenture Advance Amounts shall be convertible at any time on or before the Maturity Date, at the option of HSI or any subsequent holder thereof, into Conversion Shares at the Conversion Ratio.

         Any and all portions of the Principal Amount other than the Initial Debenture Amount and the Additional Debenture Advance Amount shall be convertible into such number of Conversion Shares at any time prior to or on the Maturity Date at the rate (the "Conversion Ratio") which will equal, for each $1,000,000 of Principal Amount so converted, an additional 1.42% of the total equity of the Holding Company, as of the date of the Debentures (as such total equity may be increased from time to time to reflect any securities expressly contemplated to be issued under the Amended Securities Purchase Agreement) on a fully-diluted basis (i.e., taking into account the conversion of the Initial Principal Amount and Additional Debenture Advance Amounts, the conversion of all other securities convertible into shares of New Common Stock, the exercise of all warrants and options exercisable for shares of New Common Stock, and such partial conversion of such Principal Amount).

         As set forth above, the Initial Principal Amount shall be convertible, in part, at any time on or before the Maturity Date, at the option of HSI or any subsequent holder thereof, into such number of Conversion Shars which will equal, for each $1,000,000 of Initial Principal Amount so converted, an additional percentage of the total equity of the Holding
Company (to be calculated by multiplying (i) 1.42% by (ii) a fraction of which the numerator is (a) the Initial Principal Amount less the Phase-In Period Management Fee Amount and (b) the denominator of which is the Initial Principal Amount), as of the date of the Debentures (as such total equity may be increased from time to time to reflect any securities expressly contemplated to be issued under the Amended Securities Purchase Agreement) on a fully diluted basis
(i.e., taking into account such partial conversion of the Initial Principal Amount and the conversion of the remainder of such Initial Principal Amount, the conversion of all Additional Debenture Advance Amounts, the conversion of all other securities convertible into shares of New Common Stock and the exercise of all warrants and options exercisable for shares of New Common Stock).

         As set forth above, the Additional Debenture Advance Amounts of the Debentures shall also be convertible, in part, at any time on or before the Maturity Date, at the option of HSI or any subsequent holder thereof, into Conversion Shares at the Conversion Ratio.

         Immediately after the Initial Closing, HSI will convert the principal amount of the Debentures evidenced by the Phase-In Period Management Fee Amount into shares of common stock representing approximately 2.3% of the Holding Company's outstanding equity (based on $1,700,000 principal amount of Debentures).

         In the event of any inaccuracy in certain representations and warranties of the Holding Company set forth in the Debentures with respect to the outstanding equity securities of the Holding Company or any subsequent issuance of securities by the Holding Company without the consent of the holder of the Debentures in contravention of the terms thereof, the number of shares of New Common Stock into which the Principal Amount of the Debentures is convertible shall be increased according to a formula described in the Debentures (See Appendix B). In order to exercise its conversion rights, the holder of the Debentures will surrender the Debentures, together with a notice of conversion indicating the portion of the Principal Amount converted into Conversion Shares, to the Holding Company.


         The Debentures shall have been deemed to have been surrendered for conversion and converted at the close of business on the date on which the Debentures and notice of conversion from the holder thereof are received by the Holding Company, and on such receipt the Holding Company will issue and deliver at its sole expense, as soon as practicable after such date, a certificate or certificates of its New Common Stock evidencing the number of shares into which the Debentures have been converted to the holder thereto.

         No fractional shares shall be issued on conversion of the Debentures. If upon any conversion of the Debentures the holder thereof would be entitled to recover a fraction of a share of New Common Stock, such fraction of a share shall be rounded up or down, as the case may be, to the nearest whole number of shares of New Common Stock.

         In the event of any change in New Common Stock by reason of a stock dividend, stock split, merger, recapitalization, combination, exchange of shares, issuer tender offer or share repurchase or other similar transaction, the type and number of shares or securities into which the Debentures are convertible shall be adjusted appropriately.

         Ranking of Debentures The obligation of the Holding Company to repay the Principal Amount and accrued interest under the Debentures is subordinated to all other indebtedness of the Holding Company and its subsidiaries. No payments may be made, in respect of all or any portion of the Principal Amount or interest thereon, except with the prior approval of the DOI. Such approval may not be withheld if the Holding Company or HSI provides the DOI with notice at least ten business days in advance of any such payments that the Holding Company's statutory surplus exceeds 125% of the Holding Company's minimum net worth requirement, unless the DOI reasonably determines that the Holding Company's financial condition would be impaired as a result of such payment. The Principal Amount shall be suspended and shall not mature to the extent the Holding Company's net worth, as determined by the DOI and the DOH, is inadequate to make interest payments on the Debentures.

         The Holding Company and HSI have agreed that only the Initial Debenture Amount and the Additional Debenture Advance Amount shall initially be considered statutory surplus under relevant regulations promulgated by the DOI, and any additional amounts of the Principal Amount shall be considered such statutory surplus only upon the approval of the DOI.

         Upon any bankruptcy, dissolution or liquidation of the Holding Company, the Debentures shall thereupon be deemed to be converted into Conversion Shares and shall thereupon be treated as pari passu with then-outstanding shares of capital stock of the Holding Company.

         Additional Principal In the event that any amounts owed to HSI under the Administrative Management Agreement are not paid (other than as a direct result of the actions of HSI thereunder), such amounts (referred to herein as the "Unpaid Management Fees") may, at the option of the holder thereof by notice provided to the Holding Company, be added to, and shall thereupon become part of, the Principal Amount; provided, however, that for purposes of the Debentures, Unpaid Management Fees shall not include amounts that become due and payable in the 1998 calendar year but which are not paid because of actual or projected statutory net with deficiencies of the Holding Company (the "Deferred Management Fees"), provided that such Deferred Management Fees are ultimately paid on or before the end of the immediately following calendar quarter.

         In the event the Holding Company becomes obligated to make one or more indemnification payments to HSI under the Amended Securities Purchase Agreement, whether due to breach of a representation or warranty or otherwise, then the amount of such indemnification payment or indemnification payments (referred to herein as the "Indemnification Obligations") may, at the option of the holder thereof by notice provided to the Holding Company, be added to, and shall thereupon become part of, the Principal Amount; provided, however, that in no event may the holder thereof cause the amount of such indemnification payment to be so added to the Principal Amount until the date that is the later of (i) one year from the time HSI first made its claim under the Amended Securities Purchase Agreement with respect to such indemnification payment, or (ii) six months after adjudication of such claim.

         Affirmative Covenants From and after the date of the Debentures until the Maturity Date or the conversion of the Debentures, whichever comes first, the Holding Company shall comply with and perform each of the following covenants and agreements: (i) the Holding Company will furnish to HSI copies of certain financial statements, reports and information; (ii) the Holding Company will duly pay and discharge, as they become due and payable, all taxes, assessments and governmental and other charges, levies or claims levied or imposed, which are, or which if unpaid might become, a lien or charge upon the properties, assets, earnings or business of the Holding
Company or any of its subsidiaries; provided, however, that nothing contained in the Debentures shall require the Holding Company to pay and discharge, or cause to be paid and discharged, any such tax, assessment, charge, levy or claim so long as the Holding Company in good faith shall contest the validity thereof and shall set aside on its books adequate reserves with respect thereto; (iii) as long as the Debentures are outstanding, the holder thereof shall have the right to approve the accounting firm retained or to be retained by the Holding Company to render accounting advice thereto (such approval not to be unreasonably withheld); (iv) the Holding Company will, and will cause each of its subsidiaries to, at all times do or cause to be done all things necessary to maintain, preserve and renew its corporate charter and its rights, and comply in all material respects with all related laws applicable to the Holding Company and such subsidiary; provided, however, that nothing contained in the Debentures shall (x) require the Holding Company or such subsidiary to maintain, preserve or renew any right not material in the conduct of the business of the Holding Company or such subsidiary, (y) prevent the termination of the corporate existence of such operating subsidiary of the Holding Company if, in the reasonable opinion of the Board of Directors of the Holding Company, such termination is not disadvantageous to the holder thereof or (z) require the Holding Company or such subsidiary to comply with any law so long as the validity or applicability thereof shall be contested in good faith by appropriate proceedings; (v) the Holding Company will as soon as practicable give written notice to the holder thereof of any litigation, arbitration or governmental investigation or proceeding, which has been instituted or, to the knowledge of the Holding Company, is threatened against the Holding Company or any of its subsidiaries, or any of their respective properties, which (x) involves or is likely to involve a claim or claims for damages, penalties or awards in excess of $100,000 in the case of claims for which the Holding Company is not adequately insured or in excess of $300,000 in the case of claims for which the Holding Company is adequately insured, (y) if determined adversely to the Holding Company or such subsidiary would have a material adverse effect thereon, or (z) relates to the Amended Securities Purchase
Agreement or any documents executed pursuant thereto; (vi) the Holding Company will provide or cause to be provided for itself and its subsidiaries insurance against loss or damage of the kinds customarily insured against by corporations similarly situated, with reputable insurers, in such amounts, with such deductibles and by such methods as shall be adequate, and in no event involving material differences from the insurance currently generally maintained; (vii) the Holding Company will keep true books of records and accounts in which full and correct entries in all material respects will be made of all its business transactions and the business transactions of its subsidiaries, and will reflect in its financial statements adequate accruals and appropriations to reserves, all in accordance with generally accepted accounting principles ("GAAP") (subject to customary and reasonable year-end adjustments) and as otherwise required by the DOI; (viii) the Holding Company will, and will cause each of its operating subsidiaries to, comply with all applicable statutes, rules, regulations, orders and restrictions relating to federal, state and local laws and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality with respect thereto, and of any court, arbitrator or other body with jurisdiction and authority, in respect of the conduct of the respective businesses thereof and the ownership of their respective properties, except for those the violations of which would not have a Material Adverse Effect and except such as are being contested in good faith; and (ix) the Holding Company shall have an immediate obligation to report to the holder thereof the occurrence of any Event of Default (as hereinafter defined) or any event which with the giving of notice or the passage of time, or both, would constitute any such Event of Default.

         Board Composition Prior to full conversion of the Debentures and while they are outstanding, HSI shall be permitted to designate such number of directors as represents the greater of (i) not less than 15% of the directors on the Board of Directors of the Holding Company and the boards of directors of each of the Holding Company's subsidiaries or (ii) such greater percentage of the directors on the Board of Directors of the Holding Company and the boards of directors of each of the Holding Company's subsidiaries as is equal to the percentage ownership by HSI of all outstanding New Common Stock in the event such percentage exceeds 15%. Upon conversion of the entire Principal Amount, HSI, through its ownership of Conversion Shares, shall be permitted to designate and elect such number of the directors on the Board of Directors of the Holding Company and the boards of directors of each of the Holding Company's subsidiaries as is equal to HSI's percentage ownership of all outstanding New Common Stock, with such number of directors to be increased as such ownership may be increased from time to time notwithstanding any "staggered term" or other conflicting provision. In no event shall the number of directors of the Board of Directors of the Holding Company or the board of directors of any of the Holding Company's subsidiaries exceed 12 without the prior written consent of the holder thereof (subject to the requirements set forth in the proposed By-laws of the Holding Company that, during the period specified therein, there are at least three directors on the Board who are not designees of HSI).

         Letters of Credit The Holding Company shall not draw any amounts under any letter of credit during the period when the Debentures are outstanding unless so required by either the DOI or the DOH. In such event, all amounts so drawn shall be placed and maintained in a separate and segregated account from which the funds shall be used to satisfy in full all the obligations relating to letters of credit. The Holding Company shall provide written notice to HSI of its intent to draw any amounts under any letter of credit during the period when the Debentures are outstanding.

         Negative Covenants From and after the date of the Debentures, the Holding Company shall not, and shall cause its operating subsidiaries to not, do any of the following: (i) sell, lease, transfer or otherwise dispose of all or a substantial portion of its assets (other than in connection with the sale of securities issued by the United States government the proceeds of which are used to purchase additional securities of the United States government); (ii) without the prior written consent of the holder of the Debentures, consolidate with or merge into any other person or entity or permit any other person or entity to consolidate with or merge into it; provided, however, that a subsidiary of the Holding Company may consolidate with or merge into the Holding Company or a wholly-owned subsidiary of the Holding Company;
(iii) acquire, by asset or stock purchase, merger or otherwise, the assets or stock of any other corporation or partnership without the prior written consent of the holder thereof; (iv) create, incur, assume or suffer to exist any indebtedness for borrowed money ("Borrowed Money") after the date of the Debentures except for (a) Borrowed Money evidenced by the Debentures,
(b) other Borrowed Money, incurred with the consent of the holder thereof, the proceeds of which are used in the ordinary course of business of the Holding Company or a subsidiary, as the case may be; (v) cause or permit any of its assets or properties, whether now owned or hereafter acquired, to be subject to any liens or encumbrances except in the ordinary course of business of the Holding Company or a subsidiary, as the case may be; (vi) become liable as a guarantor, or otherwise, without the prior written consent of the holder of the Debentures, except for guarantees provided as to obligations of a wholly-owned subsidiary of the Holding Company;
or (vii) without the prior written consent of the holder of the Debentures (a) declare or pay any dividend or make any other distributions on any shares of the Holding Company's capital stock, (b) except as otherwise permitted by the Amended Securities Purchase Agreement, redeem, purchase or otherwise acquire for value any shares of the Holding Company's capital stock or any warrants, rights or other options to purchase such capital stock, or (c) except as otherwise permitted by the Amended Securities Purchase Agreement, permit its ownership of voting capital stock of any subsidiary of the Holding Company to be less than 100%.

         In addition, except as otherwise expressly contemplated by the Debentures, the Holding Company will not, without the prior written consent of the holder of the Debentures, issue any additional shares of New Common Stock or any other capital stock of the Holding Company, or any options, stock appreciation rights, warrants or other rights to acquire the New Common Stock or any interest therein, or other rights to acquire authorized and unissued shares of capital stock of the Holding Company, or modify terms of existing securities so as to in any manner dilute the existing conversion rights of the holder thereof, or grant any preemptive rights or rights of first refusal to the existing shareholders of the Holding Company. Further, neither the Holding Company nor any of its subsidiaries shall take any of the following actions or engage in any of the following transactions without the prior written consent of the holder thereof: (i) amend its certificate of incorporation or by-laws;
(ii) make capital expenditures (including such expenditures made by the Holding Company and its subsidiaries) exceeding, in the aggregate, $1,000,000 during any calendar year; (iii) make any material change in the scope of the business of the Holding Company; (iv) file for receivership, dissolution, liquidation or bankruptcy; (v) acquire equity securities (other than pursuant to a buy back or repurchase of equity securities issued by the Holding
Company) or assets of any other person or entity involving payments aggregating in excess of $1,000,000 during any calendar year; (vi) file a registration statement with respect to the public sale of securities of the Holding Company under the Securities Act; or (vii) enter into, assume or become bound by any agreement to do any of the foregoing or otherwise attempt to do any of the foregoing.

         Events of Default An "Event of Default" shall exist if any of the following occurs and is continuing:

         (i) Default is made by the Holding Company on a payment of the Principal Amount or interest on the Debentures, when and as such Principal Amount and interest shall become due and payable;

         (ii) Default is made in the performance or observance of any covenant, condition, undertaking or agreement contained in the Debentures or in the Amended Securities Purchase Agreement (other than any defaults relating to actions taken by, or omissions of, HSI in connection with the performance of its obligations under the Management Agreements), and such default shall continue for 20 days without being cured after the holder thereof provides to the Holding Company written notice of such default;

         (iii) Any warranty, representation or other statement made by or on behalf of the Holding Company contained in the Debentures or in the Amended Securities Purchase Agreement is false or misleading in any material respect at the time such warranty, representation or other statement, as the case may be, was made;

         (iv) The Holding Company or any of its subsidiaries shall (a) files a petition seeking relief for itself under the United States Bankruptcy Code, as now constituted or hereafter amended from time to time, or files an answer consenting to, admitting the material allegations of or otherwise not controverting, or fails timely to controvert, a petition filed against the Holding Company seeking relief under the United States Bankruptcy Code, or (b) files a petition or answer with respect to relief under the provisions of any other now-existing or future applicable bankruptcy, insolvency or other similar law of the United States or any state thereof or of any other country or province thereof or jurisdiction providing for the reorganization, winding-up or liquidation of corporations or an arrangement, composition, extension or adjustment with creditors;

         (v) (a) An order for relief is entered against the Holding Company or any of its subsidiaries under the United States Bankruptcy Code, which order is not stayed and remains unstayed for a period of 45 days, (b) the entry of an order, judgment or decree by operation of law or by a court or by the DOI having jurisdiction in the premises which is not stayed and remains unstayed for a period of 45 days (1) adjudging the Holding Company or any of its subsidiaries bankrupt or insolvent under, or ordering relief against the Holding Company or any of its subsidiaries under, or approving a properly-filed petition seeking relief against the Holding Company or any of its subsidiaries or by the DOI under, the provisions of any other now existing or future applicable bankruptcy, insolvency or other similar law of the United States or any state thereof or of any other country or province thereof or jurisdiction providing for the reorganization, winding-up or liquidation of corporations or any arrangement, composition, extension or adjustment with creditors, (2) appointing a receiver, supervisor, liquidator, assignee, sequestrator, trustee or custodian of the Holding Company or any of its subsidiaries or of any substantial portion of the property of the Holding Company or any such subsidiaries, or (3) ordering the reorganization, winding-up or liquidation of the affairs of the Holding Company or any of its subsidiaries, or (c) the expiration of 60 days after the filing of any involuntary petition against the Holding Company or any of its subsidiaries seeking any of the relief specified in paragraph (iv) above or this paragraph (v) without dismissal of such petition; or

         (vi) The Holding Company or any of its subsidiaries shall (a) makes a general assignment for the benefit of creditors, (b) consent to the appointment of, or taking possession of all or a substantial part of the property of the Holding Company or any such subsidiary by, a receiver, supervisor, liquidator, assignee, sequestrator, trustee or custodian of the Holding Company or any such subsidiary, (c) admits its insolvency or inability to pay its debts generally as such debts become due, (d) fails generally to pay its debts as such debts become due or (e) takes any action (including such actions taken by the Holding Company's directors or a majority of the Holding Company's shareholders) regarding the dissolution or liquidation of the Holding Company or any such subsidiary.

         Remedies In case any one or more of the Events of Default shall have occurred and be continuing, the holder of the Debentures shall have the right to accelerate payment of the entire Principal Amount, and all interest accrued thereon, and, upon such acceleration, such Principal Amount and interest shall thereupon become immediately due and payable, without any presentment, demand, protest or other notice of any kind, and the Holding Company shall forthwith pay to the holder of the Debentures the entire then outstanding Principal Amount, and interest accrued thereon, due pursuant to the Debentures; provided, however, that any such payment by the Holding Company must be in accordance with the provisions described above under the caption "Ranking of Debentures."


THE MANAGEMENT AGREEMENTS

         HSI's obligation to consummate the Initial Closing is conditioned upon, among other things, the Holding Company entering into (i) the Administrative Management Agreement, and, at HSI's option, (ii) the MIS Management Agreement (together, the "Management Agreements") with HSI. Presented below is a summary of certain provisions of the Management Agreements, which are attached hereto as Appendices C and D to this Proxy Statement. Although this summary includes all the material features of the Management Agreements, it does not purport to be complete and is qualified in its entirety by reference to the Management Agreements.

         General Each of the Management Agreements provides that HSI will employ the business executives in charge of the Holding Company and each of its subsidiaries, and each executive in charge of a principal business division, unit or function (including, but not limited to finance, legal, operations, sales and marketing, information systems, medical management, and provider contracting and relations) (collectively, the "Executives"). Each of the Executives will report to HSI's senior management. All the Executives shall be appointed by the Holding Company's Board of Directors to the offices requested by HSI; provided, however, that the Board may reject any proposed appointee it reasonably finds to be of insufficient ethical character for such office; and provided further, that the Board may, after due consultation with HSI, based on a reasonable determination of intentional and material unethical behavior or insubordination or wilful misconduct or gross negligence, remove any such Executive. Further, each of the Management Agreements provides that the Holding Company will continue to employ an internal auditor who will report directly to the Board of Directors and who will perform functions consistent with those performed thereby prior to the Initial Closing Date.

         Terms Each of the Management Agreements shall have an initial term of five years, subject to automatic one year renewal terms unless either party provides written notice of non-renewal to the other party at least two years prior to the then current term of the agreement. A party may terminate either of the Management Agreements if (i) the other party is in material breach of the agreement (subject to certain rights to cure any such breach); (ii) the other party (a) becomes insolvent, (b) voluntarily seeks, consents to or acquiesces in the benefit or benefits of any Debtor Relief Law (as defined in the Management Agreements) or (c) becomes a party to (or be made the subject
of) any proceeding provided by any Debtor Relief Law, other than as a creditor or claimant (unless, in the event the proceeding is voluntary, the petition instituting the voluntary proceeding is dismissed within 45 days of the date it was filed).

         The Administrative Management Agreement will not become effective prior to the receipt of all necessary government approvals; provided, however, that, so long as the Initial Closing and the execution and delivery of the Administrative Management Agreement occur prior to July 31, 1997, the Administrative Management Agreement shall be deemed to be effective as of January 1, 1997. The MIS Management Agreement shall not become effective until the later of (i) the receipt of all necessary government approvals, (ii) the receipt by the Holding Company from HSI of notice of effectiveness of such agreement and (iii) the termination of the HSII Agreement.

         Compensation Under the Administrative Management Agreement As compensation under the Administrative Management Agreement, HSI will receive a monthly management fee (the "Management Fee") equal to the sum of (a) 2% of the total revenue of the FOHP Health Plans for such month plus (b) reimbursement for (i) direct expenses incurred by third parties and (ii) salaries and benefits of the Executives employed by HSI in accordance with the Administrative Management Agreement; provided, however, that the aggregate amount of payments to be made to HSI with respect to clause (a) for each calendar year during the term of the Administrative Management Agreement (including, with respect to the 1997 calendar year for this purpose, any Phase-In Period Management Fee Amount) shall in no event be less than $5,000,000.

         At the time of the Initial Closing, the Holding Company shall pay HSI the Phase-In Period Management Fee Amount, which is an amount equal to the Management Fees for all full months during the 1997 calendar year ending prior to the Initial Closing Date, based on certain administrative services provided by HSI to the Holding Company since January 1, 1997. It is currently estimated that the Phase-In Period Management Fee Amount will approximate $1,700,000.

         At the end of each month during the term of the Administrative Management Agreement, HSI shall provide the Holding Company with statements setting forth the Management Fee for such month. The Management Fee for any month shall become payable within ten days after receipt by the Holding Company from HSI of the statements for such month.

         In the event that HSI establishes a regional or centralized multi-entity system relating to functions ordinarily and customarily handled at the plan level and not described in the MIS Management Agreement (such as plan level accounting and membership services), HSI shall have the right to transfer such functions performed by the FOHP Health Plans to such regional system, in which case the Holding Company shall be obligated to pay to HSI the share of such regional systems costs incurred by HSI with respect to such function which is allocable to the FOHP Health Plans; provided, however, the regionalization or centralization of functions by HSI must result, in the aggregate, in cost savings to the FOHP Health Plans and any data processing functions performed under such regionalization or centralization shall not cost more than what is contemplated under the HSII Agreement.

         In the event any of the Management Fees due and payable to HSI under the Administrative Management Agreement are not paid, such Management Fees may, at HSI's option, be added to the principal amount evidenced by the Debentures except that Management Fees due and payable during calendar year 1998 may only be added to such principal amount to the extent permitted by the Debentures. Any due and payable but unpaid Management Fees not added to the principal amount evidenced by the Debentures shall bear interest at the Rate until paid in their entirety or added to the principal amount evidenced by the Debentures.

         Compensation Under MIS Management Agreement As compensation under the MIS Management Agreement, the Holding Company will (i) pay HSI fees and charges to be specified by HSI upon the effectiveness of the agreement, which fees and charges shall be no greater than the compensation currently paid to HSII pursuant to the HSII Agreement and (ii) reimburse HSI for such costs and expenses as to which HSII is entitled to reimbursement under the HSII Agreement and documents related thereto.

         Services Provided Under Administrative Management Agreement HSI is required to provide and perform the following services, subject to the direction of the FOHP Health Plans and consistent with the manner in which HSI provides such services to its own subsidiaries, without disadvantage to the Holding Company or the FOHP Health Plans: (i) manage the diagnosis and assessment of the information/operating systems of the FOHP Health Plans and provide support for all necessary conversions, supplements and enhancements to such systems; (ii) manage the FOHP Health Plans in their provider contracting efforts and provider relations matters, including the establishment of appropriate provider reimbursement structures; (iii) provide human resources and employee benefit corporate management services to the FOHP Health Plans in recruiting employees and in implementing personnel policies and procedures and employee benefit programs; (iv) provide consultation and assistance to the FOHP Health Plans in connection with governmental relations and legislative activities (including regulatory compliance matters) affecting the FOHP Health Plans; (v) provide consultation and assistance to the FOHP Health Plans in conducting analyses of the marketplace in which they operate and in developing an appropriate strategic plan; (vi) provide consultation and assistance to the FOHP Health Plans in connection with the development and dissemination of enrollment and disclosure materials for enrollees thereof, employers and other groups contracting with any of the FOHP Health Plans and other third parties;
(vii) provide administrative support to the FOHP Health Plans in the formulation, review and implementation of the utilization review and quality assurance programs thereof; (viii) provide consultation and assistance to the FOHP Health Plans in connection with protecting the confidentiality of the records thereof and ensuring compliance with all applicable federal, state and local laws and regulations relating to the records thereof; (ix) consult with and assist the FOHP Health Plans in support of the medical management policies and procedures thereof, in preparing and negotiating contracts with participating providers, subscriber groups, vendors and other third parties;
(x) provide consultation and assistance to the FOHP Health Plans in the preparation of the annual budget thereof, which will set forth their major operating objectives, anticipated revenues, expenses, cash flow and capital expenditures; (xi) provide oversight management to the FOHP Health Plans in recording and analyzing the financial condition thereof, including financial review and analysis of health care costs incurred thereby and assist in the preparation of appropriate federal, state and local tax returns and provide the FOHP Health Plans with advice as to appropriate tax accruals; (xii) provide consultation and assistance to the FOHP Health Plans in the establishment, review and modification of collection policies and programs designed to minimize the number and amount of outstanding accounts receivable thereof; (xiii) provide consultation and assistance in implementing the FOHP Health Plans' premium structures, which premium structures shall take into account the financial obligations of the FOHP Health Plans, the importance of providing quality health care at a reasonable cost and competition of the FOHP Health Plans and the service areas; (xiv) give advice to the FOHP Health Plans concerning various business insurance programs, including but not limited to, professional liability insurance, directors and officers liability insurance, reinsurance and workers' compensation insurance; (xv) provide consultation and assistance to the FOHP Health Plans in connection with the sales and marketing efforts of the FOHP Health Plans, including assistance with regard to the selection of advertising agencies, the conduct of surveys respecting the satisfaction of subscriber groups and enrollees of the FOHP Health Plans and the FOHP Health Plans' sales programs and techniques; (xvi) provide to the FOHP Health Plans actuarial and data analysis services, and assistance in the development of underwriting standards; (xvii) assist the Boards of Directors of the Holding Company and its subsidiaries in reviewing the short, medium and long range objectives of the FOHP Health Plans and in formulating recommendations with respect thereto; and (xviii) provide such other services, not specifically mentioned herein, that are mutually agreed upon between the parties.

         Services Provided Under MIS Management Agreement HSI shall provide and perform the following services under the MIS Management Agreement: (i) provide all claims processing, record keeping and data processing services to the FOHP Health Plans that are currently provided by HSII pursuant to the HSII Agreement; and (ii) provide such other related services as are mutually agreed upon between the parties.

         Indemnification Under each of the Management Agreements, HSI will defend, indemnify and hold the FOHP Health Plans and, among others, their respective officers, directors, shareholders, employees and agents, from and against any and all claims, actions, damages, obligations, losses, liabilities, costs and expenses, including attorneys' fees, other professional fees, costs of collection and other costs of defense ("Management Agreement Damages"), resulting from HSI's gross negligence or willful misconduct. In addition, the Holding Company has agreed to defend, indemnify and hold HSI and, among others, its officers, directors, shareholders, employees and agents, from and against any and all Management Agreement Damages resulting from HSI's execution of the Management Agreements or performance of services thereunder, provided that no such indemnification shall be provided to the extent that such Management Agreement Damages result from HSI's gross negligence or willful misconduct.

CERTAIN VOTING ARRANGEMENTS

         The Holding Company and HSI have entered into the Investors Agreement pursuant to which HSI has agreed not to, and to cause its designees appointed to the Holding Company's Board of Directors ("HSI Designees") in accordance with the Debentures not to, take any action to nominate any persons who are Non-HSI Designees. During the term of the Investors Agreement, HSI shall not vote any of its shares of New Common Stock or any other voting securities of the Holding Company over which HSI has voting control, for any nominees to the Holding Company's Board of Directors other than the HSI Designees and the Non-HSI Designees. The Investors Agreement will terminate at the earlier of
(i) such time as HSI shall own no New Common Stock and no securities of the Holding Company exercisable or convertible into shares of New Common Stock and
(ii) such time as Article III of the Holding Company's By-laws has been amended to delete the requirement that directors be elected to the Holding Company's Board of Directors who are not designees of HSI.

NO DISSENTERS' RIGHTS; INTEREST OF EXECUTIVE OFFICERS, DIRECTORS AND AFFILIATES IN THE TRANSACTION

         No shareholder of the Holding Company, including any shareholder who is an executive officer, director or affiliate of the Holding Company, will receive any benefit from the Transaction which is not shared on a pro rata basis by all the other shareholders of the Holding Company. In addition, shareholders of the Holding Company will have no dissenters' rights in connection with the closing under the Amended Securities Purchase Agreement.

FEDERAL INCOME TAX CONSEQUENCES

         Except as discussed below, the Holding Company does not believe that the transactions contemplated by the Amended Securities Purchase Agreement will result in any material federal income tax consequences to the Holding Company or its shareholders. However, if any shares of New Common Stock are tendered by a shareholder to the Holding Company or HSI for cash in excess of the amount paid for such shares, the difference in the amount the shareholders paid for the shares and the amount he, she or it receives for the shares from the Holding Company or HSI generally will be taxed as a capital gain or ordinary income.

         Section 382 of the Internal Revenue Code of 1986, as amended (the "Code"), imposes an annual limitation (a "Section 382 limitation") on a corporation's utilization of its federal net operating losses and certain "built-in deductions" if the corporation undergoes a qualified "ownership change." In general, a corporation will be deemed to have gone through an ownership change if the percentage stock ownership of one or more qualified shareholders ("5%
                                       37

Shareholders") increases by 50 or more percentage points during any three-year period. Under these rules, the Transaction will be considered an ownership change and the Holding Company will be subject to a Section 382 limitation.

         The annual limitation imposed by Section 382 would be calculated by multiplying the fair market value of the Holding Company as of the day of the Transaction (as determined by the rules of Section 382 and the regulations thereunder), by the long-term tax exempt interest rate provided in the Code. The Section 382 limitation sets a yearly cap on the amount of post-transaction federal taxable income that may be offset by pre-transaction net operating losses and built-in deductions. The calculated Section 382 limitation may, depending on its magnitude, result in a portion of the net operating loss being lost due to expiration. The Section 382 limitation would not apply to any federal net operating losses incurred after the date of the Transaction. As of September 30, 1996, the Holding Company had an estimated federal consolidated net operating loss of $28,089,000 and built-in deductions, consisting mainly of pre-licensure operating expenses and organization costs capitalized under Sections 195 and 248 of the Code, of approximately $5,003,000. The amount of built-in deductions is estimated and would be subject to redetermination by the Internal Revenue Service upon audit.

         New Jersey has not adopted the state law equivalent to Section 382, but has its own provision limiting New Jersey net operating loss utilization under certain circumstances. Under New Jersey law, if there is a 50 percentage point change in the ownership of a corporation and the corporation changes from the business giving rise to the loss, then the New Jersey net operating loss is eliminated. Since the operation of this law depends upon future circumstances not currently being contemplated, the New Jersey limitation should not apply.

         THE DISCUSSION SET FORTH ABOVE DOES NOT PURPORT TO BE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES OF THE TRANSACTIONS CONTEMPLATED BY THE AMENDED SECURITIES PURCHASE AGREEMENT. EACH SHAREHOLDER'S INDIVIDUAL CIRCUMSTANCES MAY AFFECT THE TAX CONSEQUENCES OF A PARTICULAR TRANSACTION CONTEMPLATED BY THE AMENDED SECURITIES PURCHASE AGREEMENT TO SUCH SHAREHOLDER. IN ADDITION, NO INFORMATION IS PROVIDED HEREIN WITH RESPECT TO TAX CONSEQUENCES OF THE TRANSACTIONS CONTEMPLATED BY THE AMENDED SECURITIES PURCHASE AGREEMENT UNDER APPLICABLE FOREIGN OR LOCAL LAWS. CONSEQUENTLY, EACH SHAREHOLDER OF THE HOLDING COMPANY IS ADVISED TO CONSULT HIS, HER OR ITS OWN TAX ADVISOR AS TO SPECIFIC TAX CONSEQUENCES OF THE TRANSACTIONS CONTEMPLATED BY THE AMENDED SECURITIES PURCHASE AGREEMENT.

CONSEQUENCES IF TRANSACTION IS NOT APPROVED

         If a New Jersey HMO fails to meet the statutory net worth requirements applicable to it, the DOI has the power to suspend or revoke the HMO's COA. Without a COA, an entity cannot conduct business as an HMO in New Jersey.


         As of December 31, 1996, FOHP-NJ was approximately $45,300,000 below 125% of the statutory net worth requirement applicable to it, and approximately $41,600,000 below 100% of its statutory net worth requirement. If the Transaction is not consummated, the DOI has indicated that it will require the Holding Company to draw against the letters of credit made available to it for purposes of contributing to FOHP-NJ such monies for net worth purposes. If the Holding Company were to draw against each letter of credit made available to it, and each guarantor paid the amount of the Holding Company's capital obligation to FOHP-NJ which it guaranteed, the Holding Company would receive approximately $11,000,000, which would leave FOHP-NJ with a statutory net worth deficit of approximately $34,300,000 at 125% of the statutory net worth requirement applicable to it and approximately $30,600,000 at 100% of such statutory net worth requirement. The DOI has informed HSI that, if the transaction is not consummated (which consumation requires the approval of the Holding Company's shareholders of the Transaction and Amendments) on or before April 30, 1997, the DOI intends to petition the New Jersey Superior Court for an order to allow the DOI to place FOHP-NJ into rehabilitation. It is also the understanding of the Holding Company's Board of Directors that it is the DOI's intention to place FOHP-NJ into rehabilitation if the transaction is not consummated by such date. If FOHP-NJ is placed into rehabilitation, it is likely that none of the shareholders of the Holding Company will receive any distribution on the shares of Common Stock-NJ held by them since all the assets of the Holding Company will be used to pay the liabilities and other debts of FOHP-NJ and the Holding Company before any distributions are made to shareholders.

USE OF PROCEEDS

         If the Transaction is consummated, all of the Initial Debenture Amount and the Additional Debenture Advance Amounts received by the Holding Company in connection with the sale of the Debentures to HSI (less fees and expenses incurred by the Holding Company in connection with the Transaction), will be contributed to FOHP-NJ to ensure that FOHP-NJ meets the statutory net worth requirements applicable to it.

ARRANGEMENTS WITH FINANCIAL ADVISOR

         The Holding Company selected PaineWebber to be its financial advisor in connection with the Transaction because PaineWebber is a prominent investment banking and financial advisory firm with experience in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of securities, private placements and valuations for corporate purposes.

         Pursuant to an engagement letter between the Holding Company and PaineWebber dated as of August 13, 1996, as amended, PaineWebber was paid a retention fee of $100,000 (which would be credited against a transaction fee calculated as described below). In addition, PaineWebber will receive a fee, payable upon completion of the Transaction, equal to $800,000 (less the retainer) and will be reimbursed for certain of its related expenses. PaineWebber will not be entitled to any additional fees or compensation in the event the Transaction is not approved by the shareholders of the Holding Company or is otherwise not consummated. The Holding Company also has agreed, under separate agreement, to indemnify PaineWebber, its affiliates and each of its directors, officers, agents and employees and each person, if any, controlling PaineWebber or any of its affiliates against certain liabilities, including liabilities under federal securities laws.

REGULATORY FILINGS

         Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules promulgated thereunder, consummation of the Transaction is subject to the expiration or prior termination of a specified 30-day waiting period. On December 31, 1996, HSI and the Holding Company received notification of the termination of the waiting period.

EFFECT OF CONVERSION OF DEBENTURES ON HOLDERS OF COMMON STOCK


         Except as otherwise described under the section herein captioned "Proposals to Approve the Amendments - Proposed Amendments - Proposal to Approve Amendments to the Certificate of Incorporation of the Holding Company relating to Changes in the Rights of Shareholders of the Holding Company - Rights of First Refusal," the issuance of New Common Stock upon the conversion of the Debentures will have no effect on the rights or privileges of existing shareholders of the Holding Company except to the extent that the interest of each shareholder in the economic results and voting rights of the Holding Company are diluted pro rata based on the number of shares owned by existing shareholders prior to any issuance.

         Upon the conversion of the principal amount of the Debentures received by HSI, HSI will be the owner of between 59.5% and 71.0% of the Holding Company's outstanding New Common Stock. As a result, HSI will be able to exert significant influence over the determination of significant corporate actions. Under the provisions of the New Jersey Shareholders Protection Act, the Holding Company will be prohibited from engaging in a "business combination" (as such term is defined therein) with HSI for a period of five years from the date of the Initial Closing, except by tender offer or through the Merger or as otherwise contemplated by the Amended Securities Purchase Agreement during such five-year period, subject to the Standstill Agreement. HSI informed the Holding Company that, at the time of any such acquisition transaction, it will comply with applicable disclosure obligations under the Exchange Act, including, without limitation, the applicable requirements under Rule 13e-3.

INFORMATION CONCERNING HSI

         HSI is one of the largest managed health care companies in the United States, with more than 1.9 million HMO and administrative services only ("ASO") members. HSI provides a comprehensive range of health care services through HMOs located in the following four regions: California, the Northeast (Connecticut, Pennsylvania and New Jersey), the Northwest (Washington, Oregon and Idaho) and the Southwest (Colorado and New Mexico). Health Net, HSI's HMO subsidiary in California, with approximately 1.33 million members, is the second largest provider of managed health care services in the state. HSI operates a Preferred Provider Organization network, which provides access to health care services to over 4.6 million persons in 38 states, and also owns two health and life insurance companies licensed to sell insurance in 33 states and the District of Columbia.

         HSI's HMOs market their traditional HMO products to employer groups and their Medicare and Medicaid products directly to eligible individuals. Health care services that are provided to HSI's members include primary and specialty physician care, hospital care, laboratory and radiology services, pharmacy services, dental and vision care, skilled nursing care, physical therapy and mental health care. HSI's HMO service networks include approximately 17,500 primary care physicians, 40,500 specialists and 614 hospitals. HSI utilizes sophisticated medical management systems to reduce excess utilization of health care services. HSI is also developing a new medical management system which will utilize clinical protocols and triage procedures to direct members to the most appropriate provider. HSI believes that this new system, which it calls "Fourth Generation Medical Management," will represent a major advance in applying sophisticated information systems to the practice of medicine.

         HSI's growth strategy is focused on increasing enrollment and profitability through (i) continued commercial and Medicare risk enrollment expansion in existing markets, (ii) membership and revenue growth from acquisitions in both new and existing markets and (iii) improving medical management of health plans in new markets and continued refinement of medical management in existing markets. HSI actively seeks to increase growth in its existing markets by increasing penetration of its existing product line through continued investment in its sales and marketing capabilities and by introducing new products that both increase plan flexibility and reach new potential customers, including Medicare and Medicaid recipients. HSI intends to expand on its recent success with its Medicare risk products, which products have experienced rapid enrollment and premium growth throughout the last three years. HSI also plans to capitalize on the breadth and quality of its provider network and its high quality, affordable products to drive enrollment growth in existing markets.

         HSI plans to continue its expansion into geographic areas which HSI believes can benefit from more efficient medical management. In this regard, HSI has targeted the Northeastern United States as an attractive service market and in 1995 began a strategy of acquiring significant HMO plans in the Northeast with the acquisition of M.D. Health Plan, operating in Connecticut, and Greater Atlantic, operating in Pennsylvania and New Jersey. These acquisitions, which accounted for 359,389 members at September 30, 1996, have provided HSI with a platform in the Northeast which it intends to utilize in bringing FOHP-NJ to a profitable level.

         HSI believes it has established a reputation as a leader in medical management through optimizing the utilization of health care services among the members of its health plans. HSI believes it can have a direct impact on health care utilization (and resulting profitability) of FOHP-NJ through the application of its medical management techniques. As evidence of this impact, at the time HSI acquired M.D. Health Plan, this plan's acute hospital days per thousand commercial members was approximately 300. In December 1995, after HSI's medical management system had been installed, hospital days per thousand had decreased to below 200, a level consistent with HSI's Southwest and Northwest plans. HSI is attempting to further decrease utilization through the implementation of its new medical management procedures. No assurance can be given that the application of HSI's medical management techniques to

FOHP-NJ can achieve the same results as those achieved when such techniques were applied to M.D. Health Plan or HSI's Southwest and Northwest plans.

         The business of HSI is subject to risks applicable generally to managed health care organizations, including limitations on control over and predictability of health care costs, high levels of competition, dependence on ability to attract and retain qualified health care providers, substantial government regulation, the possibility of the adoption of adverse legislation and regulatory health care reform measures and exposure to evolving theories of recovery for desired coverage. In addition, HSI's business is significantly dependent upon effective information systems. HSI is in the process of attempting to reduce its number of systems and also upgrade and expand its systems capabilities. Failure by HSI to maintain an effective and efficient information system could result in adverse consequences to HSI and (if the Transaction is consummated) the Holding Company and FOHP-NJ.

         In October 1996, HSI announced its intention to merge with Foundation Health Corporation. Such merger is expected to close in March 1997. While such contemplated merger involves customary uncertainties relating to the integration of two companies that have previously operated independently, such merger also will create the nation's fourth largest publicly traded managed health care company and an organization well-positioned for accelerated growth in the health care industry and throughout the United States.


VOTE REQUIRED

         Approval by the Holding Company's shareholders of the proposal to approve the Transaction requires the affirmative vote of the holders of at least 75% of the outstanding Common Stock-NJ.

                      PROPOSALS TO APPROVE THE AMENDMENTS

PROPOSED AMENDMENTS

         During the summer of 1996, as a result of FOHP-NJ's statutory net worth deficiency, the Board of Directors discontinued the Holding Company's expansion efforts in states other than New Jersey, including expansion efforts in New York, Pennsylvania and Maryland. In addition, the Board recognized the need for the Holding Company to obtain additional equity so as to enable FOHP-NJ to meet the statutory net worth requirements applicable to it. The Board also recognized that, to attract potential investors it was necessary to make certain amendments to the Certificate of Incorporation and By-laws of the Holding Company, including the deletion of the existing classes of Holding Company Common Stock and the substitution therefor of one class of common stock, the reduction of the number of directors on the Board and the inclusion of persons on the Board who are not Practitioners, representatives of Acute Care Institutions or management of the Holding Company. The terms "Practitioners" and "Acute Care Institutions" are defined in the section of this Proxy Statement captioned "Description of Securities."


         In September 1996, the Holding Company began negotiating with HSI with respect to a possible sale of securities to HSI in order for the Holding Company to raise capital so that FOHP-NJ could meet the statutory net worth requirements applicable to it. As a result of these negotiations, the Holding Company and HSI entered into the Original Securities Purchase Agreement, which contemplated, among other things, certain amendments to the Holding Company's Certificate of Incorporation and By-laws and certain amendments to the Certificate of Incorporation and By-laws of FOHP-NJ. On February 10, 1997, the Holding Company and HSI entered into the Amended Securities Purchase Agreement, which agreement, as amended, substantially preserves the amendments to the Certificate of Incorporation and By-laws of the Holding Company and FOHP-NJ contemplated in the Original Securities Purchase Agreement.

         The Certificate of Incorporation and By-laws of the Holding Company are proposed to be amended to provide that, for so long as HSI owns the Debentures, HSI will be entitled to designate 15% of the Board or such greater percentage as is commensurate with the number of outstanding shares of New Common Stock held by HSI. In the event HSI no longer holds any Debentures, the percentage of the Board which HSI will be able to designate will be based solely on the number of shares of New Common Stock held by it. The Board recognizes that the sale of the Debentures to HSI will affect the governance structure of the Holding Company, and, therefore, in negotiating the Original Securities Purchase Agreement required that the composition of the Board include NJ Practitioners (as hereinafter defined) and representatives of NJ Acute Care Institutions (as hereinafter defined) for so long as any health care provider to FOHP-NJ owns shares of New Common Stock.

         As used herein, the term "NJ Acute Care Institutions" shall mean hospitals or acute care institutions, licensed by the DOH, which have entered into provider agreements with FOHP-NJ to provide health care related services to the members of FOHP-NJ's health care benefits plans, and the term "NJ Practitioners" shall mean the members of the medical staff of a NJ Acute Care Institution, or physicians designated by a NJ Acute Care Institution, who (i) are licensed to practice medicine or osteopathy in the State of New Jersey, and (ii) have entered into provider agreements with FOHP-NJ to provide health care services to the members of FOHP-NJ's health care benefits plans.

         The proposed Amendments described below affect many provisions of the Certificate of Incorporation of the Holding Company, the By-laws of the Holding Company, the Certificate of Incorporation of FOHP-NJ and the By-laws of FOHP-NJ. While a description of the material features of the proposed Amendments is set forth below, that description is qualified in its entirety by reference to the full text of the Amendments as contained in the Amended and Restated Certificate of Incorporation of the Holding Company annexed hereto as Appendix E, the By-laws of the Holding Company annexed hereto as Appendix F, the Amended and Restated Certificate of Incorporation of FOHP-NJ annexed hereto as Appendix G, and the By-laws of FOHP-NJ annexed hereto as Appendix H. In addition, the description of the proposed Amendments set forth below describes the effect the Amendments will have on Common Stock-NJ and the holders thereof, inasmuch as Common Stock-NJ is the only class of the Common Stock of the Holding Company ("Holding Company Common Stock") currently outstanding.

         If the Transaction is not approved by the Holding Company's shareholders, the shareholders will not vote on the Amendments at the Annual Meeting. In addition, if all three proposals to approve the Amendments set forth below are not approved by the Holding Company's shareholders, none of the proposed amendments will be made to the Certificates of Incorporation and By-laws of the Holding Company and FOHP-NJ, and the Transaction will not be consummated.


I. PROPOSAL TO APPROVE AMENDMENTS TO THE CERTIFICATE OF INCORPORATION OF THE HOLDING COMPANY RELATING TO CHANGES IN THE CLASSES OF SECURITIES AUTHORIZED FOR ISSUANCE BY THE HOLDING COMPANY.

         If the Transaction and Amendments are approved by the shareholders of the Holding Company, the Certificate of Incorporation of the Holding
Company will be amended by deleting each class of Holding Company Common Stock currently authorized thereunder, and, substituting therefor, 110,000,000 shares of capital stock consisting of 100,000,000 shares of New Common Stock and 10,000,000 shares of Preferred Stock. The Board believes that the several classes of Holding Company Common Stock currently contained in the Holding Company's Certificate of Incorporation are no longer necessary inasmuch as the Holding Company has, for the time being, discontinued its expansion in other states. Even if the Holding Company were to decide to continue its expansion into other states, the primary purpose of the various classes of Holding Company Common Stock authorized in the Holding Company's Certificate of Incorporation was to ensure that each subsidiary of the Holding Company which operates, or has been formed to operate, as an HMO (collectively, the "Operating Subsidiaries," and individually an "Operating Subsidiary"), had adequate representation on the Board and to facilitate the election of directors to serve on the Board. Since the subsidiaries of the Holding Company will not designate the directors to be elected to the Board of Directors of the Holding Company if the Transaction is consummated, the Board does not believe that the various classes of Holding Company Common Stock would have provided any meaningful benefit to the Holding Company or its shareholders in the future.


         The Certificate of Incorporation of the Holding Company, as proposed to be amended, authorizes 10,000,000 shares of Preferred Stock, and authorizes the Board of Directors to issue shares of Preferred Stock in one or more series with such dividend, liquidation, conversion, redemption and other rights as the Board of Directors may establish from time to time. The Board believes that the authorization of Preferred Stock provides the Holding Company with an alternative means of raising capital. The Board recognizes that issuance of Preferred Stock could affect the rights of holders of New Common Stock. For example, holders of Preferred Stock could be afforded preferential rights with respect to distributions or dividends by the Holding Company. Currently, the Board of Directors has no intention of issuing any shares of Preferred Stock.


II. PROPOSAL TO APPROVE AMENDMENTS TO THE CERTIFICATE OF INCORPORATION OF THE HOLDING COMPANY RELATING TO CHANGES IN THE RIGHTS OF SHAREHOLDERS OF THE HOLDING COMPANY.

         VOTING RIGHTS - Pursuant to the Certificate of Incorporation of the Holding Company now in effect, the holders of Common Stock-NJ are entitled to special voting rights with respect to matters such as mergers, consolidations, sales of all or substantially all the assets of the Holding Company, and any alteration, repeal or amendment of the Holding Company's Certificate of Incorporation or By-laws or the certificate or articles of incorporation of any subsidiary of the Holding Company. If the Transaction and Amendments are approved by the shareholders, the Holding Company's Certificate of Incorporation will be amended to delete the special voting rights. Accordingly, certain actions which currently require approval of the holders of Common Stock-NJ could be effected by the Board of Directors of the Holding Company after the consummation of the Transaction without first being approved by the providers in the FOHP-NJ network who are shareholders of the Holding Company. In addition, except for issuances of New Common Stock to persons not named in the Holding Company's Certificate of Incorporation as proposed to be amended or Business Combinations, matters that are voted upon by the shareholders of the Holding Company will be approved by such shareholders if a majority of the votes cast are voted for the matter. Consequently, if HSI were to acquire a significant percentage of outstanding New Common Stock, HSI could either influence or control the vote on any matter voted on by the shareholders.
The Board believes that the preservation of the special voting rights is unnecessary given the expansive protections provided to the Holding
Company's shareholders under New Jersey corporate law and applicable federal and state securities laws and the provisions in the proposed By-laws of the Holding Company which would require that certain actions to be approved by the Board of Directors must be approved by 80% of the directors, or, in certain circumstances, by a majority of the directors who were not designated by HSI. See "Board of Directors of the Holding Company."


         PREEMPTIVE RIGHTS - The Certificate of Incorporation of the Holding Company, as proposed to be amended, includes a provision with respect to preemptive rights. The preemptive rights provision provides that any holder of New Common Stock shall have preemptive rights to subscribe for or purchase any capital stock proposed to be issued by the Holding Company, other than shares of the Holding Company's capital stock issuable upon exercise of any option or conversion of any convertible debenture granted or issued by the Holding Company to HSI ("HSI Conversion Shares"). Prior to the proposed issuance of capital stock by the Holding Company (other than an issuance of HSI Conversion Shares), the Holding Company shall provide to each holder of New Common Stock a written notice of the opportunity to purchase the shares of capital stock being issued on a pro rata basis in relation to their then current ownership, on a fully diluted basis, of New Common Stock (assuming, among other things, the exercise of all the then outstanding options and warrants exercisable for New Common Stock and the conversion of all other securities convertible into New Common Stock). The preemptive rights to be included in the Holding Company's Certificate of Incorporation will afford the shareholders of the Holding Company an opportunity to protect against dilution in their percentage ownership of New Common Stock.

         In addition to the preemptive rights to be afforded HSI upon its acquisition of New Common Stock, HSI shall have the right to acquire any shares of capital stock proposed to be issued by the Holding Company which are not purchased by the shareholders of the Holding Company who have not exercised their preemptive rights. Therefore, not only will HSI be able to maintain its ownership interest in the Holding Company, if any, upon any issuance of Holding Company capital stock, but may increase such ownership interest in the event that other shareholders do not exercise their preemptive rights.

         QUORUM - The Certificate of Incorporation of the Holding Company, as proposed to be amended, does not include the one-third (1/3) quorum requirement for shareholder meetings (which requirement is in the Certificate of Incorporation currently in effect). If the Transaction and Amendments are approved by the shareholders, the holders of issued and outstanding shares of New Common Stock entitled to cast a majority of the votes at a meeting of shareholders, present in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of shareholders. The Board believes that a majority quorum requirement will ensure that any action to be acted upon by the shareholders will not be acted upon by a small percentage of such shareholders.

         VOTING AGREEMENT - The Certificate of Incorporation of the Holding Company, as proposed to be amended, deletes the provision in the Certificate of Incorporation of the Holding Company currently in effect, which requires that holders of shares of Holding Company Common Stock vote for the nominees to the Board of Directors as designated by the Boards of Directors of the Operating Subsidiaries. The Board believes that such provision is no longer necessary since the Operating Subsidiaries will not be designating the nominees for election to the Board of Directors of the Holding Company if the Transaction and Amendments are approved by the shareholders. Instead, the Board will be elected directly by the shareholders, subject to certain rights afforded to HSI, NJ Practitioners and NJ Acute Care Institutions. See "Board of Directors of the Holding Company."

         DIVIDENDS; DISTRIBUTIONS UPON DISSOLUTION; OTHER RIGHTS - Since the Certificate of Incorporation of the Holding Company, as proposed to be amended, only provides for one class of common stock, the provisions in the current Certificate of Incorporation with respect to the treatment of all classes of Holding Company Common Stock, as one class, for purposes of dividends and distributions, are no longer necessary and therefore have been deleted.

         RESTRICTIONS ON ISSUANCE - The Certificate of Incorporation of the Holding Company, as proposed to be amended, permits HSI and any successor to HSI to purchase shares of capital stock issued by the Holding Company.

         RESTRICTIONS ON TRANSFER - The restrictions on transfer provisions in the current Certificate of Incorporation of the Holding Company are proposed to be amended to allow a shareholder, other than HSI, to sell or transfer his, her or its shares of New Common Stock to HSI (in addition to any provider to any Operating Subsidiary), provided that HSI is not prohibited from purchasing any such shares pursuant to a contractual agreement with the Holding Company. Moreover, pursuant to the Certificate of Incorporation of the Holding Company, as proposed to be amended, HSI shall be prohibited from selling or transferring any shares of New Common Stock except to (i) any provider to an Operating Subsidiary, regardless of whether such person or entity owns shares of New Common Stock at the time of transfer or sale, (ii) any subsidiary of HSI, successor of HSI or subsidiary of a successor of HSI, (iii) the Holding Company, or (iv) any other person approved by majority of the directors of the Board who are not designated by HSI. Generally, the Certificate of Incorporation of the Holding Company, as proposed to be amended, modifies existing restrictions on transfer provisions contained in the Certificate of Incorporation to allow provider shareholders to sell shares of New Common Stock to any provider or HSI without first having to offer such shares to specific providers.

         RIGHTS OF FIRST REFUSAL - The Certificate of Incorporation of the Holding Company, as proposed to be amended, provides HSI and the Holding Company with certain rights of first refusal with respect to the offer and sale of shares of Holding Company capital stock by the holders thereof. More specifically, the proposed Certificate of Incorporation of the Holding Company provides that subsequent to the earlier of the conclusion of (i) an Exchange Offer or Cash Offer or (ii) the conversion of any portion of the Debentures issued to HSI by the Holding Company, HSI shall hold a right of first refusal to purchase any and all shares of New Common Stock, or any other class of capital stock proposed to be sold by a selling shareholder, for the price to be paid by a bona fide proposed purchaser of the shares offered. Any selling shareholder shall cause any offer from a bona fide proposed purchaser to be reduced to writing and shall deliver notice to HSI and the Holding Company of such written offer. HSI shall have 30 calendar days to purchase all of the shares of capital stock being offered by the selling shareholder. If HSI does not respond to such notice within the 30 day period, the Holding Company shall have 15 calendar days from the date of expiration of HSI's right of first refusal to purchase all of the shares being offered by the selling shareholder under the same terms and the same price per share specified in the written offer by the bona fide proposed purchaser to the selling shareholder. If the Holding Company does not purchase all of the shares being offered by the selling shareholder within the prescribed period, the selling shareholder may sell the number of shares as was offered to the bona fide proposed purchaser. HSI's right of first refusal ensures that HSI will be able to prevent any existing holder of New Common Stock or any provider to FOHP-NJ from acquiring a significant amount of New Common Stock.

         COVENANTS OF NJ INSTITUTIONAL SHAREHOLDERS - The Certificate of Incorporation of the Holding Company, as proposed to be amended, provides that the provisions in the Certificate of Incorporation of the Holding Company with respect to the covenants of the NJ Acute Care Institutions which own shares of Common Stock-NJ or of affiliates of NJ Acute Care Institutions which own shares of Common Stock-NJ (collectively referred to herein as "NJ Institutional Shareholders," and individually as a "NJ Institutional Shareholder") shall continue until December 31, 1999. Currently, the covenants, as they apply to any individual NJ Institutional Shareholder, expire on the second anniversary of the date a FOHP-NJ health plan was first offered to the employees of the NJ Institutional Shareholder or, if the NJ Institutional Shareholder is not a NJ Acute Care Institution, the second anniversary of the date a FOHP-NJ health plan was first offered to the employees of its affiliated NJ Acute Care Institution. As a result of the aforementioned proposed amendment to the Holding Company's Certificate of Incorporation, NJ Institutional Shareholders and their affiliated NJ Acute Care Institutions will be required to keep their employees in a FOHP-NJ health plan for a longer period of time if the NJ Acute Care Institution does not want to be in breach of the covenants and thus risk having its shares of New Common Stock redeemed by the Holding Company.

         The Certificate of Incorporation of the Holding Company also is proposed to be amended to provide that, if, upon the termination of the covenants contained therein as they relate to a specific NJ Institutional Shareholder, the NJ Institutional Shareholder or its affiliated NJ Acute Care Institution proposes to offer to its employees any health benefits plan similar to a health benefits plan offered by FOHP-NJ, such NJ Institutional Shareholder shall provide prior written notice to FOHP-NJ of the material terms of the Bona Fide Offer (as hereinafter defined) by such other health benefits plans. In the event FOHP-NJ offers to provide an FOHP-NJ health plan containing terms at least as favorable in all material respects to the employees of the NJ Institutional Shareholder or its affiliated NJ
Acute Care Institution as those contained in the Bona Fide Offer, such NJ Institutional Shareholder or its affiliated NJ Acute Care Institution shall offer such FOHP-NJ health plan to its employees on the same basis as it would have been obligated under the covenants if such covenants had not terminated. In the event a NJ Institutional Shareholder or its affiliated NJ Acute Care Institution (i) breaches any of the covenants in the proposed Certificate of Incorporation of the Holding Company applicable to it, or (ii) fails to provide reimbursement rates (a) for in-patient visits at the lower of (I) the lowest rate of reimbursement received by such provider from nongovernmental payors for each line of business, or (II) the rate of reimbursement reflecting a reduction (compared to calendar 1996 rates) of 5% in in-patient costs, provided that such reduction is solely as a result of rate reductions and not through utilization or medical management efforts, and (b) for out-patient visits at the lower of (I) the lowest rate of reimbursement received by such providers from nongovernmental payors for each line of business, or (II) the rate of reimbursement reflecting a reduction (compared to calendar 1996 rates) of 10% in out-patient costs, provided that such reduction is solely as a result of rate reductions and not through utilization or medical management efforts, then the Holding Company shall have the option to purchase all or a portion of the New Common Stock held by the NJ Institutional Shareholder at a purchase price equal to the lowest of
(i) the Book Value (as defined in the section of this Proxy Statement captioned "Description of Securities"), (ii) the lowest shareholder equity reflected on the Holding Company's quarter-end balance sheets during the period of noncompliance giving rise to the repurchase right, excluding any convertible debentures issued to HSI, prepared in accordance with generally accepted accounting principles, divided by the number of outstanding shares of New Common Stock on a fully diluted basis or (iii) the original purchase price paid by such NJ Institutional Shareholder for such shares of New Common Stock. The Holding Company shall have full discretion with respect to its election to exercise or not to exercise the foregoing rights of repurchase with respect to any given shareholder, taking into account any factors the Holding Company deems appropriate relating to such shareholder's relationships with the Holding Company or the Holding Company's business or otherwise, and the Holding Company's election to make or not to make a repurchase from one shareholder shall have no effect on the Holding Company's election to make or not to make a repurchase from any other shareholder. Consequently, a NJ Institutional Shareholder which breaches the covenants in the proposed Certificate of Incorporation of the Holding Company which are applicable to it could have its shares of New Common Stock redeemed by the Holding Company at less than fair market value.

         A "Bona Fide Offer" shall mean an offer of a health benefits plan which is prepared with the objective of covering the offeror's (i) health care costs and administrative expenses in the case of risk products, and (ii) costs of performing administrative services and any risk assumed (e.g., reinsurance) in the case of self funded products. An offer by any health benefits plan below the offeror's costs for the purpose of achieving market share increases shall not constitute a Bona Fide Offer.

         CUMULATIVE VOTING - The Certificate of Incorporation of the Holding Company, as proposed to be amended, provides for cumulative voting in connection with the election of directors. Pursuant to the proposed Certificate of Incorporation, each shareholder of the Holding Company entitled to vote at any election of directors of the Holding Company would have the right to cumulate votes and allocate to one candidate for such election a number of votes equal to the number of directors to be so elected multiplied by the number of votes to which the shares held by such shareholder are normally entitled, or to distribute such number of votes on the same principle among as many candidates for such election as the shareholder would desire; provided, however, that no shareholder shall be entitled to cumulate votes with respect to any named candidate or candidates for director unless such candidate's name or candidates' names have been placed in nomination for such election in accordance with the Holding Company's By-laws and such cumulation of votes complies with the terms of any agreement between the shareholder and the Holding Company. The Board believes that a cumulative voting provision is in the best interest of the Holding Company to effect better representation of the shareholders' interest. Such voting could permit the minority shareholders holding sufficient shares to obtain Board representation. For example, if ten persons are to be elected to the Board of Directors, and a minority shareholder owns, or a group of minority shareholders own, 10% of the outstanding shares of the New Common Stock, such shareholder or shareholders can vote all the shares of New Common Stock held by the shareholder or shareholders for the election of one director, thus ensuring that such person will be elected to the Board.

         PROVISIONS OF THE PROPOSED CERTIFICATE OF INCORPORATION OF THE HOLDING COMPANY AFFECTING ACQUISITION OF THE HOLDING COMPANY - Article IV ("Article IV") of the Certificate of Incorporation of the Holding Company, as proposed to be amended, provides that a Business Combination involving the Holding Company may be effected only if approved by the affirmative vote of the holders of at least 66-2/3% of the voting power of the Holding Company's capital stock voting together as one class. In the absence of such a provision, the vote required by New Jersey law to effect a Business Combination involving the Holding Company is the affirmative vote of the majority of votes cast by holders of the outstanding voting stock of the Holding Company.

         A "Business Combination" shall mean (i) any merger or consolidation of the Holding Company with or into any other corporation, except where shareholder approval is not required for such merger or consolidation; (ii) any merger of any other corporation with or into the Holding Company, except where shareholder approval is not required for such merger; (iii) the sale, lease, exchange or other disposition of all or substantially all of the assets of the Holding Company if not in the usual and regular course of business as conducted by the Holding Company; (iv) the acquisition in exchange for shares, obligations or other securities of the Holding Company, of some or all of the shares of another corporation or some or all of the assets of another entity if such acquisition requires shareholder approval; (v) the adoption of any plan or proposal for liquidation or dissolution of the Holding Company; and
(vi) the adoption of any agreement, contract or other arrangement providing for any one or more of the actions specified in the foregoing clauses (i) through (v).

         Article IV would make it more difficult to effect a Business Combination even if the Business Combination is advantageous and favored by the Board of Directors or a majority of the shareholders of the Holding Company because of the higher voting standard it imposes. Article IV creates the possibility of a veto power in the minority over any Business Combination. For example, if a shareholder were to acquire approximately 34% of the outstanding shares of New Common Stock, such shareholder could prevent a Business Combination not favored by him, her or it, even though favored by a majority of the shareholders of the Holding Company and a majority of the Board of Directors.

         MISCELLANEOUS PROVISIONS - It is anticipated that each Operating Subsidiary of the Holding Company will be controlled by the Holding Company and will not have the autonomy contemplated when the Board was considering expansion into states such as New York and Pennsylvania. Therefore, the Board of Directors does not believe that the provisions in the Certificate of Incorporation of the Holding Company currently in effect, with respect to mandatory distributions by an Operating Subsidiary to the Holding Company, powers vested in the Holding Company with respect to the operations of the Operating Subsidiaries, and the election of the president and chief executive officer of an Operating Subsidiary, are necessary. Accordingly, such provisions have not been included in the Certificate of Incorporation of the Holding Company, as proposed to be amended.

         NOTICE TO HSI OF ANY ACTION TO BE APPROVED BY WRITTEN CONSENT OF THE SHAREHOLDERS - The By-laws of the Holding Company, as proposed to be amended, would require that so long as HSI owns shares of the New Common Stock or is the holder of the Debentures, the Holding Company shall provide HSI notice of any action to be approved by the shareholders of the Holding Company by written consent at least ten days prior to delivering such written consent to the shareholders.

III. PROPOSAL TO APPROVE AMENDMENTS TO THE CERTIFICATES OF INCORPORATION AND BY-LAWS OF THE HOLDING COMPANY AND FOHP-NJ RELATING TO THE BOARDS OF DIRECTORS OF THE HOLDING COMPANY AND FOHP-NJ AND CHANGES IN THE COMPOSITION THEREOF.

         COMPOSITION OF THE BOARD OF DIRECTORS OF THE HOLDING COMPANY - The Certificate of Incorporation of the Holding Company, as proposed to be amended, deletes the provisions in the Certificate of Incorporation currently in effect, with respect to the composition of the Board of Directors, inasmuch as the Boards of Directors of the Operating Subsidiaries will not designate the number of directors to serve on the Board of Directors of the Holding Company if the Transaction is consummated.

         BOARD OF DIRECTORS OF THE HOLDING COMPANY - The By-laws of the Holding Company, as proposed to be amended, include the following provisions with respect to the Board of Directors:

                           (i) Number of Directors on the Board. The number of
directors which shall constitute the entire Board shall not be less than six nor more than 50 directors. The exact number of directors which shall constitute the whole Board prior to the election to the Board of any person designated by HSI, shall be ten directors. The number of directors which shall constitute the whole Board shall be increased to accommodate the number of designations to which HSI is so entitled. After the Board includes any HSI designees, the number of directors which shall constitute the whole Board may be increased or decreased for whatever reason by a resolution of the Board, provided that such increase or decrease is approved by the HSI designee or designees to the Board.

                           (ii) HSI Designees to the Board. For so long as HSI
holds shares of New Common Stock, HSI shall have the right to designate such number of directors on the Board as equals at least the same percentage of all directors on the Board as is represented by the percentage ownership by HSI of all of the then outstanding shares of New Common Stock. In addition, for so long as HSI holds the Debentures, HSI shall be entitled to designate not less than 15% of the directors serving on the Board.

                           (iii) Directors on the Board not Designated by HSI.
The directors serving on the Board who are not HSI designees shall be constituted as follows: for so long as FOHP-NJ is a subsidiary of the Holding Company, at least two-thirds of the directors serving on the Board who are not HSI designees shall be NJ Practitioners and representatives of NJ Acute Care Institutions. In addition, at all times, the number of NJ Practitioners serving on the Board and the number of representatives of NJ Acute Care Institutions serving on the Board shall be equal; provided, however, that at no time shall the Board be comprised of (a) two or more representatives of a single NJ Acute Care Institution or an affiliated group of NJ Acute Care Institutions, or (b) two or more NJ Practitioners who are affiliated with the same NJ Acute Care Institution or the same affiliated group of NJ Acute Care Institutions. In addition, for so long as any of the shares of New Common
Stock are held by any NJ Practitioner, NJ Acute Care Institution, affiliate to a NJ Acute Care Institution or other health care provider to FOHP-NJ, the Board shall include as directors not less than three persons who are not HSI designees, one of whom shall be a NJ Practitioner and another a representative of a NJ Acute Care Institution.

                           (iv) Nominations to the Board. Nominations for
election of directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by a shareholder entitled to vote in the election of directors, provided that such shareholder follows the procedure set forth in the Holding Company's By-laws. In addition, the nominees for director designated by the Board or a committee appointed by the Board shall include such number of designees of HSI as HSI shall have the right to designate under the By-laws, and if practicable, (a) one NJ Practitioner who practices in the southern part of New Jersey, one NJ Practitioner who practices in the central part of New Jersey, and one NJ Practitioner who practices in the northern part of New Jersey; and (b) one representative of a NJ Acute Care Institution which is located in the southern part of New Jersey, one representative of a NJ Acute Care Institution which is located in the central part of New Jersey, and one representative of a NJ Acute Care Institution which is located in the northern part of New Jersey. In addition, to ensure that the directors on the Board who have not been designated by HSI are representatives of the providers to FOHP-NJ, the members of the Board or the nominating committee who were not designated by HSI shall select, by majority vote, the non-HSI nominees to the Board.

                           (v) Governance. The Board may not approve any of
the following corporate transactions or actions without the approval of at least 80% of the directors on the Board; provided, however, that, subsequent to the conversion of all the Debentures issued by the Holding Company to HSI pursuant to the Amended Securities Purchase Agreement, the corporate transactions and actions set forth in subparagraphs (b), (g), (h), (j), (k) and (l) will no longer require the approval of at least 80% of the directors on the Board:

                                    (a) any amendment to the Certificate of
Incorporation or By-laws of the Holding Company;

                                    (b) any capital expenditures by the
Holding Company, which together with capital expenditures of its subsidiaries, exceed, in the aggregate, $1,000,000 during any calendar year;

                                    (c) any material change in the scope of
the business of the Holding Company;

                                    (d) any merger, consolidation or sale,
mortgage, lease, transfer or other disposition of all or substantially all of the assets of the Holding Company; provided, however, that the Board approval requirement in this subparagraph (d) shall not apply to any merger of the Holding Company with HSI as contemplated in the Amended Securities Purchase Agreement;

                                    (e) any filing for receivership,
dissolution or bankruptcy by the Holding Company;

                                    (f) the declaration or payment of any
dividend or other distribution to the shareholders of the Holding Company on a non-ratable basis;

                                    (g) the issuance or sale of any shares of
capital stock, warrants, convertible instruments or other rights to acquire authorized and unissued shares of capital stock of the Holding Company, other than the issuance of the Debentures contemplated in the Amended Securities Purchase Agreement and the shares of capital stock issuable upon exercise of the conversion of the Debentures;

                                    (h) the borrowing by the Holding Company,
other than borrowing in the ordinary course of business, of amounts which, together with amounts borrowed by subsidiaries of the Holding Company, exceed, in the aggregate, $1,000,000 during any calendar year;

                                    (i) the creation of any security interest
or lien on all or substantially all of the assets of the Holding Company;

                                    (j) any acquisition by the Holding Company
of equity securities (other than pursuant to a buy back or repurchase of equity securities issued by the Holding Company) or assets of any person or entity involving amounts which, together with amounts involved in acquisitions of equity by subsidiaries of the Holding Company, exceed, in the aggregate, $1,000,000 during any calendar year, except for the transactions contemplated by the Amended Securities Purchase Agreement;

                                    (k) a decision to file a registration
statement for the public sale of securities of the Holding Company under the Securities Act;

                                    (l) any loan of money to, or guarantee of
any obligation of, any officer, director or employee of the Holding Company or any subsidiary thereof; or

                                    (m) entering into, assuming or becoming
bound by any agreement to do any of the foregoing or otherwise attempt to do any of the foregoing.

         In addition, the Board may not approve any of the following corporate transactions or actions without the approval of a majority of the directors not designated by or affiliated with HSI: (a) any transaction by the Holding Company involving a contractual or other arrangement with HSI or any subsidiary or affiliate thereof or successor thereto, or any subsidiary or affiliate of any successor to HSI, which is new or modified from the then existing contractual arrangements between the Holding Company and HSI; (b) the issuance to HSI or any subsidiary or affiliate thereof or successor thereto, or any subsidiary or affiliate of any successor to HSI, of any additional shares of the

Holding Company's capital stock, or options, stock appreciation rights, warrants or other rights to acquire the capital stock of the Holding Company; or (c) any intentional act by HSI to cause the transfer of any members of the FOHP Health Plans to HSI or any subsidiary or affiliate thereof or successor thereto, or any subsidiary or affiliate of any successor to HSI; provided, however, that no such approval shall be required with respect to any transaction contemplated by the Amended Securities Purchase Agreement or any of the agreements entered into in connection with the Amended Securities Purchase Agreement.

         The Board believes that the provisions outlined in the above paragraphs will provide that for so long as any shares of New Common Stock are held by a NJ Practitioner, NJ Acute Care Institution, affiliate to an NJ Acute Care Institution or other health care provider to FOHP-NJ, the representatives of such health care providers serving on the Board will have significant influence over certain decisions of the Board with respect to the operations of the Holding Company.

         COMMITTEES ESTABLISHED BY THE BOARD OF THE HOLDING COMPANY PURSUANT TO THE BY-LAWS - The Holding Company's By-laws are proposed to be amended to delete any reference to specific committees other than an audit committee (the "Audit Committee"). The Board may, by one or more resolutions passed by a majority of the directors then in office, establish such other committees as it shall determine necessary for the operations of the Holding Company; provided, however, HSI shall have a right to designate to any committee, other than the Audit Committee, that number of committee members as is commensurate with its representation on the Board.

         ADJOURNMENT - Any meeting of the Board or any committee established by the Holding Company shall be adjourned upon the request of a majority of the directors on the Board or persons on the committee designated by HSI who were present at the meeting, for a period of not more than ten days.

         AMENDMENTS TO BY-LAWS - The By-laws of the Holding Company, as proposed to be amended, provide that certain sections of Article III of the By-laws with respect to the composition of the Board, nomination of nominees to the Board, vacancies in the Board, governance by the Board and committees of the Board may only be altered, amended, or repealed by the shareholders of the Holding Company, excluding HSI or any subsidiary or affiliate thereof or successor thereto, for so long as any shares of the Holding Company's New Common Stock are held by a NJ Practitioner, NJ Acute Care Institution, affiliate to a NJ Acute Care Institution or other health care provider to FOHP-NJ, and any new By-laws which may be adopted by the Board, without shareholder approval, must contain the provisions found in those sections of the By-laws for so long as any shares of the Holding Company's New Common Stock are held by a NJ Practitioner, NJ Acute Care Institution, affiliate to a NJ Acute Care Institution or other health care provider to FOHP-NJ.

         BOARD OF DIRECTORS OF FOHP-NJ - If the Transaction and Amendments are approved by the shareholders of the Holding Company, the Certificate of Incorporation of FOHP-NJ will be amended by deleting the provisions with respect to the composition of the Board of Directors currently contained therein. The provisions of the Certificate of Incorporation of FOHP-NJ, as currently in effect, with respect to the composition of the Board of Directors will not be necessary if the Transaction is consummated since the Board of Directors of FOHP-NJ will be comprised of persons who are elected to the Board of Directors of the Holding Company ("FOHP Board Members"); provided, however, that the number of directors serving on the Board of Directors of FOHP-NJ may be increased by the Board of Directors of FOHP-NJ to include persons other than FOHP Board Members if so required under applicable law or by any governmental agency or department which has the authority to regulate the business of FOHP-NJ. As a result of the proposed amendments to the Certificate of Incorporation of FOHP-NJ, individual shareholders or groups of shareholders will not be entitled to designate directors to serve on the Board of Directors of FOHP-NJ as currently provided in the Certificate of Incorporation of FOHP-NJ.

         If the Transaction and Amendments are approved by the shareholders of the Holding Company, the By-laws of FOHP-NJ will be amended with respect to Board representation as follows: (i) the Board of Directors of FOHP-NJ shall be comprised of the persons who are elected to the Board of Directors of the Holding Company; (ii) 80% of the directors on the Board of Directors of FOHP-NJ shall be required to approve the corporate transactions applicable to FOHP-NJ which are described under the By-laws of the Holding Company; (iii) the specific committee provisions contained in the By-laws now in effect will be deleted (except for an audit committee) and, in their place, a general provision will be included which will provide that committees may be formed by resolution of the Board of Directors of FOHP-NJ; and (iv) any proposed amendment to Article III of the By-laws relating to Board representation and voting and committee membership shall require the approval of a majority of the non-HSI designees to the Board of Directors of FOHP-NJ, for so long as any shares of New Common Stock is held by a NJ Practitioner, NJ Acute Care Institution, affiliate to a NJ Acute Care Institution or other health care provider to FOHP-NJ.


CONVERSION OF COMMON STOCK-NJ INTO NEW COMMON STOCK

         Each outstanding share of Common Stock-NJ will automatically be converted into one share of New Common Stock at the time (the "Effective Time") the Certificate of Incorporation of the Holding Company, as proposed to be amended, is filed with the Office of the Secretary of State of the State of New Jersey, without the necessity of the holders of shares of Common Stock-NJ surrendering certificates representing such shares for exchange. At the Effective Time, certificates representing a number of shares of Common Stock-NJ will be deemed to represent certificates for the same number of shares of New Common Stock (i.e., a certificate representing 1,000 shares of Common Stock-NJ will automatically become a certificate representing 1,000 shares of New Common Stock at the Effective Time without the holders of Common Stock-NJ having to take any action). Certificates representing Common Stock-NJ presented for transfer following the Effective Time will be replaced with certificates representing New Common Stock. When the Transaction is consummated, holders of Common Stock-NJ who wish to exchange their certificates of Common Stock-NJ for certificates of New Common Stock may do so by submitting their Common Stock-NJ certificates to the Holding Company's transfer agent with a request for such exchange.

         The transfer agent and registrar for the New Common Stock will be the American Stock Transfer and Trust Company.

RESALES OF NEW COMMON STOCK

         New Common Stock to be issued to shareholders of the Holding Company in connection with the proposed Amendments described herein will be issued pursuant to an exemption from registration provided by Section 3(a)(9) of the Securities Act. Subject to the conditions and transfers set forth in the Certificate of Incorporation of the Holding Company, as proposed to be amended, New Common Stock received by shareholders of the Holding Company at the Effective Time will be freely transferable, except for shares held by any person who may be deemed to be an affiliate of the Holding Company within the meaning of Rule 144 of the Securities Act.

VOTE REQUIRED

         Approval by the Holding Company's shareholders of each of the proposals to approve the Amendments requires the affirmative vote of the holders of at least 75% of the outstanding Common Stock-NJ.

         THE DOI HAS INFORMED HSI THAT, IF THE TRANSACTION IS NOT CONSUMMATED (WHICH CONSUMATION REQUIRES THE APPROVAL OF THE HOLDING COMPANY'S SHAREHOLDERS OF THE TRANSACTION AND AMENDMENTS) ON OR BEFORE APRIL 30, 1997, THE DOI INTENDS TO PETITION THE NEW JERSEY SUPERIOR COURT FOR AN ORDER TO ALLOW THE DOI TO
PLACE FOHP-NJ INTO REHABILITATION. IT IS ALSO THE UNDERSTANDING OF THE HOLDING COMPANY'S BOARD OF DIRECTORS THAT IT IS THE DOI'S INTENTION TO PLACE FOHP-NJ INTO REHABILITATION IF THE TRANSACTION IS NOT CONSUMMATED BY SUCH DATE. IF FOHP-NJ IS PLACED INTO REHABILITATION, IT IS LIKELY THAT NONE OF THE SHAREHOLDERS OF THE HOLDING COMPANY WILL RECEIVE ANY DISTRIBUTION ON THE SHARES OF COMMON STOCK-NJ HELD BY THEM SINCE ALL THE ASSETS OF THE HOLDING COMPANY WILL BE USED TO PAY THE LIABILITIES AND OTHER DEBTS OF FOHP-NJ AND THE HOLDING COMPANY BEFORE ANY DISTRIBUTIONS ARE MADE TO SHAREHOLDERS.

         THE BOARD OF DIRECTORS OF THE HOLDING COMPANY HAS APPROVED THE AMENDMENTS AND RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR EACH OF THE PROPOSALS TO APPROVE THE AMENDMENTS.

                           DESCRIPTION OF SECURITIES

         The following is a summary of the securities of the Holding Company, including their rights, powers, preferences and limitations, which would be available for issuance if the Holding Company's Certificate of Incorporation is amended to give effect to the proposed Amendments described herein.

NEW COMMON STOCK

         The Certificate of Incorporation of the Holding Company, as proposed to be amended, authorizes 100,000,000 shares of New Common Stock. The rights, powers, preferences and limitations of the New Common Stock will be as follows:

                   (i) Restrictions on Issuance Unless the affirmative vote of not less than 75% of the issued and outstanding shares of New Common Stock is received, no share of New Common Stock shall be permitted to be issued by the Holding Company or subscribed for, except to:

                           (a) a hospital or acute care institution which has
entered into a provider agreement with an Operating Subsidiary and which is duly licensed by the appropriate authorities in the state where it is located (referred to herein as an "Acute Care Institution"), or to an affiliate of an Acute Care Institution which (1) solely controls, (2) is solely controlled by, or (3) is under common control with the Acute Care Institution (referred to herein as an "Eligible Affiliate") (Acute Care Institutions and Eligible Affiliates which own shares of New Common Stock are sometimes collectively referred to herein as "Institutional Shareholders" and individually referred to herein as an "Institutional Shareholder");

                           (b) (1) a member of the medical staff of an Acute
Care Institution, or (2) a physician designated by an Acute Care Institution, who is licensed to practice medicine by the appropriate state authorities and who has entered into a provider agreement with an Operating Subsidiary (referred to herein as a "Practitioner") (Practitioners who own shares of New Common Stock are sometimes collectively referred to herein as "Practitioner Shareholders" and individually referred to herein as a "Practitioner Shareholder");

                           (c) a dentist who is licensed to practice dentistry
by the appropriate state authorities and who has entered into a provider agreement with an Operating Subsidiary (referred to herein as a "Dentist") (Dentists who own shares of New Common Stock are sometimes collectively referred to herein as "Dentist Shareholders" and individually referred to herein as a "Dentist Shareholder");

                           (d) a health care provider or professional,
licensed, certificated or authorized to operate or practice in a state where an Operating Subsidiary has been formed, other than a Practitioner, Acute Care Institution, Dentist or Organizational Provider (as defined below), provided that such provider or professional has entered into a provider agreement with an Operating Subsidiary (referred to herein as an "Other Provider") (Other Providers who own shares of New Common Stock are sometimes collectively referred to herein as "Other Shareholders" and individually referred to herein as an "Other Shareholder");

                           (e) an Individual Practice Association ("IPA") or
Physician Hospital Organization ("PHO") which has entered into a provider agreement with an Operating Subsidiary (referred to herein as an "Organizational Provider"), provided that no shares of New Common Stock shall be offered or sold to an IPA or PHO unless (1) any such offer or sale is in full compliance with applicable federal and state securities laws, (2) the IPA or PHO purchasing shares of New Common Stock is in full compliance with any federal or state securities laws applicable to such organization, and (3) the purchasing IPA or PHO agrees to indemnify the Holding Company and any of its subsidiaries or affiliates, and the officers, directors, employees and agents of the Holding Company or any of its subsidiaries or affiliates, from any and all damages suffered and expenses incurred by any such person or entity as a result of the purchasing IPA or PHO failing to comply or remain in compliance with any applicable federal or state securities laws

(Organizational Providers which own shares of New Common Stock are sometimes collectively referred to herein as "Organizational Shareholders" and individually referred to herein as an "Organizational Shareholder"); or

                           (f)  HSI or any successor to HSI.

                  (ii) Preemptive Rights A holder of any share of New Common Stock shall have preemptive rights to subscribe for or purchase any capital stock proposed to be issued by the Holding Company, other than the shares of the Holding Company's capital stock issuable upon any option or the conversion of any convertible debenture granted to or issued by the Holding Company to HSI. Any holder of shares of the Holding Company's capital stock issued upon the exercise of any option or conversion of any convertible debenture granted or issued by the Holding Company to HSI shall have the preemptive rights set forth above. Prior to any proposed issuance of capital stock by the Holding Company (other than an issuance of HSI Conversion Shares), the Holding Company will provide to each holder of New Common Stock written notice of the opportunity to subscribe for or purchase the shares of capital stock being issued on a pro rata basis in relation to their then current ownership, on a fully-diluted basis, of New Common Stock (assuming, among other things, the exercise of all the then outstanding options and warrants exercisable into New Common Stock and the conversion of all other securities convertible into New Common Stock). HSI shall have the right to purchase any shares of capital stock proposed to be issued by the Holding Company which have not been subscribed for or purchased by the holders of New Common Stock.

                 (iii) Restrictions on Transfer Shares of New Common Stock of the Holding Company are not permitted to be sold, pledged, hypothecated or otherwise transferred by a provider to an Operating Subsidiary or by HSI, except that shares of New Common Stock may be sold or transferred;


                           (a) by a provider to an Operating Subsidiary to:

                                    (1) any provider to an Operating
Subsidiary regardless of whether such person or entity owns shares of New Common Stock at the time of the transfer or sale,

                                    (2) HSI, provided that HSI is not
prohibited from purchasing any such shares pursuant to a contractual agreement with the Holding Company, or

                                    (3) the Holding Company;

                           (b)  by HSI to:

                                    (1) any provider to an Operating
Subsidiary regardless of whether such person or entity owns shares of New Common Stock at the time of transfer or sale,

                                    (2) any subsidiary of HSI, successor of
HSI or subsidiary of a successor of HSI,

                                    (3) the Holding Company, or

                                    (4) any other person approved by a
majority of the directors on the Board of Directors who were not designated by HSI; and

                           (c)  by any holder thereof in connection with any
Business Combination.

                  (iv) Right of First Refusal After the earlier of the conclusion of the Exchange Offer or the conversion into New Common Stock of any portion of the convertible debentures issued to HSI by the Holding Company, HSI shall hold a right of first refusal to purchase any and all shares of New Common Stock, or any other class of capital stock proposed to be sold by a selling shareholder, for the price to be paid by a bona fide proposed purchaser of the shares offered. HSI shall have 30 days to notify the selling shareholder of its intention to purchase all of the shares of New Common Stock being offered by the selling shareholder. If HSI does not purchase the shares of New Common Stock being offered by the selling shareholder, the Holding Company shall have 15 days from the date of expiration of HSI's right to purchase all of the shares being offered by the selling shareholder under the same terms and same price per share specified in the written offer by the bona fide proposed purchaser to the selling shareholder. If the Holding Company does not purchase all the shares being offered by the selling shareholder within such 15 day period, the selling shareholder may sell the number of shares as was originally offered to the bona fide proposed purchaser.

                   (v) Cumulative Voting Each shareholder of New Common Stock entitled to vote at any election of directors of the Holding Company shall have the right to cumulate votes and allocate to one candidate for such election a number of votes equal to the number of directors to be so elected multiplied by the number of votes to which the shares held by such shareholder are normally entitled, or to distribute such number of votes on the same principle among as many candidates for such election as the shareholder shall desire; provided, however, that no shareholder shall be entitled to cumulate votes for any named candidate or candidates for director unless such candidate's name or candidates' names have been placed in nomination for such election in accordance with the Holding Company's By-laws, as proposed to be amended, and such cumulation of votes complies with the terms of any agreement between the shareholder and the Holding Company.

                  (vi) Repurchases of New Common Stock The Holding Company may, but is not required to, repurchase the shares of New Common Stock from any Practitioner Shareholder, Institutional Shareholder, Organizational Shareholder, Other Shareholder or Dentist Shareholder whose provider agreement with an Operating Subsidiary terminates for any reason, at a purchase price per share equal to the lesser of Book Value or Alternate Value (as hereinafter defined); provided, however, that if the Alternate Value is zero the purchase price per share shall be 50% of Book Value. The purchase price shall be payable in cash within 90 days of the date of termination of his, her or its provider agreement with an Operating Subsidiary, or, in the discretion of the Holding Company, over a period of three years in equal annual installments commencing one year from the date of purchase with interest at a rate of 7% per annum, accrued and payable annually.

         The term "Book Value" shall mean the shareholder equity reflected on the Holding Company's balance sheet, excluding any convertible debentures issued to HSI, prepared in accordance with GAAP for the most recently completed fiscal year as audited by the Holding Company's independent accountants divided by the number of outstanding shares of New Common Stock determined on a fully diluted basis. The term "Alternate Value" shall mean six times the average net income per share before taxes determined in accordance with GAAP on a fully diluted basis for the prior three completed fiscal years of the Holding Company, or such less number of fiscal years if the Holding Company has not yet completed three fiscal years, with 1995 considered a fiscal year for the purposes of this calculation.

         In the event a Practitioner relocates his or her practice outside the geographic areas covered by the Operating Subsidiaries or ceases to practice medicine for whatever reason including retirement or death, the Holding
Company may, but is not obliged to, repurchase the shares of New Common Stock held by such Practitioner; provided, however, that before the Holding Company may purchase the shares held by the Practitioner who relocates or ceases to practice medicine, such Practitioner or his or her personal representative or beneficiary may offer for sale the shares of New Common Stock held by him or her to another provider, subject to HSI's right of first refusal, or directly to HSI after the earlier of the conclusion of the Exchange Offer or the conversion into New Common Stock of any portion of the convertible debentures issued to HSI by the Holding Company. If all offered shares are not sold within 45 days from the date the Practitioner relocates or ceases to practice medicine, the Holding Company may purchase the remaining shares at a purchase price per share equal to the greater of Book Value or Alternate Value. Such purchase price shall be payable in cash within 90 days following the date the Practitioner relocates or ceases to practice, or, in the discretion of the Holding Company, over a period of two years in equal annual installments commencing one year from the date of purchase with interest at a rate of 7% per annum, accrued and payable annually. The Holding Company may purchase the shares of New Common Stock held by a Dentist for the same reasons, in a similar manner and under the same conditions as set forth above.

         In the event of (a) a merger involving an Acute Care Institution or Organizational Shareholder (except if the merger is between Acute Care Institutions or Organizational Shareholders which are both providers to Operating Subsidiaries), or (b) the sale of a majority of the stock or assets of, or change in the majority of membership in, an Acute Care Institution or Organizational Shareholder, the Holding Company may, but is not required to, repurchase the New Common Stock held directly or indirectly by such Acute Care Institution or Organizational Shareholder. The purchase price in such circumstances is the lesser of Book Value or Alternate Value and is payable in cash within 90 days following the date of the event allowing for such repurchase, or, in the discretion of the Holding Company, over a period of three years in equal annual installments commencing one year from the date of repurchase with interest at a rate of 7% per annum, accrued and payable annually. In the event the Holding Company elects not to purchase the shares of New Common Stock held by an Acute Care Institution, either directly or through an Eligible Affiliate, or an Organizational Shareholder, the affected Organizational Shareholder or Acute Care Institution, or successor thereto, shall be permitted to retain the shares of New Common Stock held by it and remain a provider to the Operating Subsidiary with which it is or its predecessor was affiliated.

         Additionally, the Holding Company may, but is not required to, purchase the shares of New Common Stock held by an Acute Care Institution, either directly or through an Eligible Affiliate thereof, if (a) the Acute
Care Institution does not meet the membership enrollment requirements provided in any agreement between the Operating Subsidiary and the Acute Care Institution, (b) the Acute Care Institution's license pursuant to applicable state health care laws is suspended or revoked or curtailed, (c) the Acute
Care Institution's accreditation as a hospital is suspended or revoked or curtailed, (d) the Acute Care Institution is dissolved (whether voluntarily or involuntarily), liquidated or becomes insolvent, or, if applicable, (e) the Acute Care Institution fails to perform its obligations under Article V of the Certificate of Incorporation of the Holding Company, as proposed to be amended. The purchase price in such circumstances is the lesser of Book Value or the purchase price paid for such shares and shall be payable in cash within 90 days following the date of the event allowing for such repurchase, or, in the discretion of the Holding Company, over a period of three years in equal annual installments commencing one year from the date of purchase with interest at a rate of 7% per annum, accrued and payable annually.

         The Holding Company may, but is not required to, purchase the shares of New Common Stock held by an Organizational Shareholder if the Organizational Shareholder breaches or fails to comply with any federal or state securities law applicable to the Organizational Shareholder or the Organizational Shareholder is dissolved (whether voluntarily or involuntarily), liquidated or becomes insolvent. The Holding Company may purchase such shares at a purchase price per share equal to the lesser of Book Value or the purchase price paid for such shares. Such purchase price shall be payable in cash within 90 days following the date of the event allowing for such repurchase, or, in the discretion of the Holding Company, over a period of three years in equal annual installments commencing one year from the date of purchase with interest at the rate of 7% per annum, accrued and payable annually.

         The repurchase of shares of New Common Stock by the Holding Company is subject to applicable federal and state securities and other laws, including laws affording creditors certain rights. Repurchases of New Common Stock by the Holding Company may be deemed to be a tender offer under federal and state securities laws. The Holding Company contemplates only occasional isolated repurchases; however, if any such repurchases were deemed to be a tender offer, the repurchase could not be effected until the Holding Company provided the requisite information to shareholders and complied with other requirements of such laws, including, without limitation, holding any tender offer open for a specified period of time. Compliance with such laws could delay the Holding Company's ability to effect any such repurchases. The payment by the Holding Company in connection with the repurchase of any of its securities is also subject to corporate law requiring that such repurchase shall not render a corporation insolvent.

                  (vii) Covenants of NJ Institutional Shareholders For so long as any NJ Institutional Shareholder holds shares of New Common Stock, it agrees and covenants to effect the following: (a) if the only existing health benefits plan of the NJ Institutional Shareholder or its affiliated NJ Acute Care Institution is self-insured, the NJ Institutional Shareholder or its affiliated NJ Acute Care Institution, as the case may be, shall offer a FOHP-NJ health plan to its employees as its exclusive health plan in accordance with a timetable determined by FOHP-NJ to be feasible, but in no event later than January 1, 1996; (b) if the NJ Institutional Shareholder or its affiliated NJ Acute Care Institution offers multiple non-union health plans in addition to one or more self-insured health plans to its employees, the NJ Institutional Shareholder or its affiliated NJ Acute Care Institution, as the case may be, is obliged to offer a FOHP-NJ health plan to its employees and 50% of such employees are required to be covered by a FOHP-NJ health plan by January 1, 1996, and 75% of such employees are required to be covered by a FOHP-NJ health plan by January 1, 1997; or (c) if the NJ Institutional Shareholder or its affiliated NJ Acute Care Institution offers a health plan to its employees pursuant to a collective bargaining agreement as well as other existing plans, the NJ Institutional Shareholder or its affiliated
NJ Acute Care Institution, as the case may be, must (1) use its best efforts to offer a FOHP-NJ health plan to its non-union employees on a non-exclusive basis, (2) use its best efforts to qualify a FOHP-NJ health plan as the union designated health plan, and (3) pay reasonable deductibles or other costs to qualify a FOHP-NJ health plan as the union designated health plan.

         The covenants of a NJ Institutional Shareholder shall terminate on December 31, 1999; provided, however, that prior to an NJ Institutional Shareholder or its affiliated NJ Acute Care Institution offering to its employees any health benefits plan similar to a health benefits plan offered by FOHP-NJ, such NJ Institutional Shareholder shall provide prior written notice to FOHP-NJ of the material terms of any Bona Fide Offer (as defined herein under the caption "Proposals to Approve the Amendments - Proposed Amendments - Proposal to Approve Amendments to the Certificate of Incorporation Relating to Changes in the Rights of Shareholders of the Holding Company - Covenants of NJ Institutional Shareholders") offered by such other health benefits plan, and, should FOHP-NJ offer a FOHP-NJ health plan containing terms at least as favorable in all material respects to the employees of the NJ Institutional Shareholder or its affiliated NJ Acute Care Institution, the NJ Institutional Shareholder or affiliated NJ Acute Care Institution shall be required to offer such FOHP-NJ health plan to its employees on the same basis as if the covenants had not been terminated.

         If a NJ Institutional Shareholder breaches any covenant or fails to provide FOHP-NJ reimbursement rates (a) for in-patient visits at the lower of
(I) the lowest rate of reimbursement received by such provider from nongovernmental payors for each line of business, or (II) the rate of reimbursement reflecting a reduction (compared to calendar 1996 rates) of 5% in in-patient costs, provided that such reduction is solely as a result of rate reductions and not through utilization or medical management efforts, and (b) for out-patient visits at the lower of (I) the lowest rate of reimbursement received by such providers from nongovernmental payors for each line of business, or (II) the rate of reimbursement reflecting a reduction (compared to calendar 1996 rates) of 10% in out-patient costs, provided that such reduction is solely as a result of rate reductions and not through utilization or medical management efforts, then the Holding Company shall have the right to purchase, but shall not be obligated to purchase, and the NJ Institutional Shareholder shall be obligated to sell to the Holding Company at the Holding Company's option, all or a portion of the New Common Stock held by the NJ Institutional Shareholder at a purchase price equal to the lowest of (i) the Book Value, (ii) the lowest shareholder equity reflected on the Holding Company's quarter-end balance sheets during the period of noncompliance giving rise to the repurchase right, excluding any convertible debentures issued to HSI, prepared in accordance with generally accepted accounting principles, divided by the number of outstanding shares of New Common Stock on a fully diluted basis or (iii) the original purchase price paid by such NJ Institutional Shareholder for such shares of New Common Stock. The Holding Company shall have full discretion with respect to its election to exercise or not to exercise the foregoing rights of repurchase with respect to any given shareholder, taking into account any factors the Holding Company deems appropriate relating to such shareholder's relationships with the Holding Company or the Holding Company's business or otherwise, and the Holding Company's election to make or not to make a repurchase from one shareholder shall have no effect on the Holding Company's election to make or not to make a repurchase from any other shareholder. The purchase price upon any redemption shall be payable in cash within 90 days following the date of the purchase, or, in the discretion of the Holding Company, over a period of three years in equal annual installments commencing one years from the date of purchase with interest at the rate of 7% per annum, accrued and payable annually.

PREFERRED STOCK

         The Certificate of Incorporation of the Holding Company, as proposed to be amended, authorizes 10,000,000 shares of Preferred Stock, and authorizes the Holding Company's Board of Directors to issue shares of Preferred Stock in one or more series with such dividend, liquidation, conversion, redemption and other rights as the Board of Directors may establish from time to time. The Board has no present intention of issuing any shares of Preferred Stock.

                             ELECTION OF DIRECTORS

         If the Transaction and Amendments are approved by the shareholders, the Holding Company's By-laws will be amended to provide that the Board of Directors shall consist of not fewer than six nor more than 50 members. In addition, if the Transaction and Amendments are approved by the shareholders, the Board of Directors has fixed the number of directors to serve on the Board at ten.

         Currently, the Board of Directors consists of the following 13 persons: Mr. Michael Azzara, Mr. Christopher Dadlez, Dr. Mark Engel, Dr. Stephen D. Feldman, Dr. Thomas J. Feneran, Mr. John R. Kopicki, Dr. Joel F. Lehrer, Dr. Paul F. Low, Mr. Barry H. Ostrowsky, Mr. Donald Parisi, Mr. Mark
D. Pilla, Mr. William B. Roberts and Dr. Om P. Sawhney.

         Mr. Dadlez, Dr. Engel, Dr. Feneran and Dr. Sawhney have been nominated for reelection to the Board. These four as well as the other six nominees to the Board are named below.

         It is the intention of the persons named in the accompanying proxy to vote, unless otherwise instructed, in favor of the ten nominees named hereinafter for their election as directors of the Holding Company.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES
FOR DIRECTOR.

         If any of the nominees should be unavailable for election, the proxies will be voted for the election of such other person or persons as shall be determined by the persons named in the proxies in accordance with their judgment. All nominees have consented to be named herein and have indicated their intent to serve if elected. The Holding Company is not aware of any reason why any of the nominees should become unavailable for election or, if elected, should be unable to serve as a director.

NOMINEES

         The nominees, their ages and their principal occupations or employment, are as follows:


                                                                                      Principal Occupation
         Nominee                                               Age                       or Employment
         -------                                               ---                    --------------------
Mr. Roger W. Birnbaum                                           60        President of Princeton HealthCare
1460 Route 9 North                                                        Group
Woodbridge, NJ 07095

Dr. John F. Bonamo                                              46        Obstetrician and Gynecologist
94 Northfield Avenue
West Orange, NJ 07052

Sister Jane Frances Brady                                       61        President of St. Joseph's
St. Joseph's Hospital and Medical Center                                  Hospital and Medical Center
703 Main Street
Paterson, NJ  07503

Mr. Bruce G. Coe                                                66        President Emeritus of New Jersey
41 Lambert Lane                                                           Business and Industry Association
Lambertville, NJ 08530



                                           58


                                                                               Principal Occupation
Nominee                                                        Age                 or Employment
----------------                                               ---        ---------------------------------

Mr. Christopher M. Dadlez                                       43        Executive Vice President of Saint
Monmouth Medical Center                                                   Barnabas Health Care System and
300 Second Avenue                                                         a Director of FOHP
Long Branch, NJ  07740

Dr. Mark Engel                                                  50        Ophthalmologist and a Director of
733 North Beers Street                                                    FOHP
Holmdel, NJ 07733

Dr. Thomas J. Feneran                                           48        Urologist and a Director of FOHP
53 Nautilus Drive
Manahawkin, NJ  08050

Mr. John Gantner                                                44        Senior Vice President of Finance
Robert Wood Johnson University Hospital                                   and Treasurer of the Robert Wood
One Robert Wood Johnson Place                                             Johnson University Hospital
New Brunswick, NJ  08903

Mr. Laurence M. Merlis                                          42        President and Chief Executive
Riverview Medical Center                                                  Officer of Riverview Medical
One Riverview Plaza                                                       Center
Red Bank, NJ  07701

Dr. Om P. Sawhney                                               59        Plastic Surgeon and a Director of
1550 Park Avenue                                                          FOHP
South Plainfield, NJ  07080

--------------------------

         Each director will hold office until the next annual meeting of shareholders or until his or her successor is duly elected and qualifies.
There are no family relationships among the current directors, executive officers or persons nominated by the Holding Company to become directors.
None of the officers or directors of the Holding Company are directors of any company registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

         Roger W. Birnbaum has served as the President of the Princeton HealthCare Group since October 1991. From July 1972 to September 1991, Mr. Birnbaum served as the President and Chief Executive Officer of HIP/Rutgers Health Plan, Inc. Mr. Birnbaum has been a Professor of Health Care at Rutgers State University of New Jersey since July 1972 and Adjunct Associate Professor at the University of Medicine and Dentistry of New Jersey since January 1974. Mr. Birnbaum is on the Board of Directors of Caldwell B. Esselstyn Foundation and the Board of Trustees of Rutgers Community Health Foundation.


         Dr. John F. Bonamo has been an obstetrician and gynecologist in private practice since 1981. He is Treasurer of the Department of OB/GYN of Saint Barnabas Medical Center. Dr. Bonamo serves on the Board of Directors of Metrowest I.P.A.

         Sister Jane Frances Brady has served as the President of St. Joseph's Hospital and Medical Center since November 1972. She also serves as Treasurer of St. Joseph's Hospital and Medical Center and the Paterson Economic Development Corporation. Sister Jane Frances Brady serves as a trustee of both St. Joseph's Hospital and Medical

Center Foundation, Health Care Insurance Company and Princeton Insurance Company. In addition, she serves as the President of Hospital Alliance of New Jersey. She has served as a director of FOHP-NJ since January 1994.

         Mr. Bruce G. Coe is currently serving as President Emeritus of the New Jersey Business and Industry Association. From 1982 to 1996 he served as President of the New Jersey Business and Industry Association. Mr. Coe serves on the Boards of Directors of New Jersey Resources Corporation and New Jersey Manufacturers Insurance Company. He also serves on the Boards of Trustees of New Jersey Future and New Jersey Historical Society.

         Mr. Christopher M. Dadlez, FACHE, has been Executive Vice President of the Saint Barnabas Health Care System since June 1996. From March 1992 to June 1996, Mr. Dadlez served as President and Chief Executive Officer of Monmouth Medical Center. From January 1995 to May 1996, Mr. Dadlez served as the President of Mid-Atlantic Health Group. From June 1984 to March 1992, he was Executive Vice President and Chief Operating Officer of Sinai Hospital, Baltimore, Maryland. Mr. Dadlez serves on the Board of Trustees of the New Jersey Hospital Association and Ronald McDonald House. He serves as Chairman of Long Branch Tomorrow and is on the Board of Trustees of the Greater Long Branch Chamber of Commerce. He has served as a director of FOHP-NJ since January 1994 and as a director of the Holding Company since June 7, 1995.

         Dr. Mark Engel, an ophthalmologist, has served as President of Ophthalmic Physicians of Monmouth since August 1975. From January 1989 through December 1990 he served as President of the Bayshore Hospital Medical Staff. Dr. Engel is a trustee of Ophthalmic Physicians of Monmouth and Trust Optical. He has served as a director of the Holding Company since June 7, 1995 and has also served as a director of FOHP-NJ since January 1994 and as Chairman of the Board of FOHP-NJ since June 1995.

         Mr. John Gantner has served as Treasurer of the Robert Wood Johnson University Hospital since May 1995. In 1993, he joined Robert Wood Johnson University as Senior Vice President of Finance. From October 1988 to December 1992, Mr. Gantner was a partner in the New York/New Jersey office of Ernst & Young. Mr. Gantner is a Certified Public Accountant and a Certified Managerial Accountant.

         Dr. Thomas J. Feneran has been a physician in private practice since June 1983. He is a urologist, associated in Drs. Feneran & Fernicola, P.C. Dr. Feneran serves as a physician representative to the Board of Trustees of Southern Ocean County Hospital. He has served as a director of the Holding Company since June 7, 1995 and has also served as a director of FOHP-NJ since January 1994.

         Laurence M. Merlis has served as the President and Chief Executive Officer of Riverview Medical Center since May 1993. From January 1986 through May 1993 he served as President of East Orange General Hospital. Mr. Merlis serves on the Board of Directors of Monmouth-Ocean Hospital Corporation. He is a member of the Boards of Trustees of the New Jersey Hospital Association, Voluntary Hospital of America and Eastern Monmouth Chamber of Commerce. He has served as a director of FOHP-NJ since January 1994.

         Dr. Om P. Sawhney has been a practicing physician in Plastic Surgery & Rehabilitation Medicine Associates since January 1974. Dr. Sawhney is Chairman of the Audit Committee - Medical Inter Insurance Exchange and the Board of Managers of Associates in Medical Service at Muhlenberg, L.L.C. He is on the Board of Directors of the Muhlenberg Foundation and the Central Jersey I.P.A. Dr. Sawhney is also President of Associates in Medicine and Surgery, P.A. He has served as a director of the Holding Company since June 7, 1995 and has also served as a director of FOHP-NJ since January 1994.

MEETINGS OF THE BOARD OF DIRECTORS; COMMITTEES

         During the fiscal year ended December 31, 1996, the Board of Directors of the Holding Company held 14 meetings of the Board. During fiscal 1996, except for Mr. Roberts, Mr. Azzara, Mr. Kopicki, Dr. Lehrer, Mr. Ostrowsky and Mr. Pilla, each director attended at least 75% of the meetings of the Board of Directors and each of the committees on which he served that were held during the period such person served as a director and, if applicable, a committee member.

         The Holding Company currently has a standing Compensation Committee which is comprised solely of members of the Board.

COMPENSATION COMMITTEE

         The members of the Compensation Committee of the Board of Directors (the "Compensation Committee" or "Committee") are Mr. Roberts, Mr. Kopicki and Dr. Engel. The Compensation Committee has been empowered by the Board to make decisions relating to the compensation of the officers, directors and employees of the Holding Company. As a result of FOHP-NJ's statutory net worth deficiency and the hiring and bonus freeze implemented by the Holding Company to address such deficiency, during the fiscal year ended December 31, 1996, the Compensation Committee did not formally meet. If the Transaction and Amendments are approved by the shareholders and the nominees for directors named herein are elected, the composition of the Compensation Committee will change inasmuch as Mr. Roberts and Mr. Kopicki are not standing for reelection to the Board.

EXECUTIVE OFFICERS

         The name, age and position of each person serving as an executive officer of the Holding Company are set forth below and brief summaries of their business experience and certain other information with respect to each of them is set forth in the information which follows the table:

                 Name                Age                        Position
                 ----                ---                        ---------
Donald Parisi                        41            Acting President and Chief
                                                   Executive Officer, Secretary
                                                   and General Counsel

Dr. Joseph Singer                    39            Executive Vice President
                                                   and Chief Medical Officer
--------------------


         In December 1996, Donald Parisi, who has served as Senior Vice President, Secretary and General Counsel of the Holding Company since June 8, 1995, was appointed acting President and Chief Executive Officer of the Holding Company. Mr. Parisi is expected to serve as acting President and Chief Executive Officer until a permanent replacement is appointed. Mr. Parisi served as Vice President, Legal Affairs and General Counsel of FOHP-NJ from August 1994 to June 8, 1995. From 1992 to 1994 he was a partner in the law firm of Donington, Karcher, Leroe, Salmond, Ronan & Rainone and from 1988 to 1992 he served as a Deputy Attorney General for the State of New Jersey.

         Dr. Joseph Singer has served as Executive Vice President and Chief Medical Officer of the Holding Company since June 8, 1995. Dr. Singer also has served as Executive Vice President, Medical Affairs and Medical Director of FOHP-NJ since February 1995. Prior to joining FOHP-NJ, Dr. Singer was a practicing physician in Moorestown and Medford, New Jersey, with a family practice and specialty in geriatrics.

EXECUTIVE COMPENSATION

         The following table sets forth information concerning the annual and long-term compensation for services in all capacities to the Holding Company and its subsidiaries, for the fiscal years ended December 31, 1996, 1995 and 1994, of the persons serving as the Chief Executive Officer of the Holding Company during the fiscal year ended December 31, 1996 and the next four highest paid executive officers of the Holding Company in fiscal 1996 (collectively, the "Named Officers"):

                                            SUMMARY COMPENSATION TABLE



                                           Annual Compensation                         Long-Term Compensation
                                           -------------------                         ----------------------
                                                                                  Awards          Payouts
                                                                         --------------------     --------
                                                             Other                    Securities           All
                                                             Annual      Restricted   Underlying           Other
Name and                                                     Compen-     Stock        Options/    LTIP     Compensa-
Principal Position           Year     Salary($)     Bonus($) sation($)   Award(s)($)  SARs(#)     Payouts  tion($)(1)(2)
------------------           ----     ---------     -------- ---------   -----------  -------     -------  -------------
Donald Parisi(3)             1996      $144,231         ----        ----         ----        ----      ----$ 4,981
  Acting President and       1995       120,019         ----        ----         ----        ----      ----     ----
  Chief Executive Officer    1994        45,673(4)      ----        ----         ----        ----      ----     ----

John W. Rohfritch(5)         1996       195,000         ----        ----         ----        ----      ---- 75,770(6)(7)
  Former President and       1995       186,254       43,000        ----         ----        ----      ----     ----
  Chief Executive Officer    1994       118,846         ----        ----         ----        ----      ----     ----

John L. Adessa(8)            1996       180,154(9)      ----        ----         ----        ----      ---- 36,819(10)(11)
  Former President and       1995       250,000      593,720(12)    ----         ----        ----      ----     ----
  Chief Executive Officer    1994       215,369       75,000        ----         ----        ----      ----     ----

Joseph Singer                1996       239,354         ----        ----         ----        ----      ----     ----
  Executive Vice President   1995       177,217         ----        ----         ----        ----      ----     ----
  and Chief Medical          1994          ----         ----        ----         ----        ----      ----     ----
  Officer

Paul Kimmins(13)             1996       150,000         ----        ----         ----        ----      ----     ----
  Former Executive Vice      1995       124,731       15,000        ----         ----        ----      ----   5,404
  President

James S. Vaccaro(14)         1996       121,811         ----        ----         ----        ----      ---- 58,838(15)
  Former Executive Vice      1995       114,788         ----        ----         ----        ----      ----     ----
  President and Chief        1994          ----         ----        ----         ----        ----      ----     ----
  Operating Officer

Sharon Seitzman(16)          1996        83,251         ----        ----         ----        ----      ---- 78,507(17)
  Former Executive Vice      1995       122,777       25,113        ----         ----        ----      ----     ----
  President                  1994        99,140       21,205        ----         ----        ----      ----     ----



(1) Includes amounts contributed by the Holding Company under its 401(k) Plan. All full-time employees who have completed 30 days of service with the Holding Company or any of its subsidiaries are eligible to participate in the 401(k) Plan which allows eligible employees to save up to 15% of their pre-tax compensation (subject to a maximum amount per year established annually pursuant to the Code) through a payroll deduction. Subject to the discretion of the Board of Directors, the Holding Company may make matching contributions to the 401(k) Plan. Amounts contributed by the Holding Company to the accounts of the Named Officers for fiscal 1996 are as follows: Mr. Parisi - $4,750; Mr. Rohfritch - $3,006; Mr. Adessa - $4,149; Dr. Singer - $4,750; Mr. Kimmins - $4,750; Mr. Vaccaro - $4,750; and Ms. Seitzman - $4,750.

(2) Includes amounts of insurance premiums paid by the Holding Company in fiscal 1996 with respect to term life insurance for the benefit of the Named Officers. Amounts paid by the Holding Company for the benefit of the Named Officers are as follows: Mr. Parisi - $231; Mr. Rohfritch - $673; Mr. Adessa - $193; Dr. Singer - $155; Mr. Kimmins - $654; Mr. Vaccaro - $88; and Ms. Seitzman - $142.

(3) Mr. Parisi was appointed acting President and Chief Executive Officer of the Holding Company in December 1996.

(4)      Represents the period from August 8, 1994 to December 31, 1994.

(5) Mr. Rohfritch served as acting President and Chief Executive Officer of the Holding Company from June 25, 1996 to December 13, 1996.

(6)      Includes unused vacation pay of approximately $30,000.

(7) Includes relocation expenses of $41,709 which were paid by the Holding Company.

(8) Mr. Adessa served as President and Chief Executive Officer of the Holding Company from its inception in May 1994 to June 1996.


(9) Of this amount, $21,000 is for services provided by Mr. Adessa in 1995.

(10)     Includes unused vacation pay of approximately $27,000.

(11) Of this amount, $5,060 represents life insurance premiums paid by the Holding Company on the life of Mr. Adessa for his benefit for the year ended December 31, 1996.

(12) Of this amount, $500,000 represents the initial valuation bonus contemplated in the Adessa Employment Agreement (as hereinafter defined) that was accrued and recognized by the Holding Company in 1995, but which was not paid to Mr. Adessa until April 1996 when certain conditions in the Adessa Employment Agreement were satisfied.

(13) Mr. Kimmins served as Executive Vice President of the Holding Company from June 1995 to January 1997.

(14) Mr. Vaccaro served as Executive Vice President and Chief Operating Officer of the Holding Company from June 1995 to June 1996.

(15) Of this amount, approximately $54,000 was paid to Mr. Vaccaro for consulting services he provided to the Holding Company from June 1996 to November 1996.

(16) Ms. Seitzman served as Executive Vice President of the Holding Company, and as President and a director of FOHP-NJ, from June 8, 1995 to May 1996.

(17) Of this amount, $73,615 was paid to Ms. Seitzman as severance in connection with her resignation as an Executive Vice President of the Holding Company in May 1996.


EMPLOYMENT AGREEMENTS

         Joseph Singer, M.D., pursuant to an agreement between the Holding Company and Alliance Medical Group, Inc. ("Alliance") dated November 30, 1994 (the "Singer Employment Agreement"), is employed as an Executive Vice President and as the Chief Medical Officer of the Holding Company. In November 1996, the Singer Employment Agreement was automatically renewed for a two year period and shall continually be renewed for periods of two years unless either the Holding Company or Alliance gives the other written notice of nonrenewal at least twelve months prior to the expiration of the then-current term.

         Pursuant to the Singer Employment Agreement, Dr. Singer will receive an annual salary of $240,000 and similar benefits as provided to the other executive officers of the Holding Company. Further, Dr. Singer is provided, at the expense of the Holding Company, with an automobile, gasoline credit card, automobile insurance and is reimbursed for the cost of maintaining the automobile.

         Finally, under the terms of the Singer Employment Agreement, Dr. Singer is subject to immediate termination for egregious acts or loss of medical license.

         Effective October 27, 1995, the Holding Company entered into an employment agreement with John L. Adessa, the Holding Company's former President and Chief Executive Officer (the "Adessa Employment Agreement"). On June 25, 1996, Mr. Adessa's employment with the Holding Company terminated. As a result, Mr. Adessa is to receive approximately $700,000 as severance under the Adessa Employment Agreement. In accordance with the terms of the Adessa Employment Agreement, the severance to be paid Mr. Adessa is the sum of the following amounts: (i) the amount equal to two times his salary in effect on the date of severance; (ii) the amount equal to the annual bonus earned by Mr. Adessa for the full fiscal year last ended before the date of severance; and
(iii) the amount equal to 20% of the sum of all salary and annual bonuses earned from July 1, 1994 through the date of severance. The severance payment will be made by the Holding Company as soon as such payment is permitted by the DOI. The DOI has prohibited the Holding Company from making such payment until the Holding Company resolves FOHP-NJ's statutory net worth deficiency.

         The Adessa Employment Agreement contains a covenant not to compete which provides that in the event the Adessa Employment Agreement is terminated for any reason, Mr. Adessa will not, for a one year period, accept employment from any other HMO, insurance company, preferred provider organization or any other entity which competes with the Holding Company within any state in which the Holding Company or any of its affiliates is licensed to conduct business or has filed an application for such license.

         Paul J. Kimmins, former Executive Vice President of the Holding Company, is employed pursuant to an agreement dated July 17, 1995 and effective as of July 1, 1995 (the "Kimmins Employment Agreement"). The term of Mr. Kimmins' employment under the Kimmins Employment Agreement will end July 1, 1997. Pursuant to the terms of the Kimmins Employment Agreement, Mr. Kimmins will receive an annual salary of $150,000. In addition, since the Holding Company has not renewed the Kimmins Employment Agreement, Mr. Kimmins will receive a lump sum payment of $75,000 on or about September 15, 1997.

DIRECTORS' COMPENSATION

         The members of the Holding Company's Board of Directors and any committee thereof may be paid their expenses, if any, relating to their attendance at Board or committee meetings, and directors who are not full-time employees of the Holding Company may be paid a fixed sum for attendance at Board or committee meetings or paid a stated salary as a director. Currently, the members of the Holding Company's Board of Directors and any committee thereof do not receive any compensation for services rendered to the Holding Company, except that in October 1996 the Board awarded Dr. Engel $12,500 and Dr. Sawhney $10,000 for services performed by such directors in connection with the Transaction. The Board of Directors of the Holding Company may in the future consider the appropriateness of compensation to outside directors as well as to individuals who serve on committees and who are not employees of the Holding Company or any of its subsidiaries.

         Members of the Board of Directors of FOHP-NJ currently do not receive any compensation for their services to FOHP-NJ as directors. The Board of Directors of FOHP-NJ may in the future consider the appropriateness of compensation to outside directors. Effective January 1, 1994, physician members of any of the following committees of FOHP-NJ are entitled to receive a $250 payment for each committee meeting attended by such member: the Executive Committee, the Strategic Planning Committee, the Finance Committee, the Utilization Management Committee, the Quality Assurance Committee, the Credentialling Subcommittee of the Quality Assurance Committee and the Reimbursement Committee.

         FOHP-NJ paid approximately $139,000 during the fiscal year ended December 31, 1996 to physician directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During the fiscal year ended December 31, 1996, the Compensation Committee consisted of Mr. Roberts, Mr. Kopicki and Dr. Engel.

         Effective December 31, 1995, William B. Roberts, the Chairman of the Board of Directors of the Holding Company, guaranteed the payment of up to $6,000,000 of the Holding Company's capital obligation to FOHP-NJ.
The guaranty terminated on March 27, 1996. Mr. Roberts was paid $10,000 for providing this guaranty.

         Simultaneously with the termination of Mr. Roberts' $6,000,000 guaranty, Mr. Roberts secured from Chase Manhattan Bank (formerly Chemical
Bank), a $3,000,000 letter of credit (the "Chase Manhattan Letter of Credit") which may be drawn upon by the Holding Company in the event the Holding Company is required to contribute capital to FOHP-NJ so that FOHP-NJ remains in compliance with the statutory net worth and other capital requirements applicable to it. The Holding Company paid $48,500 in bank fees in connection with the Chase Manhattan Letter of Credit. Contemporaneously with the issuance of the Chase Manhattan Letter of Credit, the Holding Company and Mr. Roberts entered into a reimbursement agreement pursuant to which Mr. Roberts will be reimbursed by the Holding Company for any amounts he is required to pay Chase Manhattan Bank in connection with any draw against the Chase Manhattan Letter of Credit by the Holding Company. Under the terms of the reimbursement agreement between Mr. Roberts and the Holding Company, Mr. Roberts is entitled to a fee of $10,000 per month through May 1996 and $20,000 per month thereafter until the Chase Manhattan Letter of Credit terminates.

         The Chase Manhattan Letter of Credit was to expire on January 2, 1997. However, in December 1996, the Chase Manhattan Letter of Credit was extended until March 31, 1997. In connection with the extension of the Chase Manhattan Letter of Credit, the Holding Company paid $8,550 in bank fees and is obligated to pay Mr. Roberts a fee of $20,000 for each month the letter of credit remains outstanding. Inasmuch as the consummation of the Transaction will not occur prior to March 31, 1997, the Holding Company is currently seeking a 30 day extension of the Chase Manhattan Letter of Credit. If the extension is not granted, the DOI has authorized the Holding Company to draw against the Chase Manhattan Letter of Credit prior to March 31, 1997.

         Prior to making any draw against the Chase Manhattan Letter of Credit, the following conditions must be satisfied: (i) the Holding Company must furnish written evidence to Mr. Roberts that the DOI and/or the DOH have required FOHP-NJ to obtain additional capital to remain in compliance with the statutory net worth and other capital requirements applicable to FOHP-NJ; and
(ii) the Holding Company must not have sufficient capital to contribute to FOHP-NJ so that FOHP-NJ is able to satisfy the request of the DOI and/or the DOH and remain in compliance with the statutory net worth and other capital requirements applicable to FOHP-NJ, and provides Mr. Roberts with written representation to that effect. In addition, the Holding Company has agreed not to make any draw against the Chase Manhattan Letter of Credit until the Holding Company exhausts all its rights against any other letter of credit or guaranty made available to the Holding Company for purposes of providing the Holding Company with capital so that it can fund its capital obligation to FOHP-NJ. See "Related Party Transactions."

         Any amount to be reimbursed to Mr. Roberts under the reimbursement agreement will be evidenced by a promissory note. Interest on the note will be payable monthly at a rate equal to the prime rate of Chase Manhattan Bank plus 4%. The principal amount of any note issued by the Holding Company pursuant to the reimbursement agreement plus all accrued interest thereon will be payable 90 days from the date the note is issued. In the event that the principal amount of the note plus all accrued interest is not paid within 90 days from the date the note is issued, the note will then become payable on demand and bear an interest rate on any amount outstanding after the initial 90 day period equal to the lesser of: (i) 20%; or (ii) the highest rate permitted by law. Furthermore, if, at the time the note is issued by the Holding Company, or at any time during the period the note is outstanding, Mr. Roberts is eligible to own shares of Common Stock-NJ, Mr. Roberts, at his sole option, may convert the principal amount of the note into shares of Common Stock-NJ at a conversion rate of $15 per share (as adjusted to give effect to any stock splits, stock dividends or any other adjustments occurring after December 31, 1995); provided, however, that if Mr. Roberts is eligible to own shares of Common Stock-NJ, and chooses not to convert the note into shares of Common Stock-NJ, any amount owed under the note will accrue interest at a rate equal to the prime rate of Chase Manhattan Bank plus 4% for so long as the note remains outstanding. Currently, Mr. Roberts is not a provider to any subsidiary of the Holding Company and, therefore, is not permitted under the Holding Company's Certificate of Incorporation to own shares of Common Stock-NJ. Consequently, Mr. Roberts will not have an opportunity to convert any note issued to him, pursuant to his reimbursement agreement with the Holding Company, into Common Stock-NJ unless the Certificate of Incorporation of the Holding Company is amended to allow persons who are not providers to a subsidiary of the Holding Company to own Common Stock-NJ. The conversion feature to be included in any note issued to Mr. Roberts pursuant to his reimbursement agreement with the Holding Company will not survive any assignment of the note by Mr. Roberts.

         For so long as the Chase Manhattan Letter of Credit is in effect, the Holding Company will not, without the prior written consent of Mr. Roberts:
(i) merge into any other entity; (ii) sell, lease, transfer, convey or otherwise dispose of more than 50% of its assets during any 6 month period;
(iii) make loans to any person, firm or entity; (iv) sell, assign, transfer, discount, or otherwise dispose of any accounts receivables or any promissory note payable to it, except in the ordinary course of business; or (v) declare or pay any cash dividends or make any distributions on, or redeem, retire or otherwise acquire directly or indirectly, any share of its stock, other than pursuant to redemptions by the Holding Company of its stock in accordance with the provisions of its Certificate of Incorporation.

         During the fiscal year ended December 31, 1996, no executive officer of the Holding Company, other than James S. Vaccaro, served as a member of the compensation committee or as a director of another entity, except for FOHP-NJ, FOHP-NY, First Option Health Plan of Pennsylvania, Inc., First Option Health Plan of Delaware, Inc., First Option Health Plan of Maryland, Inc., FOHP Agency, Inc. and FMCO, each of which is or was a wholly-owned subsidiary of the Holding Company. James S. Vaccaro, former Executive Vice President and Chief Operating Officer of the Holding Company, served on the Board of Trustees of Monmouth Medical Center, a provider in the FOHP-NJ provider network which is affiliated with a shareholder of FOHP-NJ, whose former President and Chief Executive Officer, Christopher Dadlez, has served on the Board of Directors of the Holding Company since June 7, 1995 and on the Board of Directors of FOHP-NJ since January 1994.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

COMPENSATION OBJECTIVES

         In determining the amount and components of executive compensation, the Committee's objective is to provide a compensation package that will enable the Holding Company to attract and retain talented executives, reward outstanding performance and more closely link the interests of the Holding Company's executives with that of the shareholders. In determining actual compensation levels, the Committee generally evaluates the Holding Company's performance and the officers' contribution to that performance. Although the overall results of the Holding Company and the compensation paid or awarded to officers of the Holding Company are closely linked, an officer may be awarded an increase in base compensation or bonus based solely on individual merit.

         The Committee recognizes that the tremendous growth of FOHP-NJ and the Holding Company over a short time period has highlighted the need to attract and retain talented and qualified executives. Accordingly, the Committee has selected a professional compensation consulting firm to assist it in evaluating the Holding Company's executive compensation package. The Committee believes that the professional compensation consulting firm retained by the Holding Company has provided the Committee with (i) information with respect to the form and amount of compensation offered to executives by its competitors, and (ii) professional guidance on how to ensure that the Holding Company's executive compensation package is consistent with those which are offered by the Holding Company's competitors.

         The Committee also recognizes that if the Transaction is consummated, certain executive officers of the Holding Company, including the President and Chief Executive Officer, will be designated and employed by HSI. Since the Holding Company will be responsible for the payment of the salaries of the officers of the Holding Company designated and employed by HSI, the Compensation Committee will consult with HSI regarding the salaries and benefits paid or awarded to those officers.

PRINCIPAL COMPONENTS OF EXECUTIVE COMPENSATION

         The Holding Company's executive compensation program has two principal components: base salary and incentive compensation. Inasmuch as most of the officers of the Holding Company are not providers to FOHP-NJ, they are not eligible to own stock in the Holding Company. Accordingly, the Holding Company has not implemented any plan or program which would allow officers to directly participate in the growth of the Holding Company by owning or having the opportunity to own an equity interest in the Holding Company. However, the Committee has noted that stock option and other stock incentive type plans are commonly used as performance based incentives in other public companies and, therefore, is reviewing with the professional compensation consulting firm engaged by the Holding Company, whether to include, as a component of the executive compensation program, a plan which would allow officers to participate in any increase in the value of New Common Stock or Common Stock-NJ, if the Transaction is not consummated and the Holding Company continues as a going concern, without actually owning shares of New Common Stock or Common Stock-NJ, as the case may be, such as a stock appreciation rights plan.

         Base Salary A key component of the Holding Company's executive compensation program is base salary. Factors considered when determining the base salary for an officer of the Holding Company include the position of the officer, the amount of responsibility associated with the position, past performance, dedication to the pursuit of achieving individual and Holding Company goals, and the overall results of the Holding Company. The Committee believes that the base salaries of the Holding Company's executive officers are generally below or similar to the amounts paid to comparable officers at other companies of the same or similar size as the Holding Company and, therefore, incentive compensation in the form of annual bonuses and other rewards is a key component of the total compensation paid to an officer of the Holding Company.

         Incentive Compensation Currently, the Holding Company has a bonus plan in effect. Pursuant to this bonus plan, an Executive or Senior Vice President of the Holding Company can be awarded a bonus of up to 20% of his or her annual base salary and a Vice President or Assistant Vice President can be awarded a bonus of up to 10% of his or her annual base salary. Currently, the DOI has prohibited the Holding Company from paying any bonuses to any employee of the Holding Company until the Holding Company resolves FOHP-NJ's statutory net worth deficiency.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

         Donald Parisi is currently serving as acting President and Chief Executive Officer of the Holding Company. Mr. Parisi, who ordinarily serves as the Holding Company's Senior Vice President, Secretary and General Counsel, was appointed by the Board of Directors in December 1996 to serve as acting President and Chief Executive Officer until a permanent replacement is appointed. Mr. Parisi replaced John W. Rohfritch who, prior to his resignation on December 13, 1996, had been serving as acting President and Chief Executive Officer since June 1996. For the year ended December 31, 1996, Mr. Rohfritch was paid approximately $195,000 pursuant to an Employment Agreement which he entered into in December 1994 and Mr. Parisi was paid approximately $144,000. Neither Mr. Rohfritch or Mr. Parisi was paid any additional compensation for serving as acting President and Chief Executive Officer of the Holding Company.

         For the period commencing January 1, 1996 and ending June 25, 1996, Mr. Adessa, the former President and Chief Executive Officer of FOHP, was paid a salary of approximately $159,000. Moreover, pursuant to the Adessa
Employment Agreement, Mr. Adessa was entitled to receive an initial valuation bonus of $500,000 if (i)(a) the number of enrollees in the FOHP Health Plans exceeded 100,000 by January 1, 1996, or (b) the Holding Company and its affiliates had achieved $150,000,000 in annual premiums as of January 1, 1996, and (ii) Mr. Adessa remained employed with the Holding Company until April 1, 1996. The aforementioned conditions were satisfied and, accordingly, Mr. Adessa was paid $500,000 in April 1996. The Committee believes that the initial valuation bonus not only rewarded Mr. Adessa for the tremendous growth of FOHP-NJ and the Holding Company during 1995, but also rewarded him for past services and his unwavering dedication in the pursuit of the founding principle of both FOHP-NJ and the Holding Company (i.e., that physicians and acute care institutions could work together in providing quality and affordable health care services). In reaching its decision to include the initial valuation bonus in the Adessa Employment Agreement, the Committee placed great emphasis on the fact that Mr. Adessa was precluded from receiving any shares of stock or stock options in either FOHP-NJ or the Holding Company and, therefore, would not be able to benefit from the success of FOHP-NJ and the Holding Company other than by receiving monetary compensation.

         On June 25, 1996, Mr. Adessa's employment with the Holding Company terminated. As a result, Mr. Adessa is to receive approximately $700,000 as severance. See "Employment Agreements."

         As a result of the Holding Company's implementation of a hiring freeze and its suspension of bonus payments in 1996 to address FOHP-NJ's statutory net worth deficiency, the Compensation Committee did not meet in 1996. The Compensation Committee expects to resume meeting shortly after the Transaction is either approved or disapproved by the shareholders of the Holding Company. If the Transaction is approved by the Holding Company, the Compensation Committee is expected to consult with HSI regarding salaries and benefits to be paid or awarded to the permanent President and Chief Executive Officer of the Holding Company.

         Section 162(m) of the Code ("Section 162(m)"), which was enacted in 1993 for taxable years beginning on or after January 1, 1994, generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to a corporation's highest paid officers. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. This limitation is not a significant issue for the Holding Company at the present time. However, the Compensation Committee plans to review and possibly restructure the annual incentive bonus and long-term equity based compensation programs for its most senior executives so that such bonuses should constitute qualifying performance-based compensation under Section 162(m). Furthermore, the Compensation Committee may from time to time award compensation that is non-deductible under
Section 162(m) when, in the exercise of the Compensation Committee's business judgment, such award would be in the best interests of the Holding Company.


COMPENSATION COMMITTEE

Mr. William Roberts
Dr. Mark Engel
Mr. John R. Kopicki



                             CORPORATE PERFORMANCE

         The graph below compares the cumulative total shareholder return on the Common Stock-NJ of the Holding Company and the Common Stock, $.01 par value, of FOHP-NJ (the "FOHP-NJ Stock"), (which, pursuant to the reorganization of FOHP-NJ into a holding company structure in June 1995, was exchanged by the holders thereof, on a one for one basis, for shares of Common Stock-NJ) from October 31, 1994, the closing date of FOHP-NJ's initial public offering of FOHP-NJ Stock, to December 31, 1996, with the cumulative total return on two broad market indices over the same period (assuming an investment of $100 in the FOHP-NJ Stock/Common Stock-NJ and in each of the indices on the date of FOHP-NJ's initial public offering, and reinvestment of all dividends in the two broad market indices).

[THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR THE PURPOSE OF EDGAR FILING.]


                                LEGEND

Symbol     CRSP Total Returns Index for:     12/31/92     12/31/93     12/30/94     12/29/95     12/31/96
------     ----------------------------      --------     --------     --------     --------     --------
______ ?   FOHP, Inc.                                                  100.0        100.0        100.0
 ...... ?   NYSE/AMEX/Nasdaq Stock Market
             (US Companies)                    88.9         98.9        98.4        134.1        162.6
------ ?   Nasdaq Health Services Stocks       78.3         90.4        96.9        123.1        123.3
             SIC 8000-8099 US & Foreign

Notes:

     A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
     B. The Indexes are reweighted daily, using the market capitalization on the previous trading day.
     C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
     D. The index level for all series was set to $100.0 on 11/01/94.
     E. No trading activity recorded for FOHP, Inc. from 11/01/94 to 12/31/96.

         In interpreting the results depicted on the above graph with respect to the Holding Company and FOHP-NJ, it is important to note that there is no public market for Common Stock-NJ nor was there a public market for FOHP-NJ Stock. The lack of a public market for shares of Common Stock-NJ is attributable to the restrictions on transfer imposed on Common Stock-NJ by the Holding Company's Certificate of Incorporation. Likewise, the lack of a public market for shares of FOHP-NJ Stock was attributable to the restrictions on transfer imposed on the FOHP-NJ Stock by FOHP-NJ's Certificate of Incorporation. More specifically, no share of Common Stock-NJ may be held by or transferred to any person or entity who or which is not a provider to an Operating Subsidiary and no share of FOHP-NJ Stock was permitted to be held by or transferred to any person or entity who or which was not a health care provider to FOHP-NJ.

         In addition, neither the Holding Company nor FOHP-NJ has ever sold any shares of Common Stock-NJ or FOHP-NJ Stock, whichever the case may be, for any price other than $15 and, of those resales of Common Stock-NJ and FOHP-NJ Stock which have occurred, neither the Holding Company nor FOHP-NJ is aware of any resale by one provider to another for any price other than $15. Therefore, in interpreting the graph depicted above, it is important to note that all sales of Common Stock-NJ and FOHP-NJ Stock have been for $15 per share and that neither the Holding Company nor FOHP-NJ has ever paid any dividends on Common Stock-NJ or FOHP-NJ Stock, whichever the case may be. Consequently, the line used in the above graph to chart the growth rate of Common Stock-NJ and FOHP-NJ Stock is flat and reflects no growth.

         If the Transaction is consummated, the New Common Stock will be subject to substantially the same resale restrictions as Common Stock-NJ is currently subject. However, the Holding Company expects to have its New Common Stock valued by an independent consultant periodically and intends to use such valuations in future proxy statements when charting the growth rate, if any, of New Common Stock.

                          RELATED PARTY TRANSACTIONS

         The following directors of the Holding Company are executive officers of NJ Acute Care Institutions or their affiliates which have purchased, either directly or through an affiliate, shares of Common Stock-NJ: Mr. Azzara, President and Chief Executive Officer of The Valley Hospital; Mr. Dadlez, Executive Vice President of Saint Barnabas Health Care System; Mr. Kopicki, President and Chief Executive Officer of Muhlenberg Regional Medical Center; Mr. Ostrowsky, Executive Vice President and General Counsel of Saint Barnabas Health Care System; and Mr. Pilla, Executive Vice President of Saint Barnabas Health Care System, President of Community Memorial Health Services Corporation, an affiliate of Community Medical Center and Kimball Medical Center, and President and Chief Executive Officer of each of Community Medical Center and Kimball Medical Center. In addition, a large percentage of the revenues of FOHP-NJ is generated from NJ Acute Care Institutions who have enrolled employees in FOHP-NJ health plans as required by the Certificate of Incorporation of the Holding Company.

         Effective December 31, 1995, William B. Roberts, the Chairman of the Board of Directors of the Holding Company, guaranteed the payment of up to $6,000,000 of the Holding Company's capital obligation to FOHP-NJ. The guaranty terminated on March 27, 1996. Mr. Roberts was paid $10,000 for providing this guaranty. Simultaneously with the termination of Mr. Roberts' $6,000,000 guaranty, Mr. Roberts secured from Chase Manhattan Bank a $3,000,000 letter of credit which may be drawn upon by the Holding Company in the event the Holding Company is required to contribute capital to FOHP-NJ so that FOHP-NJ remains in compliance with the statutory net worth and other capital requirements applicable to it. See "Compensation Committee Interlocks and Insider Participation."

         On March 29, 1996, certain NJ Practitioners, each a shareholder of the Holding Company, secured from Carnegie Bank a $3,475,000 letter of credit (the "Carnegie Letter of Credit") which may be drawn upon by the Holding Company in the event the Holding Company is required to contribute capital to FOHP-NJ so that FOHP-NJ remains in compliance with the statutory net worth and other capital requirements applicable to it. The NJ Practitioners who secured the Carnegie Letter of Credit are: Dr. Chris Anayiotos, Dr. Tun Chu, Dr. Miguel Damien, Dr. Shirley Hoh, Dr. Renny Lin, Dr. Carl Raso, Dr. Donato Santangelo, III, Dr. Mohammad A. Sarraf, Dr. Mohammed Shafi, Dr. Kishori P. Shah, Dr. Gary Siemons, Dr. John Sutherland, Dr. Kock-Yen Tsang, Dr. Lewis Wetstein, Dr. Renato Ynaya and Dr. Henry Yu.

         The Holding Company paid $52,125 in bank fees in connection with the Carnegie Letter of Credit. Contemporaneously with the issuance of the Carnegie Letter of Credit, the Holding Company entered into a separate reimbursement agreement with each NJ Practitioner who secured the Carnegie Letter of Credit, pursuant to which the NJ Practitioner will be reimbursed by the Holding Company for any amounts he or she is required to pay Carnegie Bank in connection with any draw against the Carnegie Letter of Credit by the Holding Company. Under the terms of the reimbursement agreements, the Holding Company paid to the NJ Practitioners who secured the Carnegie Letter of Credit an aggregate fee of $173,750 or 2.5% of the aggregate amount of the guaranties furnished by the NJ Practitioners to secure the Carnegie Letter of Credit.

         The Carnegie Letter of Credit was to expire on January 1, 1997. However, in December 1996, the Carnegie Letter of Credit was extended until March 31, 1997. In connection with the extension of the Carnegie Letter of Credit, the Holding Company paid $14,681 in bank fees and an aggregate fee of approximately $43,000 to the NJ Practitioners who secured the Carnegie Letter of Credit. Inasmuch as the consummation of the Transaction will not occur prior to March 31, 1997, the Holding Company is currently seeking a 30 day extension of the Carnegie Letter of Credit. If the extension is not granted, the DOI has authorized the Holding Company to draw against the Carnegie Letter of Credit prior to March 31, 1997.

         Prior to making any draw against the Carnegie Letter of Credit, the Holding Company must furnish to each NJ Practitioner securing the letter of credit the same written evidence and representations as the Holding Company is required to furnish Mr. Roberts in connection with any draw against the Chase Manhattan Letter of Credit. See "Compensation Committee Interlocks and Insider Participation." Moreover, under its reimbursement agreements with the NJ Practitioners who secured the Carnegie Letter of Credit, the Holding Company is obligated to reimburse the NJ Practitioners for any amounts such persons have paid to Carnegie Bank in connection with any draw by the Holding Company against the letter of credit. Interest on the Holding Company's reimbursement obligation to a NJ Practitioner securing the Carnegie Letter of Credit will be payable monthly at a rate equal to the prime rate of a national bank chosen by the Holding Company plus 4%. The principal amount of the obligation plus all accrued interest will be payable to the NJ Practitioner, to whom the obligation was owed, within nine months from the date the obligation is first incurred by the Holding Company.

         For so long as the Carnegie Letter of Credit is in effect, the Holding Company will not, without the prior written consent of each NJ Practitioner securing the letter of credit: (i) merge into any other entity;
(ii) sell, lease, transfer, convey or otherwise dispose of more than 50% of its assets during any six-month period; (iii) make loans to any person, firm or entity; (iv) sell, assign, transfer, discount, or otherwise dispose of any accounts receivables or any promissory note payable to it, except in the ordinary course of business; or (v) declare or pay any cash dividends or make any distributions on, or redeem, retire or otherwise acquire directly or indirectly, any share of its stock, other than pursuant to redemptions by the Holding Company of its stock in accordance with the provisions of its Certificate of Incorporation.

         In March and April 1996, Dr. Randall Krakauer, a member of the Board of Directors of FOHP-NJ and a shareholder of the Holding Company, and John L. Adessa, former President and Chief Executive Officer of the Holding Company, each secured from CoreStates Bank a separate letter of credit (the "CoreStates Letters of Credit") which may be drawn upon by the Holding Company in the event the Holding Company is required to contribute capital to FOHP-NJ so that FOHP-NJ remains in compliance with the statutory net worth and other capital requirements applicable to it. Dr. Krakauer secured a $300,000 letter of credit and Mr. Adessa secured a $323,000 letter of credit. The Holding Company paid $7,199 in bank fees in connection with the CoreStates Letters of Credit. In connection with the issuance of the CoreStates Letters of Credit, the Holding Company entered into a reimbursement agreement with each of Dr. Krakauer and Mr. Adessa pursuant to which the Holding Company will reimburse Dr. Krakauer and Mr. Adessa for any amounts they are required to pay CoreStates Bank in connection with any draw by the Holding Company against the CoreStates Letters of Credit secured by them. In all material respects, the terms and conditions of the reimbursement agreements entered into by Dr. Krakauer and Mr. Adessa are similar to the terms and conditions of the reimbursement agreements between the NJ Practitioners who secured the Carnegie Letter of Credit and the Holding Company, except that the Holding Company has agreed not to make any draw against the letter of credit secured by Mr. Adessa from CoreStates Bank until the Holding Company exhausts all its rights against any other letter of credit or guaranty made available to the Holding Company for purposes of providing the Holding Company with capital so that it can fund its capital obligation to FOHP-NJ. As consideration for securing a letter of credit, the Holding Company paid
Dr. Krakauer $7,500 and Mr. Adessa $8,075, or 2.5% of the amount of the letter of credit secured by each individual.

         In September 1996, the amount of the letter of credit secured by Mr. Adessa from CoreStates Bank was reduced from $323,000 to $100,000, and on January 1, 1997, the remaining amount of the letter of credit expired.

         The letter of credit secured by Dr. Krakauer was to expire on January 1, 1997. However, in December 1996, the letter of credit secured by Dr. Krakauer was extended until March 31, 1997. In connection with the extension of the letter of credit, the Holding Company paid approximately $800 in bank fees and a fee of $1,875 to Dr. Krakauer. Inasmuch as the consummation of the Transaction will not occur prior to March 31, 1997, the Holding Company is currently seeking a 30 day extension of the letter of credit secured by Dr. Krakauer. If the extension is not granted, the DOI has authorized the Holding Company to draw against the letter of credit prior to March 31, 1997.

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

         In March and April, 1996, certain NJ Acute Care Institutions and certain affiliates of NJ Acute Care Institutions executed guarantees on behalf of the Holding Company and in favor of FOHP-NJ which guarantee the payment of the Holding Company's capital obligation to FOHP-NJ. The name of each NJ Acute Care Institution and Eligible Affiliate which guaranteed the Holding Company's capital obligation to FOHP-NJ and the amount guaranteed by each such entity is as follows: Community-Kimball Health Care Systems, Inc. (an affiliate of Kimball Medical Center and Community Medical Center) - $250,000; Saint
Barnabas Corporation (an affiliate of Saint Barnabas Medical Center) - $250,000; Monmouth Medical Center - $250,000; Barnert Hospital - $100,000; Bayshore Community Hospital - $100,000; Burdette Tomlin Memorial Hospital - $100,000; Chilton Memorial Hospital - $100,000; C.H. Management Corp. (an affiliate of Christ Hospital) - $250,000; Comprehensive Health & Education Corp. (an affiliate of Muhlenberg Regional Medical Center) - $250,000; JFK Medical Center - $250,000; Memorial Health Alliance (an affiliate of Memorial Hospital of Burlington County) - $250,000; Mercer Medical Center - $100,000; Newton Memorial Hospital - $100,000; Our Lady of Lourdes Health Care Services, Inc. (an affiliate of Our Lady of Lourdes Hospital) - $100,000; Beth Israel Hospital (Passaic) - $100,000; The Valley Hospital - $250,000; Riverview Health Affiliates (an affiliate of Riverview Medical Center) - $250,000; West Hudson Hospital - $100,000; St. Joseph's Hospital and Medical Center - $250,000; Morristown Memorial Hospital - $250,000; Elizabeth General Health Services Corp. (an affiliate of Elizabeth General Medical Center) - $100,000; Englewood Healthcare Ent. (an affiliate of Englewood Hospital and Medical Center) - $250,000; MidJersey Health Corporation (an affiliate of Hunterdon Medical Center) - $100,000; and Robert Wood Johnson University Hospital - $250,000.

         In addition, in July and August, 1996, Holy Name Hospital guaranteed $150,000 of the Holding Company's capital obligation to FOHP-NJ, and The Valley Hospital and West Hudson Hospital guaranteed an additional $50,000 and $25,000 of such obligation, respectively.

         Pursuant to the terms of the guarantees furnished by certain NJ Acute Care Institutions (the "Institutional Guarantees"), a guarantor will not be required to make any payment under an Institutional Guarantee until: (i) the Holding Company furnishes written evidence to the guarantor that the DOI and/or the DOH have required FOHP-NJ to obtain additional capital to remain in compliance with the statutory net worth and other capital requirements applicable to FOHP-NJ, and (ii) the Holding Company does not have sufficient capital to contribute to FOHP-NJ so that FOHP-NJ is able to satisfy the request of the DOI and/or the DOH and remain in compliance with the statutory net worth and other capital requirements applicable to FOHP-NJ, and the Holding Company provides the guarantor with a written representation to that effect.

         Pursuant to the terms of the Institutional Guarantees, the Holding Company is required to reimburse a guarantor for any amounts paid by the guarantor under an Institutional Guarantee. Interest on such obligation will be payable monthly at a rate equal to the prime rate of a national bank chosen by the Holding Company plus 4%. The principal amount of the obligation plus all accrued interest will be payable to the guarantor within nine months from the date the obligation is first incurred by the Holding Company.

         For so long as an Institutional Guarantee is in effect, the Holding Company will not, without the prior written consent of the guarantor: (i) merge into any other entity; (ii) sell, lease, transfer, convey or otherwise dispose of more than 50% of its assets during any six month period; (iii) make loans to any person, firm or entity; (iv) sell, assign, transfer, discount, or otherwise dispose of any accounts receivables or any promissory note payable to it, except in the ordinary course of business; or (v) declare or pay any cash dividends or make any distributions on, or redeem, retire or otherwise acquire directly or indirectly, any share of its stock, other than pursuant to redemptions by the Holding Company of its stock in accordance with the provisions of its Certificate of Incorporation. In the event that the Holding Company effects any of the aforestated actions without the prior written consent of the guarantor or breaches certain other covenants contained in the Institutional Guarantee to which the guarantor is a party, such Institutional Guarantee will be void and of no further effect unless such breach is cured by the Holding Company within 30 days of its receipt of written notification from the guarantor of such breach.

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

         Each guarantor's liability under its Institutional Guarantee was to expire on January 1, 1997. However, in December 1996, each Institutional Guarantee was extended until March 31, 1997. In connection with the extension of the Institutional Guarantees, the Holding Company paid $100 to each guarantor. Inasmuch as the consummation of the Transaction will not occur prior to March 31, 1997, the Holding Company is currently seeking a 30 day extension of each Institutional Guarantee. If any of the Institutional Guarantees is not extended, the DOI has authorized the Holding Company to require payment under any such Institutional Guarantee by March 31, 1997.

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

         Section 16(a) of the Exchange Act requires the Holding Company's executive officers and directors, and persons who own more than 10% of a registered class of the Holding Company's equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Executive officers, directors and greater than 10% shareholders are required by the SEC's regulations to furnish the Holding Company with copies of all Forms 3, 4 and 5 that they file.

         Based solely on the Holding Company's review of the copies of such forms it has received, the Holding Company believes that all its executive officers, directors and greater than 10% beneficial owners complied with all filing requirements applicable to them with respect to events or transactions during fiscal 1996 except for the Form 3 required to be filed by Klas T. Booth in March 1996 when he became an Executive Vice President of the Holding Company. Mr. Booth promptly filed a Form 3 in May 1996 when informed of the inadvertent omission.


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

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

         The Holding Company, a New Jersey corporation, was formed in May 1994 to effect the reorganization of FOHP-NJ into a holding company structure (the "Reorganization"). The Reorganization was consummated on June 8, 1995. Pursuant to the Reorganization, FOHP-NJ and FMCO became wholly-owned subsidiaries of the Holding Company. Prior to the Reorganization, the Holding Company did not conduct any business nor did it have any significant assets or liabilities. The Holding Company does not conduct, nor does management believe that it will conduct, any business other than to provide management and consulting services to its subsidiaries. All health care benefit products and services are, and will be, provided by the Holding Company's subsidiaries.

         FOHP-NJ, a New Jersey corporation, was formed in May 1993 to operate as an HMO in the State of New Jersey. FOHP-NJ received its COA in June 1994 to operate as an HMO in the service area encompassing the entire State of New Jersey and commenced operations on July 1, 1994. Pursuant to the Reorganization, FOHP-NJ became a wholly-owned subsidiary of the Holding Company on June 8, 1995. Currently, it is the Holding Company's principal subsidiary.

         FOHP-NJ markets a comprehensive range of health care benefit plan products pursuant to contractual arrangements with physicians, hospitals and other health care providers. As of March 1, 1997, FOHP-NJ had entered into provider agreements with 51 NJ Acute Care Institutions, approximately
10,000 NJ Practitioners and approximately 75 other health care providers. The provider agreements have an initial term of one year and are renewable annually. Such agreements with NJ Acute Care Institutions and other health care providers who are not NJ Practitioners may be terminated by mutual consent or, after the initial one year term, by either party upon 90 days notice; agreements with NJ Practitioners may be terminated by either party upon 60 days notice. The agreements also may be terminated for breaches specified therein. The terms and conditions of a provider agreement or any agreement with a subscriber are not affected by whether the provider or subscriber is, or is not, a shareholder of the Holding Company.

         FOHP-NJ's agreements with NJ Acute Care Institutions provide for, among other things, a reimbursement schedule setting the amounts to be paid to the NJ Acute Care Institutions by FOHP-NJ for services provided to members.
The reimbursement schedule of a provider agreement between a NJ Acute Care Institution and FOHP-NJ is individually negotiated. Rates paid to NJ Acute
Care Institutions for services provided to members of FOHP-NJ's health plans vary from institution to institution and are based on, among other things, the type of services provided by, and the location of, the NJ Acute Care Institution. Agreements with participating NJ Acute Care Institutions prohibit the NJ Acute Care Institutions from billing a member of a FOHP-NJ health plan for any services paid for under such plan except for any applicable co-payment.

         NJ Practitioners are paid pursuant to a fee schedule established by FOHP-NJ and are prohibited from billing members of a FOHP-NJ health plan except for co-payments and non-covered services, if any. The fees paid to NJ Practitioners are based on a percentage of the fees payable under the fee schedule developed for Medicare. Co-payments, in amounts approved by FOHP-NJ, are collected directly by the NJ Practitioner from the member.

         Subscriber contracts are entered into with large employer groups (50 or more employees) and small employer groups (less than 50 employees). Such contracts are generally for a term of one year, but may be cancelled by the employer group upon 30 days written notice. Under these contracts, FOHP-NJ has agreed to provide the employer groups with health coverage in return for a monthly premium. FOHP-NJ utilizes a system of community rating by class, adjusted (with respect to employer groups of 50 or more employees) by age, sex and industry classification, in determining its rates for various employers in the proposed service area. Premium revenue generated from subscriber contracts is recorded as revenue in the month in which subscribers are entitled to service. Premiums collected in advance are reported as unearned premium revenue.

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

RESULTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

     Premium Revenue For the year ended December 31, 1996, medical premium revenue totalled $247.7 million or $145.2 million more than the $102.5 million of medical premium revenue generated in 1995. Medical premium revenue generated by the Holding Company during the year ended December 31, 1996 was substantially greater than the medical premium revenue generated by the Holding Company during the year ended December 31, 1995, due to the significant subscriber growth experienced during 1996. Approximately 55% of medical premium revenue generated in 1996 and approximately 62% of medical premium revenue generated in 1995 was attributable to NJ Acute Care Institutions which are obligated to enroll their employees in FOHP-HJ health plans. The Holding Company believes that the percentage of medical premium revenue attributable to NJ Acute Care Institutions will continue to decrease as FOHP-NJ's operations grow and FOHP-NJ begins to fully benefit from marketing efforts focused on individuals and businesses who or which are not providers to FOHP-NJ.

     Other Revenue Other revenue, principally administrative fees, for the year ended December 31, 1996 was $7.9 million compared to $7.6 million of other revenue for the prior year. This increase is attributed to the subcriber growth in self-insured products. Interest income for 1996 was $1.8 million, a $600 thousand increase form the $1.2 million generated in 1995. The increase in interest income was due to the larger cash reserves maintained by the Holding Company in 1996.

     Medical and Hospital Service Expenses Total expenses attributable to medical and hospital service for the year ended December 31, 1996 were $236.4 million or $144.8 million higher than expenses incurred in 1995. The increase in medical and hospital service expenses from 1995 to 1996 was primarily attributable to a significant increase in enrollees in FOHP-NJ health plans.
In addition, the medical loss ratio (i.e., the percentage of each premium dollar used to pay medical expenses) increased in 1996 to 95% from 89% in 1995 as a result of increased enrollment in the FOHP-NJ health plans, changes in the mix of products offered by FOHP-NJ, such as increased use of the Medicare and POS products offered by FOHP-NJ, and the inability of FOHP-NJ to effectively control utilization and referrals due to the significant growth of FOHP-NJ. The Holding Company believes that recent operational changes, specifically the implementation of a modified provider reimbursement schedule, will lower the percentage of medical expenses to premium dollars in the future.

     Medical and hospital services expenses are accrued in the period the services are provided to enrollees in the FOHP-NJ health plans, based in part on estimates for hospital and other health care services which have been incurred but not yet reported. Such estimates are monitored and reviewed by the Holding Company and its outside actuaries on a monthly basis and, as settlements are made or estimates adjusted, the resulting differences are reflected in the current period of operations. Since FOHP-NJ recently began operations and lacks significant historical experience, the estimate for incurred but not yet reported medical claims is based on currently available industry ratios of claims expense to premiums earned as well as the limited historical experience of FOHP-NJ.

     In the spring of 1996, the number of medical claims that had not been processed by the Holding Company's outside claims administrator increased as a result of the significant increase in the number of enrollees in the FOHP-NJ health plans and the systems limitations of the outside claims administrator engaged by the Holding Company to provide claims processing services. During the summer of 1996, the Holding Company, in an effort to decrease the medical claims backlog, began using its own personnel to process claims and notified its outside claims administrator that if it did not begin to perform its claims processing functions in a manner consistent with the contract between FOHP-NJ and the claims administrator, FOHP-NJ would withhold payments as permitted in such contract. As a result of these efforts, the medical claims backlog was reduced significantly by the end of the third quarter of 1996. In the fourth quarter of 1996, the Holding Company and its outside actuaries, using the same methodology for estimating incurred but not yet reported medical claims as had been used since FOHP-NJ first received its COA to operate as an HMO, but having more claims payment data available as a result of the reduction in the claims backlog, realized that they had previously underestimated the amount of the incurred but not yet reported medical claims and that, as a result, FOHP-NJ's incurred but not yet reported reserve needed to be increased in the fourth quarter of 1996 by approximately $13 million. The Holding Company believes that the underestimation was due to FOHP-NJ's limited historical experience and the high medical costs related to new products offered by FOHP-NJ, such as Medicare products, Medicaid products and small business products.

     As a result of a significant increase in medical claims expenses during the fourth quarter of 1996, including an increase in FOHP-NJ's incurred but not yet reported reserve by approximately $13 million due to more complete payment data that were not available to the Holding Company and its outside actuaries prior to such quarter, and the deterioration of the financial condition of the Holding Company as a result of continuing losses generated from operations due to overutilization and high medical costs related to FOHP-NJ's Medicare products, Medicaid products and small business products, the Holding Company's losses for the year ended December 31, 1996 increased by approximately $17 million from the approximately $14 million reported by the Holding Company as of September 30, 1996.

     Selling, General and Administrative Expenses Selling, general and administrative expenses totalled $50.8 million for the year ended
December 31, 1996 compared to $32.6 million incurred in 1995. This increase was the result of the significant growth of the Holding Company and FOHP-NJ.

     Other Expenses Depreciation and amortization expenses for the year ended December 31, 1996 increased by $205 thousand from the $674 thousand incurred in 1995. This increase was a result of the significant investment in capital equipment in the end of 1995 and the beginning of 1996. Interest expense decreased in 1996 to $11,200 from the $90,000 incurred in 1995. This decrease was primarily the result of the result of the repayment of the short-term financing for the acquisition of FMCO.

FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994

         Premium Revenue For the year ended December 31, 1995, medical premium revenue totalled $102.5 million or $95.0 million more than the $7.4 million of medical premium revenue generated in 1994. Medical premium revenue generated by the Holding Company during the year ended December 31, 1995 was substantially greater than the medical premium revenue generated by FOHP-NJ during the year ended December 31, 1994, due to the limited operations of FOHP-NJ during 1994 and significant subscriber growth experienced during 1995. Approximately 62% of medical premium revenue generated in 1995 and approximately 76% of medical premium revenue generated in 1994 was attributable to NJ Acute Care Institutions which are obligated to enroll their employees in FOHP-NJ health plans. The Holding Company believes that the percentage of medical premium revenue attributable to NJ Acute Care Institutions will continue to decrease as FOHP-NJ's operations grow and FOHP-NJ begins to fully benefit from current marketing efforts focused on individuals and businesses who or which are not providers to FOHP-NJ.

         Other Revenue Other revenue, principally administrative fees, for the year ended December 31, 1995 was $7.6 million compared to $700 thousand of other revenue for the prior year. Interest income increased by $800 thousand from $400 thousand in 1994 to $1.2 million in 1995. The increase in other revenue is primarily attributable to administrative service fees received in connection with the administrative services provided by the Holding Company to self-insured employer groups. The increase in interest income was due to the larger cash reserves maintained by the Holding Company in 1995.

         Medical and Hospital Service Expenses Total costs attributable to medical and hospital service during 1995 was $91.6 million or $84.9 million higher than such expenses in 1994. The increase in medical claims costs from 1994 to 1995 was primarily attributable to an increase in enrollees in FOHP-NJ health plans. Moreover, the increase in medical claims costs in 1995 is a direct function of the significant increase in medical premium revenue generated in 1995.

         Selling, General and Administrative Expenses Selling, general and administrative expenses totalled $32.6 million during 1995 compared to $10.6 million incurred for the year ended December 31, 1994. This increase was the result of the significant growth of FOHP-NJ and the expansion activities of the Holding Company during 1995. For example, to accommodate such growth and expansion, the Holding Company and its subsidiaries hired 193 additional employees in 1995 and leased additional office space in New Jersey and New York.

         Other Expenses Depreciation and amortization expenses in 1995 increased by $443 thousand from the $231 thousand incurred in the year ended December 31, 1994, due to significant investment in 1995 in capital equipment. Interest expense also increased in 1995 to $90,000 from the $9,000 incurred in the year ended December 31, 1994. This increase was primarily the result of the short-term financing of the acquisition of FMCO discussed below.

         In November 1994, FOHP-NJ acquired all the stock of Individualized Rehabilitation Programs, Inc. ("IRP"), which was later renamed FMCO. In 1995, FMCO received less referrals from a major referral source. As a result, revenue generated from referrals decreased by approximately $125,000 per month in 1995. In December 1995, management determined that due to the recent loss of business volume resulting from less referrals and because of current and projected operating losses of FMCO, the recoverability of the cost of FMCO in excess of the net assets acquired could not be assured. Accordingly, the net carrying value of FMCO of $986,782 was written-off in 1995 and included in other expenses for that year.


LIQUIDITY AND CAPITAL RESOURCES

         Gross proceeds of approximately $12,400,000, received by FOHP-NJ from the private offering and sale of 826,708 shares of common stock in 1993, were sufficient to cover the expenses incurred by FOHP-NJ in connection with the formation and development of its business. In order to fund its continuing development activities, FOHP-NJ sold 744,445 shares of common stock in a public offering which closed on October 31, 1994. Gross proceeds received by FOHP-NJ as a result of the sale of stock in the public offering amounted to $11,166,675. Further, in order to fund its continuing development of HMOs in New York, Pennsylvania and several other states, the Holding Company sold 529,120 shares of Common Stock-NJ to NJ Practitioners in an offering which ended on September 1, 1995. Gross proceeds received by the Holding Company as a result of the sale of Common Stock-NJ in the offering to NJ Practitioners amounted to $7,937,000.

         FOHP-NJ is required by the DOI to maintain a minimum statutory net worth. In addition, if FOHP-NJ's statutory net worth is, or is expected to be, less than 125% of the minimum requirement, FOHP-NJ is required to submit to the DOI a plan of action to address the deficiency or expected deficiency. During the first quarter of 1996, the Holding Company learned that FOHP-NJ's statutory net worth as of December 31, 1995 may have been below 125% of the minimum requirement. FOHP-NJ addressed this potential deficiency by submitting in April 1996 a plan of action to the DOI which outlined the actions which had been taken and measures to be used by FOHP-NJ to correct the potential deficiency. The plan of action also outlined the actions to be taken by the Holding Company and FOHP-NJ to ensure that FOHP-NJ remained in compliance with applicable statutory net worth requirements in 1996.

         The plan of action submitted by FOHP-NJ provides that in the event that either the DOI or the DOH requires that FOHP-NJ obtain additional capital to remain in compliance with the statutory net worth and other capital requirements applicable to FOHP-NJ as an HMO licensed in New Jersey, the Holding Company will contribute such capital to FOHP-NJ. To assure that the Holding Company has sufficient capital to contribute to FOHP-NJ in the event that FOHP-NJ is required to obtain additional capital to remain in compliance with the statutory net worth and other capital requirements applicable to it, certain directors and shareholders of the Holding Company either (i) arranged for the issuance of letters of credit by various banks, against which the Holding Company may draw if required to fund the payment of its obligations to FOHP-NJ so as to allow FOHP-NJ to remain in compliance with the statutory net worth and other capital requirements applicable to it, or (ii) guaranteed a portion of the Holding Company's capital obligation to FOHP-NJ. In addition, pursuant to the plan of action, the Holding Company effected several operational changes in order to increase capital in 1996. The operational changes made by the Holding Company included (a) the implementation of a modified provider reimbursement schedule which became effective on April 1, 1996, for purposes of reducing medical costs, (b) the implementation of a hiring freeze and suspension of bonus payments and the use of consultants in order to control the Holding Company's administrative costs,
(c) the implementation of a program to generate increased operating profits by requiring certain acute care shareholders which had not met their enrollment commitments to meet such commitments if they want to remain shareholders of the Holding Company and providers in the FOHP-NJ network, and (d) the discontinuance of expansion efforts in states other than New Jersey.

         On June 12, 1996, the DOI and the DOH approved FOHP-NJ's plan of action, subject to certain reporting and other conditions. Such conditions include: (i) the submission of a monthly report to the DOI which is to contain a comparison of actual results for the month just ended to the budgeted results for such month; (ii) the administrative expenses saving measures specified in the plan of action including the hiring freeze and the suspension of bonuses and consultant use, shall not be discontinued or modified unless the DOI has received written notice of any such proposed discontinuance or modification and has not objected to the proposed discontinuance or modification within five days of receiving such notice; (iii) the submission to the DOI of the minutes of any meeting of the Board of Directors of the Holding Company or the Board of Directors of FOHP-NJ and the minutes of certain committee meetings of such corporations within 30 days of the date of any such meeting; (iv) neither the Holding Company nor FOHP-NJ shall enter into any joint venture, acquisition, merger, intercompany related party transaction, or other material transaction (defined as one half of one percent or greater of net admitted assets as of the prior year) without the prior written approval of the DOI; (v) neither the Holding Company nor FOHP-NJ shall declare or apply any dividends or bonuses or make any distributions other than in the course of ordinary business without the prior written approval of the DOI; (vi) any proceeds from the sale of Holding Company stock to New Jersey providers must first be used to pay the payable from the Holding Company to FOHP-NJ; (vii) a claim reserve lag study shall be provided to the DOI on a quarterly basis in a format prescribed by the DOI; (viii) prior written approval of the Commissioner of the DOI must be obtained before either the Holding Company or FOHP-NJ makes any expenditure related to activities in jurisdictions other than New Jersey; (ix) on or before October 1, 1996, at least one third of the members of each committee of the Boards of Directors of the Holding Company and FOHP-NJ shall be persons who are not affiliated with the Holding Company or FOHP-NJ or any subsidiaries thereof, and who do not have any contractual relationship with the Holding Company or FOHP-NJ or any subsidiaries thereof, including any health care provider in the FOHP-NJ provider network; and (x) on or before October 1, 1996, FOHP-NJ shall establish an Audit Committee comprised solely of outside independent directors. The aforementioned conditions are to continue until the DOI and the DOH issue a written determination that (a) FOHP-NJ has had two consecutive quarters with a net gain from operations in each quarter of at least $2,000,000, (b) FOHP-NJ surplus equals or exceeds 125% of its minimum net worth requirement for the same two consecutive quarters, and (c) the payable from the Holding Company to FOHP-NJ has been paid in full. The DOI has informed HSI that, if the Initial Closing occurs on or before April 30, 1997, and FOHP-NJ increases its statutory net worth to 100% of the minimum level required by law, as expected in the Transaction, the DOI would immediately rescind the FOHP-NJ plan of action approved by the DOI on June 12, 1996, subject to a guaranty by HSI that FOHP-NJ will maintain surplus equal to or in excess of 100% of the minimum net worth level required by law through December 31, 1997.

        The letters of credit and Institutional Guarantees available to the Holding Company expire on March 31, 1997. Pursuant to the Amended Securities Purchase Agreement, all the letters of credit and Institutional Guarantees currently available to the Holding Company must be in effect on the Initial Closing Date of the Transaction. Inasmuch as the Transaction will not be consummated by March 31, 1997, the Holding Company is seeking extensions of the letters of credit and Institutional Grarantees currently available to it. If any of the letters of credit or Institutional Guarantees is not extended, the DOI has authorized the Holding Company to require payment under any such instrument.

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


                                 ANNUAL REPORT

         The annual report to shareholders for the fiscal year ended December 31, 1995 was mailed to the shareholders of the Holding Company in July 1996. Such annual report is not incorporated in this Proxy Statement and is not deemed to be a part of the proxy soliciting material.

                   RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

         Selection of the independent public accountants for the Holding Company is made by the Board of Directors. The Holding Company's independent public accountants for the fiscal years ended December 31, 1995 and 1996 were Ernst & Young LLP. The Board of Directors has selected Ernst & Young LLP to serve as the Holding Company's independent public accountants for the current fiscal year.

         A representative of Ernst & Young LLP will be present at the Meeting and will have an opportunity to make a statement if the representative desires to do so. Said representative will also be available to respond to appropriate questions from shareholders of the Holding Company.


                             SHAREHOLDER PROPOSALS

         Shareholder proposals for presentation at the Holding Company's next annual meeting of shareholders must be received by the Holding Company at its principal executive offices for inclusion in its proxy statement and form of proxy relating to that meeting no later than April 30, 1997. The Holding Company's By-Laws contain certain procedures which must be followed in connection with shareholder proposals.

         MANAGEMENT OF THE HOLDING COMPANY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE PROPOSALS TO APPROVE THE TRANSACTION, THE PROPOSAL TO APPROVE THE AMENDMENTS AND THE NOMINEES TO THE BOARD OF DIRECTORS NAMED HEREIN.


         THE HOLDING COMPANY SUBMITS TO THE SEC AN ANNUAL REPORT ON FORM 10-K. COPIES OF THE REPORT WILL BE FURNISHED WITHOUT CHARGE UPON WRITTEN REQUEST RECEIVED FROM ANY HOLDER OF RECORD OR BENEFICIAL OWNER OF SHARES OF COMMON STOCK-NJ OF THE HOLDING COMPANY. REQUESTS SHOULD BE DIRECTED TO SHAREHOLDER RELATIONS, FOHP, INC., BUILDING 6, 2 BRIDGE AVENUE, RED BANK, NEW JERSEY 07701-1106.

         ALL SHAREHOLDERS ARE URGED TO FILL IN, SIGN AND SEND IN THEIR PROXIES WITHOUT DELAY TO AMERICAN STOCK TRANSFER AND TRUST COMPANY, 40 WALL STREET, NEW YORK, NEW YORK 10005. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.

         IN ORDER TO ANSWER ANY QUESTIONS YOU MAY HAVE WITH RESPECT TO THE TRANSACTION, THE AMENDMENTS OR THE COMPLETION AND RETURN OF A PROXY CARD, A SPECIAL SHAREHOLDER HOTLINE HAS BEEN ESTABLISHED WHICH WILL PROVIDE YOU DIRECT ACCESS TO MEMBERS OF OUR SENIOR MANAGEMENT DURING THE HOURS OF
8:00 A.M.-7:00 P.M., MONDAY THROUGH FRIDAY, COMMENCING MARCH 20, 1997 AND ENDING APRIL 16, 1997. PLEASE CALL 1-800-876-6306.


                                 By Order of the Board of Directors

                                 /s/ DONALD PARISI

                                 DONALD PARISI
                                 Acting President and
                                 Chief Executive Officer
March 19, 1997

                       Consolidated Financial Statements
                        and Other Financial Information

                          FOHP, Inc. and Subsidiaries
          (Successor to First Option Health Plan of New Jersey, Inc.)

                               December 31, 1996



                                   CONTENTS



Report of Independent Auditors......................................F-2
Consolidated Balance Sheets.........................................F-4
Consolidated Statements of Operations...............................F-5
Consolidated Statements of Shareholders' (Deficiency) Equity........F-6
Consolidated Statements of Cash Flows...............................F-7
Notes to Consolidated Financial Statements..........................F-8

                        Report of Independent Auditors


The Board of Directors
FOHP, Inc.

We have audited the accompanying consolidated balance sheets of FOHP, Inc. (the "Holding Company") and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations, shareholders' (deficiency) equity and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Holding Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of FOHP, Inc. and subsidiaries as of December 31, 1996 and 1995, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming the Holding Company will continue as a going concern. As shown in the consolidated financial statements, the Holding Company has incurred a 1996 net loss of $30,745,106 and has an accumulated deficit of $56,535,558 at December 31, 1996. Also, the Holding Company's principal operating subsidiary, First Option Health Plan of New Jersey, Inc. ("FOHP-NJ"), has not met its statutory net worth requirements pursuant to its Certificate of Authority granted by the New Jersey Departments of Banking and Insurance and Health and Senior Services (the "Departments"). As discussed in Note 2, the Holding Company anticipates raising additional capital through the sale of convertible debentures which, in management's opinion, will provide the capital necessary for FOHP-NJ to meet the Departments' statutory net worth requirements. However, the sale of the convertible debentures is subject to the approval of the shareholders of the Holding Company.

Accordingly, these matters raise substantial doubt about the Holding Company's ability to continue as a going concern. (Management's plans in regard to these matters are further described in Note 2.) The 1996 consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.



Iselin, New Jersey                                            Ernst & Young LLP
February 14, 1997

                          FOHP, Inc. and Subsidiaries
          (Successor to First Option Health Plan of New Jersey, Inc.)

                          Consolidated Balance Sheets


                                                                                            DECEMBER 31
                                                                                    1996                  1995
                                                                            -----------------------------------
ASSETS
Cash and cash equivalents                                                      $ 36,664,911          $ 23, 882,286
Accounts receivable from owners/providers, net of allowance
  for retroactive terminations of $1,600,000 in 1996 (Note 4)                     8,206,471              6,341,092
Other accounts receivable, net of allowances for doubtful
  accounts and retroactive terminations of $100,000 in 1996 and $676,215
  in 1995 (Note 4)                                                                3,666,887              3,252,639
Prepaids and other current assets                                                 1,904,360                534,751
---------------------------------                                                ----------             ----------
Total current assets                                                             34,010,768             50,442,629

Long-term assets:
  Restricted cash (Note 2)                                                        1,265,449              1,200,801
  Furniture and equipment, net (Note 5)                                           1,884,558              1,859,131
  Other assets                                                                      659,581                291,133
  ------------                                                                   ----------             ----------
Total assets                                                                     54,252,217            $37,361,833
                                                                                 ==========            ===========

LIABILITIES AND SHAREHOLDERS' (DEFICIENCY) EQUITY Current liabilities:
  Medical claims payable to owners/providers                                   $ 13,775,534           $  8,357,685
  Other medical claims payable                                                   55,370,457             18,602,588
  Accounts payable and accrued expenses                                           5,163,115              4,291,102
  Unearned premium                                                                4,598,662                341,092
  Other                                                                           1,210,516                890,327
                                                                                  ---------                -------
Total current liabilities                                                        80,118,284             32,482,794

Commitments and contingencies (Note 9)

Shareholders' (deficiency) equity:
  FOHP, Inc., 100,000,000 shares authorized, $.01 par value;
     Common Stock-NJ, 2,100,173 shares issued and outstanding  (Note 6)              21,002                 21,002
  Additional paid-in capital                                                     30,648,489             30,648,489
  Accumulated deficit                                                           (56,535,558)           (25,790,452)
                                                                                -----------            -----------
Total shareholders' (deficiency) equity                                         (25,866,067)             4,879,039
                                                                                -----------              ---------
Total liabilities and shareholders' (deficiency) equity                        $ 54,252,217           $ 37,361,833
                                                                               ============           ============



See accompanying notes.

                          FOHP, Inc. and Subsidiaries
          (Successor to First Option Health Plan of New Jersey, Inc.)

                     Consolidated Statements of Operations


                                                                          YEAR ENDED DECEMBER 31
                                                                  1996               1995               1994
                                                                 ----------------------------------------------------
Revenue:
  Premiums from owners/providers                                 $135,544,112        $63,630,797         $5,639,724
  Other premium revenue                                           112,125,670         38,819,206          1,803,624
  Other, principally administrative service fees                    7,863,006          7,621,790            749,817
  Interest income                                                   1,843,520          1,222,246            427,354
                                                                 ------------       ------------         ----------
Total revenue                                                     257,376,308        111,294,039          8,620,519

Expenses:
  Medical services to owners/providers                             37,026,903         17,319,035          1,405,175
  Hospital services to owners/providers                            30,156,890         11,068,909            880,920
  Other medical services                                          105,496,580         38,548,819          2,727,694
  Other hospital services                                          63,760,554         24,637,249          1,710,020
  Selling, general and administrative                              50,789,010         32,638,106         10,624,261
  Depreciation and amortization                                       879,306            674,433            231,057
  Interest                                                             11,247             90,048              8,964
  Write-off of intangible asset (Note 2)                                                 986,782
                                                                 ------------       ------------         ----------
Total expenses                                                    288,120,490        125,963,381         17,588,091
                                                                 ------------       ------------         ----------
Net loss before provision for state income taxes                  (30,744,182)       (14,669,342)        (8,967,572)

Provision for state income taxes (Note 6)                                 924             71,603
                                                                 ------------       ------------         ----------
Net loss                                                         $(30,745,106)      $(14,740,945)       $(8,967,572)
                                                                 ============       ============        ===========
Net loss per common share                                            $ (14.64)       $     (8.65)        $    (8.40)
                                                                 ============       ============        ===========

See accompanying notes.


                                      F-5






                                            FOHP, Inc. and Subsidiaries
                            (Successor to First Option Health Plan of New Jersey, Inc.)

                           Consolidated Statements of Shareholders' (Deficiency) Equity


                                         COMMON STOCK                                                             TOTAL
                                    -------------------------      ADDITIONAL      COMMON                      SHAREHOLDERS'
                                                     PAR            PAID-IN         STOCK      ACCUMULATED     (DEFICIENCY)
                                       SHARES       VALUE           CAPITAL      SUBSCRIBED      DEFICIT          EQUITY
                                    -------------------------    -------------------------------------------------------------
Balance at January 1, 1994                     --  $       --    $         --  $ 12,400,000   $ (2,081,935)      $ 10,318,065
 FOHP-NJ Common Stock
  issued (at $15 per share):
  FOHP-NJ Institutional Provider        1,020,051      10,201      14,741,961   (12,400,000)                        2,352,162
  FOHP-NJ Other Provider                   40,002         400         599,600                                         600,000
 Net loss                                                                                       (8,967,572)       (8,967,572)
                                    -----------------------------------------------------------------------------------------
Balance at December 31, 1994            1,060,053      10,601      15,341,561            --    (11,049,507)         4,302,655
 Reclassification of FOHP-NJ
  Practitioner Provider Common
  Stock from temporary equity             511,800       5,118       7,671,882                                       7,677,000
 Redemption of FOHP-NJ Prac-
  titioner Provider Common Stock            (100)         (1)         (1,499)                                         (1,500)
 Conversion of outstanding shares
  of FOHP-NJ Common Stock to
  FOHP, Inc. Common Stock-NJ:
  FOHP-NJ Institutional Provider      (1,020,051)    (10,201)                                                        (10,201)
  FOHP-NJ Other Provider                 (40,002)       (400)                                                           (400)
  FOHP-NJ Practitioner Provider         (511,700)     (5,117)                                                         (5,117)
 FOHP, Inc. Common Stock-NJ
  issued (at $15 per share)             2,100,173      21,002       7,931,516                                       7,952,518
 Payment of issue costs                                             (294,971)                                       (294,971)
 Net loss                                                                                      (14,740,945)      (14,740,945)
                                    -----------------------------------------------------------------------------------------
Balance at December 31, 1995            2,100,173      21,002      30,648,489            --    (25,790,452)         4,879,039
 Net loss                                                                                      (30,745,106)      (30,745,106)
                                    -----------------------------------------------------------------------------------------
Balance at December 31, 1996            2,100,173     $21,002     $30,648,489    $       --   $(56,535,558)     $(25,866,067)
                                    =========================================================================================


See accompanying notes.

                          FOHP, Inc. and Subsidiaries
          (Successor to First Option Health Plan of New Jersey, Inc.)

                     Consolidated Statements of Cash Flows


                                                                         YEAR ENDED DECEMBER 31
                                                                  1996           1995            1994
                                                             -----------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss                                                       $(30,745,106)   $(14,740,945)     $(8,967,572)
Adjustments to reconcile net loss to net cash
  provided by (used in) operating activities:
     Provision for bad debts and retroactive terminations         2,381,428         674,680          100,300
     Depreciation                                                   879,306         563,769          221,835
     Amortization of cost in excess of assets acquired                              110,664            9,222
     Write-off of intangible asset                                                  986,782
     Changes in operating assets and liabilities:
       Increase in accounts receivable from owners/providers    (4,246,807)     (4,539,229)      (1,801,863)
       Increase in other accounts receivable                      (414,248)     (2,750,685)        (778,197)
       (Increase) decrease in prepaids and other current assets (1,369,609)         232,524        (661,038)
       Increase in restricted cash                                 (64,648)       (893,610)        (307,191)
       (Increase) decrease in other assets                        (368,448)         207,136        (410,283)
       Increase in medical claims payable to owners/providers     5,417,849       6,496,873        1,468,045
       Increase in other medical claims payable                  36,767,869      14,990,425        3,267,585
       Increase in accounts payable and accrued expenses            872,013       1,787,571        1,835,586
       Increase in unearned premium                               4,257,570         216,193          124,899
       Increase in other liabilities                                320,189         890,327
                                                             -----------------------------------------------
Net cash provided by (used in) operating activities              13,687,358       4,232,655      (5,898,672)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of furniture and equipment                               (904,733)     (1,020,993)      (1,368,975)
Purchase of FMCO, net of cash acquired                                                             (834,445)
                                                             -----------------------------------------------
Net cash used in investing activities                             (904,733)     (1,020,993)      (2,203,420)
CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of common stock                                                          7,640,329       10,629,162
                                                             -----------------------------------------------
Net cash provided by financing activities                                     --  7,640,329       10,629,162
                                                             -----------------------------------------------
Increase in cash and cash equivalents                            12,782,625      10,851,991        2,527,070
Cash and cash equivalents at beginning of year                   23,882,286      13,030,295       10,503,225
                                                             -----------------------------------------------
Cash and cash equivalents at end of year                      $  36,664,911     $23,882,286      $13,030,295
                                                              ==============================================
Interest paid for the year                                    $       7,488     $    75,123      $     9,057
                                                              ==============================================


                                      F-7




                          FOHP, Inc. and Subsidiaries
          (Successor to First Option Health Plan of New Jersey, Inc.)

                  Notes to Consolidated Financial Statements

                               December 31, 1996



1.   GENERAL

FOHP, Inc. (the "Holding Company" or "FOHP") is a New Jersey corporation which was formed in May 1994. The Holding Company was formed to effect the reorganization of First Option Health Plan of New Jersey, Inc. ("FOHP-NJ") into a holding company structure (the "Reorganization"), which was consummated on June 8, 1995. The Reorganization was completed through an exchange of FOHP-NJ's outstanding common stock for shares of the Holding Company's Common
Stock-NJ. In connection with the Reorganization, FOHP-NJ distributed, as a dividend, all of the outstanding common stock of First Managed Care Option, Inc. ("FMCO") to the Holding Company. Pursuant to the Reorganization, FOHP-NJ and FMCO became wholly-owned subsidiaries of FOHP. Prior to the Reorganization, the Holding Company did not conduct any business nor did it have any significant assets or liabilities. The primary purpose of the Reorganization was to facilitate the formation of additional health maintenance organizations in states other than New Jersey.

The Holding Company serves as the holding company for its wholly-owned subsidiaries to which it provides management and consulting services. The
Holding Company's principal operating subsidiary is FOHP-NJ. FOHP-NJ, a New
Jersey corporation formed in May 1993, received its Certificate of Authority
("COA") to operate as an HMO in New Jersey in June 1994. Other wholly-owned subsidiaries of the Holding Company include First Option Health Plan of New
York, Inc. ("FOHP-NY"), a New York corporation, First Option Health Plan of
Pennsylvania, Inc. ("FOHP-PA"), a Pennsylvania corporation, First Option
Health Plan of Maryland, Inc., a Maryland corporation, First Option Health
Plan of Delaware, Inc., a Delaware corporation, and FOHP Agency, Inc., a New
Jersey corporation, each formed in 1995, and First Option Dental, Inc. formed in 1996. These other subsidiaries have not commenced operations. Each of FOHP-NY and FOHP-PA has filed an application for a COA to operate as an HMO in its state of incorporation.

During the summer of 1996, as a result of FOHP-NJ's statutory net worth deficiency discussed in Note 2 and the conditions imposed by the New Jersey
Departments of Banking and Insurance and Health and Senior Services (the
"Departments"), the Board of Directors of the Holding Company discontinued the Holding Company's expansion efforts in states other than New Jersey, including expansion efforts in New York, Pennsylvania and Maryland. It is not determinable at this time when, or if, the Holding Company will continue expansion efforts in any state other than New Jersey.

The Holding Company raised equity capital from various New Jersey health care providers to fund its operations. Health care providers investing in the Holding Company are required to enter into provider agreements (the "Provider
Agreements") with the Holding Company. The Provider Agreements have an initial term of one year and are renewable annually. Such agreements with acute care institutions and certain other health care providers may be terminated either by mutual consent of both parties or, after the initial one year term, by either party upon 90 days written notice; agreements with physicians may be terminated by either party upon 60 days written notice. Provider Agreements also may be terminated for breaches specified therein. The Provider
Agreements, among other things, establish covered services, billing and payment procedures, and reimbursement methods.

2.   BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

The Holding Company has incurred a 1996 net loss of $30,745,106 and has an accumulated deficit of $56,535,558 at December 31, 1996. Also, the Holding
Company's principal operating subsidiary FOHP-NJ has not met its statutory

                                      F-8




                          FOHP, Inc. and Subsidiaries
          (Successor to First Option Health Plan of New Jersey, Inc.)

                  Notes to Consolidated Financial Statements

                               December 31, 1996


2.    BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

net worth requirements pursuant to its COA granted by the Departments. In order for FOHP-NJ to meet its statutory net worth requirements, the Holding Company or FOHP-NJ must generate sufficient operating profits and/or obtain additional equity financing. In an effort to increase capital, FOHP-NJ effected several operational changes in 1996. The operational changes made by FOHP-NJ's included
(a) the implementation of a modified provider reimbursement schedule which became effective on April 1, 1996, for purposes of reducing medical costs,
(b) the implementation of a hiring freeze and suspension of bonus payments and the use of consultants in order to control FOHP-NJ's administrative costs,
(c) the implementation of a program to generate increased operating profits by requiring certain acute care shareholders which had not met their enrollment commitments to meet such commitments in order to remain shareholders of FOHP and providers in the FOHP-NJ network, and (d) the discontinuation of expansion efforts in states other than New Jersey. In connection with FOHP-NJ's plan to remedy the statutory net worth deficiency, in October 1996 the Board of Directors of the Holding Company initially approved a $30 million investment by Health Systems International, Inc., a California based managed health care organization ("HSI"), into the Holding Company. At closing, HSI was to purchase
$30 million of debentures convertible into 40% of the Holding Company's outstanding equity and HSI would have received an option to acquire another 11% ownership. After closing, HSI would have been obligated to either acquire up to an additional 20% of the outstanding equity of the Holding Company, or require the Holding Company to have repurchased that amount with HSI financing. However, due to a significant increase in medical claims expenses during the fourth quarter of 1996 as a result of more complete claim payment data, in January 1997
HSI exercised its right to renegotiate certain terms of the original Securities
Purchase Agreement among HSI, the Holding Company and FOHP-NJ. Under the terms of the renegotiated Securities Purchase Agreement (the "Amended Securities
Purchase Agreement"), HSI will invest up to $50 million into the Holding
Company. At closing, which is expected in the first quarter of 1997, HSI will purchase up to $50 million of debentures convertible into up to 71% of the Holding Company's outstanding equity. HSI will also have the right to acquire the remaining shares of the Holding Company's outstanding equity through December 31, 1999 by tender offer or merger. The satisfactory completion of these efforts and negotiations is essential in order for FOHP-NJ to meet its statutory net worth requirement. In addition, the Amended Securities Purchase
Agreement is subject to the approval of the shareholders of the Holding
Company.

The New Jersey Department of Banking and Insurance ("DOI") has informed HSI that, if the transaction with HSI is not consummated (which consummation requires the prior approval by the Holding Company's shareholders of the transaction with HSI) on or before April 30, 1997, the DOI intends to petition the New Jersey Superior Court for an order to allow the DOI to place
FOHP-NJ into rehabilitation. It is also the understanding of the Holding
Company's Board of Directors that it is the DOI's intention to place FOHP-NJ into rehabilitation if the transaction with HSI is not consummated by such date. Accordingly, these matters raise substantial doubt about the Holding
Company's ability to continue as a going concern.

These consolidated financial statements have been prepared assuming the Holding Company will continue as a going concern and do not include any adjustments that might result from the outcome of this uncertainty.

The following are significant accounting policies of the Holding Company:

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of the Holding
Company and its wholly-owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.


                                      F-9




                          FOHP, Inc. and Subsidiaries
          (Successor to First Option Health Plan of New Jersey, Inc.)

                  Notes to Consolidated Financial Statements

                               December 31, 1996

2.    BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

CASH AND CASH EQUIVALENTS

Cash and cash equivalents include money market funds and U.S. Treasury Bills with original maturities of three months or less when purchased. Fair market values, as determined through quoted market prices, of the cash equivalents approximate carrying value. Cash and cash equivalents at December 31, 1996 were on deposit with two commercial banks.

RESTRICTED CASH

FOHP-NJ is required to maintain $1,000,000 on deposit with the DOI.

FURNITURE AND EQUIPMENT

Furniture and equipment are recorded at cost. Depreciation is calculated on the straight-line method over the useful lives of the depreciable assets (3 to 5 years).

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes.
Actual results could differ from those estimates.

ACCOUNTS RECEIVABLE

Accounts receivable are reported at estimated net realizable value by including provisions for retroactive terminations and uncollectible amounts.

COSTS IN EXCESS OF NET ASSETS ACQUIRED

Costs in excess of net assets acquired related to the acquisition of FMCO in 1994. Amortization was being charged to operations over 10 years and in 1995 amounted to $110,664. The carrying value of this intangible asset was written off in 1995.

STOCK ISSUE COSTS

Stock issue costs are accounted for using the offset method and represent legal, accounting, and other costs incurred for the stock offering. Under this method, stock issue costs are treated as a reduction of the amount received from the sale of the related common stock.



                                     F-10




                          FOHP, Inc. and Subsidiaries
          (Successor to First Option Health Plan of New Jersey, Inc.)

                  Notes to Consolidated Financial Statements

                               December 31, 1996


2.    BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

PREMIUM REVENUE

Subscriber contracts for commercial managed care products are on a yearly basis subject to cancellation by the employer group upon 30 days written notice. Premium revenue is recorded as revenue in the month in which subscribers are entitled to service. Premiums collected in advance are reported as unearned premium revenue.

Certain premium revenue is earned under a contract between FOHP-NJ and the State of New Jersey Department of Human Services, Division of Medical
Assistance and Health Services ("NJDHS-DMAHS"). The contract with NJDHS-DMAHS has an initial term of 18 months and may be renewed for successive one year terms. The contract can be suspended (by NJDHS-DMAHS) or terminated (by either party) upon the occurrence of certain events. Premiums are earned monthly on a per capita basis, based on the number of eligible members enrolled in FOHP-NJ. Members may disenroll at any time other than months 2 through 6 of membership and eligibility is determined by NJDHS-DMAHS.

Certain premium revenue is earned under a contract between FOHP-NJ and the Health Care Financing Administration ("HCFA") for services provided to
Medicare eligible recipients. The contract with HCFA has a initial term of 12 months and may be renewed for successive one year terms. Premiums are earned monthly on a per capita basis, based on the number of eligible members enrolled in FOHP-NJ.

OTHER REVENUE

Other revenue consists principally of fees for administrative service only contracts which are recognized in income as services are rendered.

MEDICAL AND HOSPITAL SERVICE EXPENSES

Medical and hospital service expenses are accrued in the period the services are provided to enrollees, based in part on estimates for hospital and other health care services which have been incurred but not reported ("IBNR"). Such estimates are continually monitored and reviewed and, as settlements are made or estimates adjusted, the resulting differences are reflected in the current period of operations. Since FOHP-NJ recently began operations and lacks its own historical experience, the estimate for IBNR is in part based on currently available industry ratios of claims expense to premiums earned. Despite the variability inherent in such estimates, management believes that the liability for medical claims payable is adequate, however, actual results may vary from the estimated amount.

FOHP-NJ's arrangements for commercial products with hospitals are primarily on a per diem reimbursement basis and with physicians on a discounted fee for service basis. Under the contract with the NJDHS-DMAHS for Medicaid and HCFA for Medicare, providers are reimbursed for health care services provided to Medicaid and Medicare eligible members on a per member, per month capitation basis for primary care services, fee for service basis for specialty services and per diem arrangement for inpatient services. Payments to providers are subject to a withhold of up to 15% of the reimbursement rate for Medicaid claims and 10% for Medicare claims. The Medicaid withholds are segregated into geographically designated risk pools. Payments from the risk pools are settled annually with the participating providers based on annual incurred costs. At settlement, if there is a surplus in any of the risk pools, such surplus is first used to fund deficits in other risk pools, after which any remaining surplus will be distributed among all providers. The



                                     F-11





                          FOHP, Inc. and Subsidiaries
          (Successor to First Option Health Plan of New Jersey, Inc.)

                  Notes to Consolidated Financial Statements

                               December 31, 1996


2.    BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Medicare withhold program is a statewide program which has one risk pool which covers anticipated health care expenses. At settlement, if there is a surplus of funds, FOHP-NJ will retain 10% for a contingency reserve pool that will be available to offset any future year losses, with the remaining surplus funds being distributed among the providers. If a deficit fund exists, the withholds will be applied to the deficit with FOHP-NJ assuming the responsibility for the remaining deficit. Estimated surpluses associated with these contracts are included in medical claims payable.

FOHP-NJ also contracts with another party for the arrangement of mental health services provided to enrollees in its health plans. FOHP-NJ pays for such services on a capitated basis. If the costs of such services are less than the capitation payments, the amount of any savings is shared equally by FOHP-NJ and the servicer. If costs are greater than the capitation payments, any short-fall must be funded equally by FOHP-NJ and the servicer.

ADVERTISING COSTS

Advertising costs are charged to operations when the advertising first takes place and approximated $2,154,000, $1,692,000 and $758,000 for the years 1996, 1995 and 1994, respectively.

INCOME TAXES

The Holding Company provides for income taxes based on income recognized for financial statement purposes. The Holding Company recognizes a deferred tax asset or liability for the expected future tax effects attributable to the temporary differences between the tax and financial statement bases of assets and liabilities. Deferred tax assets and liabilities are adjusted to reflect changes in tax rates or other provisions of applicable federal and state tax laws in the period in which such changes are enacted. Deferred tax assets are recognized unless it is more likely than not that some portion or all of the deferred tax assets will not be recovered.

PER SHARE DATA

Per share data are based on the weighted average number of shares of all classes of common stock outstanding during the period (2,100,173 in 1996, 1,703,908 in 1995 and 1,067,997 in 1994).

RECLASSIFICATION

Certain reclassifications have been made to the 1995 and 1994 financial statements to conform with the current year presentation.

3.   ACQUISITION

Pursuant to a Stock Purchase and Sale Agreement (the "Agreement"), FOHP-NJ purchased in November 1994, all of the outstanding common stock of IRP, renamed FMCO, for cash totaling $900,000, plus contingent consideration which was dependent upon FMCO's ability to meet certain revenue goals for calendar years 1995 and 1994, as defined in the Agreement. Since these revenue goals were met for calendar year 1994, additional consideration of $600,000 was


                                   F-12





                          FOHP, Inc. and Subsidiaries
          (Successor to First Option Health Plan of New Jersey, Inc.)

                  Notes to Consolidated Financial Statements

                               December 31, 1996


3.   ACQUISITION (CONTINUED)

payable to the sellers of the stock (the "Sellers") and was included in expense in 1994 since the payment related to services performed by the Sellers.

Each of the Sellers entered into a consulting agreement with FMCO, and the additional consideration was deemed payable for services performed by the Sellers and included in expenses in 1994.

In August 1995, FOHP-NJ and the Sellers agreed to terminate their existing relationships and entered into a Settlement Agreement and General Release (the
"Settlement Agreement"). Pursuant to this Settlement Agreement, the consulting agreements between the Sellers and FMCO were terminated and, in connection therewith, the Sellers were paid, in the aggregate, $218,000 which is included in the Holding Company's 1995 selling, general and administrative expenses.

In December 1995, management determined that due to the recent loss of business volume from certain FMCO customers and because of current and projected operating losses of FMCO, the recoverability of this intangible asset could not be assured. Accordingly, the net carrying value of $986,782 was written-off in 1995.

In December 1996, the Holding Company sold all of the outstanding common stock of FMCO to an unrelated third party for $250,000 plus, subject to certain limitations, a percentage of collections on accounts receivable that were greater than 90 days old as of September 30, 1996 collected after November 1, 1996. As a result of the transaction, the Holding Company recorded a loss of approximately $145,000. Revenues and operating results of FMCO were not significant in 1996, 1995 or 1994.

4.   ACCOUNTS RECEIVABLE

The following is the activity of the allowances for doubtful accounts and retroactive terminations:


Balance, January 1, 1995                                       $  100,300
  Provision for bad debts                                         232,604
  Provision for retroactive terminations                          442,256
  Write-offs                                                      (98,945)
                                                            --------------
Balance, December 31, 1995                                        676,215
  Provision for bad debts                                         431,849
  Provision for retroactive terminations                        1,949,579
  Write-offs                                                   (1,357,643)
                                                            -------------
Balance, December 31, 1996                                    $ 1,700,000
                                                            =============

                                     F-13





                             FOHP, Inc. and Subsidiaries
             (Successor to First Option Health Plan of New Jersey, Inc.)

                     Notes to Consolidated Financial Statements

                                  December 31, 1996


5.   FURNITURE AND EQUIPMENT

Furniture and equipment consists of the following:


                                                  1996           1995
                                              ------------ ----------------
Leasehold improvements                        $    258,381   $       55,118
Furniture and fixtures                             806,518          947,485
Equipment                                        2,090,020        1,372,218
Automobiles                                         68,113           61,198
                                              ------------ ----------------
                                                 3,223,032        2,436,019
Less accumulated depreciation                  (1,338,474)        (576,888)
                                              ------------ ----------------
                                                $1,884,558       $1,859,131


6.   COMMON STOCK

At December 31, 1996, the authorized common stock of the Holding Company totals 100 million shares. The authorized Common Stock of the Holding Company is comprised of the following classes of Common Stock, $.01 par value: Common
Stock-NJ, Common Stock-NY, Common Stock-PA, Common Stock-DE and unclassified common stock which may be classified by the Board of Directors as provided in the Certificate of Incorporation of the Holding Company. During 1995, the
Holding Company issued 2,100,173 shares of Common Stock-NJ. There were no additional shares of Common Stock- NJ issued during 1996.

At December 31, 1994, the authorized common stock of FOHP-NJ, the predecessor to the Holding Company, totalled 10 million shares. The authorized Common
Stock of FOHP-NJ was comprised of the following classes of Common Stock, $.01 par value: Institutional Provider Common Stock; Practitioner Provider Common
Stock and Other Provider Common Stock. During 1994, FOHP-NJ issued 1,020,051 shares of Institutional Provider Common Stock, 511,800 shares of Practitioner
Provider Common Stock, and 40,002 shares of Other Provider Common Stock.

The Certificate of Incorporation and By-Laws of the Holding Company include significant restrictions on the issuance and transfer of shares of Common
Stock. The Certificate of Incorporation of the Holding Company requires that only health care providers who enter into and maintain a Provider Agreement with a subsidiary of the Holding Company may purchase the Holding Company's
Common Stock. Acute care institutions which enter into a Provider Agreement with a subsidiary of the Holding Company may purchase shares of Common Stock directly or through an affiliate.

The Holding Company may, but is not obligated to, repurchase shares of common stock from any shareholder whose Provider Agreement terminates for any reason or upon the occurrence of certain other events, as described in the Certificate of Incorporation. The determination of the repurchase price of the shares is also described in the Certificate of Incorporation.


                                     F-14





                          FOHP, Inc. and Subsidiaries
          (Successor to First Option Health Plan of New Jersey, Inc.)

                  Notes to Consolidated Financial Statements

                               December 31, 1996

7.    INCOME TAXES

The Holding Company and its subsidiaries file a consolidated federal income tax return. No federal income taxes have been provided for or paid since the Holding Company and its subsidiaries have incurred operating losses for financial statement and income tax reporting purposes. For state purposes, each entity files separately. At December 31, 1996, net operating loss ("NOL") carryforwards for federal and state income tax reporting purposes (which may be subject to certain limitations) approximate $39,640,600 and $36,815,200 respectively. These losses will be available to offset future taxable income.
Such NOL's expire through 2011 for federal purposes, as well as New York, Delaware and Maryland state purposes, through 2002 for New Jersey state purposes and 1999 for Pennsylvania state purposes.

The tax effects of temporary differences that give rise to deferred tax assets are as follows:


                                                                                       DECEMBER 31,
                                                                                    1996             1995
                                                                           ------------------------------
Capitalization of start-up costs and organization costs                    $    2,987,000   $   2,630,000
Net operating loss carryforwards                                              15,039,000        6,209,000
Amortization of acquired intangibles                                                              553,000
Reserve discounting                                                              738,000          574,000
Allowances for doubtful accounts and retroactive terminations                    595,000           81,000
Other                                                                            726,000          268,000
Total deferred tax assets                                                     20,085,000       10,315,000
                                                                           ------------------------------
Valuation allowance for deferred tax assets                                 (20,085,000)     (10,315,000)
                                                                           ------------------------------
Net deferred tax assets                                                    $         --     $         --
                                                                           ==============================

The valuation allowance has been recorded due to the uncertainty of the realization of the deferred tax asset since the realization of such asset is dependent on future operating profits.

The effective income tax rate for 1996, 1995 and 1994 varied from the statutory federal income tax rate as follows:

                                                 1996       1995       1994
                                               ---------  --------  ----------
Statutory federal income tax rate                    35%       35%         35%
State income taxes                                    6         6           6
                                               ---------  --------  ----------
Subtotal                                             41        41          41

Valuation allowance                                 (41)      (41)        (41)
                                               ---------  --------  ----------
Effective income tax rate                            --%       --%         --%
                                               =========  ========  ==========

                          FOHP, Inc. and Subsidiaries
          (Successor to First Option Health Plan of New Jersey, Inc.)

                  Notes to Consolidated Financial Statements

                               December 31, 1996

8.   DEFINED CONTRIBUTION PLAN

Beginning in 1994, the Holding Company maintained two defined contribution (401[k]) plans covering substantially all of its employees. In 1995, the Holding Company combined the two plans into one. Employees may contribute to the plans after completing certain service requirements. The Holding Company matches 50% of employee contributions not to exceed (i) limits established under Section 415 of the Internal Revenue Code or (ii) the lesser of 25% of compensation or $30,000. Total plan expense for 1996, 1995 and 1994 amounted to $406,000, $197,000 and $1,000, respectively.

9.   COMMITMENTS AND CONTINGENCIES

LEASES

The Holding Company leases office space under noncancelable lease arrangements. The leases are for terms of 5 years and generally provide for renewal options of up to 5 additional years. Total rent expense for 1996, 1995 and 1994 was approximately $1,796,000, $927,000 and $200,000, respectively.

The following is a schedule of minimum future payments on long-term operating leases at December 31, 1996:


                     1997                                 $  994,161
                     1998                                    966,693
                     1999                                    458,161
                     2000                                    127,062
                     2001                                      1,185
                                                      --------------
                                                          $2,547,262
                                                      ==============

EMPLOYMENT CONTRACTS

The Holding Company has entered into employment arrangements with certain of its key employees. These arrangements provide for compensation in the form of salary, annual bonus and reimbursement of certain expenses. As of December 31, 1996, these contracts expire within 1 to 2 years and provide for minimum compensation of approximately $1,140,000 and $358,000 for the years ending 1997 and 1998, respectively.

SERVICE AGREEMENT

FOHP-NJ entered into an agreement with a claims processing company to provide recordkeeping and data processing functions to FOHP-NJ on a fee for services basis. The agreement expires March 31, 1998. FOHP-NJ has the right to terminate this agreement without cause upon not less than 180 days prior written notice provided that FOHP-NJ does so by acquiring a license for the system used by the service bureau processor. The cost for the system license is approximately $800,000 and is subject to reduction as long as the Holding Company continues the agreement.

                          FOHP, Inc. and Subsidiaries
          (Successor to First Option Health Plan of New Jersey, Inc.)

                  Notes to Consolidated Financial Statements

                               December 31, 1996

9.    COMMITMENTS AND CONTINGENCIES (CONTINUED)

MEDICARE CONSULTING AGREEMENT

In January 1995, FOHP-NJ entered into an agreement with another company to assist FOHP-NJ in obtaining approval from the Health Care Financing Administration ("HCFA") to offer health care products to Medicare beneficiaries in New Jersey. Such approval was obtained in December 1995. Fees paid by FOHP-NJ, including specified bonus payments, under the agreement totaled $1,621,186, $392,000 and $62,000 in 1996, 1995 and 1994, respectively.
In addition, a variable percentage (.5% to 1%) of any Medicare revenue generated by FOHP-NJ for a total of eight years after FOHP-NJ enters into a Medicare Risk Contract with HCFA will be payable to the other company. The minimum payment for each year, pursuant to such variable percentage, is $1,000,000 and the maximum for any such payment is $3,500,000. In connection with the sale of convertible debentures (see Note 2), the Holding Company has agreed under the terms of the Amended Securities Purchase Agreement with HSI to negotiate a termination of its agreement with the other company.

REINSURANCE ARRANGEMENTS

The reinsurance contract in effect through December 31, 1994 provided for reimbursement of eligible hospital claims per enrollee which exceeded $50,000 per enrollee up to a $2,000,000 maximum lifetime reimbursement per enrollee. Per diem arrangements with hospitals were also subject to maximum limits dependent upon length of stay, and claims per enrollee which exceeded $50,000 were subject to coinsurance provisions.

The reinsurance contract for 1996 and 1995 provides for reimbursement of eligible hospital claims per enrollee which exceed $75,000 for commercial and Medicaid enrollees and $100,000 for Medicare enrollees within a calendar year up to a maximum reimbursement per enrollee of $1,000,000 per calendar year and $2,000,000 per lifetime. Per diem arrangements with hospitals are also subject to maximum limits dependent upon length of stay, and claims per enrollee which exceed certain deductibles are subject to coinsurance provisions.

Reinsurance expense, net of recoveries, was approximately $55,000, $695,000 and $101,436 for the years ended 1996, 1995 and 1994, respectively, and is included in medical and hospital services expense.

STATUTORY NET WORTH

Financial statements issued in accordance with statutory accounting practices differ from financial statements issued in accordance with generally accepted accounting principles (GAAP). Statutory financial statements exclude certain items included in GAAP financial statements. These "non-admitted" items include certain assets such as certain prepaid expenses, equipment other than certain computer equipment, organizational costs, certain loans and receivables, supplies and other items.

FOHP-NJ, pursuant to its COA to operate an HMO in New Jersey, is required to maintain a minimum statutory net worth. The minimum statutory net worth requirement at December 31, 1996 and 1995 amounted to $15,054,000 and $5,523,000. In addition, under the terms of its COA, if statutory net worth is less than 125% of the minimum required

                          FOHP, Inc. and Subsidiaries
          (Successor to First Option Health Plan of New Jersey, Inc.)

                  Notes to Consolidated Financial Statements

                               December 31, 1996


($18,818,000 and $6,904,000 at December 31, 1996 and 1995, respectively),
FOHP-NJ is required to submit a plan of action to the DOI. FOHP-NJ's statutory net worth requirements are shown below:


                                        1996                                                  1995
                   ------------------------------------------------------------------------------------------------------
                       GAAP         ELIMINATIONS      STATUTORY            GAAP           ELIMINATIONS       STATUTORY
                  -------------------------------------------------  -----------------  ----------------  ---------------
Assets             $   62,225,369       $12,359,871  $   49,865,498        $38,211,395        $8,049,000      $30,162,395
Liabilities            76,705,815                        76,705,815         28,631,898                         28,631,898
                  -------------------------------------------------  -----------------  ----------------  ---------------
Net deficiency
   (equity)        $ (14,480,446)       $12,359,871   $(26,840,317)        $ 9,579,497        $8,049,000      $ 1,530,497
                  =======================================================================================================


FOHP submitted a plan of action to the DOI that outlined the measures FOHP would use to address FOHP-NJ's statutory net worth deficiency, which was approved by the DOI in 1996. FOHP has also obtained the DOI's approval of its plan to raise capital to address FOHP-NJ's statutory net worth deficiency by selling convertible debentures to HSI. If FOHP's sale of convertible debentures to HSI is consummated, HSI will invest up to $50 million in the Holding Company. HSI will also have the right to acquire the remaining shares of the Holding Company's outstanding equity through December 31, 1999 by tender offer or merger. In connection with meeting the statutory net worth requirements, the Holding Company has also obtained certain financial commitments and guarantees. Certain institutional owner/providers have executed corporate guarantees of capital on behalf of the Holding Company totaling approximately $4.4 million. In addition, certain physician shareholders and other individuals have secured letters of credit for the benefit of the Holding Company totaling approximately $6.7 million. No amounts have been drawn under these commitments and all the guarantees and letters of credit expire March 31, 1997.

In addition to the minimum statutory net worth requirements, FOHP may not pay dividends to its parent without prior approval of the Commissioner of Insurance.

                          FOHP, Inc. and Subsidiaries
          (Successor to First Option Health Plan of New Jersey, Inc.)

                  Notes to Consolidated Financial Statements

                               December 31, 1996

10.    PRO FORMA FINANCIAL INFORMATION

The following pro forma condensed consolidated balance sheet gives effect to the proposed sale of convertible debentures to HSI (as discussed in Note 2) as if the sale had occurred on December 31, 1996.

                Pro Forma Condensed Consolidated Balance Sheet

                               December 31, 1996



                                                                                     PRO FORMA             PRO FORMA
                                                              AS REPORTED           ADJUSTMENTS             RESULTS
                                                         -------------------- ----------------------  -----------------
ASSETS
  Cash and cash equivalents                                        $36,664,911        $51,100,000 (1)      $  87,764,911
  Accounts receivable from owner/providers, net                      8,206,471                                 8,206,471
  Other current assets                                               5,571,247                                 5,571,247
                                                          --------------------   --------------------  -----------------
  Total current assets                                              50,442,629             51,100,000        101,542,629
  Other non-caveat assets                                            3,809,588                                 3,809,588
                                                          --------------------   --------------------  -----------------
  Total assets                                                     $54,252,217        $    51,100,000      $ 105,352,217
                                                          ====================   ====================  =================
  LIABILITIES AND SHAREHOLDERS' (DEFICIENCY) EQUITY
  Medical claims payable to owners/providers                       $13,775,534                             $  13,775,534
  Other medical claims payable                                      55,370,457                                55,370,457
  Other current liabilities                                        10,972,293                                 10,972,293
                                                                   -----------                                ----------
  Total current liabilities                                         80,118,284                                80,118,284
  Long-term debt-convertible debentures                                               $ 51,100,000(1)         51,100,000
  Total shareholders' (deficiency) equity                         (25,866,067)                              (25,866,067)
                                                          --------------------   --------------------  -----------------
                                                                   $54,252,217        $    51,100,000      $ 105,352,217
                                                          ====================   ====================  =================

(1) Adjustment represents the sale of convertible debentures to HSI. The debentures are convertible into 71% of the Holding Company's outstanding equity, bear interest at 6% and mature in 2002.

                          FOHP, Inc. and Subsidiaries
          (Successor to First Option Health Plan of New Jersey, Inc.)

                  Notes to Consolidated Financial Statements

                               December 31, 1996


10.    PRO FORMA FINANCIAL INFORMATION (CONTINUED)

The following pro forma condensed consolidated statement of operations gives effect to the proposed sale of convertible debentures to HSI (as discussed in Note 2) as if the sale had occurred on January 1, 1996.

           Pro Forma Condensed Consolidated Statement of Operations

                         Year ended December 31, 1996


                                                                                   PRO FORMA            PRO FORMA
                                                           AS REPORTED            ADJUSTMENTS            RESULTS
                                                   ------------------------- --------------------   ------------------
Revenue:
  Premiums from owners/providers                              $135,544,112                                 $135,544,112
  Other premium revenue                                        112,125,670                                  112,125,670
  Other, principally administrative service fees                 7,863,006                                    7,863,006
  Interest income                                               1,843,520                                    1,843,520
                                                          ----------------                              --------------
                                                               257,376,308                                  257,376,308
Expenses:
  Medical services to owners/providers                          37,026,903                                   37,026,903
  Hospital services to owners/providers                         30,156,890                                   30,156,890
  Other medical services                                       105,496,580                                  105,496,580
  Other hospital services                                       63,760,554                                   63,760,554
  Selling, general and administrative                           50,777,763          $ 5,910,656 (1)          56,688,419
  Interest                                                          11,247            3,060,000 (2)           3,071,247
  Other expense                                                    891,477                                      891,477
                                                        ------------------       --------------        ----------------
                                                               288,121,414            8,970,656             297,092,070
                                                        ------------------       --------------        ----------------
  Net loss                                                    $(30,745,106)         $(8,970,656)           $(39,715,762)
                                                        ==================       ==============        ================
Net loss per common share before conversion of
 debentures                                                   $     (14.64)         $    (4.27)            $     (18.91)
                                                        ==================       ==============        ================
Net loss per common share after conversion of
 debentures                                                   $     (14.64)         $      9.58 (3)        $      (5.06)
                                                        ==================       ==============        ================

(1) Adjustment consists of two components: an $800,000 fee paid to the investment banker utilized in the HSI transaction and a $5,110,656 management fee paid to HSI based on 2% of total revenue of the Holding Company's health plans.

(2) Adjustment represents one year's interest on the outstanding debentures calculated at 6%.

                          FOHP, Inc. and Subsidiaries
          (Successor to First Option Health Plan of New Jersey, Inc.)

                  Notes to Consolidated Financial Statements

                               December 31, 1996


10.    PRO FORMA FINANCIAL INFORMATION (CONTINUED)

(3)   Calculated as follows:

    Net loss, pro forma results                                 $(39,715,762)
    Add interest expense                                            3,060,000
                                                               -----------------
                                                                $(36,655,762)(A)
                                                               =================
    Shares outstanding during 1996                                  2,100,173
    Shares issued assuming conversion of
       convertible debentures                                       5,141,803
                                                               -----------------
                                                                    7,241,976(B)
                                                               =================
    Net loss per common share assuming
       conversion (A / B)                                       $       (5.06)
                                                               =================

                                                                APPENDIX A


                              AMENDED AND RESTATED
                         SECURITIES PURCHASE AGREEMENT


     This Amended and Restated Securities Purchase Agreement (this "Amended Agreement"), dated February 10, 1997, is executed by and among FOHP, Inc., a New Jersey corporation (the "Company"), First Option Health Plan of New Jersey, Inc., a New Jersey corporation ("FOHP-NJ"), and Health Systems International, Inc., a Delaware corporation (the "Purchaser"), and shall be effective as of the Effective Date (as such term is defined in Section 12.11 hereof).


                                  WITNESSETH:

     WHEREAS, the Company, FOHP-NJ and the Purchaser are parties to a Securities Purchase Agreement, dated as of October 24, 1996 (the "Original Agreement"), pursuant to which, among other things, the Company would issue and sell to the Purchaser, and the Purchaser would purchase from the Company, convertible subordinated surplus debentures in the initial aggregate principal amount of $30,000,000; and

     WHEREAS, each of the Company, FOHP-NJ and the Purchaser believe it necessary and appropriate to amend and restate the Original Agreement to modify various agreements and terms and conditions, including an increase in the aggregate principal amount of convertible subordinated surplus debentures (the "Debentures") committed to be purchased by the Purchaser to the sum of $50,000,000 (subject to adjustment as set forth herein), plus the Phase-In Period Management Fee Amount (as such term is defined in Section 4.4 of the General Administrative Services Management Agreement the form of which is attached hereto as Exhibit D-1);


     NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and undertakings hereunder and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:


                                   ARTICLE I

                        SALE AND PURCHASE OF SECURITIES


     1.1 Purchase of Debentures. In reliance upon the representations, warranties and covenants contained in this Amended Agreement, (a) the Purchaser agrees to purchase from the Company, and the Company agrees to issue and sell to the Purchaser at the Initial Closing (as such term is defined in Section 1.2(a) hereof), Debentures, in the form attached hereto as Exhibit A, in aggregate principal amount equal to the sum of (i) $41,600,000 and (ii) the Phase-In Period Management Fee Amount (referred to herein as the "Initial Debenture Advance Amount") and (b) during the remainder of the 1997 calendar year (and in no event later than December 31, 1997), the Purchaser shall loan and advance to the Company additional principal amounts (the principal amount of each such loan and advance being referred to herein as an "Additional Debenture Advance Amount"), from time to time and in Additional Debenture Advance Amounts as determined, in each case, by the Purchaser in its sole discretion; provided, however, that all such Additional Debenture Advance Amounts shall, in the aggregate, taken together with the Initial Principal Advance Amount, equal the amount of (i) the sum of (A) $50,000,000 and (B) the Phase-In Period Management Fee Amount less (ii) the amount of all Additional Debenture Advance Adjustments (as defined in Section 7.3 hereof) (such net amount referred to as the "Debentures Commitment Amount").

     1.2 Closings.

          (a) The closing of the purchase and sale of the Debentures (the "Initial Closing") shall occur on (i) the date that is two business days after the satisfaction or waiver of all conditions set forth in Section
     7.1 or Article VIII hereof or (ii) such other date as shall be agreed upon by the Company and the Purchaser (the "Initial Closing Date"). The Initial Closing shall be held at 10:00 a.m., New York time, at the offices of McDermott, Will & Emery, 50 Rockefeller Plaza, 11th Floor, New York, New York 10020 or such other place as the parties may mutually agree upon in writing. At the Initial Closing, the Company shall deliver to the Purchaser the Debentures purchased by the Purchaser (which Debentures shall be registered in the Purchaser's name), and the Purchaser shall deliver to the Company a sum equal to the Initial Debenture Advance Amount (the "Initial Debenture Purchase Price") by certified check or wire transfer of immediately available funds in accordance with wire transfer instructions provided by the Company, denominated in United States dollars.

          (b) The closing (each such closing being referred to herein as an "Additional Debenture Advance Closing") of any loan and advance by the Purchaser to the Company of any Additional Debenture Advance Amount shall occur on (i) the later of (A) such date during the 1997 calendar year as shall be determined by the Purchaser in its sole discretion (but in no event later than December 31, 1997) or (B) two business days after the satisfaction or waiver of all conditions set forth in Section 7.2 hereof with respect to such advance of an Additional Debenture Advance Amount or
     (ii) such other date as shall be agreed upon by the Company and the Purchaser (the "Additional Debenture Advance Closing Date"). The Purchaser shall provide to the Company at least 10 days' prior notice of an Additional Debenture Advance Closing, including in such notice the Additional Debenture Advance Amount to be advanced by the Purchaser to the Company at such Additional Debenture Advance Closing (along with a description of any Additional Debenture Advance Adjustment used to arrive at such Additional Debenture Advance Amount as described in Section 7.3 hereof). At each Additional Debenture Advance Closing, the Purchaser shall deliver to the Company a sum equal to the Additional Debenture Advance Amount to be advanced by the Purchaser to the Company at such Additional Debenture Advance Closing by certified check or wire transfer of immediately available funds in accordance with wire transfer instructions provided by the Company, denominated in United States dollars, and such Additional Debenture Advance Amount shall be added to the Debentures as Principal Amount (as such term is defined in the Debentures) which the Company is obligated to pay to the Purchaser pursuant to the terms of the Debentures.



                                   ARTICLE II

           REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND FOHP-NJ

         The Company and FOHP-NJ (with respect to matters relating to itself) represent and warrant to the Purchaser as follows:

         2.1 Organization; Subsidiaries; and Good Standing.

          (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey. The Company has all necessary power and authority under applicable law and its organizational documents to own or lease its properties and to carry on its business as presently conducted. All of the subsidiaries of the Company are identified on Schedule 2.1A (each a "Subsidiary," and collectively the "Subsidiaries"). There are no subsidiaries of the Subsidiaries. Each of the Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has all necessary power and authority under applicable law to own or lease its properties and to carry on its business as presently conducted.

          (b) Except as set forth on Schedule 2.1B, each of the Company and each of the Subsidiaries, to the extent conducting business as a health maintenance organization ("HMO"), insurance company, managed care organization, third-party administrator or otherwise requiring any form of governmental licensure, qualification or authorization, is duly licensed, qualified or authorized and in good standing under the applicable laws and regulations, respectively, of each state or territory in which the conduct of such business so requires, except where the failure would not have a material adverse effect on the business, conditions, prospects, properties or results of operations of the Company and the Subsidiaries taken as a whole (a "Material Adverse Effect"). Except as set forth on Schedule 2.1B, the conduct of the respective businesses of the Company, FOHP-NJ and the other Subsidiaries is in conformity with all applicable federal, state and other governmental and regulatory requirements and the forms, procedures and practices of the Company and each of the Subsidiaries in the conduct of their respective businesses are also in compliance with all such requirements, to the extent applicable, except where nonconformity or noncompliance would not constitute a Material Adverse Effect.

          (c) Complete and accurate copies of the certificate of incorporation (the "Certificate") and by-laws of the Company and the certificates of incorporation and by-laws of each of the Subsidiaries have been delivered to the Purchaser.

         2.2 Power; Authorization; Binding Agreements. The Company has the power and authority to enter into this Amended Agreement and to perform fully its obligations hereunder (other than the issuance and sale of the Debentures and the issuance of the shares of common stock of the Company (the "Conversion Shares") issuable upon conversion of the Debentures) and, upon approval of the shareholders of the Company as described in Section 2.11 hereof, to issue and sell the Debentures and to issue the Conversion Shares. FOHP-NJ has the power and authority to enter into this Amended Agreement and to perform fully its obligations hereunder. The execution and delivery of this Amended Agreement, the issuance and sale of the Debentures, the issuance of the Conversion Shares upon conversion of the Debentures and the consummation of the other transactions contemplated hereunder and thereunder have been duly authorized by all necessary corporate action of the Company (except as disclosed in Section
2.11 and Section 12.11 hereof). This Amended Agreement has been duly and validly executed and delivered by, and constitutes the valid and binding obligations of, the Company and FOHP-NJ and is enforceable in accordance with its terms. The Debentures, the Management Agreements (as such term is defined in Section 7.1(g) hereof) and the other agreements required to consummate the transactions contemplated thereunder and under this Amended Agreement will be, on or prior to the Initial Closing Date, duly and validly executed and delivered by, and constitute valid and binding obligations of, the Company and are enforceable in accordance with their terms. As of the Initial Closing Date neither the Debentures nor the Conversion Shares (issuable upon conversion of the Debentures) will be subject to any preemptive right or right of first refusal.

         2.3 Capitalization. The authorized capital stock of the Company consists of 100,000,000 shares of common stock, par value $.01 per share ("Common Stock"). The authorized Common Stock is divided into five classes:
15,000,000 shares of Common Stock-NJ ("Common Stock-NJ"), 15,000,000 shares of Common Stock-NY, 15,000,000 shares of Common Stock-PA, 15,000,000 shares of Common Stock-DE and 40,000,000 shares of Unclassified Capital Stock, of which 2,100,173 shares of Common Stock-NJ are issued and outstanding on the date hereof. No shares of preferred stock of the Company are authorized. All of the presently outstanding shares of Common Stock have been duly and validly authorized and issued, are fully paid and non-assessable, and except as set forth on Schedule 2.3 hereto are not subject to and were not issued in violation of any preemptive rights or rights of first refusal. The relative rights, preferences, restrictions and other matters relating to the Common Stock are as reflected in the Certificate and on Schedule 2.3 hereto. There are no outstanding subscriptions, warrants, options, calls, commitments or other rights to purchase or acquire, or securities convertible into or exchangeable for, any capital stock of, or any stock appreciation rights, phantom stock or similar securities or instruments issued by, the Company or any of the Subsidiaries. Except as expressly contemplated by this Amended Agreement, as of the Initial Closing Date there will be no preemptive rights or rights of first refusal with respect to the issuance or sale of capital stock of the Company or any Subsidiary. Except as set forth in the Certificate and as expressly contemplated by this Amended Agreement, there are no outstanding contractual or other obligations of the Company or any of the Subsidiaries to purchase, redeem or otherwise acquire any shares of its capital stock. Except as set forth in the Certificate and as contemplated by this Amended Agreement, there is currently not, and as of the Initial Closing there will not be, any stockholders' agreement, voting trust or other agreement or understanding to which the Company or any of the Subsidiaries is a party or bound relating to the voting of any shares of capital stock of the Company or any of such Subsidiaries. The maximum number of Conversion Shares issuable upon conversion of the Debentures in the amount of the Debenture Commitment Amount will, as of the Initial

Closing, be duly and validly reserved and, when issued upon conversion of the Debentures, will be duly and validly issued, fully paid and non-assessable. At the Initial Closing, the Purchaser will receive good title to the Debentures and, at the time of the issuance of the Conversion Shares upon the conversion of the Debentures, the Purchaser will receive good title to the Conversion Shares free and clear of all liens, claims or encumbrances except those created by the Purchaser. All of the outstanding shares of capital stock of each Subsidiary are validly issued, fully paid and nonassessable and are owned beneficially and of record by the Company, free and clear of any liens, claims or encumbrances.


         2.4 Financial Statements.

          (a) Each of the sets of financial statements (including, in each case, any related notes thereto) contained in the SEC Reports (as such term is hereinafter defined), a list of which SEC Reports is attached as
     Schedule 2.4(a) hereto, and the Company's balance sheet as of September 30, 1996 and the related income statement for the fiscal quarter then ended (referred to herein, collectively, as the "September 30 Statement" and together with such financial statements contained in the SEC Reports as the "Past Financial Statements") was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and fairly presents the consolidated financial position of the Company and the Subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows for the periods indicated of the Company and the Subsidiaries, except that the September 30 Statement included in the Past Financial Statements (i) was or is subject to normal year-end audit adjustments which were not or are not expected to be material in amount and (ii) does not contain footnotes.

          (b) Except as reflected or disclosed in the Past Financial Statements and on Schedule 2.4(b) (including any related notes and schedules), other than liabilities incurred since September 30, 1996 in the ordinary course of their respective businesses or liabilities incurred in connection with the proposed issuance of the Debentures expressly contemplated or permitted by this Amended Agreement, neither the Company nor any of the Subsidiaries is subject to any liabilities or obligations (whether accrued, absolute, contingent or otherwise) that would have a Material Adverse Effect.

          (c) As of January 3, 1997, the claims backlog of the Company and FOHP-NJ consisted of 35,775 claims received but not reflected in the claims processing system thereof and 102,485 claims received and reflected in such claims processing system but not yet adjudicated. For purposes of this Section 2.4(c), the term "claims" means hospital, physician and ancillary provider claims on full-risk business and does not include claims submitted for pharmacy, dental or mental health and substance abuse.

         2.5 Absence of Certain Developments. Except for this Amended Agreement or as described on Schedule 2.5 hereto or as disclosed on any of the Quarterly Reports on Form 10-Q of the Company for the quarters ended March 31, 1996, June 30, 1996, or September 30, 1996, respectively, or the Company's Reports on Form 8-K listed on Schedule 2.5 hereto filed with the Securities and Exchange Commission (the "SEC"), since December 31, 1995 (a) there has not been, and the Company is not aware of any events, facts or circumstances which individually or in the aggregate could cause, any (i) Material Adverse Effect or (ii) material obligation, contingent or otherwise, to be directly or indirectly incurred by the Company or any Subsidiary and (b) there has not been, and the Company is not contemplating, any (i) transaction which is material to the Company and the Subsidiaries on a consolidated basis or (ii) payment of dividends or distributions of any kind.

         2.6 Noncontravention. Neither the Company nor any of the Subsidiaries is in violation or default of any provision of (a) its certificate of incorporation or by-laws or (b) any contract, agreement, obligation, commitment, license, indenture, mortgage, deed of trust, loan or credit agreement or any other agreement or instrument to which the Company or any of the Subsidiaries is a party or any of their assets are bound, except for violations with respect to this clause (b) as are set forth on Schedule 2.6 hereto or that would not have a Material Adverse Effect. The execution and delivery of this Amended Agreement do not, and the consummation of the transactions contemplated hereby will not, with or without notice or the lapse of time, conflict with or result in a breach or default or any material modification of, or result in the creation of a lien or encumbrance on any of the assets of the Company or any of the Subsidiaries pursuant to (i) any provision of the certificate of incorporation or by-laws of the Company or any of the Subsidiaries except as set forth on Schedule 2.6, or (ii) the terms of any material contract, agreement, obligation, commitment, license, indenture, mortgage, deed of trust, loan or credit agreement, pledge agreement, lease, permit, franchise, evidence of indebtedness or any other agreement or instrument to which the Company or any of the Subsidiaries is a party or any of their assets are bound (except as set forth on Schedule 2.6), or the creation of any lien, charge or encumbrance of any nature upon any of the properties or assets of the Company or any of the Subsidiaries or result in the revocation of any licenses owned by the Company or any of the Subsidiaries. The execution and delivery of this Amended Agreement do not, and the execution and delivery of the Debentures and the Management Agreements and the consummation of the transactions contemplated hereby will not (A) violate or conflict with any judgment, decree, order, writ, injunction, statute, rule or regulation of any federal, state or local government or agency applicable to the Company or any of the Subsidiaries or any of their respective properties or assets or (B) result in any adverse change in any employee benefit plan of the Company, FOHP-NJ or any of the other Subsidiaries.

         2.7 Litigation. Except as set forth on Schedule 2.7, there is, to the knowledge of the Company or FOHP-NJ, no examination, audit, review, arbitration, litigation, action, suit, claim, proceeding or investigation pending or threatened by or before any court, governmental authority or arbitral tribunal to which the Company or any of the Subsidiaries is a party or otherwise involved or to which any of the business or assets of the Company or any of the Subsidiaries is subject which has or would reasonably be expected to have a Material Adverse Effect. There is no action pending seeking to enjoin or restrain the issuance and sale of the Debentures by the Company or any of the transactions contemplated by this Amended Agreement. Except as set forth on
Schedule 2.7, neither the Company nor any of the Subsidiaries is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of the Company or FOHP-NJ, pending or proposed investigation by, any governmental entity, or any judgment, order, writ, injunction, decree or award of any governmental entity or arbitrator, including, without limitation, cease-and-desist or other orders. As used in this Amended Agreement, the terms "to the best of the knowledge of the Company or FOHP-NJ" and "to the knowledge of the Company or FOHP-NJ" shall mean the actual knowledge of any of the executive officers of the Company or any of the executive officers of FOHP-NJ.


         2.8 No Governmental Proceeding or Litigation. No suit, action, investigation, inquiry or other proceeding by any governmental body or other person or legal or administrative proceeding has been instituted against the Company or, to the Company's knowledge, threatened which questions the validity or legality of the transactions contemplated hereby.

         2.9 Compliance with Laws. Except as set forth on Schedule 2.9, neither the Company nor any of the Subsidiaries is or has at any time since June 30, 1996 been in violation of, or delinquent in respect to, any decree, order or arbitration award or law, statute or regulation of, or agreement with, or any license or permit from, any governmental authority to which any of its properties, assets, personnel or business activities are subject or to which any of them is subject, including laws, rules and regulations relating to the environment, insurance companies, HMOs, third-party administrators or other businesses required to be licensed under Section 2.1(b) hereof, occupational health and safety, employee benefits, wages, workplace safety, equal employment opportunity and race, religious, sex and age discrimination which has had or would reasonably be expected to have a Material Adverse Effect.

         2.10 Material Contracts.


          (a) For purposes of this Amended Agreement, "Material Contracts" shall mean (i) each contract, agreement or other arrangement of or involving the Company or any of the Subsidiaries with respect to indebtedness for money borrowed in excess of $50,000 (other than trade payables in the ordinary and usual course of business), including, without limitation, letters of credit, guaranties and swap and similar agreements,
     (ii) each contract, agreement or other arrangement which limits or restricts the right or ability of the Company or any of the Subsidiaries to engage in, or compete with any person in, any business (including each contract, agreement or arrangement containing exclusivity provisions restricting the geographical area in which, or the method by which, any business may be conducted by the Company or any such Subsidiary), or to otherwise conduct its business in any manner or place which materially affects the Company or any Subsidiary, (iii) each contract, agreement or other arrangement between the

     Company or any of the Subsidiaries, on the one hand, and any director or executive officer (or any affiliate of a director or executive officer) of the Company or any of the Subsidiaries, on the other hand (other than health care provider contracts entered into in the ordinary course of business of the Company or such Subsidiary, as the case may be, and containing terms and conditions standard in the industry), (iv) each mortgage, contract, license, lease, indenture or other agreement of the Company or any of the Subsidiaries (A) which would be required by Rule 601(b)(10) of SEC Regulation S-K to be filed as an exhibit to an Annual Report on Form 10-K or (B) which constitutes any other liability (including, without limitation, any guarantee, surety contract or similar instrument), obligation or transaction and, in the case of any item referred to in this clause, is material to the Company and the Subsidiaries or their businesses or prospects taken as a whole, (v) for each state in which the Company or any Subsidiary conducts business as an HMO, insurance company, third-party administrator or otherwise requiring licensure as set forth in Section 2.1(b) hereof, (A) the material contracts (based on gross revenues generated thereunder) of the Company or any Subsidiary with government agencies or employer or other groups, (B) the material contracts (based on payments made thereunder) of the Company or any Subsidiary with physician providers of health care services, (C) the material contracts (based on payments made thereunder) of the Company or any Subsidiary with providers of hospital services, (D) the material contracts (based on payments made thereunder) of the Company or any Subsidiary with providers of non-hospital, non-physician health-care services, and (E) the material contracts of the Company or any Subsidiary with other customers of or vendors to the Company or any of the Subsidiaries, (vi) each contract or agreement of the Company or any of the Subsidiaries concerning a partnership or joint venture with, or equity or ownership investment in, another person and (vii) each contract or agreement of the Company or any of the Subsidiaries pursuant to which any of the business affairs thereof are managed by a third party. Schedule
     2.10 attached hereto lists each Material Contract which is not (I) provided as an exhibit to the Annual Report on Form 10-K of the Company for the year ended December 31, 1995 or (II) expressly called for to be executed in this Amended Agreement. True and complete copies of all Material Contracts have been delivered to Purchaser.

          (b) Each of the Material Contracts is in full force and effect and is binding upon the Company or a Subsidiary, as the case may be, and, to the Company's knowledge, is binding on the other parties thereto, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). Except as set forth on
     Schedule 2.10, no material default by the Company or, to the knowledge of the Company or FOHP-NJ, any of the Subsidiaries has occurred under any of the Material Contracts and (i) to the knowledge of the Company or FOHP-NJ, no material default by any of the other parties to such Material Contracts has occurred thereunder and (ii) no event has occurred which with the giving of notice or the lapse of time, or both, would constitute a material default by the Company or, to the knowledge of the Company or FOHP-NJ, any of the Subsidiaries or any of the other parties to such Material Contracts. There is no fact or circumstance, including, without limitation, any pending or, to the knowledge of the Company or FOHP-NJ, threatened termination, indicating that any Material Contract (including, without limitation, any relationship with any customer currently accounting for five percent or more of the consolidated revenue of the Company) will terminate (or, to the knowledge of the Company or FOHP-NJ, will not be renewed), except for those Material Contracts described in Sections 2.10(a)(v)(B), (C) and (D) hereof, the termination or failure to renew of which would not in the aggregate have a Material Adverse Effect on the Company or any of the Subsidiaries.

          (c) The Company's New York contract with Sierra Health Services, Inc. ("Sierra") has been terminated by the Company without requiring payment by the Company or any Subsidiary in connection therewith and without the incurrence of any further obligations by the Company or any Subsidiary.

         2.11 Consents, Etc. Except as set forth on Schedule 2.11 hereto or as may be required by the laws governing insurance companies, HMOs, and third-party administrators or other businesses operated by the Company or the Subsidiaries requiring licensure, qualification or authorization and, except for the approval of the Company's shareholders of the transactions contemplated by this Amended Agreement, there is no requirement applicable to the Company or any of the Subsidiaries to make any filing with, or to obtain any permit, authorization, consent or approval of, any federal, state or local governmental or regulatory agency, department, commission or other authority or any third party, except for such filings, permits, authorizations, consents or approvals the failure of which to make or obtain, as the case may be (a) would not have a Material Adverse Effect and (b) would not adversely impact the ability of the Company to consummate the transactions contemplated hereunder or otherwise hinder or delay the consummation of such transactions.

         2.12 Licenses, Permits and Governmental Approvals. Schedule 2.12 hereto sets forth as to the Company and the Subsidiaries a true and complete list of (a) all licenses, permits, franchises, authorizations and approvals (except for those which, if not possessed, would not have a Material Adverse Effect) issued or granted to the Company and the Subsidiaries by the United States, any state or local government or any department, agency, board, commission, bureau or instrumentality of any of the foregoing (the "Licenses"), and all pending applications therefor, and (b) all contracts, agreements and other documents containing agreements of the Company or any Subsidiary with, or undertakings of the Company or any Subsidiary with, the United States, any state or local government or any department, agency, board, commission, bureau or instrumentality. Each License has been duly obtained, is valid and in full force and effect, and is not subject to any pending or, to the Company's knowledge, threatened administrative or judicial proceeding to revoke, cancel or declare such License invalid in any respect except as set forth on Schedule
2.12. The Licenses are sufficient to permit the continued lawful conduct of each of the Company's and the Subsidiaries' respective businesses in the manner now conducted, and none of the Company's or any Subsidiary's operations are being conducted in any manner which violates any of the terms or conditions under which any such License was granted except as set forth on Schedule 2.12. No License by its terms will terminate or lapse by reason of the transactions contemplated by this Amended Agreement.

         2.13 Securities Exchange Act Reports Supplied to Purchaser. The Company has delivered to the Purchaser a complete and accurate copy of each report, schedule, registration statement and definitive proxy statement filed by the Company with the SEC on or after January 1, 1995 (the "SEC Reports"), which are all the forms, reports and documents required to be filed by the Company with the SEC since January 1, 1995. The SEC Reports (a) complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act") or the Securities Exchange of 1934, as amended (the "Exchange Act"), as the case may be, in each case including the rules and regulations promulgated thereunder, at and as of the times they were filed (or, if amended or superseded by a filing prior to the date of this Amended Agreement, then on the date of such filing), (b) were filed with the SEC during the 12 months preceding the date hereof on a timely basis, and (c) did not at and as of the time they were filed (or, if amended or superseded by a filing prior to the date of this Amended Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         2.14 Environmental Matters. Except as set forth on Schedule 2.14, the premises owned or leased by the Company and the Subsidiaries for their operations (the "Premises") and all operations conducted thereon, are now and since the Company or any Subsidiary, as applicable, began to use such Premises, always have been, in compliance with all federal, state and local statutes, ordinances, regulations, rules and standards concerning or relating to the protection of health and the environment (collectively, the "Environmental Laws") which, if not complied with, would have a Material Adverse Effect. To the Company's knowledge, there are no conditions on, about, beneath or arising from the Premises which might give rise to liability, the imposition of a statutory lien or require "Response," "Removal" or "Remedial Action" as defined herein, under any of the Environmental Laws, which would have a Material Adverse Effect. In addition, and without limiting the generality of the foregoing, except for matters that would not have a Material Adverse Effect, the Company has not received notice nor does it have knowledge of:

          (i) any claim, demand, suit or other action, investigation or regulatory action instituted or threatened against it or the Premises relating to any Environmental Laws;

          (ii) any communication to or from any governmental or regulatory agency arising out of or in connection with Hazardous Substances or Hazardous Materials (as defined by applicable Environmental Laws) on, about, beneath, arising from or generated at the Premises, including, without limitation, any notice of violation, citation, complaint, order, directive, request for information or response thereto, notice letter, demand letter or compliance schedule. As used herein, the terms "Response," "Removal" or "Remedial Action" shall be defined with reference to

     Sections 101(23)-101(25) of the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act, 42 U.S.C. ss.9601(23)-9601(25); or

          (iii) an existing or potential claim or enforcement action under Environmental Laws for any cleanup costs, removal or remedial work, damage to natural resources or personal injury related to an off-site location where Hazardous Substances or Hazardous Materials generated, transported, recycled or stored by the Company or any Subsidiary have been disposed.

         2.15 Title to Properties and Assets. Except as set forth on Schedule
2.15 and as reflected in the September 30 Statement, the Company and the Subsidiaries have sole and exclusive possession of, and good and marketable title to, all of their properties and assets and such properties and assets are held by the Company and the Subsidiaries free and clear of all mortgages, liens, claims, or encumbrances. With respect to the real property it leases, the Company is in compliance with such leases and holds a valid leasehold interest, free of any liens, claims, or encumbrances.

         2.16 Taxes.

          (a) Except as set forth on Schedule 2.16, each of the Company, FOHP-NJ and the other Subsidiaries has filed all federal, state, county, local and foreign income, franchise and other tax returns required to be filed thereby through the date hereof and has paid or adequately accrued for all taxes reflected as due thereon, other than those tax returns or taxes that, if not filed or paid, would not have a Material Adverse Effect. There are no outstanding agreements or waivers extending the statutory period of limitations applicable to any Federal income tax return for any period.

          (b) There is no pending dispute, audit or investigation with any taxing authority, and neither the Company nor FOHP-NJ has any knowledge of any proposed dispute, audit or investigation or any proposed liability for any tax to be imposed upon any of the properties or assets of the Company or any of the Subsidiaries for which there is not an adequate reserve reflected in the September 30 Statement. There does not exist any issue that, if raised by any taxing authority with respect to any fiscal period, would, individually or in the aggregate, be expected to result in an assessment against the Company or the Subsidiaries that would have, or is reasonably likely to have, a Material Adverse Effect.

          (c) Except as set forth in Schedule 2.16, neither the Company nor any of the Subsidiaries is a party to any contract arrangement that has or will result in the payment of any "excess parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code").

         2.17 DOI Reports. The Company has made available to Purchaser at the Company's offices a true and complete copy of all material reports filed by the Company or any of the Subsidiaries regarding the activities of the Company and the Subsidiaries in the State of New Jersey and the license application filed by the Company in the State of New York with, and all material correspondence regarding such activities and license application sent by the Company or FOHP-NJ or First Option Health Plan of New York, Inc., a New York corporation and a wholly-owned subsidiary of the Company ("FOHP-NY"), to, or received by the Company or FOHP-NY or FOHP-NJ from, applicable insurance and HMO regulatory bodies since January 1, 1994. Each material report required to be filed by the Company or any of the Subsidiaries with applicable insurance and HMO regulatory bodies since January 1, 1994 (as such documents have since the time of their filing been amended, the "DOI Reports") has been filed. As of their respective dates, the DOI Reports complied in all material respects with the requirements of the laws, rules and regulations applicable to such DOI Reports, and none of the DOI Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except for such statements, if any, as have been modified by subsequent filings prior to the date hereof.

         2.18 Information Supplied. All information supplied or to be supplied by the Company or the Subsidiaries (a) soliciting approval from the shareholders of the Company for either the issuance and sale of the Debentures or for any act of the Company to be taken in connection with the transactions contemplated under this Amended Agreement will not, either at the date mailed (or otherwise disseminated) to such shareholders or at the time of the meeting of shareholders of the Company to be held in connection with the transactions contemplated by this Amended Agreement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (b) disclosed in any report or document filed with the SEC as required under the Exchange Act or the Securities Act in connection with the transactions contemplated hereunder will not, either at the time such report or document (or any amendment thereto) is filed with the SEC or at the time it becomes effective under the Securities Act or supplied to the Purchaser or to shareholders of the Company or any of their respective representatives or advisers in connection with the transactions contemplated by this Amended Agreement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. All information disseminated by the Company or FOHP-NJ in connection with the transactions contemplated by this Amended Agreement will comply as to form in all material respects with all applicable laws, including all relevant provisions of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder, except that no representation is made by the Company with respect to information supplied by the Purchaser for inclusion therein.

         2.19 Certain Business Practices and Regulations. Neither the Company nor any of the Subsidiaries, nor, to the knowledge of the Company or FOHP-NJ, any of its or their respective executive officers, directors, or managerial employees has (a) made or agreed to make any contribution, payment or gift to any customer, supplier, governmental official, employee or agent where either the contribution, payment or gift or the purpose thereof was illegal under any law, (b) established or maintained any unrecorded fund or asset of the Company, FOHP-NJ or any of the other Subsidiaries for any improper purpose or made any false entries on its books and records for any reason, (c) made or agreed to make any contribution, or reimbursed any political gift or contribution made by any other person, to any candidate for federal, state or local public office in violation of any law, or (d) engaged in any activity constituting fraud or abuse under the laws relating to health care, insurance or the regulation of professional corporations.

         2.20 Insurance. All policies and binders of insurance for professional liability, directors and officers, property and casualty, fire, liability, workers' compensation and other customary matters held by or on behalf of the Company or the Subsidiaries ("Insurance Policies") have been made available to the Purchaser. The Insurance Policies are in full force and effect and neither the Company nor any of the Subsidiaries is in default with respect to any provision contained in any Insurance Policy, which default has had or would have a Material Adverse Effect nor, to the knowledge of the Company or FOHP-NJ, has the Company or the Subsidiaries failed to give any notice of any claim under any Insurance Policy in due and timely fashion, nor has any coverage for current claims been denied, which failure or denial has had or would have a Material Adverse Effect. Set forth on Schedule 2.20 hereto is a list of insurance currently maintained by the Company, FOHP-NJ or any of the Subsidiaries. The Company and each of the Subsidiaries require as part of their contractual relationships that each individual or entity rendering professional health care services as an employee of or contractor to the Company or the Subsidiaries maintain professional liability insurance and neither the Company nor FOHP-NJ has any reason to believe that such individuals and entities generally do not comply with such policy of the Company and each of the Subsidiaries.

         2.21 Labor Issues. There is no collective bargaining or other labor union contract to which the Company or any of the Subsidiaries is a party and which is applicable to persons employed by the Company or any of the Subsidiaries. To the knowledge of the Company or FOHP-NJ, there are no union organization attempts underway with respect to the employees of the Company or any of the Subsidiaries. There is no pending or, to the knowledge of the Company or FOHP-NJ, threatened labor dispute, strike or work stoppage against the Company or any of the Subsidiaries which may have a Material Adverse Effect. Neither the Company nor any of the Subsidiaries, nor, to the knowledge of the Company or FOHP-NJ, their respective representatives or employees, has committed any unfair labor practices in connection with the operation of the respective businesses of the Company or the Subsidiaries, and there is no pending or, to the knowledge of the Company or FOHP-NJ, threatened charge or complaint against the Company or the Subsidiaries by the National Labor Relations Board or any comparable state agency.

         2.22 Employment/Severance Matters. Schedule 2.22 sets forth a list of all written or, to the knowledge of the Company or FOHP-NJ, material oral employment agreements, employment contracts or understandings (other than understandings with respect to "at will" employment) relating to employment to which the Company or any of the Subsidiaries is a party. Schedule 2.22 sets forth all severance and change of control payments that may become payable either as a result of the transactions contemplated hereby, any future termination of employment of employees party to such agreements, or both. To the knowledge of the Company or FOHP-NJ, no executive officer of the Company or any of the Subsidiaries is subject to any secrecy or noncompetition agreement or any agreement or restriction of any kind with any third party that would impede in any material way the ability of such executive officer to carry out fully all activities of such executive officer in furtherance of the business of the Company or any of the Subsidiaries. The Company and the Subsidiaries currently have, and have had in the past, good relationship with their respective employees.

         2.23 Absence of Undisclosed Liabilities. Except as described in Sections 2.4 and 2.7 hereof and Schedules 2.4(b) and 2.7 hereto, to the best of the knowledge of the Company or FOHP-NJ, neither the Company nor the Subsidiaries taken as a whole, nor any of their respective assets or properties, are subject to any liabilities, claims or obligations (whether known or unknown, accrued, absolute, contingent or otherwise) of any nature.

         2.24 Intellectual Property.

          (a) The Company and the Subsidiaries do not own any patents, registered trademarks or registered copyrights. The Company and the Subsidiaries have not been advised, nor have the Company or FOHP-NJ any reason to believe, that the Company or any Subsidiary is infringing a patent, trademark, trade name or copyright held by another person.

          (b) The Company and the Subsidiaries own or have in their possession certain information of the sort typically considered as trade secrets in the health care industry (the "Trade Secrets"). The Company and the Subsidiaries have taken commercially reasonable precautions to maintain Trade Secrets in confidence and to prevent their disclosure to unauthorized persons. To the knowledge of the Company or FOHP-NJ, the Company and the Subsidiaries have good title and an absolute (though not necessarily exclusive) right to use all Trade Secrets and the use of the Trade Secrets does not infringe the rights of any third party.

          (c) To the best of the knowledge of the Company or FOHP-NJ, none of the names (including, without limitation, the name "First Option Health Plan"), processes or know-how used by the Company or any Subsidiary infringes any patent, trademark, trade name or copyright of any third party. To the best of the knowledge of the Company or FOHP-NJ, there is no intellectual property, in any form, necessary for the operation of the Company and the Subsidiaries' business as currently conducted which the Company or any Subsidiary does not currently own or license on commercially reasonable terms.

         2.25 Employee Benefit Plans. Neither the Company nor FOHP-NJ, in connection with its business, is a party to any agreement requiring it to continue to employ any of its present employees or any group of its present employees, or continue to cover any present or former employees or any group of present or former employees under any benefit plan. Schedule 2.25 lists each currently effective employment, bonus, profit sharing, compensation, termination, stock option, stock purchase, stock appreciation right, restricted stock, phantom stock, performance unit, pension, retirement, deferred compensation, welfare or other employee benefit plan or agreement, trust fund or other arrangement and any union, guild or collective bargaining agreement maintained or contributed to or required to be contributed to by the Company or any of the Subsidiaries (such plans and arrangements being referred to herein as the "Company Benefit Plans"). Full and complete copies of each of the Company Benefit Plans have been delivered to Purchaser. Each of the Company Benefit Plans is in material compliance with all applicable laws including the Employee Retirement Income Security Act of 1974 ("ERISA") and the Code except where noncompliance would not have a Material Adverse Effect. No condition exists that is reasonably likely to subject the Company or any of the Subsidiaries to a civil penalty under section 502(i) of ERISA or liability under section 4069 of ERISA or section 4975, 4976, or 4980B of the Code or the loss of a Federal tax deduction under section 280G of the Code or other liability with respect to the Company Benefit Plans that would have a Material Adverse Effect and that is not reflected on such balance sheet. None of the Company Benefit Plans is subject to Title IV of ERISA. There are no pending or, to the knowledge of the Company or FOHP-NJ, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Company Benefit Plans or any trusts related thereto.

         2.26 Brokerage and Other Fees. Except for PaineWebber Incorporated, no broker, finder, agent, consultant or similar intermediary has acted on behalf of the Company or FOHP-NJ in connection with the transactions contemplated by this Amended Agreement and, except for fees payable to PaineWebber Incorporated, there are no brokerage commissions, finder's fees or similar items of compensation payable in connection therewith based on any agreement made by or on behalf of the Company or FOHP-NJ. The Company and FOHP-NJ will, jointly and severally, indemnify and hold the Purchaser harmless from and against any liability or expense arising out of any such claim.

         2.27 Accuracy of Information. None of the representations, warranties or statements of the Company or FOHP-NJ contained in this Amended Agreement or in the schedules and exhibits hereto contains any untrue statement of a material fact or omits to state any material fact necessary in order to make any of such representations, warranties or statements, in light of the circumstances under which they were made, not misleading.

                                  ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

         The Purchaser represents and warrants to the Company and FOHP-NJ as follows:

         3.1 Organization and Good Standing.

          (a) The Purchaser is a corporation, duly organized, validly existing and in good standing under the laws of the state of Delaware, and has all requisite corporate power and authority to carry on its business as now conducted.

          (b) Each of the Purchaser and its subsidiaries, to the extent conducting business as an HMO, managed care organization, insurance company, third party administrator or other entity requiring any form of governmental licensure, qualification or authorization, is duly licensed, qualified or authorized and in good standing under the applicable laws and regulations, respectively, of each state or territory in which the conduct of such business so requires, except where failure would not have a material adverse effect on the Purchaser and its subsidiaries, taken as a whole. The conduct of the respective businesses of the Purchaser and its subsidiaries is in conformity with all applicable foreign, federal, state or territorial, local and other governmental and regulatory requirements and the forms, procedures and practices of the Purchaser and its subsidiaries in the conduct of their respective businesses are also in compliance with all such requirements, to the extent applicable, except where nonconformity or noncompliance would not constitute a material adverse effect on the business of the Purchaser and its subsidiaries, taken as a whole.

         3.2 Authorization; Power. The execution, delivery and performance of this Amended Agreement has been duly authorized by all necessary action of the Purchaser. The Purchaser has the full right, power and authority to enter into this Amended Agreement and to perform fully its obligations hereunder. This Amended Agreement has been duly and validly executed and delivered by, and constitutes the valid and binding obligation of, the Purchaser, enforceable in accordance with its terms. The execution, delivery and performance of this Amended Agreement and the purchase of the Debentures will not (a) conflict with, or result in a material breach of any of the terms of, or constitute a material default under, the Certificate of Incorporation or By-laws of the Purchaser or (b) violate any laws, regulations, rules, judgments or orders to which the Purchaser is subject, except for any such violation as would not have a material adverse effect on the business, conditions, properties, results of operations or prospects of the Purchaser and its subsidiaries, taken as a whole.

         3.3 Purchase for Investment. The Purchaser is purchasing Debentures for its own account or for the account of one or more of its subsidiaries, for investment purposes and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act.

         3.4 Unregistered Securities; Legend. The Purchaser understands that the securities to be issued pursuant to this Amended Agreement have not been registered under the Securities Act and will be issued in reliance upon an exemption from the registration requirements thereof. The Purchaser acknowledges that the certificates representing the Debentures and the Common Stock issuable upon conversion thereof shall each bear a restrictive legend substantially as follows:

          "The securities represented by this certificate have not been registered under the Securities Act of 1933 or any applicable state securities laws and may not be offered for sale, sold, transferred or conveyed without registration or an opinion of counsel in form and substance reasonably satisfactory to the Company to the effect that such registration is not required."

         3.5 Access to Data; Experience; Investment Decision.

          (a) The Purchaser has had an opportunity to discuss the business and financial affairs of the Company and the Subsidiaries with the management of the Company, and to ask questions of officers of the Company. The Purchaser is an "accredited investor" as the term is defined in Rule 501 of Regulation D under the Securities Act.

          (b) The Purchaser acknowledges that it has had an opportunity to evaluate all information regarding the Company and the Subsidiaries as it has deemed necessary or desirable in connection with the transactions contemplated by this Amended Agreement and has independently evaluated the transactions contemplated by this Amended Agreement and reached its own decision to enter into this Amended Agreement; provided, however, that such acknowledgement shall in no way be deemed to mitigate the effect of the representations and warranties of the Company and FOHP-NJ set forth in
     Article II hereof (as such representations and warranties may have been amended in accordance with Section 11(a)(ii) of this Amended Agreement) or to imply that the Purchaser is not, in entering into this Amended Agreement, relying on such representations and warranties; and, provided, further, that such acknowledgement in no way affects the rights and remedies of the Purchaser hereunder in connection with any breach of such representations and warranties or otherwise. The Purchaser acknowledges that it is relying solely upon the Company to disclose any and all information material to the Purchaser's decision to enter into this Amended Agreement and is not relying upon any statements made by PaineWebber Incorporated regarding the Company or the transactions contemplated by this Amended Agreement.

         3.6 Brokerage and Other Fees. No broker, finder, agent, consultant or similar intermediary has acted on the Purchaser's behalf in connection with the transactions contemplated by this Amended Agreement other than Shattuck Hammond Partners Inc., and there are no brokerage commissions, finder's fees or similar compensation based on any arrangement or agreement made by or on behalf of the Purchaser other than that payable to Shattuck Hammond Partners Inc. The Purchaser will indemnify and hold the Company harmless against any liability or expense arising out of any such claim.

         3.7 No Financing Required. The Purchaser has unrestricted funds available to pay the Purchase Price of the Debentures.

         3.8 Litigation. There is no litigation, arbitration or governmental proceeding or investigation pending or, to the knowledge of the Purchaser, threatened in writing against the Purchaser which conflicts with the rights of the Company hereunder or the performance of the Purchaser's obligations hereunder or in any other agreement contemplated hereby. The Purchaser is not a party to any litigation, arbitration, proceeding or investigation pending, or to the knowledge of the Purchaser threatened, involving any federal, state or local government or agency which would conflict with, or in any way impact, the Purchaser's ability to perform its duties hereunder or in any other agreement contemplated hereby.

         3.9 Claims Processing System. The Purchaser's medical management systems and techniques, claims processing system and related systems and procedures and other information systems are sufficient to satisfactorily operate the Company's business and such systems conform to industry standards.

         3.10 Securities Exchange Act Reports Supplied to the Company. Each report, schedule, registration statement and definitive proxy statement filed by the Purchaser with the SEC on or after January 1, 1995, which are all the forms, reports and documents required to be filed by the Purchaser with the SEC since January 1, 1995 (a) complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, at and as of the times they were filed (or, if amended or superseded by a filing prior to the date of this Amended Agreement, then on the date of such filing) and (b) did not at and as of the time they were filed (or, if amended or superseded by a filing prior to the date of this Amended Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except, in each case, as would not have a material adverse effect on the Purchaser's ability to consummate the transactions contemplated hereunder and perform its obligations hereunder and under the Management Agreements and would not involve facts indicative of the substantial elimination of earnings of the Purchaser and its subsidiaries on a consolidated basis.

                                   ARTICLE IV

                      PRE-CLOSING COVENANTS OF THE COMPANY


         The Company covenants and agrees with the Purchaser that between the date hereof and the Initial Closing:

         4.1 Fulfillment of Obligations. The Company shall observe and comply fully with all of the terms, conditions and covenants of this Amended Agreement.

         4.2 Access. The Company shall permit the Purchaser and its authorized representatives, at all reasonable times and as often as reasonably requested, to visit and inspect, at the expense of the Purchaser, any of the properties of the Company and the Subsidiaries, to inspect and make copies of all documents, records and information with respect to the affairs of the Company and the Subsidiaries as the Purchaser and its representatives may reasonably request, and shall make available to the Purchaser and its authorized representatives the officers and other personnel of the Company and the Subsidiaries to discuss the affairs, finances and accounts of the Company and the Subsidiaries, provided that the Purchaser shall maintain the confidentiality of any material nonpublic or proprietary information of the Company or the Subsidiaries thereby obtained and provided, further, that the Purchaser shall conduct all such inspections and discussions in a manner that is not unreasonably disruptive to the employees or operations of the Company and the Subsidiaries.

         4.3 Conduct of Businesses.

          (a) Unless the Purchaser shall have consented in writing thereto and except as otherwise provided for in this Amended Agreement, each of the Company and FOHP-NJ:

               (i) shall promptly notify the Purchaser of any Material Adverse Effect or any material litigation or material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), affecting, as the case may be, the Company or any of the Subsidiaries;

               (ii) shall promptly deliver to the Purchaser true and correct copies of any press release, and any report, statement or schedule filed with the SEC subsequent to the date of this Amended Agreement;

               (iii) shall not, and shall cause each of the Subsidiaries to not, take any action that would cause the representations and warranties contained in Article II hereof to be untrue in any material respect; provided, however, that any such action which is the subject of an update notice from the Company to the Purchaser not rejected by the Purchaser in accordance with the termination provisions hereof shall not be deemed to be a breach hereof;

          (b) In addition to the foregoing (and in no way limiting the generality of the foregoing), between the date hereof and the Initial Closing, unless the Purchaser shall have consented in writing thereto and except as otherwise provided for in this Amended Agreement, each of the Company and FOHP-NJ agrees that the Company, FOHP-NJ and each of the other
     Subsidiaries:

               (i) shall confer on a regular basis with one or more representatives of the Purchaser to report operational matters of materiality and any proposals to engage in material transactions (except that such obligation to confer is not applicable to Subsidiaries of the Company that are not operating Subsidiaries);

               (ii) shall not, except as otherwise specifically disclosed herein, fail to comply with any laws and regulations applicable to it or to the conduct of its business, the noncompliance with which would, individually or in the aggregate, have a Material Adverse Effect;

               (iii) shall not authorize for issuance, issue or deliver any additional shares of any stock of any class or securities convertible into shares of stock or issue or grant any right, option, warrant or other commitment for the issuance of shares of stock or such securities, or any stock appreciation rights, other than under the terms of this Amended Agreement;

               (iv) shall not amend its certificate or incorporation or by-laws, except as provided for in this Amended Agreement;

               (v) shall not split, combine or reclassify any shares of its capital stock or declare, set aside or pay any dividend (whether in cash, stock or property) in respect of its capital stock (other than dividends paid to the Company) or redeem or otherwise acquire any of its capital stock;

               (vi) shall not sell marketable securities owned by it, if any, or purchase marketable securities, except in the ordinary course of business;

               (vii) shall not prepay its expenses or obligations except in accordance with the terms of applicable contracts, commitments and arrangements and in the ordinary course of business (and in any case, not to exceed $50,000);

               (viii) shall not increase compensation or benefits for, or pay any bonuses to, or enter into any severance or change of control arrangements with, any of its directors, officers, employees, consultants or agents outside of the ordinary course of business;

               (ix) shall not offer employment to or employ any person not currently employed by it other than on the basis of employment-at-will in the ordinary course of business or enter into any written employment contract or any collective bargaining agreement;

               (x) shall not create, amend, extend, renew, assume, incur or guarantee any indebtedness either involving amounts in excess of $50,000 individually or in excess of $100,000 in the aggregate, or not in the ordinary course of its business;

               (xi) shall not, except as otherwise permitted herein, enter into or amend any contract, commitment or arrangement or engage in any transaction which is not in the ordinary course of its business;

               (xii) shall not create any stock option or other stock-based incentive plan or grant any stock option, phantom stock, stock appreciation right or other similar security or instrument;

               (xiii) shall not acquire any other business or interest therein;

               (xiv) shall not enter into any contract, commitment or arrangement or engage in any transaction with any of its affiliates, shareholders, directors, officers or employees which is not in the ordinary course of business and consistent with past practice;

               (xv) shall not enter into any amendment or modification of any of its agreements with providers, other than amendments or modifications expressly contemplated hereby or with respect to which the Purchaser shall have provided its prior written consent;

               (xvi) shall not make any contractual commitment (including by way of renewal) with respect to any single account involving projected annual premium revenues or health care costs in excess of $1,000,000;

               (xvii) shall use all reasonable, good-faith efforts to conduct its operations only according to its usual, regular and ordinary course in substantially the same manner as heretofore conducted;

               (xviii) shall use all reasonable, good-faith efforts to preserve intact its business organization and goodwill, keep available the services of its officers and employees and maintain satisfactory relationships with those persons having business relationships with it;

               (xix) shall not make any change in its accounting practices other than as required by the Financial Accounting Standards Board (in which event such change shall be reported promptly to Purchaser in writing); and

               (xx) shall not enter into any contract, commitment or arrangement to do any of the things described in clauses (iii) through (xvi) and clause (xix) above.

         4.4 No Solicitation of Other Offers. Neither the Company nor any of the Subsidiaries shall, directly or indirectly, through any of their respective officers, directors, employees, agents or otherwise (i) solicit, initiate or encourage submission of any inquiry, proposal or offer from any person or entity (other than the Purchaser) relating to any acquisition, purchase or sale of all or a material amount of the respective assets of, or any securities of, or any merger, consolidation or business combination, liquidation, reorganization or similar transaction with, the Company or any of the Subsidiaries (an "Alternative Transaction"), or (ii) subject to fiduciary obligations under applicable law as advised by counsel, participate in any discussion or negotiations regarding, or furnish to any other person any information with respect to, any effort or attempt by any other person to do or seek any of the foregoing. Subject to fiduciary obligations under applicable law as advised by counsel, neither the Company nor any of the Subsidiaries shall furnish or cause to be furnished any confidential information concerning its business, properties or assets to any person or entity that is interested in any Alternative Transaction. The Company shall promptly notify Purchaser if any such inquiry, proposal or offer with respect to an Alternative Transaction, or any inquiry or contact with any person or entity with respect thereto, is made, and shall, in any such notice, include a description of the terms of any proposal or offer, or the nature of any such inquiry or contact, that is made, and the identity of the person or entity making such inquiry, proposal or offer or other communication.

         4.5 Interim Financial Statements. Within 30 days after the end of each calendar month that ends after the date of this Amended Agreement and before the Initial Closing, the Company will deliver to the Purchaser unaudited consolidated balance sheets and summaries of earnings for such calendar month and the year to date. All such financial statements shall accurately present the financial position and results of operations of the Company and the Subsidiaries on a consolidated basis.

         4.6 Updated Disclosure; Breaches. From and after the date of this Amended Agreement until the Initial Closing, the Company shall promptly notify the Purchaser hereto by written update of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any condition to the obligations of any party to effect the transactions contemplated by this Amended Agreement not to be satisfied, (ii) the failure of the Company to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Amended Agreement which would be likely to result in any condition to the obligations of any party to effect the transactions contemplated by this Amended Agreement not be satisfied or (iii) any representation, warranty or information set forth in this Amended Agreement or its schedules regarding the Company becoming incorrect or incomplete in any material respect; provided, however, that the delivery of any notice pursuant to this Section 4.6 shall not cure any breach of any representation or warranty requiring disclosure prior to the date, or in connection with the execution and delivery, of this Amended Agreement or otherwise limit or affect the remedies available to the Purchaser (other than with respect to Material Contracts described in Section 2.10 hereof and entered into in the ordinary course of business subsequent to the date hereof and any changes in representations and warranties of the Company relating to regulatory compliance resulting from regulatory action occurring after the date hereof).

         4.7 Consummation of Amended Agreement. The Company shall use all reasonable efforts to cause the consummation of the transactions contemplated hereby in accordance with their terms and conditions.

         4.8 Approvals of Third Parties. The Company shall use all reasonable efforts to secure, as soon as practicable after the date hereof, all necessary approvals and consents of third parties, including, without limitation, the New Jersey Department of Banking and Insurance and the New Jersey Department of Health and Senior Services, to the consummation of the transactions contemplated hereby.

         4.9 Restated Certificates and By-laws.

          (a) Subject to receipt of necessary shareholder approval as contemplated in Section 4.10 hereof, the Company shall (i)(A) use all reasonable efforts to file an Amended and Restated Certificate of Incorporation in the form attached hereto as Exhibit B-1 (the "Restated Certificate") with the Secretary of State of the State of New Jersey prior to the Initial Closing and (B) adopt by-laws in the form attached hereto as Exhibit B-2 and (ii) if requested by the Purchaser, cause each of the Subsidiaries to file an amended and restated certificate of incorporation in its jurisdiction of incorporation and to adopt amended and restated by-laws, which amended and restated certificate of incorporation and amended and restated by-laws shall in no way be breached, violated or conflict with the transactions contemplated hereby.

          (b) FOHP-NJ shall, prior to the Initial Closing (i) use all reasonable efforts to file an amended and restated certificate of incorporation, in the form attached hereto as Exhibit B-3, with the Secretary of the State of the State of New Jersey and (ii) adopt by-laws in the form attached hereto as Exhibit B-4.

         4.10 Proxy Statement.

          (a) Subject to the terms and conditions of this Amended Agreement, as promptly as practicable after the date hereof, the Company shall prepare and file with the SEC the proxy statement (the "Proxy Statement") of the Company for a meeting of shareholders to be held in connection with the approval of this Amended Agreement and the transactions contemplated hereunder (the "Meeting"). The Company shall provide the Purchaser with a draft of the Proxy Statement a reasonable period of time prior to filing the Proxy Statement with the SEC. The Purchaser shall have the right to consent to and approve (which consent and approval shall not be unreasonably withheld) the information included in the Proxy Statement in any manner relating to the Purchaser or its subsidiaries or affiliates or to the transactions contemplated hereby. Subject to the terms and conditions of this Amended Agreement, the Company shall use all reasonable efforts to have the Proxy Statement cleared for mailing by the SEC. The Company will (i) take appropriate action to call the Meeting to be held at the earliest practicable date to consider and vote upon the transactions contemplated hereunder, (ii) mail the Proxy Statement to the shareholders of the Company entitled to receive it and otherwise comply in all material respects with all applicable legal requirements in connection with the vote of shareholders at the Meeting promptly after the SEC has cleared the Proxy Statement for distribution to the shareholders of the Company, and (iii) submit this Amended Agreement to its shareholders with a recommendation for approval by its Board of Directors, subject to fiduciary obligations under applicable law as advised by counsel.

          (b) The Company shall promptly furnish to the Purchaser all information concerning the Company, the Subsidiaries and its shareholders as may be required or reasonably requested in connection with any action contemplated by this Section 4.10.

         4.11 Provider Contracts.

          (a) (i) The Company and FOHP-NJ shall use all reasonable efforts to modify their provider contracts (A) with each physician provider so that
     (I) the aggregate rate of reimbursement with respect to all FOHP-NJ commercial members is reduced to an average of 115 percent of RBRVS and
     (II) the aggregate rate of reimbursement with respect to all FOHP-NJ Medicare members is reduced to an average of no more than 100 percent of RBRVS, and (III) the aggregate rate of reimbursement with respect to all FOHP Medicaid members is reduced to an average of no more than 65 percent of RBRVS and (B) with each hospital or acute care institution provider so that (I) the rate of reimbursement applicable to in-patient visits will be the lower of (x) the lowest rate of reimbursement received by such provider from nongovernmental payors for each line of business, or (y) the rate of reimbursement reflecting a reduction (compared to calendar 1996 rates) of five percent in in-patient costs (solely as a result of rate reductions and not through utilization or medical management efforts) and
     (II) the rate of reimbursement applicable to out-patient visits will be the lower of (x) the lowest rate of reimbursement received by such provider from nongovernmental payors for each line of business, or (y) the rate of reimbursement reflecting a reduction (compared to calendar 1996 rates) of 10 percent in out-patient costs (solely as a result of rate reductions and not through utilization or medical management efforts). The Company and FOHP-NJ will also use all reasonable efforts to, in the case of any physician or hospital or acute care institution providers with which the Company or FOHP-NJ, as the case may be, has contracts containing terms not competitive with terms offered by other providers in the same markets, pursue additional modifications to such terms to make such terms so competitive.

               (ii) The Company and FOHP-NJ shall use all reasonable efforts to
          (A) enter into an agreement, in substantially the form attached hereto as Exhibit C-1, with each hospital or acute care institution provider (referred to herein as an "Exclusive Plan Hospital Provider") which currently offers to its employees as its exclusive health benefits plan a FOHP-NJ health benefits plan committing such Exclusive Plan Hospital Provider to continue to offer such FOHP-NJ plan to its employees as its exclusive health benefits plan through the end of 1999 or such other period as the parties thereto may mutually agree on the same terms and conditions as currently in effect except that reimbursement rates under such plan with respect to renewals commencing in the 1998 and 1999 calendar years shall be adjusted in accordance with the methodology set forth in such form of agreement and (B) enter into an agreement, in substantially the form attached hereto as Exhibit C-2, with each hospital or acute care institution provider (referred to herein as a "Non-Exclusive Plan Hospital Provider") which currently offers to its employees on a non-exclusive basis a FOHP-NJ health benefits plan committing such NonExclusive Plan Hospital Provider to continue to offer such FOHP-NJ plan to its employees through the end of 1999 or such other renewal as the parties thereto may mutually agree on the same terms and conditions as currently in effect except that reimbursement rates under such plan with respect to the renewals commencing in 1998 and 1999 calendar years shall be adjusted in accordance with the methodology set forth in such form of agreement.

          (b) The Company agrees to allow the Purchaser to evaluate the Company's current Managed Care Management Information Services Agreement (the "HSII Agreement") between the Company and Health Systems Integration, Inc. and further agrees to terminate such agreement at or subsequent to the Initial Closing if (i) the Purchaser so requests and (ii) the Company is presented the opportunity to enter into an agreement with the Purchaser or a third party pursuant to which the Company would be provided services substantially similar to those set forth in the HSII Agreement for a fee no higher than that set forth in the HSII Agreement.

         4.12 Letters of Credit; Guarantees. Neither the Company nor FOHP-NJ shall draw any amounts under any letter of credit, or incur any obligations under any other reimbursement or other agreement relating to credit support therefor, unless so required by either the New Jersey Department of Banking and Insurance or the New Jersey Department of Health and Senior Services to so draw such amounts under such letter of credit or so incur such obligations under such reimbursement or other agreement, in which event all amounts so drawn, or received by the Company or FOHP-NJ in connection with such obligation incurrence, shall be placed and maintained in a separate and segregated account from which funds shall be used to satisfy in full all obligations relating to such letter of credit or reimbursement or other agreement, as the case may be. The Company or FOHP-NJ, as the case may be, shall immediately provide written notice to HSI should they become required by the New Jersey Department of Banking and Insurance or the New Jersey Department of Health and Senior Services to draw any amounts under any letter of credit, or incur any obligations under any other reimbursement or other agreement relating to credit support therefor.

         4.13 Liability Insurance. The Company shall continue to keep in effect its directors' and officers' liability insurance coverage policies with National Union Fire Insurance Co., American Alliance and Executive Risk Indemnity Inc. as are listed on Schedule 2.20 hereto.


                                   ARTICLE V

                           COVENANTS OF THE PURCHASER

         5.1 Consummation of Agreement. The Purchaser shall, between the date hereof and the Initial Closing, use all reasonable efforts to cause the consummation of the transactions contemplated hereby in accordance with their terms and conditions.

         5.2 Claims Processing System. The Purchaser shall, between the date hereof and the Initial Closing, use all reasonable efforts to maintain its medical management systems and techniques, claims processing system and related systems and procedures and other information systems in conformance and adherence to industry standards.

         5.3 Updated Disclosure; Breaches. From and after the date of this Amended Agreement until the Initial Closing Date, the Purchaser shall promptly notify the Company hereto by written update of (a) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any condition to the obligations of the Company to effect the transactions contemplated by this Amended Agreement not to be satisfied, or (b) the failure of the Purchaser to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Amended Agreement which would be likely to result in any condition to the obligations of any party to effect the transactions contemplated by this Amended Agreement not be satisfied or (c) any representation, warranty or information set forth in this Amended Agreement or its schedules regarding the Purchaser shall become incorrect or incomplete in any material respect; provided, however, that the delivery of any notice pursuant to this Section 5.3 shall not cure any breach of any representation or warranty requiring disclosure prior to the date of this Amended Agreement or otherwise limit or affect the remedies available to the Company (other than as described in Section 11.1(a)(iii) hereof).

         5.4 Standstill. Prior to December 31, 1998, the Purchaser shall not, without the prior written consent of the Company, purchase or acquire any Common Stock (other than in connection with the conversion of the Debentures into Conversion Shares); provided, however, that the restriction on the Purchaser set forth in this Section 5.4 shall not apply to (a) the transactions contemplated herein, (b) any acquisition of Common Stock by the Purchaser pursuant to its rights of first refusal or preemptive rights under, or as otherwise contemplated in Article III - Section (E)(4)(a) of, the Restated Certificate or (c) any purchase or acquisition of Common Stock effected in connection with a tender offer made by the Purchaser to holders of Common Stock if such tender offer (i) is accompanied by an irrevocable commitment of the Purchaser to make an Exchange Offer or Cash Offer in accordance with Section
6.4 hereof in 1999, or (ii) provides for the determination of consideration to be offered to be made in accordance with the provisions of

Section 6.4 hereof or (iii) is preceded by a tender offer in which the determination of consideration to be offered is made in accordance with clause
(ii) of this Section 5.4(c) hereof.

                                   ARTICLE VI

                                OTHER AGREEMENTS

         6.1 Provider Contracts.

          (a) From and after the Initial Closing, the Company and FOHP-NJ shall continue to use all reasonable efforts to modify such remaining provider contracts as were not modified prior to the Initial Closing in satisfaction of the condition set forth in Section 7.1(h)(ii) hereof (i) with each physician provider so that (A) the aggregate rate of reimbursement with respect to all FOHP- NJ commercial members is reduced to an average of 115 percent of RBRVS, (B) the aggregate rate of reimbursement with respect to all FOHP-NJ Medicare members is reduced to an average of 100 percent of RBRVS, and (C) the aggregate rate of reimbursement with respect to all FOHP Medicaid members is reduced to an average of no more than 65 percent of RBRVS and (ii) with each hospital or acute care institution provider so that (A) the rate of reimbursement applicable to in-patient visits will be the lower of (I) the lowest rate of reimbursement received by such provider from nongovernmental payors for each line of business, or (II) the rate of reimbursement reflecting a reduction (compared to calendar 1996 rates) of five percent in in-patient costs (solely as a result of rate reductions and not through utilization or medical management efforts) and (B) the rate of reimbursement applicable to out-patient visits will be the lower of (I) the lowest rate of reimbursement received by such providers from non-governmental payors for each line of business, or (II) the rate of reimbursement reflecting a reduction (compared to calendar 1996 rates) of 10 percent in out-patient costs (solely as a result of rate reductions and not through utilization or medical management efforts). The Company and FOHP-NJ will also continue to use all reasonable efforts to, in the case of any physician or hospital providers with which the Company or FOHP-NJ, as the case may be, has contracts containing terms not competitive with terms offered by other providers in the same markets, pursue additional modifications to such terms to make such terms so competitive.

          (b) From and after the Initial Closing, the Company and FOHP-NJ shall continue to use all reasonable efforts to (i) enter into an agreement, in substantially the form attached hereto as Exhibit C-1, with each remaining Exclusive Plan Hospital Provider as did not enter into such an agreement prior to the Initial Closing in satisfaction of the condition set forth in
     Section 7.1(h)(i) hereof, committing such Exclusive Plan Hospital Provider to continue to offer such FOHP-NJ plan to its employees as its exclusive health benefits plan through the end of 1999 or such other period as the parties thereto may mutually agree on the same terms and conditions as currently in effect except that reimbursement rates under such plan with respect to the renewals commencing in 1998 and 1999 calendar years shall be adjusted in accordance with the methodology set forth in such form of agreement and (ii) enter into an agreement, in substantially the form attached hereto as Exhibit C-2, with each remaining Non-Exclusive Plan Hospital Provider as did not enter into such an agreement prior to the Initial Closing in satisfaction of the conditions set forth in Section
     4.11 hereof, committing such Non-Exclusive Plan Hospital Provider to continue to offer such FOHP-NJ plan to its employees through the end of 1999 or such other period as the parties thereto may mutually agree on the same terms and conditions as currently in effect except that reimbursement rates under such plan with respect to the renewals commencing in 1998 and 1999 calendar years shall be adjusted in accordance with the methodology set forth in such form of agreement.

         6.2 Capital Requirements. The parties hereto agree that, based on reasonable projections, prepared by the Purchaser or the Company, of the Company's net worth and statutory surplus in relation to the net worth requirements applicable thereto, as are determined by the New Jersey Department of Banking and Insurance and the New Jersey Department of Health and Senior Services, from time to time after the date as of which the aggregate of all Additional Debenture Advance Amounts and the Initial Debenture Advance Amount shall equal the Debentures Commitment Amount, if it is determined that the Company needs capital to satisfy such net worth requirements ("Net Capital Shortfall"), then the Purchaser shall have the right to advance funds to the Company so that the Company will satisfy the Net Capital Shortfall in exchange for additional convertible debentures in form substantially similar to the Debentures; provided that in the event any such Net Capital Shortfall is the result of payments made to the Purchaser under the General Administrative Services Management Agreement that would have qualified as Deferred Management Fees under Section 5.1 of the Debentures had such payments not been made, the principal amount and interest thereon of such additional convertible debentures related to such payments shall only become convertible into Common Stock if such principal amount and interest thereon related to such payments is not repaid to the Purchaser on or before the end of the calendar quarter immediately following such payments. If the Purchaser does not, within seven days of the receipt of any such projections as were prepared by the Company, determine to so advance funds to the Company, then the Board of Directors of the Company shall have the right to initiate a pro rata offering of the Common Stock to all then-current shareholders of the Company to raise capital to satisfy such Net Capital Shortfall.

         6.3 New York Subsidiary. The parties hereto agree to work cooperatively and in good faith to pursue a mutually agreeable capitalization plan with respect to FOHP-NY. In the event that no such capitalization plan is developed and implemented prior to June 30, 1997, the Purchaser shall have the right to effect a transaction with respect to FOHP-NY, at the fair market value thereof, pursuant to which FOHP-NY would become a stand-alone company no longer affiliated as a subsidiary of FOHP so long as there is presented to those directors of the Company not affiliated with the Purchaser a valuation or appraiser report or fairness opinion, delivered by an independent, nationally recognized valuation firm, evidencing that such transaction is to be effected for fair market value consideration or otherwise opining as to the fairness, from a financial point of view, of such transaction to the Company.

         6.4 Post-Closing Acquisition.

          (a) Exchange/Cash Offer for Shares. (i) The Purchaser may at any time during 1999, at its option, either make an offer (referred to herein as the "Exchange Offer") to shareholders of the Company to exchange shares of the Class A Common Stock of the Purchaser or the common stock of any successor corporation of the Purchaser (in either case referred to herein as "HSI Common Stock"), or make an offer (referred to herein as the "Cash Offer") to pay cash, for the shares of the Common Stock of the Company held by such shareholders. Prior to making the Exchange Offer or the Cash Offer, the Purchaser shall furnish the Company with prior written notice of its intention to promptly make such Exchange Offer or Cash Offer, as the case may be (such notification being referred to herein as the "Offer Notice"). In the Exchange Offer, the Purchaser would agree to exchange, for each share of Common Stock of the Company, such number of shares of HSI Common Stock as shall have a Purchaser Stock Market Value (as such term is defined in paragraph (ii) of this Section 6.4(a)) equal to the Company Stock Value of such share of Common Stock of the Company. In the Cash Offer, the Purchaser would agree to pay cash, for each share of Common Stock of the Company, equal to the Company Stock Value (as such term is defined in paragraph (iii) of this Section 6.4(a) hereof) of such share of Common Stock of the Company.

               (ii) For purposes hereof the term "Purchaser Stock Market Value" shall mean the average closing sales price of the HSI Common Stock on the New York Stock Exchange, Inc. (or, if such HSI Common Stock is not at such time listed on the New York Stock Exchange, Inc., on such other national securities exchange as the HSI Common Stock shall at such times be listed or quoted) for the five consecutive trading days immediately preceding the date on which such Exchange Offer is commenced by the Purchaser; provided, however, that, in the event HSI Common Stock shall at such times not be listed or quoted on any national securities exchange, "Purchaser Stock Market Value" shall be determined in accordance with the procedures for the determination of Company Stock Value set forth in paragraph (a)(iii) of this Section 6.4.

               (iii) For purposes hereof, "Company Stock Value" shall be determined as follows: Each of the Purchaser and the Company (through its directors who are unaffiliated with the Purchaser) shall promptly (and in no event later than 10 days after the Offer Notice) select an independent qualified appraiser to appraise the Company Stock Value. Upon completion of such appraisal by each of such appraisers within 10 business days of the selection thereof, the two independent qualified appraisers shall exchange their respective appraisals and submit such appraisals to the Company and the Purchaser. If the two independent qualified appraisers agree on an appraisal for the Company Stock Value, the Company Stock Value shall be the agreed-upon amount. If only one of such appraisers so submits an appraisal within the 10-business day period subsequent to the selection thereof, the Company Stock Value shall be the amount set forth in such appraisal. If the two independent qualified appraisers submit their appraisals within such 10-business day period but do not promptly agree upon a Company Stock Value, the two independent qualified appraisers shall select a third independent qualified appraiser to appraise the Company Stock Value. The third independent qualified appraiser, upon completion of its appraisal within 10 business days of the selection thereof, shall submit such appraisal to the Company and the Purchaser. The Company Stock Value shall be determined by taking the average of the two appraisals which are closest to each other; provided, however, that, if the appraisal amount which is less than the highest appraisal and greater than the lowest appraisal is greater or less than the average amount of such other appraisals by an amount representing no more than seven and one-half percent of such average amount, then the average of all three appraisals will be the Company Stock Value for the purposes of this Section 6.4. For example, if the Purchaser's independent qualified appraiser valued the aggregate Company Stock Value at $150 million, the Company's independent qualified appraiser valued the aggregate Company Stock Value at $50 million and the third independent qualified appraiser valued the aggregate Company Stock Value at $125 million, the aggregate Company Stock Value for purposes of this Section 6.4 would be $137.5 million (the average of the two closest appraisals). If, however, the third independent qualified appraiser appraised the Company Stock Value at $105 million (greater than $100 million by an amount less than seven and one-half percent of $100 million), the aggregate Company Stock Value for purposes of this Section 6.4 would be approximately $101.7 million (the average of all three). For purposes of this Section 6.4, the term "independent qualified appraiser" shall mean any appraiser which, for at least two years prior to the date of appointment hereunder (A) is a nationally recognized investment banking firm or has been in the business of appraising managed health care businesses with revenues and membership comparable to that of FOHP-NJ and (B) is not affiliated with either the Company or the Purchaser or otherwise unable to exercise independent judgment as to the Company Stock Value determination.

          (b) Post-Closing Merger. (i) The parties hereto agree that, at any time after the consummation of the Exchange Offer or the Cash Offer, as the case may be, or otherwise at any time during the 1999 calendar year, the Purchaser may (after providing at least 30 days advance written notice thereof to the Company and providing other legally required notices) effect a merger, business combination or consolidation transaction (the "Merger Transaction") involving the Company for the purpose of obtaining 100 percent of the then-outstanding equity of the Company. The consideration to be paid or distributed in connection with the Merger Transaction to the shareholders of the Company other than the Purchaser in respect of each share of Common Stock of the Company held thereby shall consist of (A) cash in an amount equal to the Company Stock Value of such share of Common Stock of the Company or (B) such number of shares of HSI Common Stock as shall have a Purchaser Stock Market Value equal to the Company Stock Value of such share of Common Stock of the Company.

          (c) The Board of Directors of the Company has approved the Merger Transaction for purposes of Section 14A:10A-4 of the New Jersey Shareholders Protection Act, and the Company agrees to separately provide to the Purchaser evidence, satisfactory to the Purchaser, of such approval prior to the Initial Closing. For purposes hereof, any such Merger Transaction must provide: (i) in connection therewith, the shareholders of the Company, other than the Purchaser, shall be afforded dissenters' rights in the same manner and under the same conditions as are provided under Chapter 11 of the New Jersey Business Corporation Act, regardless of whether such shareholders would otherwise have been entitled to such rights under the New Jersey Business Corporation Act; (ii) the Company, or any successor thereto, shall provide in its by-laws indemnification provisions substantially similar to those currently contained in the Company's by-laws for the period ending six years from the date of the Merger Transaction, or, if earlier, for the period ending on the date on which the statute of limitations has expired with respect to the Company's Board of Directors' approval of this Amended Agreement and the Merger Transaction contemplated hereby; and (iii) the Company, or any successor thereto, shall maintain officers' and directors' liability insurance coverage policies with terms and conditions contained in the officers' and directors' liability insurance coverage policies currently maintained by the Company for the period ending six years from the date of the Merger Transaction, or, if earlier, for the period ending on the date on which the statute of limitations has expired with respect to the Company's Board of Directors' approval of this Amended Agreement and the Merger Transaction contemplated hereby, which insurance shall provide coverage for former directors of the Company.

         6.5 Additional HSR Act Filings. Each of the Company and the Purchaser agrees that, in the event that any additional filings are required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), subsequent to the Initial Closing, with respect to consummation of any of the transactions contemplated hereunder, it shall use all reasonable efforts to file as soon as possible and to effect early termination of all applicable waiting periods regarding such filing under the HSR Act (including, without limitation, complying as promptly as practicable with all requests thereunder for additional information). Each of the Company and the Purchaser shall pay to the Federal Trade Commission (the "FTC") one-half of the appropriate filing fee required to be paid under the rules of the FTC with respect to any such additional filing.

         6.6 Liability Insurance. The Company shall continue to keep in effect its directors' liability insurance coverage policies with National Union Fire Insurance Co., American Alliance and Executive Risk Indemnity Inc. as are listed on Schedule 2.20 hereto through September 15, 1997 and shall renew such coverage or substantially the same terms as are now in effect for at least six years from and after the Initial Closing Date or for such shorter period as the Purchaser may agree in writing.

                                  ARTICLE VII

              CONDITIONS PRECEDENT TO THE PURCHASER'S OBLIGATIONS

         7.1 Conditions Precedent to Initial Closing. The Purchaser's obligations to purchase the Debentures and consummate the other transactions contemplated hereby shall be subject to the satisfaction of the following conditions, any of which may be waived in writing:

          (a) Delivery of Debentures. The Company shall have delivered to the Purchaser the Debentures.

          (b) Representations and Warranties. The representations and warranties contained in Article II hereof (as such representations and warranties may have been amended in accordance with Section 11.1(a)(ii) hereof) shall be true and correct in all material respects on and as of the Initial Closing Date, with the same effect as though made on and as of the Initial Closing Date.

          (c) Corporate Proceedings. All corporate and other proceedings required to be taken by the Company in connection with the transactions contemplated hereby, including, without limitation, approval by the shareholders of the Company hereunder, shall have been taken or obtained and all documents incident thereto shall be reasonably satisfactory in form and substance to the Purchaser. The Purchaser shall have received all such counterpart originals or certified or other copies of such documents of the Company relating to all corporate and other proceedings as it shall reasonably request.

          (d) Amended and Restated Certificates and By-laws. The restated certificates of incorporation of the Company and FOHP-NJ, in the forms of Exhibits B-1 and B-3, respectively, attached hereto, shall have been filed with the Secretary of State of the State of New Jersey and the terms thereof shall have become effective and the amended and restated by-laws of the Company and FOHP-NJ, in the forms of Exhibits B-2 and B-4, respectively, attached hereto shall have been adopted.

          (e) Good Standing Certificates. The Purchaser shall have received (i) a copy of the Certificate certified as of a recent date by the Secretary of State of the State of New Jersey and (ii) certificates as of a recent date of the Secretary of State of each state in which the Company or any Subsidiary is organized or qualified to do business as a foreign corporation, to the extent that such corporation is in existence and otherwise is in good standing to transact business in such state.

          (f) Secretary's Certificate. The Purchaser shall have received certificates of the Secretary of each of the Company and FOHP-NJ certifying that (i) attached to the certificate is a true and complete copy of the By-Laws of the Company, as in full force and effect at the Initial Closing Date, and (ii) the names and true signatures of each officer of the Company and FOHP-NJ who has been authorized to execute and deliver this Amended Agreement, the Debentures and any other document to be delivered by the Company at the Initial Closing.

          (g) Management Agreements. The Company shall have entered into the Management Agreements in the forms attached as Exhibit D-1 and D-2 hereto.

          (h) Modified Provider Agreements. The Company shall have delivered to the Purchaser evidence, satisfactory to the Purchaser in its sole discretion, that (i) the Company and FOHP-NJ shall have modified, in a legally binding manner, FOHP-NJ's provider contracts so that (A) at least 90 percent of individual physician providers who contract directly with FOHP-NJ and at least 80 percent of the remaining individual physician providers (who contract with FOHP-NJ through physician groups) are obligated to accept rates of reimbursement which will result in aggregate payments of no more than (I) 115 percent of RBRVS with respect to all commercial members, (II) 100 percent of RBRVS with respect to all Medicare members and (III) 65 percent of RBRVS with respect to all Medicaid members and (B) with respect to institutional providers, (I) the aggregate rate of reimbursement among all FOHP-NJ institutional providers would reflect a reduction (compared to calendar 1996 rates) of (x) five percent in in-patient costs (solely as a result of rate reductions and not through utilization or medical management efforts) and a reduction (compared to calendar 1996 rates) of (y) 10 percent with respect to out-patient costs (solely as a result of rate reductions and not through utilization or medical management efforts) and (II) individual institutional providers representing at least 80 percent of FOHP-NJ's health care costs (as measured with respect to the 1996 calendar year) shall have modified their provider contracts with FOHP-NJ as described in Section 4.11(a)(i)(B) hereof and (ii) (A) the Exclusive Plan Hospital Providers shall have delivered to the Company and FOHP-NJ legally binding commitments, in substantially the form of Exhibit C-1 hereto, that all of their employees will continue to be covered by a FOHP-NJ health benefits plan through the end of 1999 and that such employees will constitute an aggregate of at least 1,614,660 "member-months" over the terms of such respective commitments, including (I)(x) at least 621,100 "member-months" for the 1997 calendar year, (y) at least 496,780 "member-months" for the 1998 calendar year and (z) at least 496,780 "member-months" for the 1999 calendar year and (B) the Non-Exclusive Plan Hospital Providers shall have delivered to the Company and FOHP-NJ satisfactory commitments, in substantially the form of Exhibit C-2 hereto, that (I) employees representing a minimum of annualized 238,800 member-months will continue to be covered by a FOHP-NJ health benefits plan through the end of the 1997 calendar year and (II) employees representing a minimum of annualized 382,080 member-months will be covered by a FOHP-NJ health benefits plan for the 1998 and 1999 calendar years.

          (i) Investors Agreement. The Company shall have entered into the Investors Agreement in the form attached hereto as Exhibit E.

          (j) Opinions of Counsel. The Purchaser shall have received from Shereff, Friedman, Hoffman & Goodman, LLP, Giordano, Halleran & Ciesla, P.C. and the general counsel of the Company, opinions of counsel, dated the Initial Closing Date, containing the opinions set forth in, and allocated as designated in, the form attached as Exhibit F hereto.

          (k) Approvals and Consents. All authorizations, approvals, consents and waivers of any governmental authority necessary in the good faith judgment of the Purchaser for the consummation of any or all of the transactions contemplated hereby including, without limitation, the consent and approval of the New Jersey Department of Banking and Insurance and the New Jersey Department of Health and Senior Services with respect to the terms and provisions of this Amended Agreement (including Section
     4.13 hereof), shall have been obtained on terms satisfactory to the Purchaser and shall be in full force and effect; and consents or waivers from parties other than governmental bodies (including shareholders of the Company) that are required in connection with the consummation of any or all of the transactions contemplated hereby shall have been obtained on terms satisfactory to the Purchaser and shall be in full force and effect and signed copies thereof shall have been delivered to the Purchaser.

          (l) Covenants. The Company shall have performed or complied in all material respects with all obligations, agreements and covenants required to be performed by it hereunder prior to or on the Initial Closing Date.

          (m) Sierra Contract. The Agreement dated January 16, 1995, between Sierra and FOHP-NJ shall have been terminated on terms without any residual liability or obligations of the Company or FOHP-NJ and otherwise on terms acceptable to the Purchaser.

          (n) Letters of Credit; Guarantees. With the exception of the Letter of Credit issued by CoreStates Bank and secured by John L. Adessa, none of the Letters of Credit or guarantees set forth on Schedule 2.6 hereto shall have expired or terminated.

          (o) Injunction, Etc. No injunction or similar order shall be effective which enjoins, prohibits or restrains the purchase and sale of the Debentures or the transactions contemplated hereby.

          (p) Action or Proceeding. There shall not be any action or proceeding by or before any court or other governmental body that shall seek to restrain, prohibit or invalidate the transactions contemplated by this Amended Agreement, and there shall not be any action or proceeding seeking a material amount of damages by reason of consummation of this Amended Agreement or any of the transactions contemplated hereunder, the defense of any of which would involve expense or lapse of time that would be materially adverse to the interests of the Company.

         7.2 Conditions Precedent to each Additional Debenture Advance Closing. The Purchaser's obligation hereunder to loan and advance to the Company Additional Debenture Advance Amounts at each Additional Debenture Advance Closing shall be subject to the satisfaction of the following conditions, any of which may be waived by the Purchaser in writing, subject to the further conditions and elections set forth in Section 7.3 below:

          (a) Representations and Warranties. The representations and warranties contained in Article II hereof (as such representations and warranties may have been amended in accordance with Section 11.1(a)(ii) hereof) shall (i) have been true and correct in all material respects as of the Initial Closing Date and (ii) with respect to all items set forth on a certificate of an executive officer of the Company in substantially the form attached hereto as Exhibit G, be true and correct in all material respects on and as of the Additional Debenture Advance Closing Date, the Additional Debenture Advance Amount being so advanced, with the same effect as being made on and as of such Additional Debenture Advance Closing Date, and such certificate shall have been delivered to the Purchaser.

          (b) Good Standing Certificates. The Purchaser shall have received (i) a copy of the Certificate certified as of a recent date by the Secretary of State of the State of New Jersey and (ii) certificates as of a recent date of the Secretary of State of each state in which the Company or Subsidiary is organized or qualified to do business as a foreign corporation, to the extent that such corporation is in existence and otherwise is in good standing to transact business in such state.

          (c) Secretary's Certificate. The Purchaser shall have received certificates of the Secretary of each of the Company and FOHP-NJ certifying that (i) attached to the certificate is a true and correct copy of its By-laws of the Company, as in full force and effect at the Additional Debenture Advance Closing Date with respect to the Additional Debenture Advance Amount being so advanced, and (ii) the names and true signatures of each officer of the Company and FOHP-NJ who has been authorized to execute and deliver any document to be delivered by the Company at such Additional Debenture Advance Closing.

          (d) Management Agreements. The General Administrative Services Management Agreement, and the Management Information Systems and Claims Processing Services Management Agreement, if effective, shall be in full force and effect or shall have been terminated without cause by the Purchaser.

          (e) Approvals and Consents. All authorizations, approvals, consents and waivers of any government authority necessary in the good-faith judgment of the Purchaser for the loan and advance by the Purchaser of such Additional Debenture Advance Amount being so advanced shall have been obtained on terms satisfactory to the Purchaser and shall be in full force and effect, and consents or waivers from parties other than governmental bodies that are required in connection with the loan and advance by the Purchaser of such Additional Debenture Advance Amount shall have been obtained on terms satisfactory to the Purchaser and shall be in full force and effect, and signed copies thereof shall have been delivered to the Purchaser.

          (f) Covenants. The Company shall have performed and complied in all material respects with all obligations, agreements and covenants required to be performed by it hereunder prior to or on the Additional Debenture Advance Closing Date with respect to the Additional Debenture Advance Amount being so advanced.

          (g) Action or Proceeding. There shall not be any action or proceeding by or before any court or other governmental body that shall seek to restrict, prohibit or invalidate the loan and advance by the Purchaser of the Additional Debenture Advance Amount being so advanced, and there shall not be any action or proceeding seeking a material amount of damages by reason of the advance by the Purchaser of such Additional Debenture Advance Amount the defense of any of which would involve expending a length of time that would be materially adverse to the interest of the Company or the Purchaser.

         7.3 Additional Debenture Advance Elections and Adjustment.

          (a) In the event all of the conditions set forth in Section 7.2 above are not satisfied with respect to any given Additional Debenture Advance Amount, then the Purchaser may, at its option:

               (i) elect in writing to not advance such Additional Debenture Advance Amount (the "No Additional Advance Option"); or

               (ii) elect in writing to deduct from such Additional Debenture Advance Amount an amount equal to the Additional Debenture Advance Adjustment relating to the conditions set forth in Section 7.2 not so satisfied (the "Advance Adjustment Option").

The Additional Debenture Advance Adjustment shall mean the amount of all losses, claims, obligations, demands, assessments, penalties, liabilities, costs, damages, attorneys' fees and expenses asserted against or incurred by the Purchaser by reason of or resulting from the nonsatisfaction of the conditions set forth in Section 7.2 relating to the Additional Debenture Advance Amount. In calculating the amount of the downward adjustment to the Additional Debenture Advance Amount in connection with the exercise of the Advance Adjustment Option, the Purchaser shall in good faith promptly (and prior to the applicable Additional Debenture Advance Closing) prepare a reasonable estimate of the Additional Debenture Advance Adjustment in consultation with the directors of the Company not affiliated with the Purchaser (the "Non-HSI Directors"). In the event the Purchaser and the Non-HSI Directors disagree on the correct amount of the Additional Debenture Advance Adjustment, the Purchaser's estimate of such adjustment shall prevail for purposes of determining the Additional Debenture Advance Amount for the applicable Additional Debenture Advance Closing, and the procedures contained in Section 7.3 (b) shall be utilized to resolve any proposed changes or inaccuracies of such estimate. In addition, it is further agreed that any Additional Debenture Advance Adjustment shall not be considered to be Damages of the Purchaser for the purposes of Article IX.

                  (b) In the event of any dispute, controversy, claim or difference which arises out of or relates to the Purchaser's estimate of the amount of such Additional Debenture Advance Adjustment, the Non-HSI Directors may give written notice of an intention to submit such matter to binding arbitration unless the matter is resolved within two weeks or such additional period of time as shall be agreed upon by the parties hereto. If the matter cannot be resolved within such period through correspondence and mutual consultation of the parties hereto, it shall be finally settled by arbitration in accordance with the Rules of Civil Arbitration of the American Arbitration Association ("AAA"). Each party of the Company and FOHP-NJ, on the one hand, and HSI, on the other hand, shall select an arbitrator with expertise in managed care organizations and such arbitrators shall jointly select a third arbitrator or, if such arbitrators cannot agree, the AAA shall select the third arbitrator; provided, however, that such third arbitrator shall not have a residence or office in the State of New Jersey. If either party fails to select an arbitrator within 20 days after service of the notice of demand for arbitration, then the AAA shall select such arbitrator. Arbitration proceedings shall be held in the State of New Jersey unless otherwise agreed to by the parties in writing. The decision of a majority of the arbitrators shall be final and binding upon the parties hereto, shall not be subject to appeal and shall deal with the question of costs of the arbitration and all matters related thereto. Judgment upon the award or decision rendered by the arbitrator may be entered in any court having jurisdiction thereof, or application may be made to such court for a judicial recognition of the arbitration award or an order of enforcement thereof, as the case may be. The agreement to arbitrate set forth in this Section 7.3(b) shall be specifically enforceable by the parties hereto, and such parties shall acknowledge and agree that they intend that all disputes, controversies or claims of any kind covered by this Section 7.3, including disputes over whether and how to arbitrate, shall be arbitrated.

                                  ARTICLE VIII

               CONDITIONS PRECEDENT TO THE COMPANY'S OBLIGATIONS


         The Company's obligation to sell the Debentures to the Purchaser and to consummate the other transactions contemplated hereby shall be subject to the satisfaction of the following conditions, any of which may be waived in writing:

         8.1 Receipt of Payment. The Company shall have received payment of the Initial Debenture Purchase Price as provided in Section 1.2 hereof.

         8.2 Representations and Warranties. The representations and warranties contained in Article III hereof (as such representations and warranties may have been amended in accordance with Section 11.1(a)(iii) hereof) shall be true and correct in all material respects on and as of the Initial Closing Date, with the same effect as though made on and as of the Initial Closing Date.

         8.3 Proceedings and Documents. All corporate and other proceedings required to be taken in connection with the transactions contemplated by this Amended Agreement shall have been taken or obtained and all documents incident thereto shall be reasonably satisfactory in form and substance to the Company, and the Company shall have received all such counterpart originals or certified or other copies of such documents as the Company reasonably requests.

         8.4 Covenants. The Purchaser shall have performed or complied in all material respects with all obligations, agreements and covenants required to be performed by it hereunder prior to or on the Initial Closing Date.

         8.5 Injunction, Etc. No injunction or similar order shall be effective which enjoins, prohibits or restrains the purchase and sale of the Debentures or the transactions contemplated hereby.

         8.6 Approvals. All authorizations, approvals, consents and waivers of shareholders of the Company or any governmental authority or third party, including, without limitation, the New Jersey Department of Health and Senior Services, each as required to permit the consummation of the transactions contemplated by this Amended Agreement, shall have been obtained and shall not be terminated, suspended or withdrawn as of the Initial Closing Date.

         8.7 Investors Agreement. The Purchaser shall have entered into the Investors Agreement in the form attached hereto as Exhibit F.

         8.8 Opinion of Counsel. The Company shall have received from McDermott, Will & Emery, an opinion of counsel, substantially in the form attached as Exhibit H hereto.

                                   ARTICLE IX

                                INDEMNIFICATION

         9.1 Indemnification by the Company.

          (a) Subject to the terms and conditions of this Article IX, the Company and FOHP-NJ hereby agree, jointly and severally, to indemnify, defend and hold Purchaser and its directors, officers, agents, and affiliates harmless from and against all losses, claims, obligations, demands, assessments, penalties, liabilities, costs, damages, attorneys' fees and expenses (collectively, "Damages"), asserted against or incurred by such indemnitees by reason of or resulting from a breach of any representation or warranty (as such representations and warranties may have been amended in accordance with Section 11.1(a)(ii) hereof) or covenant of the Company or FOHP-NJ contained herein in any exhibit, schedule, certificate or financial statement delivered hereunder or in any other agreement or document executed in connection with the transactions contemplated hereby.

          (b) The Company and FOHP-NJ hereby agree, jointly and severally, to pay the costs and expenses (including reasonable attorney's fees and expenses) incurred by any other party in successfully (i) enforcing any of the terms of this Article IX against the Company or (ii) proving that the Company breached any of the terms of this Amended Agreement.

          (c) Neither the Company nor FOHP-NJ shall have any obligation to indemnify Purchaser and its directors, officers, agents and affiliates in respect of any Damages resulting from circumstances described in clause
     (a) above until the aggregate amount of such Damages exceeds $250,000 (the "Minimum Threshold Requirement"), and then the Company and FOHP-NJ shall be liable only to the extent the aggregate amount of such Damages exceeds $250,000.

          (d) The amount of Damages for which the Company or FOHP-NJ shall have an obligation to indemnify Purchaser and its directors, officers, agents and affiliates resulting from a breach of any representation or warranty arising more than 18 months after the Initial Closing Date (or the date that is 6 years following such Initial Closing Date, as relates to the representations and warranties set forth in Section 2.14 and Section 2.16 hereof) shall be limited to the aggregate Additional Debenture Advance Amounts advanced to the Company by the Purchaser within one year (or 66 months, as relates to Damages by reason of or resulting from a breach of any representation or warranty set forth in Section 2.14 or Section 2.16 hereof) of the date on which such claim for Damages shall have arisen.

         9.2 Indemnification by the Purchaser.

          (a) Subject to the terms and conditions of this Article IX, the Purchaser hereby agrees to indemnify, defend and hold the Company and FOHP-NJ and their respective directors, officers, agents, and affiliates harmless from and against all Damages asserted against or incurred by any of such indemnitees by reason of or resulting from a breach of any representation or warranty (as such representations and warranties may have been amended in accordance with Section 11.1(a)(iii) hereof) or covenant of the Purchaser contained herein or in any exhibit, schedule or certificate delivered hereunder, or in any agreement executed in connection with the transactions contemplated hereby.

          (b) The Purchaser agrees to pay the costs and expenses (including reasonable attorney's fees and expenses) incurred by any other party in successfully (i) enforcing any of the terms of this Article IX against the Purchaser or (ii) proving that the Purchaser breached any of the terms of this Amended Agreement.

          (c) The Purchaser shall have no obligation to indemnify the Company or FOHP-NJ and their respective directors, officers, agents and affiliates in respect of any Damages resulting from circumstances described in clause
     (a) of this Section 9.2 unless the aggregate amount of such Damages exceeds the Minimum Threshold

     Requirement, in which case the Purchaser shall be liable only to the extent the aggregate amount of such Damages exceeds $250,000.

         9.3 Conditions of Indemnification. The respective obligations and liabilities of the Company and FOHP-NJ, on the one hand, and the Purchaser (the "indemnifying party"), on the other hand, to the other party or parties, as the case may be (the "party to be indemnified") under Section 9.1 and Section 9.2 hereof with respect to claims resulting from the assertion of liability by third parties shall be subject to the following terms and conditions:

          (a) Promptly, but in no event later than 20 days (or such earlier time as might be required to avoid prejudicing the indemnifying party's position) after receipt of notice of commencement of any action evidenced by service of process or other legal pleading, the party to be indemnified shall give the indemnifying party written notice thereof together with a copy of such claim, process or other legal pleading, and the indemnifying party shall have the right to undertake the defense thereof by representatives of its own choosing and at its own expense; provided that the party to be indemnified may participate in the defense with counsel of its own choice, the fees and expenses of which counsel shall be paid by the party to be indemnified unless (i) the indemnifying party has agreed to pay such fees and expenses, (ii) the indemnifying party has failed to assume the defense of such action or (iii) the named parties to any such action (including any impleaded parties) include both the indemnifying party and the party to be indemnified and the party to be indemnified has been advised by counsel in writing that there may be one or more legal defenses available to it that are different from or additional to those available to the indemnifying party (in which case, if the party to be indemnified informs the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of the party to be indemnified, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for the party to be indemnified, which firm shall be designated in writing by the party to be indemnified).

          (b) In the event that the indemnifying party, by the 30th day after receipt of notice of any such claim (or, if earlier, by the 10th day preceding the day on which an answer or other pleading must be served in order to prevent judgment by default in favor of the person asserting such claim), does not elect to defend against such claim, the party to be indemnified will (upon further notice to the indemnifying party) have the right to undertake the defense, compromise or settlement of such claim on behalf of and for the account and risk of the indemnifying party and at the indemnifying party's expense, subject to the right of the indemnifying party to assume the defense of such claims at any time prior to settlement, compromise or final determination thereof.

          (c) Notwithstanding the foregoing, the indemnifying party shall not settle any claim without the consent of the party to be indemnified unless such settlement involves only the payment of money and the claimant provides to the party to be indemnified a release from all liability in respect of such claim. If the settlement of the claim involves more than the payment of money, the indemnifying party shall not settle the claim without the prior consent of the party to be indemnified.

          (d) The party to be indemnified and the indemnifying party will each cooperate with all reasonable requests of the other.

         9.4 Remedies Not Exclusive. The remedies provided in this Article IX shall not be exclusive of any other rights or remedies available to one party against the other, either at law or in equity.

                                   ARTICLE X

                          SURVIVAL OF REPRESENTATIONS

         The representations and warranties made herein or in any certificates or documents executed in connection herewith shall survive the execution and delivery hereof and thereof and the issuance of the Debentures until the date that is the earlier of (a) the date that is the later of (i) 18 months following the Initial Closing Date (or the date that is six years following such Initial Closing Date, as relates to the representations and warranties set forth in Section 2.14 and Section 2.16 hereof) or (ii) with respect to representations and warranties made by the Company or FOHP-NJ one year following the Additional Debenture Advance Closing Date latest in time (or the date that is 66 months following such Additional Debenture Advance Closing Date, as relates to the representations and warranties set forth in Section
2.14 and Section 2.16 hereof) or (b) such time as at least 50 percent of such principal amount of the Debentures as is equal to the Debentures Commitment Amount shall have been converted into shares of Common Stock pursuant to the terms of the Debentures. All statements contained in any certificate or other document delivered hereunder or in connection herewith shall be deemed to constitute continuing representations, warranties, covenants and agreements made herein by the Company or the Purchaser, as the case may be. Notwithstanding the foregoing, the parties hereto hereby agree that all rights and obligations of the parties hereunder (other than those set forth in Section 5.4, Article VI and Article IX hereof) shall immediately cease and terminate at such time as at least 50 percent of the Initial Principal Amount of the Debentures shall have been converted into shares of Common Stock.

                                   ARTICLE XI

                                  TERMINATION


         11.1 (a) Termination Events. This Amended Agreement may be terminated prior to the Initial Closing:

               (i) by the mutual written consent of the parties;

               (ii) by the Purchaser, if any condition set forth in Article VII hereof to be performed by the Company or FOHP-NJ has not been satisfied or waived by the Purchaser on or before the Initial Closing or if there has been a material breach on or before the Initial Closing of any of the representations and warranties of the Company or FOHP-NJ (as such representations and warranties may be amended by this Section 11.1(a)(ii)) or covenants contained in this Amended Agreement, except that the execution and delivery of this Amended Agreement (and the execution and delivery of all exhibits hereto) shall not be deemed to constitute a breach of any such representation, warranty or covenant; provided, however, that the Purchaser shall, during the 20-day period following receipt of any written update furnished by the Company to the Purchaser pursuant to
          Section 4.6 hereof, with respect to Material Contracts similar to those described in Section 2.10 hereof and entered into in the ordinary course of business subsequent to the date hereof, and any changes in representations and warranties of the Company relating to regulatory compliance resulting from regulatory action occurring after the date hereof, consider in good faith whether it will ultimately in any case be willing to proceed with the transactions contemplated by this Amended Agreement in light of the information provided in such written update, in which case the Purchaser may inform the Company in writing that such written update is not satisfactory. In the event of written notice from the Purchaser that the written update is not satisfactory and the failure by the Company to cure such written update to the Purchaser's satisfaction within two business days after such delivery of written notice, this Amended Agreement shall terminate. The failure of the Purchaser to notify the Company within such 20-day period shall be deemed to constitute acceptance by the Purchaser of a modification to this Amended Agreement;

               (iii) by the Company if any condition set forth in Article VIII hereof to be performed by the Purchaser has not been satisfied or waived by the Company on or before the Initial Closing or if there has been a material breach on or before the Initial Closing of any of the Purchaser's representations or warranties (as such representations and warranties may have been amended in accordance with Section 11.1(a)(iii) hereof) or covenants contained in this Amended Agreement; provided, however, that the Company shall, during the 20-day period following receipt of any written update furnished by the Purchaser to the Company pursuant to Section 5.5 hereof, consider in good faith whether it will ultimately in any case be willing to proceed with the transactions contemplated by this Amended Agreement in light of the information provided in such written update, in which case the Company shall inform the Purchaser in writing that such written update is not satisfactory. In the event of written notice from the Company that the written update is not satisfactory and the failure by the Purchaser to cure such written update to the Company's satisfaction within two business days after such delivery of written notice, this Amended Agreement shall terminate. The failure of the Company to notify the Purchaser within such 20-day period shall be deemed to constitute acceptance by the Company of a modification to this Amended Agreement; or

               (iv) by either party if the Initial Closing shall not have occurred before July 31, 1997.

          (b) Termination Fees.

               (i) The Company agrees that if the Purchaser shall terminate this Amended Agreement pursuant to Section 11.1(a)(ii) or Section 11.1(a)(iv) hereof, or the Company shall terminate this Amended Agreement pursuant to Section 11.1(a)(iv) hereof, and, in either case a Competing Transaction (as such term is defined in paragraph (iv) of this Section 11.1(b)) shall exist at any time within 12 months after the date of this Amended Agreement which is subsequently consummated within 12 months of its commencement, then on the Payment Date (as such term is hereinafter defined below), the Company shall be liable to pay to the Purchaser an amount equal to the greater of (A) $2,500,000 or (B) the actual costs incurred by the Purchaser in connection within the transactions contemplated hereunder prior to the termination hereof. For purposes of this Section 11.1(b), the "Payment Date" is the date 10 days following the consummation of such Competing Transaction.

               (ii) Termination Fee as Liquidated Damages; Material Intentional Breach. All parties agree that the payment provided for in paragraph
          (i) of this Section 11.1(b) shall be the sole and exclusive remedy of the parties upon any termination of this Amended Agreement, followed by the occurrence or existence of a Competing Transaction, as described in paragraph (iv) of this Section 11.1(b) and such remedies shall be limited to the sum stipulated in such paragraph (i); provided, however, that with respect to any such termination of this Amended Agreement followed by the occurrence or existence of a Competing Transaction pursuant to Section 11.1(a)(ii) as a direct result of a material, intentional breach by the Company of any of its representations, warranties, covenants or agreements contained in this Amended Agreement, all remedies available to the Purchaser either in law or equity shall be preserved and survive the termination of this Amended Agreement.

               (iii) Payment Method. Any payment required to be made pursuant to paragraph (i) of this Section 11.1(b) shall be made to the Purchaser not later than two business days after delivery to the Company of notice of demand for payment, and shall be made by wire transfer of immediately available funds to an account designated by the Purchaser in a notice of demand for payment delivered in accordance with the procedures set forth in this Amended Agreement.

               (iv) Competing Transaction. For purposes of this Amended Agreement, "Competing Transaction" shall mean any of the following, or any agreement or widely disseminated public announcement or widely disseminated communication by the Company or FOHP-NJ or any other person of a proposed plan or intention to do any of the following (other than the transactions contemplated by this Amended Agreement):
          (A) any merger, consolidation, share exchange functionally equivalent to a merger, business combination or other similar transaction; (B) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 20 percent or more of the assets of the Company and its subsidiaries, taken as a whole, in a single transaction or a series of related transactions; (C) any tender offer or exchange offer for 20 percent or more of the outstanding shares of capital stock of the Company, in the event the Board of Directors of the Company shall have changed its recommendation to shareholders of the Company under Section 4.10 hereof for approval of the transactions contemplated hereunder, whether or not consummated; (D) the filing of a registration statement under the Securities Act registering
          20 percent or more of the outstanding shares of capital stock of the Company, whether or not consummated; or (E) any other transaction, in the event the Board of Directors of the Company shall have changed its recommendation to shareholders of the Company under Section 4.10 hereof for approval of the transactions contemplated hereunder, by which any person or group becomes the beneficial owner of or has the right to acquire 20 percent or more of the outstanding capital stock of the Company and such person or group infuses cash or other capital into the Company or any of the Subsidiaries (or provides guarantees) of at least $2,500,000.

                                  ARTICLE XII

                                 MISCELLANEOUS


         12.1 Entire Agreement; Amendments and Waivers. This Amended Agreement (including the Exhibits and Schedules) and the other agreements executed in connection with the consummation of the transactions contemplated herein contain the entire agreement among the parties with respect to the transactions contemplated hereby, and supersede all prior agreements, written or oral, with respect thereto (including the Original Agreement). Changes in or additions to this Amended Agreement may be made only upon written consent of the Company, FOHP-NJ and the Purchaser.

         12.2 Governing Law. This Amended Agreement and the rights and obligations of the parties hereunder are to be governed and construed in accordance with the laws of the State of New Jersey, except for the conflicts of law principles thereof.

         12.3 Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission, sent by certified, registered or express mail, postage prepaid or sent by reputable overnight courier. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission or, if mailed, two days after the date of deposit in the United States mail, or if sent by overnight courier, the next business day following the date the notice is sent, as follows:


 (i)      if to the Purchaser, to:

            Health Systems International, Inc.
            225 North Main Street
            Pueblo, Colorado  81003
            Attention:  Senior Vice President, General Counsel and Secretary
            Fax:  (719) 585-8175

   (ii)     if to the Company, to:

            FOHP, Inc.
            2 Bridge Avenue
            Red Bank, New Jersey  07701
            Attention:  Senior Vice President, General Counsel and Secretary
            Fax:  (908) 842-5404

            with a copy to:

            Shereff, Friedman, Hoffman & Goodman, LLP
            919 Third Avenue
            New York, New York  10022-9998
            Attention:  Charles I. Weissman, Esq.
            Fax:  (212) 758-9526
            and with an additional copy to:

            Giordano, Halleran & Ciesla, P.C.
            125 Half Mile Road
            Post Office Box 190
            Middletown, New Jersey  07748
            Attention:  Paul T. Colella, Esq.
            Fax:  (908) 224-6599

   (iii)    if to FOHP-NJ, to:

            First Option Health Plan of New Jersey, Inc.
            2 Bridge Avenue
            Red Bank, New Jersey  07701
            Attention:  Senior Vice President, General Counsel and Secretary
            Fax:  (908) 842-5404

           with a copy to:

            Shereff, Friedman, Hoffman & Goodman, LLP
            919 Third Avenue
            New York, New York  10022-9998
            Attention:  Charles I. Weissman, Esq.
            Fax:  (212) 758-9526

            and with an additional copy to:

            Giordano, Halleran & Ciesla, P.C.
            125 Half Mile Road
            Post Office Box 190
            Middletown, New Jersey  07748
            Attention:  Paul T. Colella, Esq.
            Fax:  (908) 224-6599

Any party may by notice given in accordance with this section to the other party designate another address or person for receipt of notices hereunder.

         12.4 Effect of Headings. The section and paragraph headings herein are for convenience only and shall not affect the construction hereof.

         12.5 Severability. This Amended Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Amended Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Amended Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

         12.6 Confidentiality; Publicity and Disclosures. Each party shall keep this Amended Agreement and its terms confidential, and shall make no press release or public disclosure, either written or oral, regarding the transactions contemplated by this Amended Agreement without the prior knowledge and consent of the other party hereto; provided that the foregoing shall not prohibit any disclosure made in good faith by press release, filing or otherwise that is required by law (including, without limitation, federal securities laws), regulation or court or administrative order or the New Jersey Department of Banking and Insurance (in which case the disclosing party shall use best efforts to advise the other party hereto and obtain such other party's consent and approval, which consent and approval shall not be unreasonably withheld, prior to making the disclosure).

         12.7 Assignment. Neither this Amended Agreement nor any right or obligation created hereby or in any agreement entered into in connection with the transactions contemplated hereby shall be assignable by either party hereto.

         12.8 Expenses. Each party hereto shall bear its own fees for counsel and accountants and other expenses relating to this Amended Agreement and the transactions contemplated hereby.

         12.9 Counterparts. This Amended Agreement may be executed in multiple counterparts, each of which when so executed and delivered shall be an original, but all of such counterparts shall together constitute one and the same instrument.

         12.10 Further Assurances. Subject to the terms and conditions herein provided, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the terms of this Amended Agreement. In case at any time any further action is necessary or desirable to carry out the purposes of this Amended Agreement, the proper officers of each party to this Amended Agreement are hereby directed and authorized to use their best efforts to effectuate all such action.

         12.11 Effectiveness of Amended Agreement.

          (a) The parties hereto agree that this Amended Agreement shall not be effective until, and shall be null and void unless, the following conditions shall have been satisfied by the Company or waived by the Purchaser in its sole discretion prior to or on February 21, 1997 (unless such date is extended at the sole discretion of the Purchaser):

               (i) Evidence shall have been delivered to the Purchaser by the Company, satisfactory to the Purchaser in its sole discretion, that
          (A) institutional providers representing at least 40 percent of FOHP-NJ's health care costs (as measured with respect to the 1996 calendar year) incurred with respect to all institutional providers in the FOHP-NJ provider network, shall have modified their provider contracts with FOHP-NJ as described in Section 4.11(a)(i)(B) hereof, and (B) Exclusive Plan Hospital Providers and Non-Exclusive Plan Hospital Providers shall have delivered to the Company and FOHP-NJ legally binding commitments regarding coverage of all of their employees (in the case of Exclusive Plan Hospital Providers) or a portion of their employees (in the case of Non-Exclusive Hospital Plan Providers) so that FOHP-NJ health benefits plan will cover employees constituting an aggregate of at least 1,117,770 "member-months" over the terms of such respective commitments, including (I) at least 429,950 "member-months" for the 1997 calendar year, (II) at least 343,910 "member-months" for the 1998 calendar year, and (III) at least 343,910 "member-months" for the 1999 calendar year; and

               (ii) The Purchaser shall have received evidence from the Company, satisfactory to the Purchaser in its sole discretion, that the Company has obtained from such institutional providers as are separately agreed to in writing by the Company and the Purchaser the legally binding commitments, contemplated in Section 7.1(h) hereof.

          (b) In addition to the conditions to effectiveness set forth in paragraph (a) of this Section 12.11, the parties hereto agree that this Amended Agreement shall not be effective until, and shall be null and void unless, the following conditions shall have been satisfied by the Company or waived by the Purchaser in its sole discretion prior to or on March 7, 1997 (unless such date is extended at the sole discretion of the Purchaser):

               (i) Evidence shall be delivered to the Purchaser by the Company, satisfactory to the Purchaser in its sole discretion, that the conditions set forth in Section 7.1(h) hereof shall have been satisfied; and

               (ii) Evidence shall have been delivered to the Purchaser by the Company of insurance coverage, satisfactory to the Purchaser in its sole discretion, relating to all potential losses, claims, obligations, demands, assessments, penalties, liabilities, costs, damages, attorneys' fees and expenses (collectively, "Insured Events") due to any actions or lawsuits brought by any person or entity (including, without limitation, past or present shareholders of the Company), relating to actions or events occurring prior to the execution of, or relating to the transactions contemplated by, this Amended Agreement which such insurance coverage shall (A) cover the Company and the past and present directors and officers of the Company, (B) be in the amount of $20 million in coverage per Insured Event and (C) provide the Company with the ability to purchase tail coverage to survive for either six years or the expiration of any applicable statute of limitations (whichever period is shorter), at rates representing no more than 75 percent of the current premiums paid during the first year of such coverage.

          (c) HSI acknowledges and agrees that the Phase-In Management Fee Amount concept set forth herein has not, as of the date hereof, been approved by the Board of Directors of the Company. The parties hereto agree that the Amended Agreement shall not be effective until, and shall be null and void unless (in addition to the conditions to effectiveness set forth in paragraph (a) of this Section 12.11), (i) the Purchaser shall have received evidence from the Company, satisfactory to the Purchaser in its sole discretion, that the Board of Directors of the Company shall have approved the Phase-In Period Management Fee Amount concept and provisions set forth herein, in the Debentures and in the General Administrative Services Management Agreement, or (ii) the Purchaser waives such condition to effectiveness in its sole discretion.

         IN WITNESS WHEREOF, this Amended Agreement has been executed by the parties hereto as of the date first set forth above.



                           FOHP, INC.



                           By: /s/ Donald Parisi
                              ----------------------------------------
                               Name:  Donald Parisi
                               Title: Acting President and Chief
                                      Executive Officer


                           FIRST OPTION HEALTH PLAN
                            OF NEW JERSEY, INC.



                           By: /s/ Donald Parisi
                              ----------------------------------------
                               Name:  Donald Parisi
                               Title: Acting President and Chief
                                      Executive Officer


                           HEALTH SYSTEMS INTERNATIONAL, INC.



                           By: /s/ Michael E. Jansen
                              ----------------------------------------
                               Name:  Michael E. Jansen, Esq.
                               Title: Vice President

                                 AMENDMENT TO
                             AMENDED AND RESTATED
                         SECURITIES PURCHASE AGREEMENT

         This Amendment to Amended and Restated Securities Purchase Agreement (this "Amendment"), dated as of March 13, 1997, is executed by and among FOHP, Inc., a New Jersey corporation (the "Company"), First Option Health Plan of New Jersey, Inc., a New Jersey corporation ("FOHP-NJ"), and Health Systems International, Inc., a Delaware corporation (the "Purchaser"), and amends the Amended and Restated Securities Purchase Agreement (the "Amended Agreement"), dated February 10, 1997, by and among the Company, FOHP-NJ and the Purchaser, and this Amendment shall be effective as of the effective date of the Amended Agreement (as described in Section 12.11 of the Amended Agreement).


                             W I T N E S S E T H:

         WHEREAS, the Company, FOHP-NJ and the Purchaser are parties to the Amended Agreement, pursuant to which, among other things, the Purchaser will purchase from the Company approximately $50,000,000 in convertible debentures, and the Company and FOHP-NJ will make certain amendments to their certificates of incorporation and by-laws; and

         WHEREAS, the Purchaser has requested certain amendments to the Amended Agreement and the Certificate of Incorporation of the Company annexed as Exhibit E to the Amended Agreement, and the Company and FOHP-NJ are willing to amend the Amended Agreement and Exhibit E to the Amended Agreement in the manner and on the terms and conditions provided for herein;

         NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the adequacy and receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

         1.   Amendments.

              (a) Section 6.3 of the Amended Agreement is hereby amended and restated in its entirety as follows:

              6.3 New York Subsidiary. The Purchaser shall have the option, exercisable in its sole discretion at any time within five years after the date of Closing, to cause FOHP to transfer to the Purchaser or one of the Purchaser's affiliates all or a portion of the capital stock or assets of FOHP-NY, or to cause FOHP-NY to merge with or into the Purchaser or one of the Purchaser's affiliates, all for no additional payment or consideration by the Purchaser or any of the Purchaser's affiliates.

              (b) Paragraph B. of Article V of the Certificate of Incorporation of the Company annexed as Exhibit E to the Amended Agreement is hereby amended and restated in its entirety as follows:


              B. Corporation's Right to Repurchase. Notwithstanding anything contained herein to the contrary, in the event that either (i) an NJ Institutional Shareholder or its affiliated NJ Acute Care Institution, if any, fails to perform its obligations pursuant to Paragraph A. above, or (ii) during the period ending December 31, 1999, an NJ Institutional Shareholder or its affiliated NJ Acute Care Institution, if any, should fail to provide reimbursement rates (a) for in-patient visits at the lower of (1) the lowest rate of reimbursement received by such provider from nongovernmental payors for each line of business, or (2) the rate of reimbursement reflecting a reduction (compared to calendar 1996 rates) of five (5%) percent in in-patient costs, provided that such reduction is solely as a result of rate reductions and not through utilization or medical management efforts, and (b) for out-patient visits at the lower of (1) the lowest rate of reimbursement received by such providers from nongovernmental payors for each line of business, or (2) the rate of reimbursement reflecting a reduction (compared to calendar 1996 rates) of ten (10%) percent in out-patient costs, provided that such reduction is solely as a result of rate reductions and not through utilization or medical management efforts, then the Corporation shall have the right to purchase (but shall not be obligated to purchase), and the NJ Institutional Shareholder shall be obligated to sell to the Corporation at the Corporation's option, all or a portion of the Corporation's Common Stock held by the NJ Institutional Shareholder at a purchase price equal to the lowest of (i) the Book Value, (ii) the lowest shareholder equity reflected on the Corporation's quarter-end balance sheets during the period of noncompliance giving rise to the repurchase right, excluding any convertible debentures issued to HSI, prepared in accordance with generally accepted accounting principles, divided by the number of outstanding shares of the Corporation's Common Stock on a fully diluted basis or (iii) the original purchase price paid by such NJ Institutional Shareholder for such shares of the Corporation's Common Stock. The Corporation shall have full discretion with respect to its election to exercise or not to exercise the foregoing rights of repurchase with respect to any given shareholder, taking into account any factors the Corporation deems appropriate relating to such shareholder's relationships with the Corporation or the Corporation's business or otherwise, and the Corporation's election to make or not to make a repurchase from one shareholder shall have no effect on the Corporation's election to make or not to make a repurchase from any other shareholder. Any amounts payable pursuant to this Paragraph B. shall be paid in cash within ninety (90) days from the date of purchase or, in the discretion of the Corporation, over a period of three (3) years in equal annual installments commencing one (1) year from the date of purchase with interest at the rate of seven (7%) percent per annum, accrued and payable annually.

         2. Continuing Effect of the Amended Agreement. This Amendment shall not constitute an amendment or waiver of any provision of the Amended
Agreement not expressly referred to herein. Except as expressly amended or modified hereby, the provisions of the Amended Agreement are and shall remain in full force and effect and are hereby ratified and confirmed.

         3. Applicable Law. This Amendment and the rights and obligations of the parties hereunder are to be governed and construed in accordance with the laws of the State of New Jersey, except for the conflicts of law principles thereof.

         4. Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute a single agreement.

         IN WITNESS WHEREOF, the parties hereto, intending to be bound hereby, have executed this Amendment to Amended and Restated Securities Purchase Agreement as of the date first above written.


                              FOHP, INC.

                              By: /s/ Donald Parisi
                                 ---------------------------------
                                  Donald Parisi
                                  Acting President and Chief Executive Officer


                              FIRST OPTION HEALTH PLAN
                                OF NEW JERSEY, INC.

                              By: /s/ Donald Parisi
                                 ---------------------------------
                                  Donald Parisi
                                  Acting President and Chief Executive Officer


                              HEALTH SYSTEMS INTERNATIONAL, INC.

                              By: /s/ Michael E. Jansen
                                 ---------------------------------
                                  Michael E. Jansen, Esq.
                                  Vice President

                                                               APPENDIX B


THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.


                                  FOHP, INC.

                  CONVERTIBLE SUBORDINATED SURPLUS DEBENTURES

                               _______ __, 199__


         FOHP, Inc., a New Jersey corporation (the "Company"), for value received, promises to pay to Health Systems International, Inc., a Delaware corporation ("HSI"), or its registered assigns, the aggregate principal sum (such aggregate principal sum being referred to herein as the "Principal Amount") of (i) the sum (such sum being referred to herein as the "Initial Principal Amount") of (A) $41,600,000 plus (B) the "Phase-In Period
Management Fee Amount" (as such term is defined in Section 4.2(a) of the General Administrative Services Agreement, dated as of the date hereof, between the Company and HSI, (ii) the Additional Principal Advance Amounts
(as such term is defined in the Amended and Restated Securities Purchase Agreement, dated as of February 10, 1997 (the "Purchase Agreement"), among
PSI, the Company and First Option Health Plan of New Jersey, Inc., a wholly-owned subsidiary of the Company ("FOHP-NJ")) advanced by HSI to the Company pursuant to Section 1.1 of the Purchase Agreement, (iii) the aggregate amount of Defaulted Interest (as such term is defined in Section 1 hereof), (iv) the aggregate amount of Unpaid Management Fees (as such term is defined in Section 5.1 hereof) and Indemnification Obligations (as such term is defined in Section 5.2 hereof) and (v) such other amounts as shall become additional Principal Amount pursuant to the terms hereof, and accrued and unpaid interest thereon. The Principal Amount hereof, and the interest thereon, shall be payable at the main office of the Company or by mail to the registered address of the holder hereof on _____ ___, 2002, subject to the provisions set forth in Section 4 hereof (the "Maturity Date"). No such payment shall be required to the extent that such Principal Amount and interest is or has been converted into Conversion Shares (as such term is defined in Section 2 hereof) under the terms of the Debentures evidenced by this instrument (the "Debentures").

         These Debentures have been issued pursuant to the Purchase Agreement. HSI and the Company have also entered into (i) the General Administrative Services Management Agreement (the "Administrative Management Agreement") and
(ii) the Management Information Systems and Claims Processing Services Management Agreement (together, with the Administrative Management Agreement, referred to herein, collectively, as the "Management Agreements") each dated as of ______________ ___, 1997.


         The following is a statement of the rights of the holder hereof and the conditions to which these Debentures are subject, and to which the holder hereof, by the acceptance hereof, agrees:

         1. Interest. The Principal Amount hereof shall bear interest at an annual rate equal to the rate charged to HSI under its credit facility (the "BA Facility") issued by a consortium of commercial banks led by Bank of America, National Trust & Savings Association or such credit facility as is used to refinance the BA Facility (the "Rate"), which Rate shall be subject to adjustment at the beginning of each calendar quarter and shall become due and payable, subject to the provisions of Section 4.1(b) hereof, with respect to any given calendar quarter within 10 days after the end of such quarter. Any such interest not paid when due and payable shall be considered "Defaulted Interest" and shall be included in the Principal Amount hereunder.

         2.       Conversion.

                  (a) Unless HSI elects to exercise the "No Additional Advance Option" (as defined in Section 7.3 of the Purchase Agreement), or if HSI commits to not exercise the No Additional Advance Option in the future, then the aggregate of the Initial Principal Amount in its entirety and all Additional Debenture Advance Amounts (if any) shall be convertible at any time on or before the Maturity Date, at the option of HSI or any subsequent holder hereof, into such number of shares (referred to herein as "Conversion Shares") of common stock, par value $.01 per share ("Common Stock"), of the Company as is equal to 71 percent of the total equity of the Company (or 5,141,803 shares given the 2,100,173 shares currently outstanding) as of the date hereof (as such total equity may be increased from time to time to reflect any securities issued pursuant to Section 6.2 of, or otherwise expressly contemplated to be issued under, the Purchase Agreement) on a fully-diluted basis (i.e., taking into account the conversion of such Initial Principal Amount and Additional Debenture Advance Amounts, the conversion of all other securities convertible into shares of Common Stock and the exercise of all warrants and options exercisable for shares of Common Stock). In the event HSI elects to exercise the No Additional Advance Option with regard to any given Additional Debenture Advance Amount, the Initial Principal Amount shall be convertible at any time on or before the Maturity Date, at the option of HSI or any subsequent holder hereof, into such number of Conversion Shares as is equal to 59.1% of the total equity of the Company as of the date hereof (as such total equity may be increased from time to time to reflect any securities issued pursuant to Section 6.2 of, or otherwise expressly contemplated to be issued under, the Purchase Agreement) on a fully diluted basis (i.e., taking into account the conversion of such Initial Principal
Amount and all other Additional Debenture Advance Amounts, the conversion of all other securities convertible into shares of Common Stock and the exercise of all other warrants and options exercisable for shares of Common Stock), and all Additional Debenture Advance Amounts shall be convertible at any time on or before the Maturity Date, at the option of HSI or any subsequent holder thereof, into Conversion Shares at the Conversion Ratio (as defined below)
(as a result, in the event that HSI elects to exercise the No Additional Advance Option, to reach the 71% equity ownership level the aggregate amount of Additional Debenture Advance Amounts would have to equal $8,400,000, based on calculations performed as of the date hereof (i.e., 59.1%+(8.4 x 1.42%) = 71%)).

                  (b)(i) Any and all portions of the Principal Amount other than the Initial Principal Amount and Additional Debenture Advance Amounts shall be convertible into such number of Conversion Shares at any time prior to or on the Maturity Date (such conversion ratio being referred to herein as the "Conversion Ratio") which will equal, for each $1,000,000 of Principal Amount so converted, an additional 1.42% percent of the total equity of the Company, as of the date hereof (as such total equity may be increased from time to time to reflect any securities issued pursuant to Section 6.2 of, or otherwise expressly contemplated to be issued under, the Purchase Agreement) on a fully-diluted basis (i.e., taking into account the conversion of the Initial Principal Amount and Additional Debenture Advance Amounts, the conversion of all other securities convertible into shares of Common Stock, the exercise of all warrants and options exercisable for shares of Common Stock, and such partial conversion of such Principal Amount).

                  (ii) Consistent with Section 2(a) hereof, the Initial Principal Amount shall be convertible, in part, at any time on or before the Maturity Date, at the option of HSI or any subsequent holder hereof, into such number of Conversion Shares which will equal, for each $1,000,000 of Initial Principal Amount so converted, an additional __% [percentage to be calculated by multiplying (A) 1.42 percent by (B) a fraction of which the numerator is
(I) the Initial Principal Amount less the Phase-In Period Management Fee
Amount and (II) the denominator of which is the Initial Principal Amount] of the total equity of the Company, as of the date hereof (as such total equity may be increased from time to time to reflect any securities issued pursuant to
Section 6.2 of, or otherwise expressly contemplated to be issued under, the Purchase Agreement) on a fully-diluted basis (i.e., taking into account such partial conversion of the Initial Principal Amount and the conversion of the remainder of such Initial Principal Amount, the conversion of all Additional Debenture Advance Amounts, the conversion of all other securities convertible into shares of Common Stock and the exercise of all warrants and options exercisable for shares of Common Stock).

                  (iii) Consistent with Section 2(a) hereof, the Additional Debenture Advance Amounts of these Debentures shall also be convertible, in part, at any time on or before the Maturity Date, at the option of HSI or any subsequent holder hereof, into Conversion Shares at the Conversion Ratio.

                  (c) The Company hereby represents and warrants that each of the foregoing numbers of Conversion Shares into which these Debentures are convertible shall represent the respective percentages of total equity of the Company as set forth in this Section 2. In the event of any inaccuracy in the representation and warranty of the Company set forth in this Section 2 or any subsequent issuance of securities by the Company without the consent of the holder hereof in contravention of the terms hereof, the number of shares of Common Stock into which the Principal Amount hereof is convertible shall be increased such that the conversion rights of the holder hereof as of the date hereof on a fully-diluted basis takes into account the facts giving rise to such misrepresentation or, unless the Purchaser shall have previously made a claim for indemnification or declared an event of default under the Purchase Agreement or these Debentures on the basis of such issuance, the shares so issued by the Company, as the case may be.

                  (d) In order to exercise its conversion rights provided under the terms of this Section 2, the holder hereof will surrender these Debentures, together with a notice of conversion indicating the portion of the Principal Amount converted into Conversion Shares substantially in the form attached hereto as Exhibit A, to the Company at any time during usual business hours at its office at 2 Bridge Avenue, Building 6, Red Bank, New Jersey 07701-1106, Attention: President (or at such other address as the Company may designate from time to time by written notice to the holder). HSI shall also provide to the New Jersey Department of Banking and Insurance (the "New Jersey Department") at least three days advance written notice of such conversion right exercise or the consummation of any other transaction, in either case which would result in HSI owning greater than 10 percent of the then-issued and outstanding Common Stock at such time.

         3.       Issuance of Stock on Conversion.

                  3.1 Delivery of Certificates. These Debentures shall have been deemed to have been surrendered for conversion and converted at the close of business on the date on which these Debentures and notice of conversion from the holder hereof are received by the Company, and on such receipt the Company will issue and deliver at its sole expense, as soon as practicable after such date, a certificate or certificates of its Common Stock evidencing the number of shares into which these Debentures have been converted to the holder hereto.

                  3.2 Lost Certificates. In the event such certificate or certificates are lost, mutilated or destroyed, such certificate or certificates may be replaced, provided notice is submitted by the holder of such certificate or certificates, along with any other required supporting documentation.

                  3.3 No Fractional Shares. No fractional shares shall be issued on conversion hereof. If upon any conversion of these Debentures the holder hereof would be entitled to recover a fraction of a share of Common Stock, such fraction of a share shall be rounded up or down, as the case may be, to the nearest whole number of shares of Common Stock.

                  3.4 Adjustment upon Changes in Capitalization. In the event of any change in Common Stock by reason of a stock dividend, stock split, merger, recapitalization, combination, exchange of shares, issuer tender offer or share repurchase or other similar transaction, the type and number of shares or securities into which the Debentures is convertible shall be adjusted appropriately.

         4.       Ranking of Debentures.

                  4.1      Obligation to Repay.

                           (a) The obligation of the Company to repay the Principal Amount and accrued interest under these Debentures shall be subordinated to all other indebtedness of the Company and its subsidiaries.

                           (b) (i) No payments shall be made, in respect of all or any portion of the Principal Amount or interest thereon, except with the prior approval of the New Jersey Department. Such approval may not be withheld if the Company or HSI provides the New Jersey Department with notice at least 10 business days in advance of any such payments that FOHP-NJ's statutory surplus exceeds 125 percent of FOHP-NJ's minimum net worth requirement, unless the New Jersey Department reasonably determines that FOHP-NJ's financial condition would be impaired as a result of such payment. The Principal Amount shall be suspended and shall not mature to the extent FOHP-NJ's net worth, as determined by the New Jersey Department, is inadequate to make interest payments on these Debentures.

                           (ii) It is acknowledged by the parties that only the Initial Principal Amount and Additional Debenture Advance Amounts shall initially be considered statutory surplus under relevant regulations promulgated by the New Jersey Department, and any additional amounts of the Principal Amount shall be considered such statutory surplus only upon the approval of the New Jersey Department.

                  4.2 Bankruptcy, Dissolution and Liquidation. Upon any bankruptcy, dissolution or liquidation of the Company, these Debentures shall thereupon be deemed to be converted into Conversion Shares and shall thereupon be treated as pari passu with then-outstanding shares of capital stock of the Company.

                  4.3 No Impairment. Nothing contained in this Section 4 shall impair, as between the Company and the holder hereof, the obligation of the Company, which is absolute and unconditional, to pay to the holder hereof the Principal Amount and interest thereon (except to the extent these Debentures are converted into Conversion Shares).

         5.       Additional Principal.

                  5.1 Unpaid Management Fees. In the event any of the amounts due and payable to HSI under the Administrative Management Agreement are not paid (other than as a direct result of the actions of HSI under the Management Agreements), such amounts (referred to herein as the "Unpaid Management Fees") may, at the option of the holder hereof by notice provided to the Company, be added to, and shall thereupon become part of, the Principal Amount; provided, however, that, for purposes of these Debentures, Unpaid Management Fees shall not include amounts that become due and payable in the 1998 calendar year but which are not paid because of actual or projected statutory net worth deficiencies of the Company (the "Deferred Management Fees") provided that such Deferred Management Fees are ultimately paid on or before the end of the immediately following calendar quarter.

                  5.2 Indemnification Obligations. In the event the Company becomes obligated to make one or more indemnification payments to HSI under
Section 9.1 of the Purchase Agreement, whether due to breach of a representation or warranty or otherwise, then the amount of such indemnification payment or indemnification payments (referred to herein as the "Indemnification Obligations") may, at the option of the holder hereof by notice provided to the Company, be added to, and shall thereupon become part of, the Principal Amount; provided, however, that in no event may the holder hereof cause the amount of such indemnification payment to be so added to the Principal Amount until the date that is the later of (a) one year from the time HSI first made its claim under Section 9.1 with respect to such indemnification payment, or (b) six months after adjudication of such claim.



         6.       Covenants.

                  6.1 Affirmative Covenants. From and after the date hereof until the earlier of the Maturity Date or the conversion of these Debentures, the Company shall comply with and perform each of the following covenants and agreements:

                           6.1.1 Financial Reporting. The Company will
furnish to HSI copies of the following financial statements, reports and information:



                           (a) as soon as available and in any event within 90 days after the end of each fiscal year of the Company, a copy of the Company's consolidated annual report (including audited balance sheets, statements of operations, statements of stockholders' equity and statements of cash flow) for the Company and its subsidiaries for such fiscal year, prepared in accordance with generally accepted accounting principles

         ("GAAP") consistent with the preceding year, certified by Ernst & Young, LLP or such other independent public accountants as shall be approved by the holder hereof, which approval shall not be unreasonably withheld;


                           (b) as soon as available and in any event within 45 days after the end of each calendar quarter, a consolidated balance sheet, statement of operations and statement of cash flow for the Company and its subsidiaries, as of the end of, and for, each such quarter, prepared in accordance with GAAP consistently applied (subject to the absence of notes and to customary and reasonable year-end adjustments), certified by the Company's chief financial officer as fairly and accurately representing the financial condition of the Company and its subsidiaries as of the end of, and for, the period covered thereby; and

                           (c) such other information with respect to the financial condition and operations of the Company and its subsidiaries as the holder hereof may reasonably request.

                           6.1.2  Payment of Taxes and Claims.  The Company
will duly pay and discharge, as the same become due and payable, all taxes, assessments and governmental and other charges, levies or claims levied or imposed, which are, or which if unpaid might become, a lien or charge upon the properties, assets, earnings or business of the Company or any of its operating subsidiaries; provided, however, that nothing contained in this
Section 6.1.2 shall require the Company to pay and discharge, or cause to be paid and discharged, any such tax, assessment, charge, levy or claim so long as the Company in good faith shall contest the validity thereof and shall set aside on its books adequate reserves with respect thereto. In the event the Company fails to satisfy its obligations under this Section 6.1.2, HSI may, but is not obligated to, satisfy such obligations in whole or in part and any payments made and expenses incurred in doing so shall constitute additional indebtedness to HSI and shall be paid or reimbursed by the Company as additional Principal Amount.

                           6.1.3  Selection of Accountants.  As long as these
Debentures are outstanding, the holder hereof shall have the right to approve the accounting firm retained or to be retained by the Company to render accounting advice thereto (such approval not to be unreasonably withheld).

                           6.1.4 Maintenance of Corporate Existence and
Properties.

                           (a) The Company will, and will cause each of its operating subsidiaries to, at all times do or cause to be done all things necessary to maintain, preserve and renew its corporate charter and its rights, and comply in all material respects with all related laws applicable to the Company and such operating subsidiary; provided, however, that nothing contained in this paragraph shall (i) require the Company or such operating subsidiary to maintain, preserve or renew any right not material in the conduct of the business of the Company or such operating subsidiary, (ii) prevent the termination of the corporate existence of such operating subsidiary of the Company if, in the reasonable opinion of the Board of Directors of the Company, such termination is not disadvantageous to the holder hereof or (iii) require the Company or such operating subsidiary to comply with any law so long as the validity or applicability thereof shall be contested in good faith by appropriate proceedings.

                           (b) The Company will as soon as practicable give written notice to the holder hereof of any litigation, arbitration or governmental investigation or proceeding, which has been instituted or, to the knowledge of the Company, is threatened against the Company or any of its operating subsidiaries, or any of their respective properties, which (i) involves or is likely to involve a claim or claims for damages, penalties or awards in excess of $100,000 in the case of claims for which the Company is not adequately insured or in excess of $300,000 in the case of claims for which the Company is adequately insured; (ii) if determined adversely to the Company or such operating subsidiary would have a material adverse effect thereon; or (iii) relates to the Purchase Agreement or any documents executed pursuant thereto.

                           (c) The Company will provide or cause to be provided for itself and its operating subsidiaries insurance against loss or damage of the kinds customarily insured against by corporations similarly situated, with reputable insurers, in such amounts, with such deductibles and by such methods as shall be adequate, and in no event involving material differences from the insurance currently generally maintained.

                           (d) The Company will keep true books of records and accounts in which full and correct entries in all material respects will be made of all its business transactions and the business transactions of its operating subsidiaries, and will reflect in its financial statements adequate accruals and appropriations to reserves, all in accordance with GAAP (subject to customary and reasonable year-end adjustments) and as otherwise required by the New Jersey Department.

                           (e) The Company will, and will cause each of its operating subsidiaries to, comply with all applicable statutes, rules, regulations, orders and restrictions relating to federal, state and local laws and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality with respect thereto, and of any court, arbitrator or other body with jurisdiction and authority, in respect of the conduct of the respective businesses thereof and the ownership of their respective properties, except those, the violations of which would not have a material adverse effect thereon and except such as are being contested in good faith.

                           6.1.5  Notice of Event of Default.  In addition to
any other reporting requirements set forth herein, the Company shall have an immediate obligation to report to the holder hereof the occurrence of any Event of Default (as defined in Section 7 hereof) or any event which, with the giving of notice or the passage of time, or both, would constitute any such Event of Default.

                           6.1.6  Board Composition.

                           (a) Prior to full conversion of these Debentures and while they are outstanding, HSI shall be permitted to designate such number of directors as represents the greater of (i) no less than 15 percent of the directors on the Board of Directors of the Company and the boards of directors of each of the Company's subsidiaries or (ii) such greater percentage of the directors on the Board of Directors of the Company and the boards of directors of each of the Company's subsidiaries as is equal to the percentage ownership by HSI of all outstanding Common Stock in the event such percentage exceeds 15 percent.

                           (b) Upon conversion of the entire Principal Amount, HSI, through its ownership of Conversion Shares, shall be permitted to designate and elect such number of the directors on the Boards of Directors of the Company and the Boards of Directors of each of the Company's subsidiaries as is equal to HSI's percentage ownership of all outstanding Common Stock, with such number of directors to be increased as such ownership may be increased from time to time notwithstanding any "staggered term" or other conflicting provision.

                           (c) In no event shall the number of directors of the Board of Directors of the Company or the board of directors of any of the Company's subsidiaries exceed 12 without the prior written consent of the holder hereof (subject to the requirements set forth in Article III Section 1 of the Bylaws of the Company that, during the period specified therein, there be at least 3 directors on such Board of Directors who are not designees of HSI).

                  6.1.7 Letters of Credit. The Company shall not draw any amounts under any letter of credit during the period when these Debentures are outstanding unless so required by either the New Jersey Department or the New Jersey Department of Health and Senior Services to so draw amounts under any such letter of credit, in which event all amounts so drawn shall be placed and maintained in a separate and segregated account from which funds shall be used to satisfy in full all such obligations relating to letters of credit. The Company shall provide written notice to HSI of its intent to draw any amounts under any letter of credit during the period when these Debentures are outstanding.

                  6.1.8 Use of Proceeds. (a) The Company shall, immediately upon receipt of the Initial Principal Amount at the Initial Closing (as such term is defined in the Purchase Agreement ) on the date hereof, make a capital contribution of such amount (less fees and expenses incurred by the Company in connection with the transactions consummated at the Initial Closing pursuant to the Purchase Agreement) to FOHP-NJ.

                           (b) The Company shall, immediately upon receipt
of any sums payable at any Additional Debenture Advance Closing (as such term is defined in the Purchase Agreement) on the date thereof, make a capital contribution of such amount (less fees and expenses incurred by the Company in connection with the transactions consummated at such Additional Debenture Advance Closing pursuant to the Purchase Agreement) to FOHP-NJ.

                  6.2 Negative Covenants. From and after the date hereof, the Company shall not, and shall cause its operating subsidiaries to not, do any of the following:

                     6.2.1 Restrictions on Sale of Assets,
Consolidations, Mergers and Acquisitions.

                           (a) The Company will not, and will cause each of its operating subsidiaries to not, sell, lease, transfer or otherwise dispose of all or a substantial portion of its assets (other than in connection with the sale of securities issued by the United States government the proceeds of which are used to purchase additional securities of the United States government).

                           (b) The Company shall not, and shall cause each of its operating subsidiaries to not, without the prior written consent of the holder hereof, consolidate with or merge into any other person or entity or permit any other person or entity to consolidate with or merge into it; provided, however, that a subsidiary of the Company may consolidate with or merge into the Company or a wholly-owned subsidiary of the Company.

                           (c) The Company shall not and shall cause each of its operating subsidiaries to not, acquire, by asset or stock purchase, merger or otherwise, the assets or stock of any other corporation or partnership without the prior written consent of the holder hereof.

                           6.2.2  Additional Indebtedness.  The Company will
not, and will cause each of its operating subsidiaries to not, create, incur, assume or suffer to exist any indebtedness for borrowed money ("Borrowed Money") after the date hereof except for (i) Borrowed Money evidenced by these Debentures and (ii) other Borrowed Money, incurred with the consent of the holder hereof, the proceeds of which are used in the ordinary course of business of the Company or such operating subsidiary, as the case may be.

                           6.2.3  Liens and Encumbrances.  The Company will
not, and will cause each of its operating subsidiaries to not, cause or permit any of its assets or properties, whether now owned or hereafter acquired, to be subject to any liens or encumbrances except in the ordinary course of business of the Company or such operating subsidiary, as the case may be.

                           6.2.4 Guarantees. The Company shall not and
shall cause each of its operating subsidiaries to not, become liable as a guarantor, or otherwise, without the prior written consent of the holder hereof, except for guarantees provided as to obligations of a wholly-owned subsidiary of the Company.

                           6.2.5 Restrictions on Dividends, Distributions
and Investments. The Company will not, without the prior written consent of the holder hereof:

                           (a) declare or pay any dividend or make any other distributions on any shares of the Company's capital stock;

                           (b) except as otherwise permitted by the Purchase Agreement, redeem, purchase or otherwise acquire for value any shares of the Company's capital stock or any warrants, rights or other options to purchase such capital stock; or

                           (c) except as otherwise permitted by the Purchase Agreement permit its ownership of voting capital stock of any subsidiary of the Company to be less than 100 percent.

                           6.2.6 Issuance of Additional Stock. Except as
otherwise expressly contemplated herein, the Company will not, without the prior written consent of the holder hereof, issue any additional shares of Common Stock or any other capital stock of the Company, or any options, stock appreciation rights, warrants or other rights to acquire the Common Stock or any interest therein, or other rights to acquire authorized and unissued shares of capital stock of the Company, or modify terms of existing securities so as to in any manner dilute the existing conversion rights of the holder hereof.

                           6.2.7  Granting of Pre-Emptive Rights and Rights
of First Refusal. Except as otherwise expressly contemplated herein, the Company will not, without the prior written consent of the holder hereof, grant any pre-emptive rights or rights of first refusal to any shareholders of the Company.

                           6.2.8 Additional Prohibited Transactions.
Neither the Company nor any of its subsidiaries shall take any of the following actions or engage in any of the following transactions without the prior written consent of the holder hereof:

                           (a) amend its certificate of incorporation or bylaws;

                           (b) make capital expenditures (including such expenditures made by the Company and all such subsidiaries) exceeding, in the aggregate, $1,000,000 during any calendar year;

                           (c) make any material change in the scope of the business of the Company;

                           (d) file for receivership, dissolution, liquidation or bankruptcy;

                           (e) acquire equity securities (other than pursuant to a buyback or repurchase of equity securities issued by the Company) or assets of any other person or entity involving payments aggregating in excess of $1,000,000 during any calendar year;

                           (f) file a registration statement with respect to the public sale of securities of the Company under the Securities Act of 1933, as amended; or

                           (g) enter into, assume or become bound by any agreement to do any of the foregoing or otherwise attempt to do any of the foregoing.

         7.       Default.

                  7.1 Events of Default. An "Event of Default" shall exist if any of the following occurs and is continuing as to the Company:

                           (a) Default shall be made by the Company on a payment of the Principal Amount or interest on these Debentures, when and as such Principal Amount and interest, as the case may be, shall become due and payable by acceleration or otherwise; or

                           (b) Default shall be made in the performance or observance of any covenant, condition, undertaking or agreement contained in these Debentures or in the Purchase Agreement (other than any defaults relating to actions taken by, or omissions of, HSI in connection with the performance of its obligations under the Management Agreements), and such default shall continue for 20 days without being cured after the holder hereof provides to the Company written notice of such default; or

                           (c) Any warranty, representation or other statement made by or on behalf of the Company contained in these Debentures or the Purchase Agreement shall be false or misleading in any material respect at the time such warranty, representation or other statement, as the case may be, was made; or

                           (d) The Company or any of its operating
         subsidiaries shall (i) file a petition seeking relief for itself under the United States Bankruptcy Code, as now constituted or hereafter amended from time to time, or file an answer consenting to, admitting the material allegations of or otherwise not controverting, or fail timely to controvert, a petition filed against the Company seeking relief under the United States Bankruptcy Code, as now constituted or hereafter amended from time to time or (ii) file a petition or answer with respect to relief under the provisions of any other now-existing or future applicable bankruptcy, insolvency or other similar law of the United States or any state thereof or of any other country or province thereof or jurisdiction providing for the reorganization, winding-up or liquidation of corporations or an arrangement, composition, extension or adjustment with creditors; or

                           (e) (i) An order for relief shall be entered against the Company or any of its operating subsidiaries under the United States Bankruptcy Code, as now constituted or hereafter amended from time to time, which order is not stayed and remains unstayed for a period of 45 days, (ii) the entry of an order, judgment or decree by operation of law or by a court or by the New Jersey Department having jurisdiction in the premises which is not stayed and remains unstayed for a period of 45 days (A) adjudging the Company or any of its operating subsidiaries bankrupt or insolvent under, or ordering relief against the Company or any of its operating subsidiaries or by the New Jersey Department under, or approving a properly-filed petition seeking relief against the Company or any of its operating subsidiaries or by the New Jersey Department under the provisions of any other now-existing or future applicable bankruptcy, insolvency or other similar law of the United States or any state thereof or of any other country or province thereof or jurisdiction providing for the reorganization, winding-up or liquidation of corporations or any arrangement, composition, extension or adjustment with creditors, (B) appointing a receiver, supervisor, liquidator, assignee, sequestrator, trustee or custodian of the Company or any of its operating subsidiaries or of any substantial portion of the property of the Company or any such operating subsidiaries, or (C) ordering the reorganization, winding-up or liquidation of the affairs of the Company or any of its subsidiaries, or (iii) the expiration of 60 days after the filing of any involuntary petition against the Company or any of its operating subsidiaries seeking any of the relief specified in paragraph (d) of this Section 7.1 or this Section
         7.1 (e) without dismissal of such petition; or

                           (f) The Company or any of its operating
         subsidiaries shall (i) make a general assignment for the benefit of creditors, (ii) consent to the appointment of, or taking possession of all or a substantial part of the property of the Company or any such operating subsidiary by, a receiver, supervisor, liquidator, assignee, sequestrator, trustee or custodian of the Company or any such operating subsidiary, (iii) admit its insolvency or inability to pay its debts generally as such debts become due, (iv) fail generally to pay its debts as such debts become due or (v) take any action
         (including such actions taken by the Company's directors or a majority of the Company's shareholders) regarding the dissolution or liquidation of the Company or any such operating subsidiary.

                  7.2 Remedies. In case any one or more of the Events of Default specified in Section 7.1 hereof shall have occurred and be continuing, the holder hereof shall have the right to accelerate payment of the entire Principal Amount, and all interest accrued thereon, and, upon such acceleration, such Principal Amount and interest shall thereupon become immediately due and payable, without any presentment, demand, protest or other notice of any kind (which presentment demand, protest or other notice of any kind are hereby expressly waived), and the Company shall forthwith pay to the holder hereof the entire then outstanding Principal Amount, and interest accrued thereon, due pursuant to these Debentures; provided, however, that any such payment by the Company must be in accordance with Section 4.1(b)(i) hereof.

         8.       Miscellaneous.

                  8.1 Waiver and Amendment. Any provision of these Debentures may be amended, waived or modified only upon the written consent of the Company, the holder hereof and the New Jersey Department.

                  8.2 Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission, sent by certified, registered or express mail, postage prepaid or sent by reputable overnight courier. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission or, if mailed, two days after the date of deposit in the United States mail, or if sent by overnight courier, the next business day following the date the notice is sent, as follows:

                  (a)      if to HSI, to:

                           Health Systems International, Inc.
                           225 North Main Street
                           Pueblo, Colorado  81003
                           Attention:  Senior Vice President, General
                                       Counsel and Secretary
                           Fax:  (719) 585-8175

                  (b)      if to the Company, to:

                           FOHP, Inc.
                           2 Bridge Avenue
                           Red Bank, New Jersey  07701
                           Attention:  Senior Vice President, General
                                       Counsel and Secretary
                           Fax:  (908) 842-5404

                           with a copy to:

                           Shereff, Friedman, Hoffman & Goodman, LLP
                           919 Third Avenue
                           New York, New York 10022-9998
                           Attention:  Charles I. Weissman, Esq.
                           Fax:  (212) 758-9526
                           and with an additional copy to:

                           Giordano, Halleran & Ciesla, P.C.
                           125 Half Mile Road
                           Post Office Box 190
                           Middletown, New Jersey 07748
                           Attention:  Paul T. Colella, Esq.
                           Fax:  (908) 224-6599

Any party may by notice given in accordance with this section to the other party designate another address or person for receipt of notices hereunder.

                  8.3 Governing Law. These Debentures shall be governed by, and construed in accordance with, the laws of the State of New Jersey.

                  8.4 Headings. The headings herein are for purposes of convenience and reference only, and shall not affect the construction hereof.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed, issued and delivered this _______ day of _______, 199__.

                                                FOHP, INC.



                                                By:__________________________
                                                   Name:
                                                   Title:



Acknowledged and Agreed:

         HEALTH SYSTEMS INTERNATIONAL, INC.



         By:______________________
            Name:
            Title:

           EXHIBIT A TO CONVERTIBLE SUBORDINATED SURPLUS DEBENTURES




                  The holder of Convertible Subordinated Surplus Debentures, dated as of ______ ___, 1997 (the "Debentures"), issued by FOHP, Inc. (the "Company") hereby notifies the Company, in accordance with Section 2 of the Debentures, of its conversion of $ ____ of the Principal Amount (as such term is defined in the Debentures) of the Debentures into _____ shares of common stock, par value $.01 per share, of the Company.



Principal Amount to be Converted                            Number of Shares
--------------------------------                            ----------------






                  IN WITNESS WHEREOF, this Notice of Conversion is executed as of ______ ___, ____.


                                                     --------------------

                                                            APPENDIX C


             GENERAL ADMINISTRATIVE SERVICES MANAGEMENT AGREEMENT


         This General Administrative Services Management Agreement (this "Agreement") is entered into this _____ day of ____________, 1997, by and between FOHP, Inc., a New Jersey corporation ("FOHP"), and Health Systems International, Inc., a Delaware corporation ("HSI").

                                   RECITALS

         A. FOHP is a New Jersey corporation which, together with its subsidiaries (FOHP and such subsidiaries being referred to herein, collectively, as the "FOHP Health Plans"), provides managed health care services in the Northeastern United States.

         B. HSI has entered into the Amended and Restated Securities Purchase Agreement dated as of February 10, 1997 (the "Purchase Agreement"), with FOHP and First Option Health Plan of New Jersey, Inc. (a wholly owned subsidiary of
FOHP) pursuant to which HSI has committed to purchase (on specified terms and conditions) convertible subordinated surplus debentures of FOHP in the aggregate principal amount of (1) the sum of $50 million (subject to adjustment as set forth therein) and (2) the Phase-In Period Management Fee Amount (as such term is defined in Section 4.2(a) hereof) (the "Debentures").

         C. HSI owns, operates and manages various managed care entities throughout the country. By entering into this Agreement, the FOHP Health Plans desire to secure from HSI certain support services which are intended to enhance the management information systems and claims processing capacity of the FOHP Health Plans. The FOHP Health Plans will maintain ultimate organizational and administrative capacity required in order to carry out its operations.

         NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and undertakings hereunder and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   AGREEMENT

SECTION 1.  AUTHORITY OF THE PARTIES.

                  (a) The respective Boards of Directors of the FOHP Health Plans shall retain the ultimate legal responsibility and authority over the assets and operations of the FOHP Health Plans. HSI shall perform the services to be performed by it hereunder in accordance, in all material respects, with the various health maintenance organizations acts and other applicable laws, rules and regulations (collectively, the "Applicable Laws"). It is the intent of the parties hereto that this Agreement and the services to be performed by HSI hereunder shall at no time serve to interfere with the ability of the Boards of Directors of the FOHP Health Plans to carry out their respective duties and responsibilities under the Applicable Laws. HSI shall have the authority and responsibility described in this Agreement and otherwise as mutually agreed upon by the parties hereto from time to time. FOHP agrees that, during the time hereof, the FOHP Health Plans shall provide employee staffing sufficient to perform the functions and conduct the business and operations of the FOHP Health Plans in a manner consistent with the current functions and conduct of the business and operations of the FOHP Health Plans (other than the corporate, administrative and consultative services to be performed hereunder by HSI). HSI's services in connection with the activities shall be strictly limited to those specifically provided for herein.

                  (b) HSI shall have the right to designate and employ the business executives in charge of FOHP and the other FOHP Health Plans and each executive in charge of a principal business division, unit or function (including, without limitation, finance, legal, operations, sales and marketing, information systems, medical management, and provider contracting and relations), all of which executives would report to HSI's senior management. All such executives shall be appointed by the FOHP Board of Directors to the offices requested by HSI; provided, however, that such Board of Directors may reject any proposed appointee it reasonably finds to be of insufficient ethical character for such office; and provided, further, that such Board of Directors may, after due consultation with HSI, based on a reasonable determination of intentional and material unethical behavior or insubordination or willful misconduct or gross negligence, remove any such executives.

                  (c) HSI acknowledges that FOHP will continue to employ an internal auditor who will report directly to the Board of Directors of FOHP and who will perform functions consistent with those performed thereby prior to the Closing Date (as such term is defined in the Purchase Agreement).

SECTION 2.  CONDITION PRECEDENT.

         This Agreement shall not become effective prior to the receipt of all necessary government approvals; provided, however, that, so long as the Initial Closing (as such term is defined in the Purchase Agreement) and the execution and delivery of this Agreement occurs prior to July 31, 1997, this Agreement shall be deemed to be effective for the purposes of Section 4 hereof as of January 1, 1997.


SECTION 3.  ADMINISTRATIVE AND OTHER SERVICES.

         HSI shall be responsible for the following administrative and consultative services during the term of this Agreement, subject to the direction of the FOHP Health Plans and consistent with the manner in which HSI provides such services to its own subsidiaries, without disadvantage to FOHP or the FOHP Health Plans. The parties hereto acknowledge that HSI has various subsidiaries operating as health plans in the northeastern region of the United States. HSI agrees that it will perform its obligations hereunder in a manner generally consistent with the operation of such subsidiary health plans; HSI's subsidiary health plans shall not be operated with the specific intention of causing harm to FOHP.


         3.1 Information Operating Systems. HSI shall manage the diagnosis and assessment of the information and operating systems of the FOHP Health Plans and shall provide support for all necessary conversions, supplements and enhancements to such systems.

         3.2 Provider Matters. HSI shall manage the FOHP Health Plans in their provider contracting efforts and provider relations matters (including the establishment of appropriate provider reimbursement structures).

         3.3 FOHP Health Plans Employees. HSI shall provide human resources and employee benefit corporate management services to the FOHP Health Plans in recruiting employees therefor and in implementing personnel policies and procedures and employee benefit programs. To the extent practicable and legally possible, HSI shall implement employee benefit programs for employees of the FOHP Health Plans consistent with those in place at HSI's operating subsidiaries.

         3.4 Legal and Governmental Relations. HSI shall provide consultation and assistance to the FOHP Health Plans in connection with governmental relations and legislative activities (including regulatory compliance matters) affecting the FOHP Health Plans.

         3.5 Strategic Plan/Product Offerings. HSI shall provide consultation and assistance to the FOHP Health Plans in conducting analyses of the marketplace in which the FOHP Health Plans operate and in developing an appropriate strategic plan therefor. Based upon the results of such analyses, HSI may, from time to time, assist the FOHP Health Plans with implementation of activities related to: (a) the products to be offered thereby, (b) the service areas in which the FOHP Health Plans should operate or expand their activities and (c) the other services which should be offered thereby.

         3.6 Materials and Information Provided to Enrollees. HSI shall provide consultation and assistance to the FOHP Health Plans in connection with the development and dissemination of enrollment and disclosure materials for (a) enrollees thereof ("Enrollees"), (b) employers and other groups contracting with any of the FOHP Health Plans (referred to herein as "Subscriber Groups"), and (c) other third parties.

         3.7 Utilization Review and Quality Assurance Programs. HSI shall provide administrative support to the FOHP Health Plans in the formulation, review and implementation of the utilization review and quality assurance programs thereof.

         3.8 Confidentiality of Records. HSI shall provide consultation and assistance to the FOHP Health Plans in connection with protecting the confidentiality of and ensuring compliance with all applicable federal, state and local laws and regulations relating to, the records thereof.

         3.9 Contract Development. HSI shall consult with and assist the FOHP Health Plans in support of the medical management policies and procedures thereof, in preparing and negotiating contracts with participating providers, Subscriber Groups, vendors and other third parties.

         3.10 Annual Budget. HSI shall provide consultation and assistance to the FOHP Health Plans in the preparation of the annual budget thereof, which will set forth their major operating objectives, anticipated revenues, expenses, cash flow and capital expenditures.

         3.11 Accounting Records/Financial Analysis/Tax Returns. HSI shall provide oversight management to the FOHP Health Plans in recording and analyzing the financial condition thereof, including a financial review and analysis of health care costs incurred thereby. HSI shall assist the FOHP Health Plans in the preparation of appropriate federal, state and local tax returns and provide the FOHP Health Plans with advice as to appropriate tax accruals.

         3.12 Accounts Receivable Management. HSI shall provide consultation and assistance to the FOHP Health Plans in the establishment, review and modification of collection policies and programs designed to minimize the number and amount of outstanding accounts receivable thereof.

         3.13 Premium Development. HSI shall provide consultation and assistance to the FOHP Health Plans in implementing the premium structures thereof, which premium structures will take into account the financial obligations of the FOHP Health Plans, the importance of providing quality health care at a reasonable cost and the competition and service areas of the FOHP Health Plans.

         3.14 Insurance. HSI shall give advice to the FOHP Health Plans concerning the various business insurance programs thereof, including, without limitation, professional liability insurance, directors' and officers' liability insurance, reinsurance and workers' compensation insurance.

         3.15 Sales and Marketing. HSI shall provide consultation and assistance to the FOHP Health Plans in connection with the sales and marketing efforts thereof, including assistance with respect to the selection of advertising agencies, the conduct of surveys regarding the satisfaction of Subscriber Groups and Enrollees of the FOHP Health Plans and the sales programs and techniques of the FOHP Health Plans.

         3.16 Actuarial and Underwriting. HSI shall provide to the FOHP Health Plans actuarial and data analysis services and assistance in the development of underwriting standards.

         3.17 Planning. HSI shall assist the Board of Directors of the FOHP Health Plans in reviewing the short-, medium- and long-range objectives thereof and in formulating recommendations with respect thereto.

         3.18 Other Services. HSI shall provide such other services, not specifically set forth herein, as are mutually agreed upon between the parties hereto.

SECTION 4.  MANAGEMENT FEES.

         4.1 Management Fee Amount. In consideration of the services provided by HSI hereunder, FOHP shall pay to HSI a monthly management fee (the "Management Fee") equal to the sum of (a) the product of (i) the total revenue of the FOHP Health Plans for such month, multiplied by (ii) two percent, plus
(b) reimbursement for (i) direct expenses incurred by third parties in connection with this Agreement and (ii) salaries and benefits of the executives employed by HSI in accordance with Section 1(b) hereof; provided, however, that the aggregate amount of payments to be made by FOHP to HSI with respect to clause (a) of this Section 4.1 for each calendar year during the term of this Agreement (including, with respect to the 1997 calendar year for this purpose, any Phase-In Management Fee Amount (as such term is defined in Section 4.2 hereof) paid to HSI pursuant to Section 4.2 hereof) shall in no event be less than $5,000,000 (irrespective of the amounts calculated in such clause (a)).

         4.2 Payment Procedure.

               (a) At the time of the Initial Closing and simultaneously with the execution and delivery of this Agreement, FOHP shall pay to HSI an amount equal to the Management Fee for all full months during the 1997 calendar year ending prior to the date of such Initial Closing, as reflected in statements provided prior to the Initial Closing by HSI to FOHP for such months (such amount being referred to herein as the "Phase-in Period Management Fee Amount"). [This
          Section 4.2(a) shall not be included in this Agreement unless the board of directors of FOHP approves such provision].

               (b) At the end of each month during the term of this Agreement subsequent to the Initial Closing, HSI shall provide FOHP with statements setting forth HSI's Management Fee for such month. Such Management Fee for any month would become payable within 10 days after receipt by FOHP from HSI of the statements for such month.

         4.3 Centralized Services. In the event that HSI establishes a regional or centralized multi-entity system relating to functions ordinarily and customarily handled at the plan level and not described in Section 3 of this Agreement (such as plan level accounting, membership services and, unless and until the Management Information Systems and Claims Processing Services Agreement between HSI and FOHP being entered into concurrently herewith shall have become effective pursuant to the terms thereof, claims and data processing), HSI shall have the right to transfer such functions performed by the FOHP Health Plans to such regional system, in which case FOHP shall be obligated to pay to HSI the share of such regional systems costs incurred by HSI with respect to such function which is allocable to the FOHP Health Plans. In the event of such transfer of functions by HSI, the regionalization or centralization of functions by HSI shall result, in the aggregate, in cost savings to FOHP; further, in the event of such transfers of claims and data processing functions, the regionalization or centralization by HSI shall result in such functions not exceeding, in the aggregate, costs for such functions under the current Managed Care Management Information Services Agreement, between FOHP and Health Systems Integration, Inc. (as amended).

         4.4 Unpaid Management Fees. In the event any of the Management Fees due and payable to HSI under this Agreement are not paid, such Management Fees may, at HSI's option, be added to the principal amount evidenced by the Debentures except that Management Fees due and payable during the 1998 calendar year may only be added to such principal amount to the extent permitted by
Section 5.1 of the Debentures. Any due and payable but unpaid Management Fees shall bear interest until paid in their entirety or so added to such principal amount evidenced by the Debentures. Such interest shall accrue at an annual rate equal to the rate charged to HSI under its credit facility (the "BA Facility") issued by a consortium of commercial banks led by Bank of America, National Trust & Savings Association or such credit facility as is used to refinance the BA Facility (the "Rate"), which Rate shall be subject to adjustment at the beginning of each calendar quarter.

SECTION 5.  COMPLIANCE WITH APPLICABLE LAWS.

         Notwithstanding any other provision of this Agreement to the contrary:

         5.1 Availability of Records. Upon request of any of the FOHP Health Plans, HSI shall make its books and records pertaining to HSI's services furnished under the terms of this Agreement available to the FOHP Health Plans. HSI shall have access to any and all of FOHP Health Plan's books and records reasonably necessary to render the services contemplated to be provided by HSI under this Agreement.

         5.2 Subcontracts. HSI shall ensure that each contract between HSI and any subcontractor performing portions of HSI's obligations hereunder contain provisions to the following effect:

                  (a) that such subcontractor shall make all applicable books and records available for inspection, examination and copying by the FOHP Health Plans; and

                  (b) that the subcontractor shall retain such books and records for a reasonable period of time following the termination of such subcontract.

The subcontracting by HSI of any of its obligations to FOHP hereunder shall not relieve HSI of any such obligations to FOHP.

         5.3 Confidentiality. HSI shall maintain the confidentiality of any of the FOHP Health Plans enrollment information and medical records of enrollees of any of the FOHP Health Plans as required by the Applicable Laws and shall not disclose such information to any person without FOHP's prior consent.

         5.4 Grievance Procedures and Other Policies and Procedures. HSI shall assist the FOHP Health Plans in complying with the grievance procedures and other policies and procedures applicable to FOHP under the Applicable Laws.

         5.5 Enrollee Responsibility for Obligations of FOHP. HSI shall under no circumstances look to enrollees of any of the FOHP Health Plans for payment of obligations of FOHP to HSI hereunder, regardless of the insolvency of FOHP or the inability of FOHP to pay.

         5.6 Books and Records of FOHP. FOHP and HSI shall not, and FOHP shall cause the other FOHP Health Plans to not, remove any of the books or records of any of the FOHP Health Plans from the relevant location unless necessary consents under the Applicable Laws are obtained and such Applicable Laws are otherwise complied with.

         5.7 State and Federal Regulator Access. HSI and FOHP shall, and FOHP shall cause the other FOHP Health Plans to, provide governmental agencies access to such records as such governmental agencies may reasonably request, pursuant to the Applicable Laws.

SECTION 6.  MISCELLANEOUS.

         6.1 Term. The initial term of this Agreement will commence on the date hereof or, if later, upon the receipt of all necessary regulatory approvals, and shall continue until (a) the fifth anniversary of the date hereof, subject to automatic one-year renewal terms on the same terms and conditions hereof unless either party hereto provides written notice of non-renewal to the other party hereto at least two years prior to the expiration of the then-current term of this Agreement; (b) termination in accordance with the terms of this Section 6.1 by one of the parties hereto after the material breach of this Agreement by the other party hereto; or (c) termination by one of the parties hereto after the other party hereto (i) becomes insolvent, (ii) voluntarily seeks, consents to or acquiesces in the benefit or benefits of any Debtor Relief Law (as hereinafter defined) or
(iii) becomes party to (or be made the subject of) any proceeding provided by Debtor Relief Law, other than as a creditor or claimant (unless in the event such proceeding is involuntary, the petition instituting the same is dismissed within 45 days of filing the same). In the event of a material breach by either party as described in clause (b) of this Section 6.1, the non-defaulting party shall provide written notice upon the defaulting party (the "Default Notice") specifying the nature of the breach. In the event such breach is not cured within 15 days after service of the Default Notice, this Agreement shall automatically terminate with the election of the non-defaulting party upon the giving of a written notice of termination to the defaulting party, such notice to occur not later than 45 days after service of the Default Notice; provided, however, that if the nature of the breach is such that it cannot be cured within 15 days, but is capable of being cured, then this Agreement cannot be terminated by the non-defaulting party so long as the defaulting party is taking or has taken reasonable steps within the 45 day period to cure the breach and such steps are being diligently pursued to the reasonable satisfaction of the non-breaching party. As used herein, "Debtor Relief Law" means the Bankruptcy Code of the United States of America and all other applicable insolvency and other similar laws from time to time in effect affecting the rights of creditors generally.

         6.2      Assignment.

                  (a) HSI shall not have the right to assign this Agreement or any right or obligation hereunder, without the prior written consent of FOHP, other than to a wholly-owned or majority-owned subsidiary of HSI. FOHP may not assign this Agreement or any right or obligation hereunder without HSI's prior written consent. A merger or business combination of HSI with or into another party shall not be considered an assignment for purposes of this Section 6.2.

                  (b) All of the terms of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the heirs, personal representatives, successors and permitted assigns of the parties hereto.

         6.3 Notices. Any notice or other communication required or contemplated to be delivered under this Agreement by either party hereto to the other party hereto shall be in writing and shall be deemed effectively given on the date of receipt thereof if personally delivered, telecopied or telexed to the party to which such notice is directed, or on the third day after mailing, if mailed to such party, by registered or certified mail, postage prepaid, addressed to the following addresses:

         (a)      If to HSI:     Health Systems International, Inc.
                                 225 North Main Street
                                 Pueblo, Colorado  81003
                                 Attn:  General Counsel
                                 Fax:   (917) 585-8175

         (b)      If to FOHP:    FOHP, Inc.
                                 2 Bridge Avenue
                                 Red Bank, New Jersey  07701
                                 Attn:  Senior Vice President,
                                            General Counsel and Secretary
                                 Fax:   (908) 842-5404

              with a copy to:    Shereff, Friedman, Hoffman &
                                 Goodman, LLP
                                 919 Third Avenue
                                 New York, New York  10022-9998
                                 Attn:  Charles I. Weissman, Esq.
                                 Fax:   (212) 758-9526
              with a copy to:    Giordano, Halleran & Ciesla, P.C.
                                 125 Half Mile Road
                                 P.O. Box 190
                                 Middletown, New Jersey  07748
                                 Attn:  Paul T. Colella, Esq.
                                 Fax:   (908) 224-6599

or to such other address as either party hereto may designate in writing.

         6.4 Amendments. This Agreement may not be amended other than by written consent executed by both parties hereto.

         6.5 Headings. The headings contained herein are for convenience of reference only and are not intended to define, limit or describe the scope or intent of any provision of this Agreement.

         6.6 No Waiver. Neither the failure by an aggrieved party hereunder to insist upon strict performance of any covenant, agreement, term or condition of this Agreement or to exercise any remedy upon a breach thereof, nor the acceptance of full or partial performance during the continuance of any such breach by the other party hereto, shall constitute a waiver of any such covenant, agreement, term or condition or any such breach.

         6.7 Further Instructions or Action. Each party hereto agrees that it will execute and deliver such further instruments and will take such other actions as may be reasonably necessary in order to effectively discharge, perform and carry out its obligations and agreements hereunder.

         6.8 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New Jersey.

         6.9 Proprietary Information. It is understood that, during the term of this Agreement, HSI will have access to certain confidential and proprietary information concerning FOHP and the FOHP Health Plans, and FOHP shall have access to certain confidential and proprietary information concerning HSI, including management information system information and certain technology. During the term of this Agreement and thereafter, FOHP shall, and FOHP shall cause the FOHP Health Plans to, take all reasonable precautions to maintain the confidentiality of any non-public information provided by HSI and shall not disclose such information to any third party without HSI's prior written consent or use such information for any purpose other than the purposes contemplated hereby. During the term of this Agreement and thereafter, HSI shall take all reasonable precautions to maintain the confidentiality of any non-public information provided by FOHP and the FOHP Health Plans and shall not disclose such information to any third party without the prior written consent of FOHP and the FOHP Health Plans or use such information for any purpose other than the purposes contemplated hereby. If this Agreement is terminated, both parties shall forthwith destroy all such non-public written information supplied by the other party hereto, together with all notes, summaries or other written material derived from such information, and shall confirm to the other party hereto that it has not kept copies of such information, notes, summaries or written materials.

         6.10 Relationship. It is mutually understood and agreed that, in performing its duties and obligations under this Agreement, no relationship of employment (other than the employment by HSI of executives of FOHP Health Plans in accordance with Section 1(b) hereof), partnership or joint venture is created by this Agreement.

         6.11 Dispute Resolution. The parties hereto hereby waive all rights to a trial by jury in any dispute relating to this Agreement. In the event of any dispute, controversy, claim or difference which arises out of or relates to this Agreement, including, without limitation, disputes about fees, services or performance of services hereunder, either party hereto may give written notice of an intention to submit such matter to binding arbitration unless the matter is resolved within two weeks or such additional period of time as shall be agreed upon by the parties hereto. If the matter cannot be resolved within such period through correspondence and mutual consultation of the parties hereto, it shall be finally settled by arbitration in accordance with the Rules of Civil Arbitration of the American Arbitration Association ("AAA"). Each party shall select an arbitrator with expertise in managed care organizations and such arbitrators shall jointly select a third arbitrator or, if such arbitrators cannot agree, the AAA shall select the third arbitrator; provided, however, that such third arbitrator shall not have a residence or office in the State of New Jersey. If either party fails to select an arbitrator within 20 days after service of the notice of demand for arbitration, then the AAA shall select such arbitrator. Arbitration proceedings shall be held in the State of New Jersey unless otherwise agreed to by the parties in writing. The decision of a majority of the arbitrators shall be final and binding upon the parties hereto, shall not be subject to appeal and shall deal with the question of costs of the arbitration and all matters related thereto. Judgment upon the award or decision rendered by the arbitrator may be entered in any court having jurisdiction thereof, or application may be made to such court for a judicial recognition of the arbitration award or an order of enforcement thereof, as the case may be. The agreement to arbitrate set forth in this Section 6.11 shall be specifically enforceable by the parties hereto, and such parties shall acknowledge and agree that they intend that all disputes, controversies or claims of any kind covered by this Section 6.11, including disputes over whether and how to arbitrate, shall be arbitrated. This Section 6.11 shall survive termination of this Agreement.

         6.12 Indemnification.

                  (a) (i) HSI agrees to defend, indemnify and hold the FOHP Health Plans and their respective officers, directors, shareholders, employees and agents, and their respective heirs, executors, personal representatives, successors and permitted assigns harmless from and against any and all claims, actions, damages, obligations, losses, liabilities, costs and expenses, including attorneys' fees, other professional fees, costs of collection and other costs of defense (collectively "Damages") resulting from HSI's gross negligence or willful misconduct. (ii) FOHP agrees to defend, indemnify and hold HSI and its officers, directors, shareholders, employees and agents, and their respective heirs, executors, personal representatives, successors and permitted assigns harmless from and against any and all Damages resulting from HSI's execution of this Agreement or performance of services hereunder, provided that no such indemnification shall be provided to the extent that such Damages result from HSI's gross negligence or willful misconduct.

                  (b) Any person or entity seeking indemnity under this
         Section 6.12 (an "Indemnified Party") shall provide to the party from which indemnity may be sought (the "Indemnifying Party") written notice, specifying in reasonable detail the basis of the claim, (i) within 60 days after the Indemnified Party shall have become aware of facts constituting the basis for such claim, or (ii) in the case of any action or proceeding by a third party, within 15 days after the service of such action or proceeding upon the Indemnified Party; provided, however, that any failure to provide such timely notice shall only relieve the Indemnifying Party from liability with respect to such claim to the extent, if any, the Indemnifying Party is precluded from effectively defending an indemnified claim or otherwise substantially prejudiced by such delay in providing notice.

                  (c) The provisions of this Section 6.12 shall survive the termination of this Agreement.

         6.13 Entire Agreement. This Agreement, along with the Management Information Systems and Claims Processing Services Management Agreement, dated as of the date hereof, between FOHP and HSI contain the entire agreement between the parties hereto with respect to management services, and no prior oral or written, and no contemporaneous oral, representations or agreements between the parties with respect to the subject matter of this Agreement shall be of any force and effect.

         6.14 Counterparts. This Agreement may be executed in multiple counterparts, each of which when so executed and delivered shall be an original, but all of such counterparts shall together constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                             FOHP, INC.



                             By:________________________________
                                Name:
                                Title:


                             HEALTH SYSTEMS INTERNATIONAL, INC.



                             By:________________________________
                                Name:
                                Title:

                                                              APPENDIX D

         MANAGEMENT INFORMATION SYSTEMS AND CLAIMS PROCESSING SERVICES
                             MANAGEMENT AGREEMENT


         This Management Information Systems and Claims Processing Services Management Agreement (this "Agreement") is entered into this ___ day of ______, 1997, by and between FOHP, Inc., a New Jersey corporation ("FOHP"), and Health Systems International, Inc., a Delaware corporation ("HSI").

                                   RECITALS

         A. FOHP is a New Jersey corporation which, together with its subsidiaries (FOHP and such subsidiaries being referred to herein, collectively, as the "FOHP Health Plans"), provides managed health care services in the Northeastern United States.

         B. HSI has entered into the Amended And Restated Securities Purchase Agreement dated as of February 10, 1997 (the "Purchase Agreement"), with FOHP and First Option Health Plan of New Jersey, Inc. (a wholly owned subsidiary of
FOHP), pursuant to which HSI has committed to purchase (on specified terms and conditions) convertible subordinated surplus debentures of FOHP in the aggregate principal amount of $50 million (the "Debentures").

         C. HSI owns, operates and manages various managed care entities throughout the country. By entering into this Agreement, the FOHP Health Plans desire to secure from HSI certain support services which are intended to enhance the management information systems and claims processing capacity of the FOHP Health Plans. The FOHP Health Plans will maintain ultimate organizational and administrative capacity required in order to carry out its operations.

         NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and undertakings hereunder and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   AGREEMENT

SECTION 1.  AUTHORITY OF THE PARTIES.

                  (a) The respective Boards of Directors of the FOHP Health Plans shall retain the ultimate legal responsibility and authority over the assets and operations of the FOHP Health Plans. HSI shall perform the services to be performed by it hereunder in accordance, in all material respects, with the various health maintenance organizations acts and other applicable laws, rules and regulations (collectively, the "Applicable Laws"). It is the intent of the parties hereto that this Agreement and the services to be performed by HSI hereunder shall at no time serve to interfere with the ability of the Boards of Directors of the FOHP Health Plans to carry out their respective duties and responsibilities under the Applicable Laws. HSI shall have the authority and responsibility described in this Agreement and otherwise as mutually agreed upon by the parties hereto from time to time. FOHP agrees that, during the term hereof, the FOHP Health Plans shall provide employee staffing sufficient to perform the functions and conduct the business and operations of the FOHP
         Health Plans in a manner consistent with the current functions and conduct of the business and operations of the FOHP Health Plans (other than the corporate, administrative and consultative services to be performed hereunder by HSI). HSI's services in connection with the activities shall be strictly limited to those specifically provided for herein.

                  (b) HSI shall have the right to designate and employ the business executives in charge of FOHP and the other FOHP Health Plans and each executive in charge of a principal business division, unit or function

         (including, without limitation, finance, legal, operations, sales and marketing, information systems, medical management, and provider contracting and relations), all of which executives would report to HSI's senior management. All such executives shall be appointed by the FOHP Board of Directors to the offices requested by HSI; provided, however, that such Board of Directors may reject any proposed appointee it reasonably finds to be of insufficient ethical character for such office; and provided, further, that such Board of Directors may, after due consultation with HSI, based on a reasonable determination of intentional and material unethical behavior or insubordination or willful misconduct or gross negligence, remove any such executives.

                  (c) HSI acknowledges that FOHP will continue to employ an internal auditor who will report directly to the Board of Directors of FOHP and who will perform functions consistent with those performed thereby prior to the Closing Date (as such term is defined in the Purchase Agreement).

SECTION 2.  CONDITIONS PRECEDENT.

         This Agreement shall not become effective until the latest of (a) the receipt of all necessary government approvals, (b) the receipt by FOHP from HSI of notice of effectiveness of this Agreement and (c) termination of the HSII Agreement (as such term is defined in Section 3.1 hereof).


SECTION 3.   MANAGEMENT INFORMATION SYSTEMS AND CLAIMS PROCESSING SERVICES.

         3.1 Claims Processing, Record Keeping and Data Processing Services. HSI shall provide all claims processing, record keeping and data processing services to the FOHP Health Plans that are currently provided by Health Systems Integration, Inc. ("HSII") pursuant to the current Managed Care Management Information Services Agreement (as amended), between FOHP and HSII, a copy of which is attached hereto as Exhibit A (the "HSII Agreement"). Except as specifically herein provided to the contrary, the FOHP Health Plans shall not bear any cost or expense with respect to the facilities, services and personnel to be provided by HSI hereunder. HSI shall perform its obligations under this Agreement in accordance with the performance standards required of HSII under the HSII Agreement; provided, however, that (i) FOHP shall use all reasonable efforts to cause HSII to provide reasonable transition assistance, and (ii) performance requirements shall commence 90 days following the effective date of this Agreement to the extent HSII does not provide sufficient transition assistance in the reasonable judgment of HSI.

         3.2 Other Services. In addition to the services set forth in Section
3.1 hereof, HSI shall provide such other related services as are mutually agreed upon between the parties.

SECTION 4.  COMPENSATION.

         4.1 Services Fees. In consideration of the services provided by HSI hereunder, FOHP shall (a) pay HSI the fees and charges set forth on Schedule 1 hereto which shall be delivered by HSI to FOHP concurrently with the notice of effectiveness to be delivered under Section 2 hereof, which fees and charges shall be no greater than the compensation currently paid to HSII under the HSII Agreement, and (b) reimburse HSI for such costs and expenses as to which HSII is entitled to reimbursement under the HSII Agreement and documents related thereto. Such compensation for any given month shall become payable within 10 days after the end of such month, without deferral.

SECTION 5.  COMPLIANCE WITH APPLICABLE LAWS.

         Notwithstanding any other provision of this Agreement to the contrary:

         5.1 Availability of Records. Upon request of any of the FOHP Health Plans, HSI shall make its books and records pertaining to HSI's services furnished under the terms of this Agreement available to the FOHP Health Plans. HSI shall have access to any and all of FOHP Health Plan's books and records reasonably necessary to render the services contemplated to be provided by HSI under this Agreement.

         5.2 Subcontracts. HSI shall ensure that each contract between HSI and any subcontractor performing portions of HSI's obligations hereunder contain provisions to the following effect:

                  (a) that such subcontractor shall make all applicable books and records available for inspection, examination and copying by the FOHP Health Plans; and

                  (b) that the subcontractor shall retain such books and records for a reasonable period of time following the termination of such subcontract.

The subcontracting by HSI of any of its obligations to FOHP hereunder shall not relieve HSI of any such obligations to FOHP.

         5.3 Confidentiality. HSI shall maintain the confidentiality of any of the FOHP Health Plans enrollment information and medical records of enrollees of any of the FOHP Health Plans as required by the Applicable Laws and shall not disclose such information to any person without FOHP's prior consent.

         5.4 Grievance Procedures and Other Policies and Procedures. HSI shall assist the FOHP Health Plans in complying with the grievance procedures and other policies and procedures applicable to FOHP under the Applicable Laws.

         5.5 Enrollee Responsibility for Obligations of FOHP. HSI shall under no circumstances look to enrollees of any of the FOHP Health Plans for payment of obligations of FOHP to HSI hereunder, regardless of the insolvency of FOHP or the inability of FOHP to pay.

         5.6 Books and Records of FOHP. FOHP and HSI shall not, and FOHP shall cause the other FOHP Health Plans to not, remove any of the books or records of any of the FOHP Health Plans from the relevant location unless necessary consents under the Applicable Laws are obtained and such Applicable Laws are otherwise complied with.

         5.7 State and Federal Regulator Access. HSI and FOHP shall, and FOHP shall cause the other FOHP Health Plans to, provide governmental agencies access to such records as such governmental agencies may reasonably request, pursuant to the Applicable Laws.

SECTION 6.  MISCELLANEOUS.


         6.1 Term. The initial term of this Agreement will commence on the date hereof or, if later, upon the receipt of all necessary regulatory approvals, and shall continue until (a) the fifth anniversary of the date hereof, subject to automatic one-year renewal terms on the same terms and conditions hereof unless either party hereto provides written notice of non-renewal to the other party hereto at least two years prior to the expiration of the then-current term of this Agreement; (b) termination in accordance with this Section 6.1 by one of the parties hereto after the material breach of this Agreement by the other party hereto; or (c) termination by one of the parties hereto after the other party hereto
(i) becomes insolvent, (ii) voluntarily seeks, consents to or acquiesces in the benefit or benefits of any Debtor Relief Law (as hereinafter defined) or (iii) becomes party to (or be made the subject of) any proceeding provided by Debtor Relief Law, other than as a creditor or claimant (unless in the event such proceeding is involuntary, the petition instituting the same is dismissed within 45 days of filing the same). In the event of a material breach by either party as described in clause (b) of this Section 6.1, the non-defaulting party shall provide written notice upon the defaulting party (the "Default Notice") specifying the nature of the breach. In the event such breach is not cured within 15 days after service of the Default Notice, this Agreement shall automatically terminate with the election of the non-defaulting party upon the giving of a written notice of termination to the defaulting party, such notice to occur not later than 45 days after service of the Default Notice; provided, however, that if the nature of the breach is such that it cannot be cured within 15 days, but is capable of being cured, then this Agreement cannot be terminated by the non-defaulting party so long as the defaulting party is taking or has taken reasonable steps within the 45-day period to cure the breach and such steps are being diligently pursued to the reasonable satisfaction of the non-breaching party. As used herein, "Debtor

Relief Law" means the Bankruptcy Code of the United States of America and all other applicable insolvency and other similar laws from time to time in effect affecting the rights of creditors generally.

         6.2  Assignment.

                  (a) HSI shall not have the right to assign this Agreement or any right or obligation hereunder, without the prior written consent of FOHP, other than to a wholly-owned or majority-owned subsidiary of HSI. FOHP may not assign this Agreement or any right or obligation hereunder without HSI's prior written consent. A merger or business combination of HSI with or into another party shall not be considered an assignment for purposes of this Section 6.2.

                  (b) All of the terms of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the heirs, personal representatives, successors and permitted assigns of the parties hereto.

         6.3 Notices. Any notice or other communication required or contemplated to be delivered under this Agreement by either party hereto to the other party hereto shall be in writing and shall be deemed effectively given on the date of receipt thereof if personally delivered, telecopied or telexed to the party to which such notice is directed, or on the third day after mailing, if mailed to such party, by registered or certified mail, postage prepaid, addressed to the following addresses:

         (a)      If to HSI:       Health Systems International, Inc.
                                   225 North Main Street
                                   Pueblo, Colorado  81003
                                   Attn:  General Counsel
                                   Fax:   (719) 585-8175

         (b)      If to FOHP:      FOHP, Inc.
                                   2 Bridge Avenue
                                   Red Bank, New Jersey  07701
                                   Attn:  Senior Vice President,
                                          General Counsel and Secretary
                                   Fax:   (908) 842-5404

                                   with a copy to:

                                   Shereff, Friedman, Hoffman & Goodman,
                                            LLP
                                   919 Third Avenue
                                   New York, NY 10022-9998
                                   Attn:   Charles I. Weissman, Esq.
                                   Fax:    (212) 758-9526

                                   and an additional copy to:

                                   Giordano, Halleran & Ciesla, P.C.
                                   125 Half Mile Road
                                   P.O. Box 190
                                   Middletown, New Jersey  07748
                                   Attn:  Paul T. Colella, Esq.
                                   Fax:   (908) 224-6599


or to such other address as either party hereto may designate in writing.

         6.4 Amendments. This Agreement may not be amended other than by written consent executed by both parties hereto.

         6.5 Headings. The headings contained herein are for convenience of reference only and are not intended to define, limit or describe the scope or intent of any provision of this Agreement.

         6.6 No Waiver. Neither the failure by an aggrieved party hereunder to insist upon strict performance of any covenant, agreement, term or condition of this Agreement or to exercise any remedy upon a breach thereof, nor the acceptance of full or partial performance during the continuance of any such breach by the other party hereto, shall constitute a waiver of any such covenant, agreement, term or condition or any such breach.

         6.7 Further Instructions or Action. Each party hereto agrees that it will execute and deliver such further instruments and will take such other actions as may be reasonably necessary in order to effectively discharge, perform and carry out its obligations and agreements hereunder.

         6.8 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New Jersey.

         6.9 Proprietary Information. It is understood that, during the term of this Agreement, HSI will have access to certain confidential and proprietary information concerning FOHP and the FOHP Health Plans, and FOHP shall have access to certain confidential and proprietary information concerning HSI, including management information system information and certain technology. During the term of this Agreement and thereafter, FOHP shall, and FOHP shall cause the FOHP Health Plans to, take all reasonable precautions to maintain the confidentiality of any non-public information provided by HSI and shall not disclose such information to any third party without HSI's prior written consent or use such information for any purpose other than the purposes contemplated hereby. During the term of this Agreement and thereafter, HSI shall take all reasonable precautions to maintain the confidentiality of any non-public information provided by FOHP and the FOHP Health Plans and shall not disclose such information to any third party without the prior written consent of FOHP and the FOHP Health Plans or use such information for any purpose other than the purposes contemplated hereby. If this Agreement is terminated, both parties shall forthwith destroy all such non-public written information supplied by the other party hereto, together with all notes, summaries or other written material derived from such information, and shall confirm to the other party hereto that it has not kept copies of such information, notes, summaries or written materials.

         6.10 Relationship. It is mutually understood and agreed that in performing duties and obligations under this Agreement no relationship of employment (other than employment by HSI of executives of the FOHP Health Plans in accordance with Section 1(b) hereof), partnership or joint venture is created by this Agreement.

         6.11 Dispute Resolution. The parties hereto hereby waive all rights to a trial by jury in any dispute relating to this Agreement. In the event of any dispute, controversy, claim or difference which arises out of or relates to this Agreement, including, without limitation, disputes about fees, services or performance of services hereunder, either party hereto may give written notice of an intention to submit such matter to binding arbitration unless the matter is resolved within two weeks or such additional period of time as shall be agreed upon by the parties hereto. If the matter cannot be resolved within such period through correspondence and mutual consultation of the parties hereto, it shall be finally settled by arbitration in accordance with the Rules of Civil Arbitration of the American Arbitration Association ("AAA"). Each party shall select an arbitrator with expertise in managed care organizations and such arbitrators shall jointly select a third arbitrator or, if such arbitrators cannot agree, the AAA shall select the third arbitrator; provided, however, that such third arbitrator shall not have a residence or office in the State of New Jersey. If either party fails to select an arbitrator within 20 days after service of the notice of demand for arbitration, then the AAA shall select such arbitrator. Arbitration proceedings shall be held in the State of New Jersey unless otherwise agreed to by the parties in writing. The decision of a majority of the arbitrators shall be final and binding upon the parties hereto, shall not be subject to appeal and shall deal with the question of costs of the arbitration and all matters related thereto. Judgment upon the award or decision rendered by the arbitrator may be entered in any court having jurisdiction thereof, or application may be made to such court for a judicial recognition of the arbitration award or an order of enforcement thereof, as the case may be. The agreement to arbitrate set forth in this Section 6.11 shall be specifically enforceable by the parties hereto, and such parties shall acknowledge and agree that they intend that all disputes, controversies or claims of any kind covered by this Section 6.11, including disputes over whether and how to arbitrate, shall be arbitrated. This Section 6.11 shall survive termination of this Agreement.

         6.12 Indemnification.

                  (a) (i) HSI agrees to defend, indemnify and hold the FOHP Health Plans and their respective officers, directors, shareholders, employees and agents, and their respective heirs, executors, personal representatives, successors and permitted assigns harmless from and against any and all claims, actions, damages, obligations, losses, liabilities, costs and expenses, including attorneys' fees, other professional fees, costs of collection and other costs of defense (collectively "Damages") resulting from HSI's gross negligence or willful misconduct. (ii) FOHP agrees to defend, indemnify and hold HSI and its officers, directors, shareholders, employees and agents, and their respective heirs, executors, personal representatives, successors and permitted assigns harmless from and against any and all Damages resulting from HSI's execution of this Agreement or performance of services hereunder, provided that no such indemnification shall be provided to the extent that such Damages result from HSI's gross negligence or willful misconduct.

                  (b) Any person or entity seeking indemnity under this
         Section 6.12 (an "Indemnified Party") shall provide to the party from which indemnity may be sought (the "Indemnifying Party") written notice, specifying in reasonable detail the basis of the claim, (i) within 60 days after the Indemnified Party shall have become aware of facts constituting the basis for such claim, or (ii) in the case of any action or proceeding by a third party, within 15 days after the service of such action or proceeding upon the Indemnified
         Party; provided, however, that any failure to provide such timely notice shall only relieve the Indemnifying Party from liability with respect to such claim to the extent, if any, the Indemnifying Party is precluded from effectively defending an indemnified claim or otherwise substantially prejudiced by such delay in providing notice.

                  (c) The provisions of this Section 6.12 shall survive the termination of this Agreement.

         6.13 Entire Agreement. This Agreement, along with the General Administrative Services Management Agreement, dated as of the date hereof, between FOHP and HSI contain the entire agreement between the parties hereto with respect to management services, and no prior oral or written, and no contemporaneous oral, representations or agreements between the parties with respect to the subject matter of this Agreement shall be of any force and effect.

         6.14 Counterparts. This Agreement may be executed in multiple counterparts, each of which when so executed and delivered shall be an original, but all of such counterparts shall together constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                 FOHP, INC.



                                 By:________________________________
                                    Name:
                                    Title:



                                 HEALTH SYSTEMS INTERNATIONAL, INC.



                                 By:________________________________
                                    Name:
                                    Title:

                                                                    APPENDIX E



                             AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION
                                      OF
                                  FOHP, INC.

         FOHP, Inc. (the "Corporation"), a corporation organized under the laws of the State of New Jersey on May 24, 1994, has, since its formation, amended its Certificate of Incorporation by an Amended and Restated Certificate of Incorporation filed on June 8, 1995 and an Amended and Restated Certificate of Incorporation filed on December 7, 1995.

     Pursuant to N.J. Stat. Ann. 14A:9-5, the Corporation hereby (i) restates its Certificate of Incorporation, to embody in one document its original certificate and the subsequent amendments thereto, and (ii) further amends its Certificate of Incorporation as set forth herein.

     The Corporation hereby certifies the following which (i) sets forth in full its Certificate of Incorporation, as of this date, and (ii) supercedes and replaces its original Certificate of Incorporation and all amendments filed prior to the date hereof:

                                   ARTICLE I
                                CORPORATE NAME

     The name of the Corporation is FOHP, Inc.

                                  ARTICLE II
                            PURPOSE OF CORPORATION

     The purpose of the Corporation is to engage in any activity within the purposes for which corporations may be organized under the New Jersey Business Corporation Act.

                                  ARTICLE III
                                 CAPITAL STOCK

     A. Authorized Capital Stock. The total number of shares of capital stock which the Corporation shall have authority to issue is one hundred ten million (110,000,000) shares. Of these shares, one hundred million (100,000,000) shares are classified as Common Stock, par value $.01 per share ("Common Stock"), and ten million (10,000,000) shares are classified as Preferred Stock, par value $1.00 per share ("Preferred Stock").

         B. Preferred Stock. The Board of Directors of the Corporation is hereby authorized to issue, from time to time, shares of Preferred Stock in series and to fix the number of shares in each series; the designations, powers, preferences and relative, participating, optional or other special rights thereof and the qualifications, limitations, or restrictions thereon; including, subject to any limitation hereinafter set forth but otherwise without limitation, any of the following: (1) provisions relating to voting rights of each share in such series, including multiple or fractional votes per share; (2) provisions relating to the call or redemption thereof, including, without limitation, the times and prices for such calls or redemptions and provisions relating to sinking funds therefor and the retirement thereof, if any; (3) provisions relating to the right to receive dividends, including, without limitation, the rate of such dividends, whether such dividends shall be cumulative or non-cumulative and, if cumulative, the conditions on which such dividends shall be accrued and paid, and any preferential rights thereto or rights in relation to dividends payable on any other classes or series of stock of the Corporation; (4) the rights thereof upon the dissolution of, or upon any distribution of the assets of, the Corporation; and (5) except as otherwise explicitly prohibited by this Certificate of Incorporation, provisions relating to the conversion thereof into, or the exchange thereof for, shares of any class or any other series of the same class of stock of the Corporation or exchange for any other security of the Corporation or any other company.


         C. Preemptive Rights. A holder of any share of Common Stock of the Corporation shall have preemptive rights to subscribe for or purchase any capital stock proposed to be issued by the Corporation, other than the shares of the Corporation's capital stock (referred to herein as "HSI Conversion Shares") issuable upon the exercise of any option or the conversion of any convertible subordinated debenture granted or issued by the Corporation to Health Systems International, Inc., a Delaware corporation ("HSI"). Any holder of shares of the Corporation's capital stock issued upon the exercise of any option or conversion of any convertible subordinated debenture by HSI shall have the preemptive rights afforded by this Paragraph C. Prior to any proposed issuance of capital stock by the Corporation (other than an issuance of HSI Conversion Shares), the Corporation shall provide to each holder of Common Stock written notice ("Notice of Issuance of Shares") of the opportunity to subscribe for or purchase the shares of capital stock being issued on a pro rata basis in relation to their then current ownership, on a fully-diluted basis, of Common Stock of the Corporation (assuming, among other things, the exercise of all the then outstanding options and warrants exercisable for Common Stock and the conversion of all other securities convertible into Common Stock). Within the time period provided in the Notice of Issuance of Shares and/or offering materials furnished therewith, a shareholder may exercise his, her or its preemptive rights to purchase all or part of the shares of capital stock being offered by the Corporation to him, her or it by delivering to the Corporation a notice of such shareholder's intent to exercise his, her or its preemptive rights to purchase the shares of capital stock being offered ("Notice of Exercise"). The Corporation shall issue the appropriate number of shares of capital stock to each shareholder who provides timely Notice of Exercise and pays the consideration necessary to purchase the shares. HSI shall have the right to purchase any shares of capital stock proposed to be issued by the Corporation which have not been subscribed for or purchased by the other holders of Common Stock.

         D.       Restrictions on Issuance.

                  1. Unless the affirmative vote of not less than seventy-five (75%) percent of the issued and outstanding shares of Common Stock is received, no share of capital stock, regardless of class, shall be permitted to be issued by the Corporation or subscribed for, except to:

                           (a) a hospital or acute care institution which has entered into a provider agreement with an Operating Subsidiary (as defined below) and which is duly licensed by the appropriate authorities in the state where it is located (referred to herein as an "Acute Care Institution"), or to an affiliate of an Acute Care Institution which (i) solely controls,
                           (ii) is solely controlled by, or (iii) is under common control with the Acute Care Institution (referred to herein as an "Eligible Affiliate") (Acute Care Institutions and Eligible Affiliates which own shares of Common Stock are sometimes collectively referred to herein as "Institutional Shareholders" and individually referred to herein as an "Institutional Shareholder");

                           (b) (i) a member of the medical staff of an Acute Care Institution, or (ii) a physician designated by an Acute Care Institution, who is licensed to practice medicine by the appropriate state authorities and who has entered into a provider agreement with an Operating Subsidiary (referred to herein as a "Practitioner") (Practitioners who own shares of Common Stock are sometimes collectively referred to herein as "Practitioner Shareholders" and individually referred to herein as a "Practitioner Shareholder");

                           (c) a dentist who is licensed to practice dentistry by the appropriate state authorities and who has entered into a provider agreement with an Operating Subsidiary (referred to herein as a "Dentist") (Dentists who own shares of Common Stock are sometimes collectively referred to herein as "Dentist Shareholders" and individually referred to herein as a "Dentist Shareholder");

                    (d) a health care provider or professional, licensed, certificated or authorized to operate or practice in a state where an Operating Subsidiary has been formed, other than a Practitioner, Acute
                    Care Institution, Dentist or Organizational Provider (as defined below), provided, such provider or professional has entered into a provider agreement with an Operating Subsidiary (referred to herein as an "Other Provider") (Other Providers who own shares of Common Stock are sometimes collectively referred to herein as "Other Shareholders" and individually referred to herein as an "Other Shareholder");


                    (e) an Individual Practice Association ("IPA") or Physician Hospital Organization ("PHO") which has entered into a provider agreement with an Operating Subsidiary (referred to herein as an "Organizational Provider"), provided that no shares of Common Stock shall be offered or sold to an IPA or PHO unless (i) any such offer or sale is in full compliance with applicable federal and state securities laws, (ii) the IPA or PHO purchasing shares of Common Stock is in full compliance with any federal or state securities laws applicable to such organization, and
                    (iii) the purchasing IPA or PHO agrees to indemnify the Corporation and any of its subsidiaries or affiliates, and the officers, directors, employees and agents of the Corporation or any of its subsidiaries or affiliates, from any and all damages suffered and expenses incurred by any such person or entity as a result of the purchasing IPA or PHO failing to comply or remain in compliance with any applicable federal or state securities laws (Organizational Providers which own shares of Common Stock are sometimes collectively referred to herein as "Organizational Shareholders" and individually referred to herein as an "Organizational Shareholder"); or

                    (f) HSI, or any successor of HSI.

          2. The provisions set forth in Article III, Paragraph D.1. may only be amended or modified upon the affirmative vote of not less than seventy-five (75%) percent of the issued and outstanding shares of Common Stock of the Corporation in addition to any other vote required herein or by law.

          3. The term "Operating Subsidiary" shall mean any of First Option Health Plan of New Jersey, Inc. ("FOHP-NJ"), a New Jersey corporation which operates as a health maintenance organization in New Jersey, First Option Health Plan of New York, Inc. ("FOHP-NY"), a corporation formed in New York to operate as a health maintenance organization in that state, First Option Health Plan of Pennsylvania, Inc. ("FOHP-PA"), a corporation formed in Pennsylvania to operate as a health maintenance organization in that state, First Option Health Plan of Delaware, Inc. ("FOHP-DE"), a corporation formed in Delaware to operate as a health maintenance organization in that state, First Option Health Plan of Maryland, Inc. ("FOHP-MD"), a corporation formed in Maryland to operate as a health maintenance organization in that state, and any other subsidiary of the Corporation formed to operate as a health maintenance organization whether or not currently existing. FOHP-NJ, FOHP-NY, FOHP-PA, FOHP-DE, FOHP-MD and any other subsidiary of the Corporation formed to operate as a health maintenance organization are sometimes collectively referred to herein as "Operating Subsidiaries." In addition, Acute Care Institutions, Practitioners, Dentists, Other Providers and
          Organizational Providers are sometimes collectively referred to herein as "Providers" and individually referred to herein as a "Provider." Further, Institutional Shareholders, Practitioner Shareholders, Dentist Shareholders, Other Shareholders and Organizational Shareholders are sometimes collectively referred to herein as Provider Shareholders" and individually referred to herein as a "Provider Shareholder."

         E.         Restrictions on Transfer.

                    1. Shares of Common Stock of the Corporation shall not be sold, pledged, hypothecated or otherwise transferred by a Provider Shareholder or HSI, except that shares of Common Stock may be sold or transferred:

               (a)  by a Provider Shareholder to:

                    (i) any Provider regardless of whether such person or entity owns shares of Common Stock at the time of the transfer or sale,

                    (ii) HSI, provided that HSI is not prohibited from purchasing any such shares pursuant to a contractual agreement with the Corporation, or

                    (iii) the Corporation;

               (b)  by HSI to:

                    (i) any Provider regardless of whether such person or entity owns shares of Common Stock at the time of transfer or sale,

                    (ii) any subsidiary of HSI, successor of HSI or subsidiary of a successor of HSI,

                    (iii) the Corporation, or

                    (iv) any other person approved by a majority of the directors on the Board who were not designated by HSI; and

                    (c) by any holder thereof in connection with any Business Combination (as defined in Article IV hereof).


                  2. Subsequent to the earlier of the conclusion of any Exchange Offer (as defined in Subparagraph 5. below) or the conversion into Common Stock of any portion of the convertible debentures issued to HSI by the Corporation, HSI shall hold a right of first refusal to purchase any and all shares of Common Stock, or any other class of capital stock proposed to be sold by a selling shareholder to any party which has offered to purchase such shares, for the price to be paid by a bona fide proposed purchaser of the shares offered. Any selling shareholder shall cause any offer from a bona fide proposed purchaser to be reduced to writing and shall deliver notice to HSI and the Corporation of such written offer ("Notice of Offer"). The Notice of Offer shall contain a copy of the written offer from the bona fide proposed purchaser and an offer to sell the shares being offered by the selling shareholder to HSI under the same terms and same price per share specified in the written offer from the bona fide proposed purchaser to the selling shareholder. HSI shall have thirty (30) calendar days to respond to the Notice of Offer ("Response to Notice"), and shall indicate in such Response to Notice whether or not HSI intends to purchase all, but not less than all, the shares offered under the Notice of Offer. If HSI does not provide a Response to Notice to purchase all the shares being offered by the selling shareholder within thirty (30) calendar days, the Corporation shall have fifteen (15) calendar days from the date of expiration of HSI's right to purchase all of the shares being offered by the selling shareholder under the same terms and same price per share specified in the written offer by the bona fide proposed purchaser to the selling shareholder. If the Corporation does not purchase all the shares being offered by the selling shareholder within fifteen (15) calendar days after the expiration of HSI's right of first refusal under this Subparagraph 2., the selling shareholder may sell such number of shares as was offered in the
                   Notice of Offer to such bona fide proposed purchaser.


         3. For purposes of this Paragraph D., "Notice of Offer" and "Response to Notice" means a written notice sent by overnight courier service or certified mail, return receipt requested.

         4. Notwithstanding anything to the contrary in this Article III, Paragraph D., captioned "Restrictions on Transfer:"


                  (a) In the event that a Practitioner Shareholder relocates his or her practice outside the geographic service area covered by the Operating Subsidiaries or ceases to practice medicine for whatever reason including retirement or death, the Practitioner Shareholder or his or her personal representative or beneficiary shall be permitted to offer for sale the shares of Common Stock held by the Practitioner Shareholder to a Provider, subject to HSI's right of first refusal provided herein, or directly to HSI after the earlier of the conclusion of any Exchange Offer or the conversion into Common Stock of any portion of the convertible debentures issued to HSI by the Corporation. If any shares are not sold within forty-five (45) days from the date the Practitioner Shareholder relocates or ceases to practice, as reasonably determined by the Corporation, the Corporation may, but is not required to, purchase such shares at a purchase price per share equal to the greater of Book Value or Alternate Value (as such terms are defined in Section 5 below).
                  Such purchase price shall be payable in cash within ninety
                  (90) days following the date the Practitioner Shareholder relocates or ceases to practice, or, in the discretion of the Corporation, over a period of two (2) years in equal annual installments commencing one (1) year from the date of purchase with interest at a rate of seven (7%) percent per annum, accrued and payable annually.

                  (b) In the event that a Dentist Shareholder relocates his or her practice outside the geographic service area covered by the Operating Subsidiaries or ceases to practice dentistry for whatever reason including retirement or death, the Dentist Shareholder or his or her personal representative or beneficiary shall be permitted to offer the shares of Common Stock held by the Dentist Shareholder for sale to a Provider, subject to HSI's right of first refusal provided herein, or directly to HSI after the earlier of the conclusion of any Exchange Offer or the conversion into Common Stock of any portion of the convertible debentures issued to HSI by the Corporation. If any shares are not sold within forty-five (45) days from the date the Dentist Shareholder relocates or ceases to practice, as reasonably determined by the Corporation, the Corporation may, but is not required to, purchase such shares at a purchase price per share equal to the greater of Book Value or Alternate Value. Such purchase price shall be payable in cash within ninety (90) days following the date the Dentist Shareholder relocates or ceases to practice, or, in the discretion of the Corporation, over a period of two (2) years in equal annual installments commencing one (1) year from the date of purchase with interest at a rate of seven (7%) percent per annum, accrued and payable annually.


                  (c) The Corporation may, but is not required to, purchase the shares of Common Stock held, either directly or through an Eligible Affiliate, by an Acute Care Institution, if (i) the Acute Care Institution's provider agreement with an Operating Subsidiary terminates for any reason, (ii) the Acute Care Institution does not meet the membership enrollment requirements provided in any agreement between the Operating Subsidiary and the Acute Care Institution,
                  (iii) the Acute Care Institution's license pursuant to applicable state health care laws is suspended or revoked or curtailed, (iv) the Acute Care Institution's accreditation as a hospital is suspended or revoked or curtailed, or (v) the Acute Care Institution is dissolved (whether voluntarily or involuntarily), liquidated or becomes insolvent. The

                  Corporation may purchase such shares at a purchase price per share equal to the lesser of Book Value or Alternate Value for purposes of Subparagraph 5.(c)(i) hereof, provided, however, that if the Alternate Value is zero the purchase price per share to be paid by the Corporation shall be fifty (50%) percent of Book Value, and the lesser of Book Value or the purchase price paid for such shares for the purposes of Subparagraphs 5.(c)(ii), (iii), (iv) and (v) hereof. Such purchase price shall be payable in cash within ninety (90) days following the date of the event allowing for such repurchase, or in the discretion of the Corporation, over a period of three (3) years in equal annual installments commencing one (1) year from the date of purchase with interest at a rate of seven (7%) percent per annum, accrued and payable annually.

                  (d) The shares of Common Stock held by any Practitioner Shareholder, Dentist Shareholder or Other Shareholder whose provider agreement with the Corporation terminates for any reason may be purchased by the Corporation. The Corporation may purchase such shares at a purchase price per share equal to the lesser of Book Value or Alternate Value; provided, however, that if the Alternate Value is zero the purchase price per share to be paid by the Corporation shall be fifty (50%) percent of Book Value. Such purchase price shall be payable in cash within ninety (90) days following the date the provider agreement terminated, or in the discretion of the Corporation, over a period of three (3) years in equal annual installments commencing one (1) year from the date of purchase with interest at a rate of seven (7%) percent per annum, accrued and payable annually.

                  (e) The Corporation may, but is not required to, purchase the shares of Common Stock held by an Organizational Shareholder if (i) the Organizational Shareholder's provider agreement with an Operating Subsidiary terminates for any reason, (ii) the Organizational Shareholder breaches or fails to comply with any federal or state securities law applicable to the Organizational Shareholder, or (iii) the Organizational Shareholder is dissolved (whether voluntarily or involuntarily), liquidated or becomes insolvent. The Corporation may purchase such shares at a purchase price per share equal to the lesser of Book Value or Alternate Value for purposes of Subparagraph 5.(e)(i) hereof, provided, however, that if the Alternate Value is zero the purchase price per share to be paid by the Corporation shall be fifty (50%) percent of Book Value, and the lesser of Book Value or the purchase price paid for such shares for the purposes of Subparagraphs 5.(e)(ii) and (iii) hereof. Such purchase price shall be payable in cash within ninety (90) days following the date of the event allowing for such repurchase, or in the discretion of the Corporation, over a period of three (3) years in equal annual installments commencing one (1) year from the date of purchase with interest at the rate of seven (7%) percent per annum, accrued and payable annually.

                  (f) In the event of (i) a merger involving an Acute
                  Care Institution or Organizational Shareholder (except if the merger is between Acute Care Institutions or Organizational Shareholders which are both providers to the Corporation) or (ii) the sale of a majority of the stock or assets of, or a change of majority control of, or change in the majority of membership in an Acute Care Institution or Organizational Shareholder, the Corporation may, but it is not required to, purchase the shares of Common Stock held by such Organizational Shareholder or Acute Care Institution or its Eligible Affiliate for an amount equal to the lesser of Book Value or Alternate Value. Any election by the Corporation to repurchase shares from an Organizational Shareholder or Acute Care Institution or its Eligible Affiliate in accordance with this provision must be made within ninety (90) days following the receipt by the Corporation of written notice of the event allowing for such repurchase. In addition, the purchase price shall be payable in cash within ninety
                  (90) days following the date of the event allowing for such repurchase, or in the discretion of the Corporation, over a period of three (3) years in equal annual installments commencing one

                  (1) year from the date of purchase with interest at the rate of seven (7%) percent per annum, accrued and payable annually. In the event the Corporation elects not to purchase the shares of Common Stock held by an Acute Care Institution, either directly or through an Eligible Affiliate, or an Organizational Shareholder, the affected Organizational Shareholder or Acute Care Institution, or successor thereto, shall be permitted to retain the shares of Common Stock held by it and remain a provider to the Operating Subsidiary with which it is or its predecessor was affiliated; provided, however, if any successor to an Organizational Shareholder or Acute Care Institution chooses to remain a provider to an Operating Subsidiary, it must agree to be subject to the terms and conditions of the provider agreement entered into by its predecessor and the Operating Subsidiary with which its predecessor was affiliated.

                  (g) The transfer by an Acute Care Institution of shares of Common Stock to an Eligible Affiliate or the transfer by an Eligible Affiliate of shares of Common Stock to the Acute Care Institution with which it is affiliated, or to another Eligible Affiliate of such Acute Care Institution, shall not trigger any of the repurchase provisions set forth above, shall not be subject to HSI's right of first refusal, nor shall be prohibited by this Certificate of Incorporation.

         5. As used in this Certificate of Incorporation, (a) "Book Value" shall mean the shareholder equity reflected on the Corporation's balance sheet, excluding any convertible debentures issued to HSI, prepared in accordance with generally accepted accounting principles for the most recently completed fiscal year as audited by the Corporation's independent accountants divided by the number of outstanding shares of Common Stock determined on a fully diluted basis; (b) "Alternate Value" shall mean six (6) times the average net income per share before taxes determined in accordance with generally accepted accounting principles on a fully diluted basis ("Average Net Income") for the prior three (3) completed fiscal years of the Corporation (or such lesser number of completed fiscal years if the Corporation has not yet completed three fiscal years) with 1995 considered a fiscal year for the purposes of this calculation (Average Net Income shall be determined excluding the effects of any extraordinary items or change in accounting principles as those terms are defined in generally accepted accounting principles); and (c) "Exchange Offer" shall mean an offer initiated by HSI whereby all the Provider Shareholders of the Corporation may, but will not be obligated to, tender their shares of Common Stock for cash or HSI stock.


          6. The sale of any shares of Common Stock by a shareholder to the Corporation pursuant to Subparagraph 4. above shall not be subject to HSI's right of first refusal.



                                  ARTICLE IV
                             BUSINESS COMBINATIONS

         In addition to any affirmative vote required by law, the approval of a Business Combination requires (A) the affirmative vote, at a duly called meeting where a quorum is present, of not less than sixty-six and two-thirds (66-2/3%) percent of the votes cast by the holders of shares of the Corporation's capital stock entitled to be voted in respect of the proposed Business Combination, with all such holders voting together without regard to class, or (B) the consent of the holders of shares of the Corporation's capital stock representing at least sixty-six and two-thirds (66-2/3%) percent of all the votes which could be cast on the proposed Business Combination by the holders of the Corporation's capital stock. The number of votes which each share of the Corporation's capital stock shall be entitled to cast shall be determined by this Certificate of Incorporation, or, if not determined herein, as determined in the Corporation's By-laws.

         The term "Business Combination" shall mean (1) any merger or consolidation of the Corporation with or into any other corporation except any merger or consolidation not requiring prior shareholder approval under the New Jersey

Business Corporation Act; (2) any merger of any other corporation with or into the Corporation except any merger not requiring prior shareholder approval under the New Jersey Business Corporation Act; (3) the sale, lease, exchange, or other disposition of all, or substantially all, of the assets of the Corporation if not in the usual and regular course of business as conducted by the Corporation; (4) the acquisition, in exchange for shares, obligations or other securities of the Corporation, of some or all of the outstanding shares of another corporation, or of some or all of the assets of a corporation, a business trust, a business proprietorship or a business partnership if such acquisition requires prior shareholder approval under the New Jersey Business Corporation Act; (5) the adoption of any plan or proposal for liquidation or dissolution of the Corporation; and (6) the adoption of any agreement, contract or other arrangement providing for any one or more of the actions specified in the foregoing clauses (1) through (5).

         A majority of the members of the Board of Directors shall have the power and duty to determine for purposes of this Article IV, on the basis of information known to them after reasonable inquiry, all questions arising under this Article IV, including, without limitation, whether the assets that are the subject of any Business Combination constitute substantially all of the assets of the Corporation or whether any sale, lease, exchange or other disposition of the assets of the Corporation is in the usual and regular course of business as conducted by the Corporation. Any such determination made in good faith shall be binding and conclusive on all shareholders.

         A provision inconsistent with this Article IV of the Certificate of Incorporation of the Corporation may be adopted only upon (A) the affirmative vote, at a duly called meeting where a quorum is present, of not less than sixty-six and two thirds (66-2/3%) percent of the votes cast by the holders of shares of the Corporation's capital stock entitled to be voted in respect of a proposed Business Combination, with all such holders voting together without regard to class, or (B) the consent of the holders of the shares of the Corporation's capital stock representing sixty-six and two-thirds (66-2/3%) percent of all the votes which could be cast on the proposed Business Combination by the holders of the Corporation's capital stock. The number of votes which each share of the Corporation's capital stock shall be entitled to cast shall be determined by this Certificate of Incorporation, or, if not determined herein, as determined in the Corporation's By-laws.


                                   ARTICLE V
                  COVENANTS OF NJ INSTITUTIONAL SHAREHOLDERS

         A.    Covenants of NJ Institutional Shareholders.

               1. For so long as any NJ Institutional Shareholder (as defined in Paragraph C. below) holds shares of the Corporation's Common Stock, it agrees and covenants to effect the following:

                  (a) if the only existing health benefits plan of the NJ Institutional Shareholder is self-insured or, if the NJ Institutional Shareholder is not a NJ Acute Care Institution (as defined in Paragraph C. below), the only existing health benefits plan of its affiliated NJ Acute Care Institution is self-insured, the NJ Institutional Shareholder or its affiliated NJ Acute Care Institution, as the case may be, shall offer a FOHP-NJ plan to its employees as its exclusive plan in accordance with a timetable determined by FOHP-NJ to be feasible, but in no event later than January 1, 1996;

                  (b) if the NJ Institutional Shareholder or, if the NJ Institutional Shareholder is not a NJ Acute Care Institution, its affiliated NJ Acute Care Institution, offers multiple non-union health plans, in addition to one or more self-insured plans, to its employees, the NJ Institutional Shareholder or its affiliated NJ Acute Care Institution, as the case my be, is obliged to offer a FOHP-NJ plan to its employees and fifty (50%) percent of such employees are required to be covered by a FOHP-NJ plan by January 1, 1996, and seventy-five (75%) percent of such employees are required to be covered by a FOHP-NJ plan by January 1, 1997; or

                    (c) if the NJ Institutional Shareholder or, if the NJ Institutional Shareholder is not a NJ Acute Care Institution, its affiliated NJ Acute Care Institution, offers a plan to its employees pursuant to a collective bargaining agreement as well as other existing plans, the NJ Institutional Shareholder or its affiliated NJ Acute Care Institution, as the case may be, must (i) use its best efforts to offer a FOHP-NJ plan to its non-union employees on a non-exclusive basis, (ii) use its best efforts to qualify a FOHP-NJ plan as the union designated plan, and (iii) pay reasonable deductibles or other costs to qualify a FOHP-NJ plan as the union designated plan.


     2. The provisions of Subparagraph 1. above shall terminate with respect to an individual NJ Institutional Shareholder on December 31, 1999; provided, however, that prior to an NJ Institutional Shareholder or its affiliated NJ Acute Care Institution offering to its employees any health benefits plan similar to a health benefits plan offered by FOHP-NJ,

                  (a) such NJ Institutional Shareholder shall provide prior written notice to FOHP-NJ of the material terms of any "Bona Fide Offer" offered by such other health benefits plan, and, in the event FOHP-NJ offers to provide to the employees of such NJ Institutional Shareholder or, if the NJ Institutional Shareholder is not a NJ Acute Care Institution, to the employees of its affiliated NJ Acute Care Institution, a FOHP-NJ plan containing terms at least as favorable in all material respects to the employees of the NJ Institutional Shareholder or its affiliated NJ Acute Care Institution, such NJ Institutional Shareholder or its affiliated NJ Acute Care Institution shall offer such FOHP-NJ plan to its employees on the same basis as it would be obligated under Subparagraph 1. above, and, provided further that, (b) a "Bona Fide Offer" is an offer of a health benefits plan which is prepared with the objective of covering the offeror's (i) health care costs and administrative expenses in the case of risk products, and
                  (ii) costs of performing administrative services and any risk assumed (e.g. reinsurance) in the case of self-funded products. An offer by any health benefits plan below the offeror's costs for the purpose of achieving market share increases shall not constitute a Bona Fide Offer.

     3. To the extent that an employee of a NJ Institutional Shareholder or, if the NJ Institutional Shareholder is not a NJ Acute Care Institution, an employee of its affiliated NJ Acute Care Institution, resides outside New Jersey, such employee shall be counted in calculating the percentage of employees covered by a FOHP-NJ plan only to the extent that such employee is eligible for coverage by a FOHP-NJ plan.


     B. Corporation's Right to Repurchase. Notwithstanding anything contained herein to the contrary, in the event that either (i) an NJ Institutional Shareholder or its affiliated NJ AcuteCare Institution, if any, fails to perform its obligations pursuant to Paragraph A. above, or (ii) during the period ending December 31, 1999, an NJ Institutional Shareholder or its affiliated NJ Acute Care Institution, if any, should fail to provide reimbursement rates (a) for in-patient visits at the lower of (1) the lowest rate of reimbursement received by such provider from nongovernmental payors for each line of business, or (2) the rate of reimbursement reflecting a reduction (compared to calendar 1996 rates) of five (5%) percent in in-patient costs, provided that such reduction is solely as a result of rate reductions and not through utilization or medical management efforts, and (b) for out-patient visits at the lower of (1) the lowest rate of reimbursement received by such providers from nongovernmental payors for each line of business, or (2) the rate of reimbursement reflecting a reduction (compared to calendar 1996 rates) of ten (10%) percent in out-patient costs, provided that such reduction is solely as a result of rate reductions and not through utilization or medical management efforts, then the Corporation shall have the right to purchase (but shall not be obligated to purchase), and the NJ Institutional Shareholder shall be obligated to sell to the Corporation at the Corporation's option, all or a portion of the Corporation's Common Stock held by the NJ Institutional Shareholder at a purchase price equal to the lowest of
(i) the Book Value, (ii) the lowest shareholder equity reflected on the Corporation's quarter-end balance sheets during the period of noncompliance giving rise to the repurchase right, excluding any convertible debentures issued to HSI, prepared in accordance with generally accepted accounting principles, divided by the number of outstanding shares of the Corporation's Common Stock on a fully diluted basis or (iii) the original purchase price paid by such NJ Institutional Shareholder for such shares of the Corporation's Common Stock. The Corporation shall have full discretion with respect to its election to exercise or not to exercise the foregoing rights of repurchase with respect to any given shareholder, taking into account any factors the Corporation deems appropriate relating to such shareholder's relationships with the Corporation or the Corporation's business or otherwise, and the Corporation's election to make or not to make a repurchase from one shareholder shall have no effect on the Corporation's election to make or not to make a repurchase from any other shareholder. Any amounts payable pursuant to this Paragraph B. shall be paid in cash within ninety (90) days from the date of purchase or, in the discretion of the Corporation, over a period of three (3) years in equal annual installments commencing one (1) year from the date of purchase with interest at the rate of seven (7%) percent per annum, accrued and payable annually.

     C. Definitions. For the purposes of this Article V: "NJ Acute Care Institution" shall mean a hospital or acute care institution, licensed by the New Jersey Department of Health, which has entered into a provider agreement with FOHP-NJ to provide health care services to the members of FOHP-NJ's health care benefits plans; and (4) "NJ Institutional Shareholder" shall mean any NJ Acute Care Institution or its affiliate which owns shares of the Corporation's Common Stock.


                                  ARTICLE VI
                             SHAREHOLDER MEETINGS

     A. General. Meetings of shareholders may be held outside the State of New Jersey, if the Corporation's By-laws so provide. The books of the Corporation may be kept (subject to any provisions contained in applicable law) outside the State of New Jersey at such place or places as may be designated from time to time by the Board of Directors or in the By-laws of the Corporation.

     B. Elections of Directors. Elections of directors need not be by ballot unless the By-laws of the Corporation shall so provide. Each shareholder of the Corporation entitled to vote at any election of directors of the Corporation shall have the right to cumulate votes and allocate to one candidate for such election a number of votes equal to the number of directors to be so elected multiplied by the number of votes to which the shares held by such shareholder are normally entitled, or to distribute such number of votes on the same principle among as many candidates for such election as the shareholder shall desire; provided, however, that no shareholder shall be entitled to cumulate votes with respect to any named candidate or candidates for director unless such candidate's name or candidates' names have been placed in nomination for such election in accordance with the Corporation's By-laws and such cumulation of votes complies with the terms of any agreement between the shareholder and the Corporation.


                                  ARTICLE VII
                                  AMENDMENTS

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, this Certificate of Incorporation or the By-laws of the Corporation, and all rights conferred upon shareholders herein are granted subject to this reservation.

                                 ARTICLE VIII
                              BOARD OF DIRECTORS

     The current Board of Directors of this Corporation consists of __________ (_____) directors and the names and addresses of the directors are:

                        [TO BE LISTED WHEN DETERMINED]


                                  ARTICLE IX
                          REGISTERED OFFICE AND AGENT

         The address of the Corporation's registered office in the State of New Jersey is 820 Bear Tavern Road, 3rd Floor, West Trenton, New Jersey 08628, and the registered agent at such address is The Corporation Trust Company.

                                   ARTICLE X
               LIMITATION ON LIABILITY OF DIRECTORS AND OFFICERS

     To the fullest extent permitted by the laws of the State of New Jersey, as they exist or may hereafter be amended, the directors and officers of the Corporation shall not be personally liable to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders, except that the provisions of this Article X shall not relieve a director or officer from liability for any breach of duty based upon an act or omission (a) in breach of such person's duty of loyalty to the Corporation or its shareholders, (b) not in good faith or involving a knowing violation of law, or (c) resulting in receipt by such person of an improper personal benefit.


                                  ARTICLE XI
                             COMPLIANCE WITH LAWS

         Notwithstanding anything to the contrary contained herein or in the Corporation's By-laws, the Corporation shall at all times comply with the laws of the State of New Jersey applicable to the Corporation and its business.


                                  ARTICLE XII
                              DISSENTERS' RIGHTS

         In the event HSI elects to effect a merger involving the Corporation, as contemplated in Section 6.4(b) of the Amended and Restated Securities Purchase Agreement dated February 10, 1997, among the Corporation, FOHP-NJ and HSI, each and every shareholder of the Corporation shall be afforded the dissenters' rights provided under Chapter 11 of the New Jersey Business Corporation Act, regardless of whether such shareholders would otherwise have been entitled to such rights under the New Jersey Business Corporation Act.

     IN WITNESS WHEREOF, FOHP, Inc. has caused this Amended and Restated Certificate of Incorporation to be executed on the ___ day of ____________, 1997, by a duly authorized officer.



                                         FOHP, INC.



                                        By:__________________________________
                                         Name:    Donald Parisi
                                         Title:   Acting President and Chief
                                                  Executive Officer



Filed By:
PAUL T. COLELLA, ESQ.
Giordano, Halleran & Ciesla, P.C.
125 Half Mile Road
Lincroft, New Jersey  07738

                                                                     APPENDIX F


                                    BY-LAWS

                                       OF

                                   FOHP, INC.


                                   ARTICLE I

                                    OFFICES

         SECTION 1. PRINCIPAL OFFICE. The principal office of FOHP, Inc. (the "Corporation") shall be located at 2 Bridge Avenue, Building 6, Red Bank, New Jersey 07701-1106 or at such other place as is determined by the Corporation's Board of Directors (the "Board" or "Board of Directors").

         SECTION 2. OTHER OFFICES. The Corporation may also have offices at such other places, both within and without the State of New Jersey, as the Board of Directors may from time to time determine or as the business of the Corporation may require.


                                   ARTICLE II

                                  SHAREHOLDERS

         SECTION 1. PLACE OF MEETING. All meetings of the shareholders for the election of directors and for any other purpose may be held at such time and place, within or without the State of New Jersey, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         SECTION 2. ANNUAL MEETING. Annual meetings of shareholders shall be held in the month of April or May on such day as the Board of Directors shall designate at which the shareholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.

         SECTION 3. NOTICE OF ANNUAL MEETING. Notice of the annual meeting shall be given by mailing, not more than sixty (60) days nor less than ten (10) days prior to the date of the annual meeting, a written notice stating the date, time and place thereof, directed to each shareholder of record entitled to vote at the meeting at his, her or its address as the same appears upon the records of the Corporation.

         SECTION 4. LIST OF SHAREHOLDERS. Prior to each annual or special meeting of the shareholders, the officer who has charge of the stock ledger of the Corporation shall prepare and make a complete list of the shareholders entitled to vote at said meeting, which shall be arranged in alphabetical order and include the address of and the number of shares registered in the name of each shareholder. The list shall be produced and kept at the place of the meeting during the whole time thereof and may be inspected by any shareholder who may be present.

         SECTION 5. SPECIAL MEETINGS. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Corporation's Certificate of Incorporation (the "Certificate of Incorporation"), may be called by the President, and shall be called by the President or Secretary at the request in writing of a majority of the directors then in office. Such request shall state the purpose or purposes of the proposed meeting.

         SECTION 6. NOTICE OF SPECIAL MEETING. Written or telegraphic notice of a special meeting of shareholders, stating the date, time, place and purpose thereof, shall be given to each shareholder entitled to vote thereat, not more than sixty (60) days nor less than ten (10) days before the date fixed for the meeting.

         SECTION 7. BUSINESS TRANSACTED AT A SPECIAL MEETING. Business transacted at any special meeting of shareholders shall be limited to the purpose or purposes stated in the notice.

         SECTION 8. QUORUM. Except as otherwise provided in the Certificate of Incorporation, the holders of issued and outstanding shares of Corporation capital stock entitled to cast a majority of the votes at a meeting of shareholders, present in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of the shareholders; provided, that when a specified matter is required to be voted on by a class or series of capital stock, voting as a separate class, the holders of issued and outstanding shares of such series or class entitled to cast a majority of the votes at a meeting of the holders of shares of such series or class, present in person or by proxy, shall constitute a quorum for the transaction of business with respect to such matter.

         SECTION 9. METHOD OF VOTING. Except as otherwise provided in the Certificate of Incorporation, each shareholder shall, at every meeting of the shareholders, be entitled to one vote for each share of capital stock held by such shareholder.

         Every shareholder entitled to vote at a meeting of shareholders or to express consent without a meeting may authorize another person or persons to act for him, her or it by proxy. Every proxy shall be executed in writing by the shareholder or his, her or its agent, except that a proxy may be given by a shareholder or his, her or its agent by telegram or cable or its equivalent. No proxy shall be valid for more than eleven (11) months, unless a longer time is expressly provided therein. Unless it is coupled with an interest, a proxy shall be revocable at will. A proxy shall not be revoked by the death or incapacity of a shareholder but such proxy shall continue in force until revoked by the personal representative or guardian of the shareholder. The presence at any meeting of any shareholder who has given a proxy shall not revoke such proxy unless the shareholder shall file written notice of such revocation with the secretary of the meeting prior to the voting of such proxy.

         A person named in a proxy as the attorney or agent of a shareholder may, if the proxy so provides, substitute another person to act in his, her or its place, including any other person named as an attorney or agent in the same proxy. The substitution shall not be effective until an instrument effecting it is filed with the Secretary of the Corporation.

         SECTION 10. ACTION BY SHAREHOLDERS WITHOUT A MEETING. Whenever the vote of shareholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provision of the New Jersey Business Corporation Act or provision of the Certificate of Incorporation, the meeting and the vote of shareholders may be dispensed with if all the shareholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken, and in the case of any action to be taken pursuant to Chapter 10 of Title 14A of the Revised Statutes of the State of New Jersey, the Corporation provides to all other shareholders the advance notification required by N.J.S.A.14A:5-6(2)(b).

         Subject to the provisions of N.J.S.A.14A:5-6(2), whenever the vote of shareholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provision of the New Jersey Business Corporation Act or provision of the Certificate of Incorporation, other than the election of directors, the meeting and vote of shareholders may be dispensed with and the action may be taken without a meeting upon the written consent of shareholders who would have been entitled to cast the minimum number of votes which would be necessary to authorize such action at a meeting at which all shareholders entitled to vote thereon were present and voting; provided, however, that for so long as HSI (as defined in Section 1 of Article III) owns either shares of the Corporation's common stock or convertible subordinated debentures which were issued by the Corporation and are convertible into shares of the Corporation's common stock, the Corporation shall provide HSI notice of any action to be approved by the shareholders by written consent at least ten (10) days prior to delivering such written consents to the shareholders.

         SECTION 11. CONDUCT AT MEETINGS. At each meeting of shareholders, the Chairman of the Board of Directors or in his or her absence the President of the Corporation or in his or her absence any Vice President of the Corporation or in his or her absence a chairman chosen by the vote of a majority in interest of the shareholders present in person or represented by proxy and entitled to vote thereat, shall act as chairman. The Secretary or in his or her absence an

Assistant Secretary or in the absence of the Secretary and all Assistant Secretaries a person whom the chairman of the meeting shall appoint shall act as secretary of the meeting and keep a record of the proceedings thereof. The Board of Directors shall be entitled to make such rules or regulations for the conduct of meetings of shareholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations, the chairman shall have the authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgement of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to shareholders of record of the Corporation and their duly authorized and constituted proxies, and such other persons as the chairman shall permit, restrictions on entry at the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulations with respect to the opening and closing of the polls for balloting on matters which are to be voted on by ballot. The chairman shall have absolute authority over matters of procedure and there shall be no appeal from the ruling of the chairman. The chairman may rule that a resolution, nomination or motion not be submitted to the shareholders for a vote unless seconded by a shareholder or a proxy for a shareholder. The chairman may require that any person who is neither a bona fide shareholder nor a proxy for a bona fide shareholder leave the meeting, and upon the refusal of a shareholder to comply with a procedural ruling of the chairman which the chairman deems necessary for the proper conduct of the meeting, may require that such shareholder leave the meeting. The chairman may, on his or her own motion, summarily adjourn any meeting for any period he or she deems necessary if he or she rules that orderly procedures cannot be maintained at the meeting. Unless, and to the extent, determined by the Board of Directors or the chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with rules of parliamentary procedure.

         SECTION 12. PROCEDURE NECESSARY TO BRING BUSINESS BEFORE AN ANNUAL MEETING. To be properly brought before an annual meeting of shareholders, business must be either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) properly brought before the meeting by or at the direction of the Board, or (c) properly brought before the meeting by a shareholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not less than one hundred twenty
(120) days in advance of the date of the Corporation's proxy statement released to shareholders in connection with the previous year's annual meeting of shareholders; provided, however, that if the Corporation did not release a proxy statement in connection with the previous year's annual meeting then the shareholder must give such notice not later than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the shareholder proposing such business, (iii) the class and number of shares of the Corporation which are beneficially owned by the shareholder, and (iv) any material interest of the shareholder in such business.

         Notwithstanding anything in the By-laws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 12 of Article II and any other applicable requirements; provided, however, that nothing in this Section 12 of Article II shall be deemed to preclude discussion by any shareholder of any business properly brought before the annual meeting.

         The chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 12 of
Article II or any other applicable requirements, which determination shall be conclusive, and, as a result, any such business shall not be transacted.

                                  ARTICLE III

                                   DIRECTORS


         SECTION 1. NUMBER AND ELECTION OF DIRECTORS. The number of directors which shall constitute the entire Board shall be not less than six (6) nor more than fifty (50) directors. The exact number of directors which shall constitute the whole Board prior to the election to the Board of any person designated by Health Systems International, Inc., a Delaware corporation ("HSI"), shall be ten (10) directors. The number of directors which shall constitute the whole Board shall be increased to accommodate the number of designations to which HSI is so entitled. After the Board includes any HSI designees, the number of directors which shall constitute the whole Board may be increased or decreased for whatever reason by resolution of the Board; provided, that such increase or decrease is approved by the HSI designee or designees to the Board. The directors shall be elected at the annual meeting of shareholders, or at a special meeting of shareholders called for such purpose, and each director elected shall hold office until his or her successor is elected and qualified.

         For so long as HSI shall hold shares of the Corporation's common stock, HSI shall have the right to designate such number of directors on the Board as equals at least the same percentage of all directors on the Board as is represented by the percentage ownership by HSI of all then outstanding shares of common stock of the Corporation. In addition, for so long as HSI holds convertible debentures issued by the Corporation, HSI shall be entitled to designate not less than fifteen (15%) percent of the directors serving on the Board. The Board shall, from time to time, immediately upon the receipt of a request by HSI, increase the number of directors on the Board to accommodate the number of designations to which HSI is so entitled. The directors serving on the Board who are not HSI designees shall be constituted as follows: so long as First Option Health Plan of New Jersey, Inc. ("FOHP-NJ") is a subsidiary of the Corporation, at least two-thirds (2/3) of the directors serving on the Board who are not HSI designees shall be NJ Practitioners (as defined below) and representatives of NJ Acute Care Institutions (as defined below). In addition, at all times, the number of NJ Practitioners serving on the Board and the number of representatives of NJ Acute Care Institutions serving on the Board shall be equal; provided, however that at no time shall the Board be comprised of (a) two or more representatives of a single NJ Acute Care Institution or of an affiliated group of NJ Acute Care Institutions, or (b) two or more NJ Practitioners who are affiliated to the same NJ Acute Care Institution or the same affiliated group of NJ Acute Care Institutions. Whether a person is affiliated with either a NJ Practitioner or NJ Acute Care Institution or whether two or more NJ Acute Care Institutions are affiliated for purposes of the aforedescribed restrictions shall be determined by the Board, and any such determination shall be binding on the shareholders of the Corporation. In the event FOHP-NJ is no longer a subsidiary of the Corporation, the composition of the Board shall not be subject to the aforedescribed restrictions.

         Notwithstanding anything herein to the contrary, for so long as any shares of the Corporation's common stock is held by any NJ Practitioner, NJ Acute Care Institution, affiliate to an NJ Acute Care Institution, or other health care provider to FOHP-NJ, the Board shall include as directors not less than three (3) persons who are not HSI designees, one (1) of whom shall be a NJ Practitioner and another a representative of a NJ Acute Care Institution.


         For purposes of these By-laws: (a) "NJ Acute Care Institution" shall mean a hospital or acute care institution, licensed by the New Jersey Department of Health and Senior Services, or other health care entity, licensed, certificated or authorized to operate in the State of New Jersey, which has entered into a provider agreement with FOHP-NJ to provide health care related services to the members of FOHP-NJ's health care benefits plans; and (b) "NJ Practitioner" shall mean a member of the medical staff of a NJ Acute Care Institution, or a physician designated by a NJ Acute Care Institution, who (i) is licensed to practice medicine or osteopathy in the State of New Jersey, and (ii) has entered into a provider agreement with FOHP-NJ to provide health care services to the members of FOHP-NJ's health care benefits plans.

         SECTION 2.  NOMINATIONS.

         (a) GENERAL. Nominations for the election of directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by a shareholder entitled to vote in the election of directors generally;

provided, however, that for so long as any of the shares of the Corporation's common stock is held by any NJ Practitioner, NJ Acute Care Institution, affiliate to an NJ Acute Care Institution, or other health care provider to FOHP-NJ, any nominating committee shall include not less than three (3) persons who are not HSI designees, one (1) of whom shall be a NJ Practitioner and another a representative of a NJ Acute Care Institution.


         (b) SHAREHOLDER NOMINATIONS. Any shareholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if written notice of such shareholder's intent to make such nomination or nominations has been given either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not less than (i) with respect to an election to be held at an annual meeting of shareholders, one hundred twenty (120) days in advance of the date of the Corporation's proxy statement released to shareholders in connection with the previous year's annual meeting of shareholders; provided, however, that if the Corporation did not release a proxy statement in connection with the previous year's annual meeting then the shareholder must give such notice not later than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting; and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to shareholders. Each such notice shall set forth: (A) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (B) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (C) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (D) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (E) the signed consent of each nominee to serve as a director of the Corporation if so elected. The Corporation may require any proposed nominee or shareholder proposing a nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation or to properly complete any proxy or information statements used for the solicitation of proxies in connection with the meeting at which directors are to be elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

         (c) REQUIRED NOMINEES. The nominees for directors designated by the Board or a committee appointed by the Board shall include such number of designees of HSI as HSI shall have the right to designate under Section 1 of this Article III, and if practicable, (i) one NJ Practitioner who practices in the southern part of New Jersey, one NJ Practitioner who practices in the central part of New Jersey, and one NJ Practitioner who practices in the northern part of New Jersey; and (ii) one representative of a NJ Acute Care Institution which is located in the southern part of New Jersey, one representative of a NJ Acute Care Institution which is located in the central part of New Jersey, and one representative of a NJ Acute Care Institution located in the northern part of New Jersey. In addition, the members of the Board or the nominating committee who were not designated by HSI shall select, by majority vote, the non-HSI nominees to the Board.


         SECTION 3. VACANCIES; NEWLY CREATED DIRECTORSHIP. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, or by a sole remaining director, and the directors so chosen shall hold office until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute. In filling any vacancy in the Board, the Board must ensure that (a) so long as HSI holds any convertible subordinated debentures issued by the Corporation, at least fifteen (15%) percent of the directors serving on the Board shall be designees of HSI, (b) in the event HSI holds shares of common stock of the Corporation exceeding fifteen (15%) percent of all the then outstanding shares of the common stock of the Corporation, HSI designees to the Board shall constitute not less than such number of directors on the Board as equals at least the same percentage of all directors on the Board as is represented by the percentage ownership by HSI of all then outstanding shares of common stock of the Corporation, and (c) so long as FOHP-NJ is a subsidiary of the Corporation, two-thirds (2/3) of the directors serving on the Board who were not designated by HSI shall be NJ Practitioners and representatives of NJ Acute Care

Institutions, provided that the number of NJ Practitioners and the number of representatives of NJ Acute Care Institutions serving on the Board remains equal.


       SECTION 4.  GOVERNANCE.

         (a) GENERAL BUSINESS. The business of the Corporation shall be governed by the Board. The Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation directed or required to be exercised or done by the shareholders.

         (b)      BOARD APPROVAL REQUIREMENTS.

                  (i) Actions Requiring Super-Majority Board Approval. The Board may not approve any of the following corporate transactions or actions with out the approval of at least eighty (80%) percent of the directors on the Board; provided, however, that subsequent to the conversion of all the convertible debentures issued by the Corporation to HSI pursuant to the Amended and Restated Securities Purchase Agreement (the "Purchase Agreement"), dated February 10, 1997, among the Corporation, HSI and FOHP-NJ, the corporate transactions and actions set forth in subparagraphs B, G, H, J, K and L will no longer require the approval of at least eighty (80%) percent of the directors on the Board.

               A. any amendment to the Certificate of Incorporation or these By-laws;

               B. any capital expenditures by the Corporation which, together with capital expenditures of its subsidiaries, exceed, in the aggregate, $1,000,000 during any calendar year;

               C. any material change in the scope of the business of the Corporation;

               D. any merger, consolidation or sale, mortgage, lease, transfer or other disposition of all or substantially all of the assets of the Corporation; provided, however, that the Board approval requirement in this Section 4(b)(i)D of these By-laws shall not apply to any merger of the Corporation with HSI as is contemplated in Section 6.4 of the Purchase Agreement;

               E. any filing for receivership, dissolution or bankruptcy by the Corporation;

               F. the declaration or payment of any dividend or other distribution to shareholders of the Corporation on a non-ratable basis;

               G. the issuance or sale of any shares of capital stock, or warrants, convertible instruments or other rights to acquire authorized and unissued shares of capital stock of the Corporation, other than the issuance of the options and debentures contemplated in the Purchase Agreement (as defined below) and the shares of capital stock issuable upon the exercise of such options and conversion of such debentures;

               H. the borrowing by the Corporation, other than borrowing in the ordinary course of business, of amounts which, together with amounts borrowed by subsidiaries of the Corporation, exceed, in the aggregate, $1,000,000 during any calendar year;

               I. the creation of any security interest or lien on all or substantially all of the assets of the Corporation;

               J. any acquisition by the Corporation of equity securities (other than pursuant to a buyback or repurchase of equity securities issued by the Corporation) or assets of any person or entity involving amounts which, together with amounts involved in acquisitions of equity by subsidiaries of the Corporation, exceed, in the aggregate, $1,000,000 during any calendar year, except for the transactions contemplated by the Purchase Agreement;


               K. a decision to file a registration statement for the public sale of securities of the Corporation under the Securities Act of 1933, as amended;

               L. any loan of money to, or guarantee of any obligation of, any officer, director or employee of the Corporation or any subsidiary thereof; or

               M. entering into, assuming or becoming bound by any agreement to do any of the foregoing or otherwise attempt to do any of the foregoing.

         (ii) Non-HSI Directors. In addition to the approval requirements set forth in paragraph (i) of this Section 4(b), the Board may not approve any of the following corporate transactions or actions without the approval of a majority of the directors not designated by or affiliated with HSI:

               A. any transaction by the Corporation involving a contractual or other arrangement with HSI or any subsidiary or affiliate thereof or successor thereto, or any subsidiary or affiliate of any successor to HSI, which is new or modified from the then-existing contractual arrangements between the Corporation and HSI;

               B. the issuance to HSI or any subsidiary or affiliate thereof or successor thereto, or any subsidiary or affiliate of any successor to HSI, of any additional shares of the Corporation's capital stock, or options, stock appreciation rights, warrants or other rights to acquire the capital stock of the Corporation; or

               C. any intentional act by HSI to cause the transfer of the members of the health plans offered by FOHP-NJ or any other subsidiary of the Corporation, to HSI or any subsidiary or affiliate thereof or successor thereto, or any subsidiary or affiliate of any successor to HSI;

provided, however, that no such approval shall be required in the case of any of clause A., clause B. or clause C. of this Section 4(b)(ii) with respect to any transaction contemplated by the Purchase Agreement or any of the agreements entered into in connection with the Purchase Agreement (including the exhibits to the Purchase Agreement), including (1) any issuance of securities by the Corporation to HSI contemplated therein, and (2) the business transactions contemplated in Section 6.4 of the Purchase Agreement.

         SECTION 5. REMOVAL. Any director or directors may be removed from office either with or without cause by the shareholders pursuant to Section 14A:6-6 of the New Jersey Business Corporation Act.

         SECTION 6. MEETINGS. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of New Jersey. The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the vote of the shareholders at the annual meeting, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the shareholders to fix the time or place of such first meeting of the newly elected Board of Directors, or in the event such meeting is not held at the time and place so fixed by the shareholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors, or upon the conclusion of the shareholders' meeting at which time they were elected, without further notice. At such meeting the Board of Directors shall elect from their own number a Chairman of the Board for the ensuing year and until his or her successor is elected and qualifies, and transact such other business as may come before the meeting.

         SECTION 7. REGULAR MEETINGS. Regular meetings of the Board may be held on five (5) days written notice, at such time as shall be from time to time determined by the Board. Written notice for any such meeting shall state the place, date and time of the meeting and shall be delivered either personally or by first class mail, facsimile or overnight courier service.

         SECTION 8. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President, and shall be called by the President or Secretary at the request in writing of at least one-third (1/3) of the directors then in office. Written notice of any special meeting shall be given, either personally or by first class mail, facsimile or overnight courier service, to each director at least two (2) days prior to the date thereof.

         SECTION 9. PLACE OF MEETING; WAIVER OF NOTICE. Meetings of the Board of Directors shall be held at such place as shall be designated in the notice of meeting if notice is required. Notice of any meeting, if required, need not be given to any director who signs a waiver of notice before or after the meeting. The attendance of any director at any meeting without the director protesting prior to the conclusion of such meeting the lack of notice thereof shall constitute a waiver of notice by such director.

         SECTION 10. ADJOURNMENT. Any meeting of the Board of Directors shall be adjourned upon the request of a majority of the directors on the Board designated by HSI who are present at the meeting, for a period of not more than ten (10) days. Also, any meeting of a committee of the Board or any other committee established by the Corporation shall be adjourned upon the request of a majority of the persons on the committee designated by HSI who are present at the meeting, for a period of not more than ten (10) days.

         SECTION 11. QUORUM. Except as otherwise provided in the Certificate of Incorporation, a majority of the directors then in office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.

         SECTION 12. MANNER OF ACTING. Except as otherwise provided in the Certificate of Incorporation or herein, the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

         SECTION 13. ACTION WITHOUT A MEETING. Any action required or permitted to be taken by the Board of Directors or by a committee thereof may be taken without a meeting if, prior to such action, all of the members of the Board or committee consent in writing to a resolution authorizing the action. Such written consents may be executed in counterparts, and shall be filed with the minutes of the Corporation.

         SECTION 14. TELEPHONIC ATTENDANCE AT MEETING. Any or all directors may participate in a meeting of the Board of Directors or a committee of the Board by means of conference telephone or any means of communication by which all persons participating in the meeting are able to hear each other.

         SECTION 15.  COMMITTEES ESTABLISHED PURSUANT TO THE BY-LAWS.

         (a) AUDIT COMMITTEE. The Corporation shall have an audit committee (the "Audit Committee"). The Audit Committee shall be comprised solely of directors. In addition, the composition of the Audit Committee shall meet the requirements of any governmental department or agency which has the authority to regulate the business of the Corporation or its subsidiaries. The Audit Committee shall, among other things, identify, interview and recommend to the Board of Directors the auditors to be engaged as the Corporation's independent certified public accountants, review the proposed plan and scope for the annual audit and the results of such audit when completed, review the services rendered by the auditors and the fees charged for such services, determine the effect, if any, on the independent certified public accountants' independence in the performance of any non-audit services, and review the plan, scope and results of the Corporation's internal audit operations.

         (b) OTHER COMMITTEES. The Board of Directors may, by one or more resolutions passed by a majority of the directors then in office, establish such other committees as it shall determine necessary for the operations of the Corporation; provided, however, HSI shall have the right to designate to any committee, other than the Audit Committee, that number of committee members as is commensurate with its representation on the Board. Such committee or committees shall have such name or names as may be determined from time to time by a resolution adopted by the Board. Moreover, upon a resolution passed by a majority of the directors then in office, the Board may designate one or more committees, comprised solely of directors of the Corporation, to exercise the power of the Board in the management of the business and affairs of the Corporation; provided, however, that for so long as any shares of the Corporation's common stock is held by any NJ Practitioner, NJ Acute Care Institution, affiliates to a NJ Acute Care Institution, or other health care provider to FOHP-NJ, any such committee of the Board shall include as members not less than three (3) persons who are not HSI designees to the Board, one (1) of whom shall be a NJ Practitioner and another a representative of a NJ Acute Care Institution. Only committees whose membership is exclusively reserved for directors may be vested with the powers of the Board. All other committees shall have and may exercise such authority as the Board establishes by resolution or these By-laws permit, subject to any limitation imposed by law. The filling of vacancies in a committee, the abolishing of a committee and the removal of persons serving on a committee shall be as set forth in a resolution adopted by the Board unless otherwise set forth in the provisions of these By-laws applicable to such committee. Each committee shall keep regular minutes of its meetings and report same to the Board of Directors when required. Except as may otherwise be provided in a resolution adopted by the Board, committee members and chairpersons shall serve one (1) year terms.

         (c) RESTRICTIONS ON COMMITTEE MEMBERS. Members of any committee of the Corporation who are affiliated with or represent an entity, including its officers, directors, employees and agents, that provides health care services on behalf of the Corporation or any subsidiary or affiliate thereof pursuant to an agreement with the Corporation or any subsidiary or affiliate thereof are prohibited from using their participation as a committee member of the Corporation to obtain or exchange competitive information pertaining to other providers that provide similar health care services on behalf of the Corporation or any subsidiary or affiliate thereof pursuant to an agreement with the Corporation or any subsidiary or affiliate thereof. Competitive information includes, but is not limited to, information related to an individual provider's rates, discounts, costs, prices, salaries, terms of participation in other health plans, or strategic or marketing plans.

         (d) QUORUM. A majority of the members of a committee or subcommittee shall constitute a quorum for the transaction of business at any meeting of such committee or subcommittee.

         (e) REQUIRED VOTE. The act of a majority of the members present at a meeting at which a quorum is present shall be the act of the committee or subcommittee.

         SECTION 16. COMPENSATION OF DIRECTORS. The directors may be paid their expenses, if any, relating to their attendance at meetings of the Board of Directors, and directors who are not full-time employees of the Corporation may be paid a fixed sum for attendance at meetings of the Board of Directors or a stated salary as a director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                                   ARTICLE IV

                                    OFFICERS

         SECTION 1. OFFICERS. The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chairman of the Board, a President, one or more Vice-Presidents, a Treasurer and a Secretary. The Board of Directors may also choose one or more Assistant Secretaries or Assistant Treasurers, and may designate one or more vice-presidents to be executive or senior vice-presidents. One person may hold two (2) or more offices, but the person serving as President may not serve simultaneously as Secretary.

         SECTION 2. TERM; REMOVAL. The officers of the Corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed or suspended at any time by the affirmative vote of a majority of the directors at any meeting of the Board at which there is a quorum, without the necessity of specifying any cause therefor and without any prior notice of such action to the officer so removed or suspended. All officers, employees and agents, other than officers elected or appointed by the Board of Directors, may be suspended or removed by the committee of the Board of Directors or officer appointing them.

         SECTION 3. CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at all meetings of the shareholders and the Board of Directors. He or she shall, in the absence or the disability of the President, perform the duties and exercise the powers of the President, and shall perform such other duties as may be delegated to him or her by the Board of Directors.

         SECTION 4. PRESIDENT. The President, who shall be the Chief Executive Officer of the Corporation, shall in general, subject to the control of the Board of Directors, supervise and control all of the business and affairs of the Corporation. All other officers shall be subject to the authority and supervision of the President. The President may enter into and execute in the name of the Corporation contracts or other instruments in the regular course of business or contracts or other instruments not in the regular course of business which are authorized, either generally or specifically, by the Board of Directors. The President shall have the general powers and duties of management usually vested in the office of president of a corporation.

         SECTION 5. VICE PRESIDENTS. The Board of Directors may appoint one or more Vice Presidents who shall perform such duties and possess such powers as shall be assigned him or her by the President or the Board.

         SECTION 6. TREASURER AND ASSISTANT TREASURER. The Treasurer shall have charge and custody of, and be responsible for, all funds and securities of the Corporation, shall keep or cause to be kept regular books of account for the Corporation and shall perform such other duties and possess such other powers as are incident to the office of treasurer or as shall be assigned to the Treasurer by the President or the Board. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers, in the order determined by the Board, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer set forth herein and as the President or the Board from time to time may prescribe.

         SECTION 7. SECRETARY AND ASSISTANT SECRETARY. The Secretary shall cause notices of all meetings to be served as prescribed in these By-laws or by statute, shall keep or cause to be kept the minutes of all meetings of the shareholders and of the Board of Directors, shall have charge of the corporate records and seal of the Corporation and shall keep a register of the post-office address of each shareholder which shall be furnished to the Secretary by such shareholder. The Secretary shall perform such other duties and possess such other powers as are incident to the office of the secretary or as are assigned by the President or the Board. The Assistant Secretary, or if there shall be more than one, the Assistant Secretaries, in the order determined by the Board, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary set forth herein and as the President or the Board from time to time may prescribe.

         SECTION 8. SUBORDINATE OFFICERS AND AGENTS. The Board may appoint such other officers and agents as it shall deem necessary or desirable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the President or the Board.

                                   ARTICLE V

                             EXECUTION OF DOCUMENTS

         SECTION 1. COMMERCIAL PAPER AND CONTRACTS. All checks, notes, drafts and other commercial paper of the Corporation shall be signed by the President or the Treasurer of the Corporation or by such other person or persons as the Board of Directors may from time to time designate.

         SECTION 2. OTHER INSTRUMENTS. All contracts, deeds, mortgages and other instruments shall be executed by the President or any Vice President, and, if necessary or required by law, by the Secretary or any Assistant Secretary, or such other person or persons as the Board of Directors may from time to time designate.

                                   ARTICLE VI

                                  FISCAL YEAR

         The fiscal year of the Corporation shall be the calendar year.

                                  ARTICLE VII

                        CERTIFICATES REPRESENTING SHARES

         Certificates representing shares of capital stock of the Corporation shall be in such form as shall be determined by the Board of Directors and shall be executed by the President or any Vice President and by the Secretary or the Treasurer, unless the Board of Directors shall direct otherwise.


                                  ARTICLE VIII

                                  RECORD DATE

         For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without any meeting or for the purpose of determining shareholders entitled to receive payment of any dividend or allotment of any right, or in order to make a determination of shareholders for any other purpose, the Board of Directors shall fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action or event to which it relates. When a determination of shareholders of record for a shareholders' meeting has been made as provided in this Article VIII, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date for the adjourned meeting.

                                   ARTICLE IX

                                   DIVIDENDS

         The Board of Directors may from time to time declare, and the Corporation may pay, dividends or make other distributions on its outstanding shares of capital stock in the manner and upon the terms and conditions provided by the Certificate of Incorporation and by statute.

                                   ARTICLE X

                                   AMENDMENT

         These By-laws may be altered, amended or repealed, or new by-laws may be adopted by the Board of Directors, at any regular meeting of the Board of Directors or of any special meeting of the Board of Directors in accordance with the vote required in Article III hereof; provided, however, that (i) any alteration, amendment or repeal of Sections 1, 2(a) and (c), 3, 4(b)(ii) and/or 15(b) of Article III of these By-laws must be approved by the shareholders of the Corporation, excluding HSI or any subsidiary or affiliate thereof or successor thereto, for so long as any shares of the Corporation's common stock are held by any NJ Practitioner, NJ Acute Care Institution, affiliate to a NJ Acute Care Institution or other health care provider to FOHP-NJ, and (ii) any new by-laws which may be adopted by the Board, without shareholder approval, must contain the provisions found in Sections 1, 2(a) and (c), 3, 4(b)(ii) and 15(b) of Article III of these By-laws for so long as any shares of the Corporation's common stock are held by any NJ Practitioner, NJ Acute Care Institution, affiliate to a NJ Acute Care Institution or other health care provider to FOHP-NJ. These By-laws, or any new by-laws adopted by the Board, may also be altered, amended or repealed, or new by-laws may be adopted, by the shareholders, at any annual or special meeting of shareholders if notice of such alteration, amendment, repeal or adoption of new by-laws is contained in the notice of such meeting; provided, however, that (i) any alteration, amendment or repeal of Sections 1, 2(a) and (c), 3, 4(b)(ii) and/or 15(b) of
Article III of these By-laws must be approved by the shareholders of the Corporation, excluding HSI or any subsidiary or affiliate thereof or successor thereto, for so long as any shares of the Corporation's common stock are held by any NJ Practititioner, NJ Acute Care Institution, affiliate to a NJ Acute Care Institution or other health care provider to FOHP-NJ, and (ii) any new by-laws which may be adopted by the shareholders must contain the provisions found in Sections 1, 2(a) and (c), 3, 4(b)(ii) and 15(b) of Article III of these By-laws for so long as any shares of the Corporation's common stock are held by any NJ Practitioner, NJ Acute Care Institution, affiliate to a NJ Acute Care Institution or other health care provider to FOHP-NJ.


                                   ARTICLE XI

                                INDEMNIFICATION

         SECTION 1. The Corporation shall indemnify a Corporate Agent (as defined in Section 8 of this Article) against his or her expenses and liabilities actually and reasonably incurred in connection with the defense of any proceeding involving the Corporate Agent by reason of his or her being or having been such a Corporate Agent, other than a proceeding by or in the right of the Corporation, if (a) such Corporate Agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and (b) with respect to any criminal proceeding, such Corporate Agent had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that such Corporate Agent did not meet the applicable standards of conduct set forth in subparagraphs (a) and (b) herein.

         SECTION 2. The Corporation shall indemnify a Corporate Agent against his or her liabilities and expenses, actually or reasonably incurred by him or her in connection with the defense, in any proceeding, by or in the right of the Corporation to procure a judgment in its favor which involves the Corporate Agent by reason of his or her being or having been such Corporate Agent, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation. However, in such proceeding no indemnification shall be provided in respect of any claim, issue or matter as to which such Corporate Agent shall have been adjudged liable to the Corporation unless and only to the extent that the New Jersey Superior Court or the court in which such proceeding was brought shall determine upon application that despite the adjudication of liability, but in view of all circumstances of the case, such Corporate Agent is fairly and reasonably entitled to indemnity for such expenses or liabilities as the New Jersey Superior Court or such other court shall deem proper.

         SECTION 3. The Corporation shall indemnify a Corporate Agent against expenses (including attorneys fees) to the extent that such Corporate Agent has been successful on the merits or otherwise in any proceeding referred to in Sections 1 and 2 of this Article or in defense of any claim, issue or matter therein.

         SECTION 4. Any indemnification under Section 1 of this Article and, unless ordered by a court, under Section 2 of this Article, may be made by the Corporation only as authorized in a specific case upon a determination that indemnification is proper in the circumstances because the Corporate Agent met the applicable standard of conduct set forth in Sections 1 or 2 of this Article. Such determination shall be made: (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to or otherwise involved in the proceeding; (b) if such a quorum is not obtainable, or, even if obtainable and such quorum of the Board of Directors by a majority vote of the disinterested directors so directs, by independent legal counsel in a written opinion, such counsel to be designated by the Board of Directors; or (c) by the shareholders.

         SECTION 5. Expenses incurred by a Corporate Agent in connection with a proceeding may be paid by the Corporation in advance of the final disposition of the proceeding, as authorized by the Board of Directors, upon receipt of an undertaking by or on behalf of the Corporate Agent to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified as provided in this Article XI.

         SECTION 6. The indemnification and advancement of expenses provided by or granted pursuant to the other sections of this Article shall not exclude any other rights to which a Corporate Agent may be entitled under the Corporation's Certificate of Incorporation, a By-law, agreement, vote of shareholders, or otherwise; provided, that no indemnification shall be made to or on behalf of a Corporate Agent if a judgment or other final adjudication adverse to the Corporate Agent establishes that his or her acts or omissions (a) were in breach of his or her duty of loyalty to the Corporation or its shareholders,
(b) were not in good faith or involved a knowing violation of law, or (c) resulted in receipt by the Corporate Agent of an improper personal benefit.

         SECTION 7. The Corporation shall have the power to purchase and maintain insurance on behalf of any Corporate Agent against any expenses incurred in any proceeding and any liabilities asserted against him or her by reason of his or her being or having been a Corporate Agent, whether or not the Corporation would have the power to indemnify him or her against such expenses and liabilities under the provisions of this section. The Corporation may purchase such insurance from, or such insurance may be reinsured in whole or in part by, an insurer owned by or otherwise affiliated with the Corporation, whether or not such insurer does business with other insureds.

         SECTION 8. For purposes of this Article XI the following definitions, as well as all other definitions set forth in N.J.S.A. 14A:3-5 shall apply:

                  (a) "Corporate Agent" shall mean any person who is or was a director, officer, employee or agent of the indemnifying corporation or of any constituent corporation absorbed by the indemnifying corporation in consolidation or merger and any person who is or was a director, officer, trustee, employee or agent of any Other Enterprise, serving as such at the request of the indemnifying corporation, or of any such constituent corporation, or the legal representative of any such director, officer, trustee, employee or agent. Furthermore, any Corporate Agent also serving as a "fiduciary" of an employee benefit plan governed by the Act of Congress entitled "Employee Retirement Income Security Act of 1974" (ERISA) as amended from time to time, shall serve in such capacity as a Corporate Agent, if the corporation shall have requested any such person to serve. Additionally, the corporation shall be deemed to have requested such person to serve as a fiduciary of an employee benefit plan, only where the performance by such person of his or her duties to the corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan.

                  (b) "Other Enterprise" shall mean any domestic or foreign corporation other than the indemnifying corporation, and any partnership, joint venture, sole proprietorship, trust or other enterprise (including employee benefit plans governed by ERISA), whether or not for profit, served by a Corporate Agent.

                                  ARTICLE XII

                INCONSISTENCY WITH CERTIFICATE OF INCORPORATION

         In the event that any of the provisions of these By-laws is inconsistent with any provision of the Corporation's Certificate of Incorporation, the provision of the Certificate of Incorporation shall apply.

As Amended and Restated: _________ ______, 1997.

                                                                    APPENDIX G


                             AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION
                OF FIRST OPTION HEALTH PLAN OF NEW JERSEY, INC.


         FIRST OPTION HEALTH PLAN OF NEW JERSEY, INC. (the "Corporation"), a corporation organized under the laws of the State of New Jersey on May 19, 1993, has, since its formation, amended its Certificate of Incorporation by an amendment filed on June 30, 1993, by an Amended and Restated Certificate of Incorporation filed on October 22, 1993, by an Amended and Restated Certificate of Incorporation filed on February 28, 1994, by an Amended and Restated Certificate of Incorporation filed on March 10, 1994, by an Amended and Restated Certificate of Incorporation filed on November 3, 1994, by an Amended and Restated Certificate of Incorporation filed on June 8, 1995, and by an Amended and Restated Certificate of Incorporation filed on December 7, 1995.

     Pursuant to N.J. Stat. Ann. 14A:9-5, the Corporation hereby (i) restates its Certificate of Incorporation, to embody in one document its original certificate and the subsequent amendments thereto, and (ii) further amends its Certificate of Incorporation as set forth herein.

         The Corporation hereby certifies the following which (i) sets forth in full its Certificate of Incorporation, as of this date, and (ii) supersedes and replaces its original Certificate of Incorporation and all amendments filed prior to the date hereof:

                                   ARTICLE I
                                CORPORATE NAME

     The name of the Corporation is First Option Health Plan of New Jersey,
Inc.

                                  ARTICLE II
                            PURPOSE OF CORPORATION

         The purpose of the Corporation is to arrange for basic and other health care services, to operate and maintain a health maintenance organization and to engage in any activity within the purposes for which corporations may be organized under the New Jersey Business Corporation Act.


                                  ARTICLE III
                                 CAPITAL STOCK

     The total number of shares of capital stock which the Corporation shall have the authority to issue is one hundred thousand (100,000) shares of Common Stock, par value $.01 per share.

                                  ARTICLE IV
                              BOARD OF DIRECTORS

         The current Board of Directors of this Corporation consists of _______ (_______) directors and the names and addresses of the directors are:

                        [TO BE LISTED WHEN DETERMINED]

     For so long as the Corporation is a subsidiary of FOHP, Inc. ("FOHP"), the Board of Directors of the Corporation shall be comprised of the persons who are elected to the Board of Directors of FOHP ("FOHP Board Members"); provided, however, that the number of directors serving on the Board of Directors of the Corporation may be increased by the Board of Directors of the Corporation to include persons other than FOHP Board members if so required under applicable law or by any governmental agency or department which has the authority to regulate the business of the Corporation. FOHP, as sole shareholder of the Corporation, shall take all action necessary for the election of the FOHP Board Members to the Corporation's Board of Directors.


                                   ARTICLE V
                          REGISTERED OFFICE AND AGENT

         The address of the Corporation's registered office in the State of New Jersey is 820 Bear Tavern Road, 3rd Floor, West Trenton, New Jersey 08628, and the registered agent at such address is The Corporation Trust Company.

                                  ARTICLE VI
               LIMITATION ON LIABILITY OF DIRECTORS AND OFFICERS

     To the fullest extent permitted by the laws of the State of New Jersey, as they exist or may hereafter be amended, the directors and officers of the Corporation shall not be personally liable to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders, except that the provisions of this Article VI shall not relieve a director or officer from liability for any breach of duty based upon an act or omission (a) in breach of such person's duty of loyalty to the Corporation or its shareholders, (b) not in good faith or involving a knowing violation of law, or (c) resulting in receipt by such person of an improper personal benefit.


                                  ARTICLE VII
                             COMPLIANCE WITH LAWS

         Notwithstanding anything to the contrary contained herein or in the Corporation's Bylaws, the Corporation shall at all times comply with the laws of the State of New Jersey applicable to the Corporation and its business.



     IN WITNESS WHEREOF, First Option Health Plan of New Jersey, Inc. has caused this Amended and Restated Certificate of Incorporation to be executed on the ____ day of ____________, 1997, by a duly authorized officer.


                                FIRST OPTION HEALTH PLAN OF NEW
                                JERSEY, INC.



                                By: ___________________________________
                                Name:    Donald Parisi
                                Title:   Acting President and Chief Executive
                                         Officer



Filed By:
PAUL T. COLELLA, ESQ.
Giordano, Halleran & Ciesla, P.C.
125 Half Mile Road
Lincroft, New Jersey  07738

                                                                     APPENDIX H



                                    BY-LAWS

                                       OF

                  FIRST OPTION HEALTH PLAN OF NEW JERSEY, INC.


                                   ARTICLE I

                                    OFFICES

         SECTION 1. PRINCIPAL OFFICE. The principal office of First Option Health Plan of New Jersey, Inc. (the "Corporation") shall be located at 2 Bridge Avenue, Building 6, Red Bank, New Jersey 07701-1106 or at such other place as is determined by the Corporation's Board of Directors (the "Board" or "Board of Directors").

         SECTION 2. OTHER OFFICES. The Corporation may also have offices at such other places, both within and without the State of New Jersey, as the Board of Directors may from time to time determine or as the business of the Corporation may require.


                                   ARTICLE II

                                  SHAREHOLDERS

         SECTION 1. PLACE OF MEETING. All meetings of the shareholders for the election of directors and for any other purpose may be held at such time and place, within or without the State of New Jersey, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         SECTION 2. ANNUAL MEETING. Annual meetings of shareholders shall be held in the month of April or May on such day as the Board of Directors shall designate at which the shareholders shall elect by plurality vote a Board of Directors and transact such other business as may properly be brought before the meeting.

         SECTION 3. NOTICE OF ANNUAL MEETING. Notice of the annual meeting shall be given by mailing, not more than sixty (60) days nor less than ten (10) days prior to the date of the annual meeting, a written notice stating the date, time and place thereof, directed to each shareholder of record entitled to vote at the meeting at his, her or its address as the same appears upon the records of the Corporation.

         SECTION 4. LIST OF SHAREHOLDERS. Prior to each annual or special meeting of the shareholders, the officer who has charge of the stock ledger of the Corporation shall prepare and make a complete list of the shareholders entitled to vote at said meeting, which shall be arranged in alphabetical order and include the address of and the number of shares registered in the name of each shareholder. The list shall be produced and kept at the place of the meeting during the whole time thereof and may be inspected by any shareholder who may be present.

         SECTION 5. SPECIAL MEETINGS. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Corporation's Certificate of Incorporation (the "Certificate of Incorporation"), may be called by the President, and shall be called by the President or Secretary at the request in writing of a majority of the directors then in office. Such request shall state the purpose or purposes of the proposed meeting.

         SECTION 6. NOTICE OF SPECIAL MEETING. Written or telegraphic notice of a special meeting of shareholders, stating the date, time, place and purpose thereof, shall be given to each shareholder entitled to vote thereat, not more than sixty (60) days nor less than ten (10) days before the date fixed for the meeting.

         SECTION 7. BUSINESS TRANSACTED AT A SPECIAL MEETING. Business transacted at any special meeting of shareholders shall be limited to the purpose or purposes stated in the notice.

         SECTION 8. QUORUM. Except as otherwise provided in the Certificate of Incorporation, the holders of issued and outstanding shares of Corporation capital stock entitled to cast a majority of the votes at a meeting of shareholders, present in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of the shareholders; provided, that when a specified matter is required to be voted on by a class or series of capital stock, voting as a separate class, the holders of issued and outstanding shares of such series or class entitled to cast a majority of the votes at a meeting of the holders of shares of such series or class, present in person or by proxy, shall constitute a quorum for the transaction of business with respect to such matter.

         SECTION 9. METHOD OF VOTING. Except as otherwise provided in the Certificate of Incorporation, each shareholder shall, at every meeting of the shareholders, be entitled to one vote for each share of capital stock held by such shareholder.

         Every shareholder entitled to vote at a meeting of shareholders or to express consent without a meeting may authorize another person or persons to act for him, her or it by proxy. Every proxy shall be executed in writing by the shareholder or his, her or its agent, except that a proxy may be given by a shareholder or his, her or its agent by telegram or cable or its equivalent. No proxy shall be valid for more than eleven (11) months, unless a longer time is expressly provided therein. Unless it is coupled with an interest, a proxy shall be revocable at will. A proxy shall not be revoked by the death or incapacity of a shareholder but such proxy shall continue in force until revoked by the personal representative or guardian of the shareholder. The presence at any meeting of any shareholder who has given a proxy shall not revoke such proxy unless the shareholder shall file written notice of such revocation with the secretary of the meeting prior to the voting of such proxy.

         A person named in a proxy as the attorney or agent of a shareholder may, if the proxy so provides, substitute another person to act in his, her or its place, including any other person named as an attorney or agent in the same proxy. The substitution shall not be effective until an instrument effecting it is filed with the Secretary of the Corporation.

         SECTION 10. ACTION BY SHAREHOLDERS WITHOUT A MEETING. Whenever the vote of shareholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provision of the New Jersey Business Corporation Act or provision of the Certificate of Incorporation, the meeting and the vote of shareholders may be dispensed with if all the shareholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken, and in the case of any action to be taken pursuant to Chapter 10 of Title 14A of the Revised Statutes of the State of New Jersey, the Corporation provides to all other shareholders the advance notification required by N.J.S.A. 14A:5-6(2)(b).

         SECTION 11. CONDUCT AT MEETINGS. At each meeting of shareholders, the Chairman of the Board of Directors or in his or her absence the President of the Corporation or in his or her absence any Vice President of the Corporation or in his or her absence a chairman chosen by the vote of a majority in interest of the shareholders present in person or represented by proxy and entitled to vote thereat, shall act as chairman. The Secretary or in his or her absence an Assistant Secretary or in the absence of the Secretary and all Assistant Secretaries a person whom the chairman of the meeting shall appoint shall act as secretary of the meeting and keep a record of the proceedings thereof. The Board of Directors shall be entitled to make such rules or regulations for the conduct of meetings of shareholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations, the chairman shall have the authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgement of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to shareholders of record of the Corporation and their duly authorized and constituted proxies, and such other persons as the chairman shall permit, restrictions on entry at the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulations with respect to the opening and closing of the polls for balloting on matters which are to be voted on by ballot. The chairman shall have absolute authority over matters of procedure and there shall be no appeal from the ruling of the chairman. The chairman may rule that a resolution, nomination or motion not be submitted to the shareholders for a vote unless seconded by a shareholder or a proxy for a shareholder. The chairman may require that any person who is neither a bona fide shareholder nor a proxy for a bona fide shareholder leave the meeting, and upon the refusal of a shareholder to comply with a procedural ruling of the chairman which the chairman deems necessary for the proper conduct of the meeting, may require that such shareholder leave the meeting. The chairman may, on his or her own motion, summarily adjourn any meeting for any period he or she deems necessary if he or she rules that orderly procedures cannot be maintained at the meeting. Unless, and to the extent, determined by the Board of Directors or the chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with rules of parliamentary procedure.

         SECTION 12. PROCEDURE NECESSARY TO BRING BUSINESS BEFORE AN ANNUAL MEETING. To be properly brought before an annual meeting of shareholders, business must be either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors,
(b) properly brought before the meeting by or at the direction of the Board, or (c) properly brought before the meeting by a shareholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not less than one hundred twenty (120) days in advance of the date of the Corporation's proxy statement released to shareholders in connection with the previous year's annual meeting of shareholders; provided, however, that if the Corporation did not release a proxy statement in connection with the previous year's annual meeting then the shareholder must give such notice not later than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting,
(ii) the name and record address of the shareholder proposing such business,
(iii) the class and number of shares of the Corporation which are beneficially owned by the shareholder, and (iv) any material interest of the shareholder in such business.

         Notwithstanding anything in the By-laws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 12 of Article II and any other applicable requirements; provided, however, that nothing in this Section 12 of Article II shall be deemed to preclude discussion by any shareholder of any business properly brought before the annual meeting.

         The chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 12 of
Article II or any other applicable requirements, which determination shall be conclusive, and, as a result, any such business shall not be transacted.


                                  ARTICLE III

                                   DIRECTORS

         SECTION 1. NUMBER AND ELECTION OF DIRECTORS. For so long as the Corporation is a subsidiary of FOHP, Inc. ("FOHP"), the Board of Directors of the Corporation shall be comprised of the persons who are elected to the Board of Directors of FOHP ("FOHP Board Members"); provided, however, that the number of directors serving on the Board of Directors of the Corporation may be increased by the Board of Directors of the Corporation to include persons other than FOHP Board members if so required under applicable law or by any governmental agency or department which has the authority to regulate the business of the Corporation. FOHP, as sole shareholder of the Corporation, shall take all action necessary for the election of the FOHP Board Members to the Corporation's Board of Directors. The directors shall be elected at the annual meeting of shareholders, or at a special meeting of shareholders called for such purpose, and each director elected shall hold office until his or her successor is elected and qualified.

         SECTION 2.        GOVERNANCE.

         (a) GENERAL BUSINESS. The business of the Corporation shall be governed by the Board. The Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation directed or required to be exercised or done by the shareholders.

         (b)      BOARD APPROVAL REQUIREMENTS.


                  (i) Actions Requiring Super-Majority Board Approval. The Board may not approve any of the following corporate transactions or actions without the approval of at least eighty (80%) percent of the directors on the Board; provided, however, that subsequent to the conversion of all the convertible debentures issued by FOHP to Health Systems International, Inc., a Delaware corporation ("HSI"), pursuant to the Amended and Restated Securities Purchase Agreement (the "Purchase Agreement"), dated February 10, 1997, among the Corporation, FOHP and HSI, the corporate transactions and actions set forth in subparagraphs B, G, H, J, K, and L will no longer require the approval of at least eighty (80%) percent of the directors on the Board.

     A. any amendment to the Certificate of Incorporation or these By-laws;


     B. any capital expenditures by the Corporation which, together with capital expenditures of FOHP and its subsidiaries, exceed, in the aggregate, $1,000,000 during any calendar year;

     C. any material change in the scope of the business of the Corporation;

     D. any merger, consolidation or sale, mortgage, lease, transfer or other disposition of all or substantially all of the assets of the Corporation;

     E. any filing for receivership, dissolution or bankruptcy by the Corporation;

     F. the declaration or payment of any dividend or other distribution to shareholders of the Corporation on a non-ratable basis;

     G. the issuance or sale of any shares of capital stock, or warrants, convertible instruments or other rights to acquire authorized and unissued shares of capital stock of the Corporation;

     H. the borrowing by the Corporation, other than borrowing in the ordinary course of business, of amounts which, together with amounts borrowed by FOHP and its subsidiaries, exceed, in the aggregate, $1,000,000 during any calendar year;

     I. the creation of any security interest or lien on all or substantially all of the assets of the Corporation;

     J. any acquisition by the Corporation of equity securities (other than pursuant to a buyback or repurchase of equity securities issued by the Corporation) or assets of any person or entity involving amounts which, together with amounts involved in acquisitions of equity by FOHP and its subsidiaries exceed, in the aggregate, $1,000,000 during any calendar year, except for the transactions contemplated by the Purchase Agreement (as defined below);

     K. a decision to file a registration statement for the public sale of securities of the Corporation under the Securities Act of 1933, as amended;

     L. any loan of money to, or guarantee of any obligation of, any officer, director or employee of the Corporation; or

     M. entering into, assuming or becoming bound by any agreement to do any of the foregoing or otherwise attempt to do any of the foregoing.


                  (ii) Non-HSI Directors. In addition to the approval requirements set forth in paragraph (i) of this Section 2(b), the Board may not approve any of the following corporate transactions or actions without the approval of a majority of the directors not designated by or affiliated with
HSI:


     A. any transaction by the Corporation involving a contractual or other arrangement with HSI or any subsidiary or affiliate thereof or successor thereto, or any subsidiary or affiliate of any successor to HSI, which is new or modified from the then-existing contractual arrangements between the Corporation and HSI;

     B. the issuance to HSI or any subsidiary or affiliate thereof or successor thereto, or any subsidiary or affiliate of any successor to HSI, of any shares of the Corporation's capital stock, or options, stock appreciation rights, warrants or other rights to acquire the capital stock of the Corporation; or

     C. any intentional act by HSI to cause the transfer of the members of the health plans offered by the Corporation or any subsidiary of FOHP, to HSI or any subsidiary or affiliate thereof or successor thereto, or any subsidiary or affiliate of any successor to HSI;

provided, however, that no such approval shall be required in the case of any of clause A., clause B. or clause C. of this Section 2(b)(ii) with respect to any transaction contemplated by the Purchase Agreement or any of the agreements entered into in connection with the Purchase Agreement (including the exhibits to the Purchase Agreement), including (1) any issuance of securities by the FOHP to HSI contemplated therein, and (2) the business transactions contemplated in Section 6.4 of the Purchase Agreement.

         SECTION 3. REMOVAL. Any director or directors may be removed from office either with or without cause by the shareholders pursuant to Section 14A:6-6 of the New Jersey Business Corporation Act.

         SECTION 4. MEETINGS. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of New Jersey. The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the vote of the shareholders at the annual meeting, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the shareholders to fix the time or place of such first meeting of the newly elected Board of Directors, or in the event such meeting is not held at the time and place so fixed by the shareholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors, or upon the conclusion of the shareholders' meeting at which time they were elected, without further notice. At such meeting the Board of Directors shall elect from their own number a Chairman of the Board for the ensuing year and until his or her successor is elected and qualifies, and transact such other business as may come before the meeting.

         SECTION 5. REGULAR MEETINGS. Regular meetings of the Board may be held on five (5) days written notice, at such time as shall be from time to time determined by the Board. Written notice for any such meeting shall state the place, date and time of the meeting and shall be delivered either personally or by first class mail, facsimile or overnight courier service.

         SECTION 6. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President, and shall be called by the President or Secretary at the request in writing of at least one-third (1/3) of the directors then in office. Written notice of any special meeting shall be given, either personally or by first class mail, facsimile or overnight courier service, to each director at least two (2) days prior to the date thereof.

         SECTION 7. PLACE OF MEETING; WAIVER OF NOTICE. Meetings of the Board of Directors shall be held at such place as shall be designated in the notice of meeting if notice is required. Notice of any meeting, if required, need not be given to any director who signs a waiver of notice before or after the meeting. The attendance of any director at any meeting without the director protesting prior to the conclusion of such meeting the lack of notice thereof shall constitute a waiver of notice by such director.

         SECTION 8. QUORUM. Except as otherwise provided in the Certificate of Incorporation, a majority of the directors then in office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.

         SECTION 9. ADJOURNMENT. Any meeting of the Board of Directors shall be adjourned upon the request of a majority of the directors on the Board designated by HSI who are present at the meeting, for a period of not more than ten (10) days. Also, any meeting of a committee of the Board or any other committee established by the Corporation shall be adjourned upon the request of a majority of the persons on the committee designated by HSI who are present at the meeting, for a period of not more than ten (10) days.

         SECTION 10. MANNER OF ACTING. Except as otherwise provided in the Certificate of Incorporation or herein, the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

         SECTION 11. ACTION WITHOUT A MEETING. Any action required or permitted to be taken by the Board of Directors or by a committee thereof may be taken without a meeting if, prior to such action, all of the members of the Board or committee consent in writing to a resolution authorizing the action. Such written consents may be executed in counterparts, and shall be filed with the minutes of the Corporation.

         SECTION 12. TELEPHONIC ATTENDANCE AT MEETING. Any or all directors may participate in a meeting of the Board of Directors or a committee of the Board by means of conference telephone or any means of communication by which all persons participating in the meeting are able to hear each other.

         SECTION 13. COMMITTEES ESTABLISHED PURSUANT TO THE BY-LAWS.

                  (a) AUDIT COMMITTEE. The Corporation shall have an audit committee (the "Audit Committee"). Unless otherwise required by applicable law or by any governmental agency or department which has authority to regulate the business of the Corporation, for so long as the Corporation is a subsidiary of FOHP, the Audit Committee of FOHP shall be the Corporation's Audit Committee.

                  (b) OTHER COMMITTEES. The Board of Directors may, by one or more resolutions passed by a majority of the directors then in office, establish such other committees as it shall determine necessary for the operations of the Corporation; provided, however, HSI shall have the right to designate to any committee, other than the Audit Committee, that number of committee members as is commensurate with its representation on the Board. Such committee or committees shall have such name or names as may be determined from time to time by a resolution adopted by the Board. Moreover, upon a resolution passed by a majority of the directors then in office, the Board may designate one or more committees, comprised solely of directors of the Corporation, to exercise the power of the Board in the management of the business and affairs of the Corporation; provided, however, that for so long as any shares of FOHP's common stock is held by any NJ Practitioner (as defined in Section 15 below), NJ Acute Care Institution (as defined in Section 15 below), affiliates to a NJ Acute Care Institution, or other health care provider to the Corporation, any such committee of the Board shall include as members not less than three (3) persons who are not HSI designees to the Board, one (1) of whom shall be a NJ Practitioner and another a representative of a NJ Acute Care Institution.

Only committees whose membership is exclusively reserved for directors may be vested with the powers of the Board. All other committees shall have and may exercise such authority as the Board establishes by resolution or these By-laws permit, subject to any limitation imposed by law. The filling of vacancies in a committee, the abolishing of a committee and the removal of persons serving on a committee shall be as set forth in a resolution adopted by the Board unless otherwise set forth in the provisions of these By-laws applicable to such committee. Each committee shall keep regular minutes of its meetings and report same to the Board of Directors when required. Except as may otherwise be provided in a resolution adopted by the Board, committee members and chairpersons shall serve one (1) year terms.

                  (c) RESTRICTIONS ON COMMITTEE MEMBERS. Members of any committee of the Corporation who are affiliated with or represent an entity, including its officers, directors, employees and agents, that provides health care services on behalf of the Corporation or any subsidiary or affiliate thereof pursuant to an agreement with the Corporation or any subsidiary or affiliate thereof are prohibited from using their participation as a committee member of the Corporation to obtain or exchange competitive information pertaining to other providers that provide similar health care services on behalf of the Corporation or any subsidiary or affiliate thereof pursuant to an agreement with the Corporation or any subsidiary or affiliate thereof. Competitive information includes, but is not limited to, information related to an individual provider's rates, discounts, costs, prices, salaries, terms of participation in other health plans, or strategic or marketing plans.

                  (d) QUORUM. A majority of the members of a committee or subcommittee shall constitute a quorum for the transaction of business at any meeting of such committee or subcommittee.

                  (e) REQUIRED VOTE. The act of a majority of the members present at a meeting at which a quorum is present shall be the act of the committee or subcommittee.

         SECTION 14. COMPENSATION OF DIRECTORS. The directors may be paid their expenses, if any, relating to their attendance at meetings of the Board of Directors, and directors who are not full-time employees of the Corporation may be paid a fixed sum for attendance at meetings of the Board of Directors or a stated salary as a director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

         SECTION 15. DEFINITIONS. For purposes of these By-laws: (a) "NJ Acute Care Institution" shall mean a hospital or acute care institution, licensed by the New Jersey Department of Health and Senior Services, or other health care entity, licensed, certificated or authorized to operate in the State of New Jersey, which has entered into a provider agreement with the Corporation to provide health care related services to the members of the Corporation's health care benefits plans; and (b) "NJ Practitioner" shall mean a member of the medical staff of a NJ Acute Care Institution, or a physician designated by a NJ Acute Care Institution, who (i) is licensed to practice medicine or osteopathy in the State of New Jersey, and (ii) has entered into a provider agreement with the Corporation to provide health care services to the members of the Corporation's health care benefits plans.


                                   ARTICLE IV

                                    OFFICERS

         SECTION 1. OFFICERS. The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chairman of the Board, a President, one or more Vice-Presidents, a Treasurer and a Secretary. The Board of Directors may also choose one or more Assistant Secretaries or Assistant Treasurers, and may designate one or more vice-presidents to be executive or senior vice-presidents. One person may hold two (2) or more offices, but the person serving as President may not serve simultaneously as Secretary.

         SECTION 2. TERM; REMOVAL. The officers of the Corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed or suspended at any time by the affirmative vote of a majority of the directors at any meeting of the Board at which there is a quorum, without the necessity of specifying any cause therefor and without any prior notice of such action to the officer so removed or suspended. All officers, employees and agents, other than officers elected or appointed by the Board of Directors, may be suspended or removed by the committee of the Board of Directors or officer appointing them.

         SECTION 3. CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at all meetings of the shareholders and the Board of Directors. He or she shall, in the absence or the disability of the President, perform the duties and exercise the powers of the President, and shall perform such other duties as may be delegated to him or her by the Board of Directors.

         SECTION 4. PRESIDENT. The President, who shall be the Chief Executive Officer of the Corporation, shall in general, subject to the control of the Board of Directors, supervise and control all of the business and affairs of the Corporation. All other officers shall be subject to the authority and supervision of the President. The President may enter into and execute in the name of the Corporation contracts or other instruments in the regular course of business or contracts or other instruments not in the regular course of business which are authorized, either generally or specifically, by the Board of Directors. The President shall have the general powers and duties of management usually vested in the office of president of a corporation.

         SECTION 5. VICE PRESIDENTS. The Board of Directors may appoint one or more Vice Presidents who shall perform such duties and possess such powers as shall be assigned him or her by the President or the Board.

         SECTION 6. TREASURER AND ASSISTANT TREASURER. The Treasurer shall have charge and custody of, and be responsible for, all funds and securities of the Corporation, shall keep or cause to be kept regular books of account for the Corporation and shall perform such other duties and possess such other powers as are incident to the office of treasurer or as shall be assigned to the Treasurer by the President or the Board. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers, in the order determined by the Board, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer set forth herein and as the President or the Board from time to time may prescribe.

         SECTION 7. SECRETARY AND ASSISTANT SECRETARY. The Secretary shall cause notices of all meetings to be served as prescribed in these By-laws or by statute, shall keep or cause to be kept the minutes of all meetings of the shareholders and of the Board of Directors, shall have charge of the corporate records and seal of the Corporation and shall keep a register of the post-office address of each shareholder which shall be furnished to the Secretary by such shareholder. The Secretary shall perform such other duties and possess such other powers as are incident to the office of the secretary or as are assigned by the President or the Board. The Assistant Secretary, or if there shall be more than one, the Assistant Secretaries, in the order determined by the Board, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary set forth herein and as the President or the Board from time to time may prescribe.

         SECTION 8. SUBORDINATE OFFICERS AND AGENTS. The Board may appoint such other officers and agents as it shall deem necessary or desirable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the President or the Board.

                                   ARTICLE V

                             EXECUTION OF DOCUMENTS

         SECTION 1. COMMERCIAL PAPER AND CONTRACTS. All checks, notes, drafts and other commercial paper of the Corporation shall be signed by the President or the Treasurer of the Corporation or by such other person or persons as the Board of Directors may from time to time designate.

         SECTION 2. OTHER INSTRUMENTS. All contracts, deeds, mortgages and other instruments shall be executed by the President or any Vice President, and, if necessary or required by law, by the Secretary or any Assistant Secretary, or such other person or persons as the Board of Directors may from time to time designate.


                                   ARTICLE VI

                                  FISCAL YEAR

         The fiscal year of the Corporation shall be the calendar year.


                                  ARTICLE VII

                        CERTIFICATES REPRESENTING SHARES

         Certificates representing shares of capital stock of the Corporation shall be in such form as shall be determined by the Board of Directors and shall be executed by the President or any Vice President and by the Secretary or the Treasurer, unless the Board of Directors shall direct otherwise.


                                  ARTICLE VIII

                                  RECORD DATE

         For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without any meeting or for the purpose of determining shareholders entitled to receive payment of any dividend or allotment of any right, or in order to make a determination of shareholders for any other purpose, the Board of Directors shall fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action or event to which it relates. When a determination of shareholders of record for a shareholders' meeting has been made as provided in this Article VIII, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date for the adjourned meeting.


                                   ARTICLE IX

                                   DIVIDENDS

         The Board of Directors may from time to time declare, and the Corporation may pay, dividends or make other distributions on its outstanding shares of capital stock in the manner and upon the terms and conditions provided by the Certificate of Incorporation and by statute.


                                   ARTICLE X

                                   AMENDMENT

         These By-laws may be altered, amended or repealed, or new by-laws may be adopted by the Board of Directors, at any regular meeting of the Board of Directors or of any special meeting of the Board of Directors in accordance with the vote required in Article III hereof; provided, however, that (i) any alteration, amendment, or repeal of Sections 1, 2(b)(ii), 13(b) and 15 of
Article III of these By-laws requires the approval of a majority of the directors who are not HSI designees for so long as any shares of FOHP's common stock are held by any NJ Practitioner, NJ

Acute Care Institution, affiliate to a NJ Acute Care Institution or other health care provider to the Corporation, and (ii) any new by-laws which may be adopted by the Board must contain the provisions found in Sections 1, 2(b)(ii), 13(b) and 15 of Article III of these Bylaws for so long as any shares of FOHP's common stock are held by any NJ Practitioner, NJ Acute Care Institution, affiliate to a NJ Acute Care Institution or other health care provider to the Corporation. These By-laws, or any new by-laws adopted by the Board, may also be altered, amended or repealed, or new by-laws may be adopted, by the shareholders, at any annual or special meeting of shareholders if notice of such alteration, amendment, repeal or adoption of new by-laws is contained in the notice of such meeting; provided, however, that (i) any alteration, amendment, or repeal of Sections 1, 2(b)(ii), 13(b) or 15 of Article III of these Bylaws requires the approval of a majority of the directors who are not HSI designees for so long as any shares of FOHP's common stock are held by any NJ Practitioner, NJ Acute Care Institution, affiliate to a NJ Acute Care Institution or other health care provider to the Corporation, and (ii) any new by-laws which may be adopted by the shareholders must contain the provisions found in Sections 1, 2(b)(ii), 13(b) and 15 of Article III of these By-laws for so long as any shares of FOHP's common stock are held by any NJ Practitioner, NJ Acute Care Institution, affiliate to a NJ Acute Care Institution or other health care provider to the Corporation.



                                   ARTICLE XI

                                INDEMNIFICATION

         SECTION 1. The Corporation shall indemnify a Corporate Agent (as defined in Section 8 of this Article) against his or her expenses and liabilities actually and reasonably incurred in connection with the defense of any proceeding involving the Corporate Agent by reason of his or her being or having been such a Corporate Agent, other than a proceeding by or in the right of the Corporation, if (a) such Corporate Agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and (b) with respect to any criminal proceeding, such Corporate Agent had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that such Corporate Agent did not meet the applicable standards of conduct set forth in subparagraphs (a) and (b) herein.

         SECTION 2. The Corporation shall indemnify a Corporate Agent against his or her liabilities and expenses, actually or reasonably incurred by him or her in connection with the defense, in any proceeding, by or in the right of the Corporation to procure a judgment in its favor which involves the Corporate Agent by reason of his or her being or having been such Corporate Agent, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation. However, in such proceeding no indemnification shall be provided in respect of any claim, issue or matter as to which such Corporate Agent shall have been adjudged liable to the Corporation unless and only to the extent that the New Jersey Superior Court or the court in which such proceeding was brought shall determine upon application that despite the adjudication of liability, but in view of all circumstances of the case, such Corporate Agent is fairly and reasonably entitled to indemnity for such expenses or liabilities as the New Jersey Superior Court or such other court shall deem proper.

         SECTION 3. The Corporation shall indemnify a Corporate Agent against expenses (including attorneys fees) to the extent that such Corporate Agent has been successful on the merits or otherwise in any proceeding referred to in Sections 1 and 2 of this Article or in defense of any claim, issue or matter therein.

         SECTION 4. Any indemnification under Section 1 of this Article and, unless ordered by a court, under Section 2 of this Article, may be made by the Corporation only as authorized in a specific case upon a determination that indemnification is proper in the circumstances because the Corporate Agent met the applicable standard of conduct set forth in Sections 1 or 2 of this Article. Such determination shall be made: (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to or otherwise involved in the proceeding; (b) if such a quorum is not obtainable, or, even if obtainable and such quorum of the Board of Directors by a majority vote of the disinterested directors so directs, by independent legal counsel in a written opinion, such counsel to be designated by the Board of Directors; or (c) by the shareholders.

         SECTION 5. Expenses incurred by a Corporate Agent in connection with a proceeding may be paid by the Corporation in advance of the final disposition of the proceeding, as authorized by the Board of Directors, upon receipt of an undertaking by or on behalf of the Corporate Agent to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified as provided in this Article XI.

         SECTION 6. The indemnification and advancement of expenses provided by or granted pursuant to the other sections of this Article shall not exclude any other rights to which a Corporate Agent may be entitled under the Corporation's Certificate of Incorporation, a By-law, agreement, vote of shareholders, or otherwise; provided, that no indemnification shall be made to or on behalf of a Corporate Agent if a judgment or other final adjudication adverse to the Corporate Agent establishes that his or her acts or omissions (a) were in breach of his or her duty of loyalty to the Corporation or its shareholders,
(b) were not in good faith or involved a knowing violation of law, or (c) resulted in receipt by the Corporate Agent of an improper personal benefit.

         SECTION 7. The Corporation shall have the power to purchase and maintain insurance on behalf of any Corporate Agent against any expenses incurred in any proceeding and any liabilities asserted against him or her by reason of his or her being or having been a Corporate Agent, whether or not the Corporation would have the power to indemnify him or her against such expenses and liabilities under the provisions of this section. The Corporation may purchase such insurance from, or such insurance may be reinsured in whole or in part by, an insurer owned by or otherwise affiliated with the Corporation, whether or not such insurer does business with other insureds.

         SECTION 8. For purposes of this Article XI the following definitions, as well as all other definitions set forth in N.J.S.A. 14A:3-5 shall apply:

                  (a) "Corporate Agent" shall mean any person who is or was a director, officer, employee or agent of the indemnifying corporation or of any constituent corporation absorbed by the indemnifying corporation in consolidation or merger and any person who is or was a director, officer, trustee, employee or agent of any Other Enterprise, serving as such at the request of the indemnifying corporation, or of any such constituent corporation, or the legal representative of any such director, officer, trustee, employee or agent. Furthermore, any Corporate Agent also serving as a "fiduciary" of an employee benefit plan governed by the Act of Congress entitled "Employee Retirement Income Security Act of 1974" (ERISA) as amended from time to time, shall serve in such capacity as a Corporate Agent, if the corporation shall have requested any such person to serve. Additionally, the corporation shall be deemed to have requested such person to serve as a fiduciary of an employee benefit plan, only where the performance by such person of his or her duties to the corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan.

                  (b) "Other Enterprise" shall mean any domestic or foreign corporation other than the indemnifying corporation, and any partnership, joint venture, sole proprietorship, trust or other enterprise (including employee benefit plans governed by ERISA), whether or not for profit, served by a Corporate Agent.


                                  ARTICLE XII

                INCONSISTENCY WITH CERTIFICATE OF INCORPORATION


         In the event that any of the provisions of these By-laws is inconsistent with any provision of the Corporation's Certificate of Incorporation, the provision of the Certificate of Incorporation shall apply.

As Amended and Restated: _________ ___, 1997.

         YOU ARE CORDIALLY INVITED TO ATTEND THE HOLDING COMPANY'S 1996 ANNUAL MEETING OF SHAREHOLDERS WHICH WILL BE HELD AT THE CNA BUILDING, 3501 STATE HIGHWAY 66, NEPTUNE, NEW JERSEY 07753, ON WEDNESDAY, APRIL 16, 1997.
HOWEVER, REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO SIGN AND DATE THE ACCOMPANYING PROXY AND MAIL IT AT ONCE IN THE ENCLOSED ENVELOPE TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.




                                     PROXY

                                  FOHP, INC.


              ANNUAL MEETING OF SHAREHOLDERS - APRIL 16, 1997

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby nominates and appoints Donald Parisi and John McCarthy, or any one of them, as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution to each, to vote with respect to all of the shares of Common Stock-NJ of FOHP, Inc. (the "Corporation") that the undersigned may be entitled to vote at the 1996 Annual Meeting of Shareholders ("Annual Meeting") of said Corporation to be held at the CNA Building, 3501 State Highway 66, Neptune, New Jersey on April 16,
1997 at 5:00 p.m. local time, and at any and all adjournment or adjournments thereof, with all powers that the undersigned would possess if personally present and especially (but without limiting the general authorization and power hereby given) to vote as indicated herein.


         THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED, AND IF NO INSTRUCTIONS TO THE CONTRARY ARE INDICATED, WILL BE VOTED FOR THE PROPOSAL TO APPROVE THE AMENDED AND RESTATED SECURITIES PURCHASE AGREEMENT DESCRIBED IN PARAGRAPH 1 BELOW, FOR THE PROPOSALS TO APPROVE THE AMENDMENTS TO THE CERTIFICATES OF INCORPORATION AND BY-LAWS DESCRIBED IN PARAGRAPHS 2, 3 AND 4 BELOW AND FOR ALL THE NOMINEES FOR DIRECTOR LISTED IN PARAGRAPH 5 BELOW.

              (Continued and to be signed on the reverse side.)

     1. To approve the Amended and Restated Securities Purchase Agreement among the Corporation, First Option Health Plan of New Jersey, Inc. ("FOHP-NJ") and Health Systems International, Inc., and the transactions contemplated thereby.

            FOR    [ ]       AGAINST     [ ]        ABSTAIN    [ ]

     2. To approve the amendments to the Certificate of Incorporation of the Corporation relating to changes in the classes of securities authorized for issuance by the Corporation.

            FOR    [ ]       AGAINST     [ ]        ABSTAIN    [ ]

     3. To approve the amendments to the Certificate of Incorporation of the Corporation relating to changes in the rights of shareholders of the Corporation.

            FOR    [ ]       AGAINST     [ ]        ABSTAIN    [ ]

     4. To approve the amendments to the Certificates of Incorporation and By-laws of the Corporation and FOHP-NJ relating to the Boards of Directors of the Corporation and FOHP-NJ and changes in the composition thereof.

            FOR    [ ]       AGAINST     [ ]        ABSTAIN    [ ]

     5. To elect the following nominees for directors: Nominees: Roger Birnbaum, Dr. John F. Bonamo, Sister Jane Frances Brady, Bruce G. Coe, Christopher Dadlez, Dr. Mark Engel, Dr. Thomas J. Feneran, Mr. John Gantner, Laurence M. Merlis and Dr. Om P. Sawhney.


                         [ ]                                [ ]
         FOR all nominees (except as                WITHHOLD AUTHORITY
         marked to the contrary below)           to vote for all nominees

     INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.

    -----------------------------------------------------------------------


     6. In their discretion, upon such other matters as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE THE AMENDED AND RESTATED SECURITIES PURCHASE AGREEMENT DESCRIBED IN PARAGRAPH 1 ABOVE, FOR THE PROPOSALS TO APPROVE THE AMENDMENTS TO THE CERTIFICATES OF INCORPORATION AND BY-LAWS DESCRIBED IN PARAGRAPHS 2, 3 AND 4 ABOVE AND FOR ALL THE NOMINEES FOR DIRECTOR LISTED IN PARAGRAPH 5 ABOVE.

NOTE: Please mark, sign, date and return this Proxy promptly in the envelope provided. No postage is required if mailed in the United States.


                                ------------------------------------------
                                SIGNATURE


                                ------------------------------------------
                                SIGNATURE, IF HELD JOINTLY


                                Dated:____________________, 1997


                                IMPORTANT: Please sign
                                exactly as your name
                                appears hereon. When
                                signing as attorney,
                                executor, administrator,
                                trustee or guardian,
                                please set forth your
                                full title. If the
                                signatory is a
                                corporation, please write
                                the full corporate name
                                and have this proxy
                                signed by a duly
                                authorized officer of
                                such corporation,
                                indicating the office of
                                such individual. Joint
                                owners should each sign.

                                       2